Filed pursuant to Rule
424(b)(5)

File No. 333-292201
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 17, 2025)
PIMCO Dynamic Income Opportunities Fund
Up to $500,000,000 in Common Shares
PIMCO Dynamic Income Opportunities Fund (the “Fund”) has entered into a sales agreement (the “Sales Agreement”) with JonesTrading Institutional
Services LLC (“JonesTrading”) relating to its common shares of beneficial interest, par value $0.00001 per share (“Common Shares”), offered by this
Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may under this Prospectus
Supplement offer and sell its Common Shares having an aggregate offering price of up to $500,000,000, from time to time through JonesTrading as its agent for the offer and sale of the Common Shares. As of November 28, 2025, in prior “at-the-market” offerings, the Fund has sold through
JonesTrading as its agent pursuant to a prior registration statement an aggregate of 22,508,869 Common Shares, representing net proceeds to the
Fund of $305,042,843 after payment of commissions. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value (“NAV”) of such Common Shares, exclusive of any distributing commission or discount. The Fund seeks current income as a primary objective and capital appreciation as a secondary objective.
The Fund’s outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDO,” as will be the Common
Shares offered by this Prospectus Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price of the
Common Shares on November 28, 2025 was $13.94 per Common Share. The NAV of the Common Shares at the close of business on November 28,
2025 was $13.36 per share.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
JonesTrading will be entitled to compensation of up to 1.00% of the gross proceeds with respect to sales of the Common Shares actually effected by
JonesTrading under the Sales Agreement. In connection with the sale of the Common Shares on our behalf, JonesTrading may be deemed to be an
“underwriter” within the meaning of the Securities Act and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts.
JonesTrading is not required to sell any specific number or dollar amount of Common Shares, but will use its commercially reasonable efforts to sell the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. There is no arrangement for Common Shares to be received in an escrow, trust or similar arrangement.
You should review the information set forth under “Prospectus Supplement Summary - Risks” on page S-4 of this Prospectus
Supplement and “Principal Risks of the Fund” starting on page 74 of the accompanying Prospectus before investing in the
Common Shares.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor the U.S. Commodity Futures Trading Commission have approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 17, 2025

December 17, 2025 |
Supplement

You should read this Prospectus Supplement and the accompanying Prospectus and the information incorporated by reference herein and therein before deciding whether to invest in the Common Shares and retain them for future reference. The Prospectus Supplement and the accompanying
Prospectus and the information incorporated by reference herein and therein contain important information about the Fund. Material that has been incorporated by reference and other information about us can be obtained from us by calling toll free (844) 33-PIMCO (844-337-4626) or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s Statement of
Additional
Information and most recent annual and semiannual reports are available, free of charge, on the Fund’s website (http://www.pimco.com/prospectuses).
You can obtain the same information, free of charge, from the SEC’s website (http://www.sec.gov).
Table of Contents
Prospectus Supplement

Prospectus
Prospectus Summary	1
Summary of Fund Expenses	42
Financial Highlights	43
Use of Proceeds	45
The Fund	45
Investment Objectives and Policies	45
Portfolio Management Strategies	45
Portfolio Contents	46
Use of Leverage	71
Principal Risks of the Fund	74
How the Fund Manages Risk	108
Management of the Fund	110
Net Asset Value	113
Distributions	114
Dividend Reinvestment Plan	115
Description of Capital Structure	115
Plan of Distribution	116
Information Regarding State Escheatment Laws	117
Market and Net Asset Value Information	118
Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws	118
Repurchase of Common Shares; Conversion to Open-End Fund	120
Tax Matters	122
Custodian and Transfer Agent	125
Independent Registered Public Accounting Firm	125
Legal Matters	125
Incorporation by Reference	125
Appendix A-Description of Securities Ratings	A-1

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| PIMCO Dynamic Income Opportunities Fund

About this Prospectus Supplement
PIMCO Dynamic Income Opportunities Fund (the “Fund”) has not, and JonesTrading Institiutional Services LLC (“JonesTrading”)
has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this
Prospectus Supplement, the accompanying Prospectus, and any applicable free writing prospectus that the Fund distributes. The
Fund does not, and JonesTrading does not, take any responsibility for, and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not, and JonesTrading is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus
Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The
Fund’s business, financial condition, results of operations and prospects may have changed since that date.
This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of the Fund's common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”) and also adds to and updates information contained in the accompanying
Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Common Shares.
Cautionary Notice Regarding Forward-Looking Statements
This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,”
“estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.
Although the Fund believes that the expectations expressed in any forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in any forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Principal Risks of the Fund” section of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional
Information are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (“Securities Act”).
Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Principal Risks of the Fund” section of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in our securities.
Prospectus Supplement Summary
This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund’s Common Shares.
You should review the more detailed information contained in this Prospectus Supplement and in the accompanying Prospectus and in the Statement of Additional Information, especially the information set forth under the heading “Principal Risks of the Fund” beginning on page 74 of the accompanying Prospectus.
The Fund
The Fund is a diversified closed-end management investment company that commenced operations on January 29, 2021, following the initial public offering of its Common Shares.
The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDO.” As of November 28, 2025, the net assets of the
Fund attributable to Common Shares were $1.8 billion and the Fund had outstanding 137,653,386 Common Shares. The last reported sale price of the Common Shares as reported by the NYSE on November 28, 2025, was $13.94 per Common Share. The net asset value (“NAV”) of the Common
Shares at the close of business on November 28, 2025 was $13.36 per share. See “Description of Capital Structure” in the accompanying Prospectus.

December 17, 2025 |
Supplement

Investment Objectives
The Fund seeks current income as a primary objective and capital appreciation as a secondary objective.
Investment Strategy
The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, loans, convertible securities and stressed, distressed and defaulted debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-related and other asset-backed instruments, government and sovereign debt, taxable municipal bonds, and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers. The Fund may invest without limitation in investment grade debt obligations and below investment grade debt obligations (commonly referred to as “high yield” securities or
“junk bonds”), including securities of stressed, distressed or defaulted issuers. The types of securities and instruments in which the Fund may invest are summarized under “Portfolio Contents” in the accompanying Prospectus. The Fund cannot assure you that it will achieve its investment objectives or that the Fund's investment program will be successful, and you could lose all of your investment in the Fund.
Risks
Investment in the Common Shares involves substantial risks arising from, among other strategies, the Fund’s ability to invest in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. or below BBB- by either S&P Global Ratings or Fitch Ratings, Inc.) or that are unrated but determined by Pacific Investment Management Company LLC (“PIMCO” or the “Investment Manager”)
to be of comparable quality, the Fund’s exposure to foreign (including emerging markets) securities and currencies and to mortgage-related and other asset-backed securities, and the Fund’s use of leverage. Debt instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or
“junk bonds.” The Fund’s exposure to foreign securities and currencies, and particularly to emerging markets securities and currencies, involves special risks, including foreign currency risk and the risk that the securities may decline in response to unfavorable political and legal developments, unreliable or untimely information or economic and financial instability. Mortgage-related and other asset-backed securities are subject to extension and prepayment risk and often have complicated structures that make them difficult to value. Because of the risks associated with investing in high yield securities, foreign (including emerging markets) securities (and related exposure to foreign currencies) and mortgage-related and other asset-backed securities, and using leverage, an investment in the Fund should be considered speculative. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then-current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.
Before investing in the Common Shares, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund”
in the accompanying Prospectus. Certain of these risks are summarized in “Prospectus Summary—Principal Risks of the Fund” in the accompanying
Prospectus. The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.
Investment Manager
PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. As of the date of this Prospectus
Supplement, Alfred T. Murata, Daniel J. Ivascyn, Joshua Anderson, Jamie Weinstein and Sonali Pier are jointly and primarily responsible for the day-to-day management of the Fund. The Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 1.15%
of the Fund’s average daily total managed assets. Total managed assets includes total assets of the Fund (including any assets attributable to any reverse repurchase agreements, dollar rolls, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings). For purposes of calculating total managed assets, the Fund’s derivative instruments will be valued based on their market value.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of September 30, 2025, PIMCO had approximately $2.20 trillion in assets under management and $1.78 trillion in third party assets under management.

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| PIMCO Dynamic Income Opportunities Fund

The Offering
The Fund and the Investment Manager have entered into the Sales Agreement with JonesTrading relating to the Common Shares offered by this
Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell its
Common Shares having an aggregate offering price of up to $500,000,000 through JonesTrading as its agent for the offer and sale of the Common
Shares.
As of November 28, 2025, in prior “at the market” offerings, the Fund has sold through JonesTrading as its agent pursuant to a prior registration statement an aggregate of 22,508,869 Common Shares, representing net proceeds to the Fund of $305,042,843 after payment of commissions.
The Fund’s outstanding Common Shares are listed on the NYSE under the symbol “PDO,” as will be the Common Shares offered by this Prospectus
Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the Common Shares on November 28,
2025, was $13.94 per share.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. See
“Plan of Distribution” in this Prospectus Supplement. The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus and a prospectus supplement describing the method and terms of the particular offering of the Fund’s securities. Under the Investment Company Act of 1940 (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current NAV of such Common Shares, exclusive of any distributing commission or discount.
Use of Proceeds.
The net proceeds of this offering will be invested in accordance with the Fund’s investment objectives and policies as set forth in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of this offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses or for temporary defensive purposes. See “Use of Proceeds” in this Prospectus
Supplement.
Summary of Fund Expenses
The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the
Fund would bear, directly or indirectly, as a result of an offering. The table reflects the use of leverage in the form of reverse repurchase agreements averaged over the period ended June 30, 2025 in an amount equal to 37.18% of the Fund’s average total managed assets (including the assets attributable to such leverage (or 59.19% of the Fund's average net assets attributable to Common Shares), and shows Fund expenses as a percentage of net assets attributable to Common Shares. The percentages above do not reflect the Fund’s use of other forms of economic leverage, such as credit default swaps or other derivative instruments. The table and example below are based on the Fund’s capital structure as of June 30,
2025. The extent of the Fund’s assets attributable to leverage following an offering, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions.
Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	1.00% (1)
Offering Expenses Borne by Common Shareholders (as a percentage of offering price)	0.04%
Dividend Reinvestment Plan Fees	None (2)
1
Represents the maximum commission with respect to the Common Shares being sold in this offering that the Fund may pay to JonesTrading in connection with sales of Common
Shares effected by JonesTrading in this offering. This is the only sales load to be paid in connection with this offering. There is no guarantee that there will be any sales of Common
Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying
Prospectus, if any, may be less than as set forth in this table. In addition, the price per share of any such sale may be greater or less than the price set forth in this table, depending on the market price of the Common Shares at the time of any such sale.
2
You will pay brokerage charges if you direct your broker or the plan agent to sell your Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan” in
the accompanying Prospectus.

December 17, 2025 |
Supplement

Annual Expenses

Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to reverse repurchase agreements)
Management Fees (1)	1.83%
Interest Payments on Borrowed Funds (2)	3.38%
Other Expenses (3)	0.01%
Total Annual Expenses (4)	5.22%
(1)
Management Fees include fees payable to the Investment Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in fee structure (the “unified management fee”). Pursuant to an investment management agreement,
PIMCO is paid a Management Fee of 1.15% of the Fund’s average daily total managed assets. The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please see “Management of the Fund -Investment
Management Agreement” in the accompanying Prospectus for an explanation of the unified management fee and definition of “total managed assets.”
(2)
Reflects the Fund’s use of leverage in the form of reverse repurchase agreements averaged over the period ended June 30, 2025, which represented 39.75% of the Fund’s average total managed assets, including the assets attributable to leverage (or 59.19% of the Fund's average net assets attributable to Common Shares), as of that date, at an annual interest rate cost to the Fund of 5.616%, which is the weighted average interest rate cost during the period ended June 30, 2025. See “Use of Leverage—Effects of Leverage” in the
accompanying Prospectus. The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of reverse repurchase agreements, dollar rolls/buybacks and/or borrowings and variations in market interest rates. Borrowing expense is required to be treated as an expense of the Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the
Fund’s performance results.
(3)
Other Expenses are estimated for the Fund’s current fiscal year ending June 30, 2026.
(4)
“Interest Payments on Borrowed Funds” are borne by the Fund separately from the management fees paid to PIMCO. Excluding these expenses, Total Annual Expenses are 1.84%.
Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares of the Fund (including an assumed total sales load or commission of 1.00% and the other estimated costs of this offering to be borne by the holders of the Common Shares of 0.04%), assuming (1) that the Fund’s net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of 5.22% of net assets attributable to Common Shares in years 1 through 10 (assuming assets attributable to reverse repurchase agreements representing 37.18% of the
Fund’s total managed assets) and (3) a 5% annual return
(1)
:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$52	$157	$261	$519
1
The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the estimated
Interest Payments on Borrowed Funds and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.
Use of Proceeds
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual net proceeds the Fund receives from sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the Common Shares at the time of any such sale. Assuming the sale of Common Shares having an aggregate offering price of $500,000,000 under this Prospectus Supplement and the accompanying
Prospectus at an assumed price of $13.94 per share for the Common Shares (last reported sale price per share of the Common Shares on the NYSE on November 28, 2025), the Fund estimates that the net proceeds of this offering will be approximately $494,429,982 after deducting an assumed sales load of 1.00% and the estimated offering expenses payable by the Fund.
The net proceeds of this offering will be invested in accordance with the Fund’s investment objectives and policies as set forth in the accompanying
Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in

Supplement
| PIMCO Dynamic Income Opportunities Fund

cash to pay dividends or expenses, or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of this offering will be invested in high grade, short-term securities, credit-linked trust certificates, and/or high yield securities, index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while the Investment Manager selects specific investments.
Capitalization
Pursuant to the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate offering price of up to $500,000,000, from time to time through JonesTrading as its agent for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying
Prospectus. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying
Prospectus. The table below assumes that the Fund will sell 35,868,006 Common Shares at an assumed price of $13.94 per share (the last reported sale price per share of the Common Shares on the NYSE on November 28, 2025). Actual sales, if any, of the Common Shares, and the actual application of the proceeds thereof, under this Prospectus Supplement and the accompanying Prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $13.94, depending on the market price of the Common
Shares at the time of any such sale. To the extent that the market price per share of the Common Shares on any given day is less than the NAV per share on such day, the Fund will instruct JonesTrading not to make any sales on such day.
The following table sets forth the Fund’s capitalization at June 30, 2025:
■
on a historical basis, and
■
on a pro forma basis as adjusted to reflect (i) the assumed sale of 35,868,006 Common Shares at an assumed price of $13.94 per share (the last reported sale price per share of the Common Shares on the NYSE on November 28, 2025), in an offering under this Prospectus
Supplement and the accompanying Prospectus, (ii) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objectives and policies, after deducting the assumed commission of $5,000,000 representing an estimated commission paid to
JonesTrading of 1.00% of the gross proceeds in connection with sales of Common Shares effected by JonesTrading in this offering and estimated offering expenses payable by the Fund of $570,018, and (iii) investment of net proceeds received from 5,147,617 Common Shares sold between July 1, 2025 and November 28, 2025 in a prior “at the market” offering (the “Prior ATM”).

	As of June 30, 2025
	Actual	As Adjusted
Composition of Net Assets(dollar amounts in thousands):
Common Shares:
Common Shares, par value $0.00001 per share, unlimited shares authorized (131,766,528 shares outstanding as of June 30, 2025, and 173,640,262 1 shares estimated issued and outstanding as adjusted)	$1	$2
Paid-in-capital in excess of par	$2,433,244	$3,009,886
Distributable earnings (accumulated loss)	$(720,096)	$(794,173)
Net Assets Applicable to Holders of Common Shares	$1,713,149	$2,215,715
Capitalization	$1,713,149	$2,215,715
1
This amount (i) includes 858,111 shares issued pursuant to the Fund’s dividend reinvestment plan between July 1, 2025 and November 28, 2025 (see “Dividend Reinvestment Plan” in
the accompanying Prospectus) and (ii) excludes Common Shares sold in the Prior ATM since November 28, 2025.
Market and Net Asset Value Information
The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund’s Common Shares on the NYSE, the high and low NAV per Common Share and the high and low premium/discount to NAV per Common Share. See “Net Asset Value” in the
accompanying Prospectus for information as to how the Fund’s NAV is determined.

	Common share market price (1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended September 30, 2025	$14.12	$13.32	$13.31	$12.89	6.25%	2.52%
Quarter ended June 30, 2025	$13.88	$12.24	$13.02	$12.48	6.69%	(3.62)%
Quarter ended March 31, 2025	$14.08	$13.33	$13.21	$12.90	6.77%	3.25%
Quarter ended December 31, 2024	$14.37	$13.12	$13.35	$12.97	8.05%	1.00%
Quarter ended September 30, 2024	$14.12	$13.15	$13.32	$12.65	6.19%	2.26%

December 17, 2025 |
Supplement

	Common share market price (1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended June 30, 2024	$13.38	$12.48	$12.80	$12.40	5.29%	0.16%
Quarter ended March 31, 2024	$13.23	$12.24	$12.68	$12.35	5.59%	(1.45)%
Quarter ended December 31, 2023	$12.48	$10.68	$12.42	$11.63	3.65%	(8.33)%
Quarter ended September 30, 2023	$13.21	$11.88	$12.76	$12.04	4.95%	(1.65)%
1
Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
The Fund’s NAV per Common Share at the close of business on November 28, 2025 was $13.36 and the last reported sale price of a Common Share on the NYSE on that day was $13.94, representing a 4.34% premium to such NAV. As of November 28, 2025, the net assets of the Fund attributable to Common Shares were $
1,839,298,842
and the Fund had outstanding 137,653,386 Common Shares.
Plan of
Distribution
Under the Sales Agreement among the Fund, the Investment Manager and JonesTrading, upon written instructions from the Fund, JonesTrading will use its commercially reasonable efforts consistent with its normal sales and trading practices, to sell the Fund’s Common Shares, under the terms and subject to the conditions set forth in the Sales Agreement. JonesTrading’s solicitation of Common Shares will continue until the Fund instructs
JonesTrading to suspend the solicitations and offers or the solicitation is otherwise terminated in accordance with the Sales Agreement. The Fund will instruct JonesTrading as to the amount of Common Shares to be sold by JonesTrading. The Fund may instruct JonesTrading not to sell the Common
Shares if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or JonesTrading may suspend the offering of Common Shares upon proper notice and subject to other conditions.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
JonesTrading will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following the trading day on which the Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to JonesTrading in connection with the sales.
The Fund will pay JonesTrading commissions for its services in acting as agent in the sale of the Common Shares. JonesTrading will be entitled to compensation of up to 1.00% of the gross proceeds with respect to sales of Common Shares actually effected by JonesTrading under the Sales
Agreement. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying
Prospectus.
Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the assumed offering price of $13.94 per Common Share (the last reported sale price per share of Common Shares on the NYSE on November 28, 2025). Assuming the sale of an estimated 35,868,006 Common
Shares having an aggregate offering price of $500,000,000 under this Prospectus Supplement and accompanying Prospectus, we estimate that the total expenses for the offering, excluding compensation payable to JonesTrading under the terms of the Sales Agreement, would be approximately
$570,018.
Settlement for sales of any Common Shares will occur on the first business day (or such other time frame as is agreed to by the parties and in accordance with applicable law) following the date on which such sales are made, whereupon the net proceeds of the sales will be delivered to the
Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the Common Shares on behalf of the Fund, JonesTrading may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts. The Fund has agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including certain liabilities under the Securities Act.
The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject the
Sales Agreement or (2) termination of the Sales Agreement. The Sales Agreement may be terminated by the Fund in its sole discretion at any time by giving notice to JonesTrading. In addition, JonesTrading may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion by giving notice to us at any time following the period of twelve (12) months after the date of the Sales Agreement.
The Fund and its affiliates may engage in brokerage and other dealings with JonesTrading in the ordinary course of business for which JonesTrading may receive customary fees and commissions for its services on these transactions.
The principal business address of JonesTrading is 325 Hudson Street, 6th Floor, New York, New York 10013.

Supplement
| PIMCO Dynamic Income Opportunities Fund

Legal Matters
Certain legal matters will be passed on for the Fund by Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199.
Incorporation by Reference
This Prospectus Supplement is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. In addition, all documents subsequently filed by the Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”) (excluding any information furnished rather than filed) prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus Supplement. The information incorporated by reference is an important part of this Prospectus Supplement. Any statement in a document incorporated by reference into this Prospectus Supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus Supplement or (2) any other subsequently filed document that is incorporated by reference into this Prospectus Supplement modifies or supersedes such statement. The documents incorporated by reference herein include:
■
the Fund’s Statement of Additional Information, dated December 17, 2025, filed with the accompanying Prospectus;
■
the
Fund’s Annual Report on Form N-CSR
, filed on September 5, 2025;
■
the
Fund’s description of Common Shares on Form 8-A
, filed on January 8, 2021.
You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling toll-free (844)
337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s
periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus
Supplement, accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.pimco.com/prospectuses.
In addition, the SEC maintains a website at www.sec.gov, free of charge that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.
Additional Information
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the
Securities Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the
Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the
Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

December 17, 2025 |
Supplement

Closed-End Funds
Base Prospectus
December 17, 2025
PIMCO Dynamic Income Opportunities Fund
Common Shares
PIMCO Dynamic Income Opportunities Fund	PDO
Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Fund.  PIMCO Dynamic Income Opportunities Fund (the “Fund”) is a diversified, limited term, closed-end management investment company that commenced operations on January 29, 2021, following the initial public offering of its common shares.
Investment Objectives. The Fund seeks current income as a primary objective and capital appreciation as a secondary objective.
Investment Strategy. The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, loans, convertible securities and stressed, distressed and defaulted debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-related and other asset-backed instruments, government and sovereign debt, taxable municipal bonds, and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers. The Fund may invest without limitation in investment grade debt obligations and below investment grade debt obligations (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers.
The Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”), are listed on the New York Stock Exchange (“NYSE”) under the symbol PDO. The last reported sale price of the Common Shares, as reported by the NYSE on November 28, 2025, was $13.94 per Common Share. The net asset value (“NAV”) of the Common Shares at the close of business on November 28, 2025, was $13.36 per Common Share.
An investment in the Fund involves certain risks arising from, among other things, the Fund’s ability to invest without limitation in below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers, as well as risks from illiquid investments. An investment in the Fund is also subject to the risk of the use of leverage and risks related to investments in derivative instruments. Investors should carefully consider the Fund’s risks and investment objectives, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. No assurance can be given that the Fund’s investment objectives will be achieved or that the Fund's investment program will be successful. Before buying any of the Fund’s

Common Shares, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund” beginning on page 73 of this prospectus.
Portfolio Contents. The Fund normally invests worldwide in a portfolio of debt obligations and other income-producing securities and instruments of any type and credit quality and with varying maturities and related derivative instruments.
The Fund’s portfolio of debt obligations and other income producing securities and instruments may include, without limitation, bonds, debentures, notes, and other debt securities and similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) corporate and other issuers, including corporate debt securities; commercial paper; securitizations and mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers (including agency and non-agency residential mortgage-backed securities and commercial mortgage-backed securities, collateralized bond obligations, collateralized mortgage obligations, collateralized loan obligations, other collateralized debt obligations and other similarly structured securities, including the residual or equity tranches thereof); derivatives on mortgage-related instruments; U.S. Government securities; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities (such as Build America Bonds); payment-in-kind securities; step-ups; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; insurance-linked investments; catastrophe bonds and other event-linked bonds; credit-linked notes; credit-linked trust instruments; structured credit products; loans (including, among others, and without limitation as to a loan's level of seniority within a capital structure, bank loans, whole loans, senior loans, subordinated loans, mezzanine loans, delayed draw and delayed funding loans, covenant-lite obligations, revolving credit facilities and loan participations and assignments, loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans (such as credit card receivables, automobile loans and student loans)); preferred securities; convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock), including synthetic convertible debt securities (i.e., instruments created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, such as an income-producing security and the right to acquire an equity security) and contingent convertible securities; bank capital securities; and bank certificates of deposit, fixed time deposits and bankers’ acceptances. The rate of interest on an income-producing security may be fixed, floating or variable, and may move in the opposite direction to interest rates generally or the interest rate on another security or index. Certain corporate income-producing securities, such as convertible bonds, also may include the right to participate in equity appreciation, and PIMCO will generally evaluate those instruments based primarily on their debt characteristics. The Fund may invest in private equity funds and hedge funds that rely on the exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. The Fund may invest without limitation in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers.
The Fund may invest without limitation in securities of U.S. issuers. Subject to the limit described below on investments in securities and instruments that are economically tied to “emerging market” countries, the Fund may invest without limitation in securities of foreign (non-U.S.) issuers, securities traded principally outside of the United States and securities denominated in currencies other than the U.S. dollar. The Fund may invest without limitation in investment grade sovereign debt denominated in the relevant country’s local currency with less than one year remaining to maturity (“short-term investment grade sovereign debt”), including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 30% of its total assets in securities and instruments that are economically tied to emerging market countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where, as noted above, there is no limit.
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers.
Leverage. The Fund may obtain leverage through reverse repurchase agreements, and dollar rolls/buybacks or borrowings, such as bank loans, commercial paper, credit facilities and/or other transactions. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities and short sales. The Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund's Board of Trustees (the “Board”) may authorize the issuance of preferred shares without the approval of holders of Common Shares (“Common Shareholders”). If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant. Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund's total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. Leveraging transactions pursued by the Fund may increase its duration and sensitivity to interest rate movements. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed. See “Use of Leverage” and “Principal Risks of the Fund – Leverage Risk.”

Under normal market conditions, the Fund will limit its use of leverage, subject to the limitations set forth in the Investment Company Act of 1940, as amended (“1940 Act”), from any combination of (i) reverse repurchase agreements or dollar roll/buyback transactions, (ii) borrowings (i.e., loans or lines of credit from banks or other credit facilities), (iii) any future issuance of preferred shares, and (iv) to the extent described below, credit default swaps, other swap agreements and futures contracts (whether or not these instruments are covered with segregated assets as discussed below) such that the assets attributable to the use of such leverage will not exceed 50% of the Fund’s total assets (including, for purposes of the 50% limit, the amounts of leverage obtained through the use of such instruments) (the “50% policy”). For these purposes, assets attributable to the use of leverage from credit default swaps, other swap agreements and futures contracts will be determined based on the current market value of the instrument if it is cash settled or based on the notional value of the instrument if it is not cash settled. In addition, assets attributable to credit default swaps, other swap agreements or futures contracts will not be counted towards the 50% policy to the extent that the Fund owns offsetting positions or enters into offsetting transactions.
The Fund intends to utilize certain kinds of leverage, such as reverse repurchase agreements and selling credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.
The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed. See “Use of Leverage” and “Principal Risks of the Fund – Leverage Risk.”
Limited Term. In accordance with the Fund’s Amended and Restated Agreement and Declaration of Trust, the Fund intends to terminate as of the first business day following the twelfth anniversary of the effective date of the Fund’s initial registration statement, which the Fund currently expects to occur on or about January 27, 2033 (the “Dissolution Date”); provided that the Board may, by a vote of a majority of the Board and seventy-five percent (75%) of the Continuing Trustees, as defined below (a “Board Action Vote”), without shareholder approval, extend the Dissolution Date (i) once for up to one year, and (ii) once for up to an additional six months, to a date up to and including eighteen months after the initial Dissolution Date, which date shall then become the Dissolution Date. Each Common Shareholder would be paid a pro rata portion of the Fund’s net assets upon termination of the Fund.
The Board may, by a Board Action Vote, cause the Fund to conduct a tender offer, as of a date within twelve months preceding the Dissolution Date (as may be extended as described above), to all Common Shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the net asset value per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). The Board has established that the Fund must have at least $200 million of net assets immediately following the completion of an Eligible Tender Offer to ensure the continued viability of the Fund (the “Dissolution Threshold”). In an Eligible Tender Offer, the Fund will offer to purchase all Common Shares held by each Common Shareholder; provided that if the number of properly tendered Common Shares would result in the Fund having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer will be canceled, no Common Shares will be repurchased pursuant to the Eligible Tender Offer, and the Fund will terminate as scheduled. If an Eligible Tender Offer is conducted and the number of properly tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. The Fund is not a so-called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV upon termination of the Fund or in an Eligible Tender Offer. The final distribution of net assets per Common Share upon termination or the price per Common Share in an Eligible Tender Offer may be more than, equal to or less than an investors original investment in the Fund.
The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the existence of the Fund, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to Common Shareholders prior to the Dissolution Date.
Additonal Information. This prospectus is part of a registration statement that the Fund has filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (“Securities Act”), using the “shelf” registration process. Under the shelf registration process, the Fund may offer, from time to time, in one or more offerings, Common Shares on terms to be determined at the time of the offering. This prospectus provides you with a general description of the Common Shares that the Fund may offer. Each time the Fund uses this prospectus to offer Common Shares, the Fund will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, which contain important information about the Fund, carefully before you invest in the Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among the Fund’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the Common Shares. You should retain this prospectus and any prospectus supplement for future reference. A Statement of Additional Information, dated December 17, 2025, containing additional information about the Fund has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the Statement of Additional Information, request the Fund’s most recent annual and semiannual reports, request information about the Fund and make shareholder inquiries by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s Statement of Additional Information and most recent annual and semiannual reports are available, free of charge, on the Fund’s website (https://www.pimco.com/prospectuses). You can obtain the same information, free of charge, from the SEC’s website (http://www.sec.gov).
The Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. The Fund has not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and any free writing prospectus that the Fund distributes. The Fund does not take any responsibility for and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.

PIMCO Dynamic Income Opportunities Fund

Prospectus Summary
This is only a summary. This summary may not contain all of the information that you should consider before investing in PIMCO Dynamic Income Opportunities Fund’s (the “Fund”) common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”). You should review the more detailed information contained in this prospectus and in any related prospectus supplement and in the Statement of Additional Information, especially the information set forth under the heading “Principal Risks of the Fund.”
The Fund
PIMCO Dynamic Income Opportunities Fund (the “Fund”) is a diversified, limited term, closed-end management investment company. The Fund commenced operations on January 29, 2021, following the initial public offering of its Common Shares.
The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDO.” As of November 28, 2025, the net assets of the Fund attributable to Common Shares were $1.8 billion and the Fund had outstanding 137,653,386 Common Shares. The last reported sale price of the Common Shares, as reported by the NYSE on November 28, 2025 was $13.94 per Common Share. The net asset value (“NAV”) of the Common Shares at the close of business on November 28, 2025 was $13.36 per Common Share. See “Description of Capital Structure.”
The Offering
The Fund may offer, from time to time, in one or more offerings, Common Shares on terms to be determined at the time of the offering. The Common Shares may be offered at prices and on terms to be set forth in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among the Fund’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the Common Shares.
Use of Proceeds
The net proceeds of an offering will be invested in accordance with the Fund’s investment objectives and policies as set forth below. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the
Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. See “Use of Proceeds.”” below.
Limited Term and Eligible Tender Offer
In accordance with the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration”), dated December 2, 2020, the Fund intends to terminate as of the first business day following the twelfth anniversary of the effective date of the Fund’s initial registration statement, which the Fund currently expects to occur on or about January 27, 2033 (the “Dissolution Date”); provided that the Fund’s Board of Trustees (the “Board” or the “Board of Trustees”), by a vote of a majority of the Board and seventy-five percent (75%) of the Continuing Trustees (as defined in “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws”) (a “Board Action Vote”), may, without shareholder approval, extend the Dissolution Date (i) once for up to one year, and (ii) once for up to an additional six months, to a date up to and including eighteen months after the initial Dissolution Date, which date shall then become the Dissolution Date. Each Common Shareholder would be paid a pro rata portion of the Fund’s net assets upon termination of the Fund.
Beginning one year before the Dissolution Date (the “Wind-Down Period”), the Fund may begin liquidating all or a portion of its portfolio, and may deviate from its investment policies and may not achieve its investment objectives. During the Wind-Down Period (or in anticipation of an Eligible Tender Offer, as defined below), the Fund’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation, and the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance.
As of a date within twelve months preceding the Dissolution Date, the Board may, by a Board Action Vote, cause the Fund to conduct a tender offer to all Common Shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the net asset value (“NAV”) per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). The Board has established that the Fund must have at least $200 million of net assets immediately following the completion of an Eligible Tender Offer to ensure the continued viability of the Fund (the “Dissolution Threshold”). In an Eligible Tender Offer, the Fund will offer to purchase all shares held by each shareholder; provided that if the number of properly tendered shares would result in the Fund having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer would be canceled and no shares would be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund would begin (or continue) liquidating its portfolio and proceed to terminate on or about the Dissolution Date. Regardless of whether the Eligible Tender Offer is completed or canceled, the Investment Manager will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be

1  Closed-End Funds | Base Prospectus

Base Prospectus

borne by the Fund and its Common Shareholders. If the number of properly tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, all Common Shares properly tendered and not withdrawn would be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. The Fund’s purchase of tendered Common Shares pursuant to a tender offer would have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders. In addition, the Fund would continue to be subject to its obligations with respect to its issued and outstanding borrowings, preferred stock or debt securities, if any.
Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per share.
All Common Shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Fund’s total assets resulting from payment for the tendered Common Shares. A reduction in net assets, and the corresponding increase in the Fund’s expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Fund’s Common Shares to trade at a wider discount to NAV than it otherwise would. Such reduction in the Fund’s total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund’s investment performance. Moreover, the resulting reduction in the number of outstanding Common Shares could cause the Common Shares to become more thinly traded or otherwise adversely impact the secondary market trading of such Common Shares.
The Fund is not a so-called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund’s investment objectives and policies are not designed to seek to return investors’ original investment upon termination of the Fund or in an Eligible Tender Offer, and investors may receive more or less than their original investment upon termination of the Fund or in an Eligible Tender Offer.
The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the existence of the Fund, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to Common Shareholders prior to the Dissolution Date. See “Principal Risks of the Fund—Limited Term Risk” and “Limited Term and Eligible Tender Offer.”
Investment Objectives and Policies
When used in this prospectus, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in derivatives or through its wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). References herein to the Fund include, as appropriate, Subsidiaries through which the Fund may gain exposure to investments. The Fund may be exposed to the different types of investments described below through its investments in its Subsidiaries. The allocation of the Fund’s assets to a Subsidiary will vary over time and will likely not include all of the different types of investments described herein at any given time.
The Fund seeks current income as a primary objective and capital appreciation as a secondary objective. The Fund’s investment objectives are considered non-fundamental and may be changed by the Board without shareholder approval. The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, loans, convertible securities and stressed, distressed and defaulted debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-related and other asset-backed instruments, government and sovereign debt, taxable municipal bonds, and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers and real estate-related investments (such real estate-related investments, collectively, “real estate investments”). The Fund may invest without limitation in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers. The types of securities and instruments in which the Fund may invest are summarized under “Portfolio Contents” below. The Fund cannot assure you that it will achieve its investment objectives or that the Fund’s investment program will be successful, and you could lose all of your investment in the Fund.
Other Strategy Information. Portfolio securities may be sold at any time. By way of example, sales may occur when PIMCO determines to take advantage of what it considers to be a better investment opportunity, when the portfolio managers believe the portfolio securities no longer represent relatively attractive investment opportunities, when the portfolio managers perceive deterioration in the credit fundamentals of an issuer, or when an individual security has reached the portfolio managers’ sell target. PIMCO may engage in active and frequent trading of the Fund’s portfolio investments. To the extent that it does so, the Fund may incur greater transaction costs and may make greater distributions of income and gains, which will be taxable to shareholders who do not hold their shares through a tax-advantaged or tax-deferred account.

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PIMCO Dynamic Income Opportunities Fund

Portfolio Management Strategies
Dynamic Allocation Strategy. In managing the Fund, the Fund’s investment manager, PIMCO, employs an active approach to allocation among multiple fixed income sectors based on, among other things, market conditions, valuation assessments, economic outlook, credit market trends and other economic factors. With PIMCO’s macroeconomic analysis as the basis for top-down investment decisions, including geographic and credit sector emphasis, PIMCO manages the Fund with a focus on seeking income generating investment ideas across multiple fixed income sectors, including opportunities in developed and emerging global credit markets. PIMCO may choose to focus on particular countries/regions, asset classes, industries and sectors to the exclusion of others at any time and from time to time based on market conditions and other factors. The relative value assessment within fixed-income sectors will draw on PIMCO’s regional and sector specialist insights.
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers. The Fund will observe various other investment guidelines as summarized below.
Investment Selection Strategies. Once the Fund’s top-down, portfolio positioning decisions have been made as described above, PIMCO selects particular investments for the Fund by employing a bottom-up, disciplined credit approach which is driven by fundamental, independent research within each sector/asset class represented in the Fund, with a focus on identifying securities and other instruments with solid and/or improving fundamentals.
PIMCO utilizes strategies that focus on credit quality analysis, duration management and other risk management techniques. PIMCO also attempts to identify, through fundamental research driven by independent credit analysis and proprietary analytical tools, debt obligations and other income-producing securities that provide current income and/or opportunities for capital appreciation based on its analysis of the issuer’s credit characteristics and the position of the security in the issuer’s capital structure.
Consideration of yield is only one component of the portfolio managers’ approach in managing the Fund. PIMCO attempts to identify investments that may appreciate in value based on PIMCO’s assessment of the issuer’s credit characteristics, forecast for interest rates and outlook for particular countries/regions, currencies, industries, sectors and the global economy and bond markets generally.
In selecting investments for the Fund, PIMCO may use proprietary quantitative models that are developed and maintained by PIMCO, and which subject to change over time without notice in PIMCO's discretion.
Credit Quality. The Fund may invest without limitation in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by either S&P Global Ratings (“S&P”) or Fitch, Inc. (“Fitch”)), or that are unrated but determined by PIMCO to be of comparable quality. However, the Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed securities, that are, at the time of purchase, rated CCC+ or lower by S&P and Fitch and Caa1 or lower by Moody’s, or that are unrated but determined by PIMCO to be of comparable quality to securities so rated. The Fund may invest without limitation in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). For purposes of applying the foregoing policies, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. Subject to the aforementioned investment guidelines, the Fund may invest in securities of stressed, distressed and defaulted issuers, which include securities in default or at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality. Debt instruments of below investment grade quality, and in debtor-in-possession financings are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps (which includes buying and/or selling credit default swaps), which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation.
Independent Credit Analysis. PIMCO relies primarily on its own analysis of the credit quality and risks associated with individual debt instruments considered for the Fund, rather than relying exclusively on rating agencies or third-party research. The Fund’s portfolio managers utilize this information in an attempt to manage credit risk and to identify issuers, industries or sectors that are undervalued and/or that offer attractive yields relative to PIMCO’s assessment of their credit characteristics. This aspect of PIMCO’s capabilities will be particularly important to the extent that the Fund invests in high yield securities and in securities of emerging market issuers.
Duration Management. It is expected that the Fund normally will have a short to intermediate average portfolio duration (i.e., within a zero to eight (0 to 8) year range), as calculated by PIMCO, although it may be shorter or longer at any time depending on market conditions and other factors. While the Fund seeks to maintain a short to intermediate average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. For example, if the Fund has an average portfolio duration of eight years, a 1% increase in interest rates

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Base Prospectus

would tend to correspond to an 8% decrease in the value of the Fund's portfolio. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, meaning the portfolio would tend to increase in value in response to an increase in interest rates. For example, if the Fund has a negative average portfolio duration, a 1% increase in interest rates would tend to correspond to a 1% increase in the value of the Fund’s portfolio for every year of negative duration. A negative average portfolio duration would potentially benefit the portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates. See “Principal Risks of the Fund—Interest Rate Risk.” The Fund may use various derivatives strategies to manage (increase or decrease) the dollar-weighted average effective duration of the Fund's portfolio. PIMCO may also utilize certain strategies, including without limitation investments in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that such strategies will be successful. The foregoing is a description of interest rate duration management only. The credit spread duration of the Fund's portfolio may vary, in some cases significantly, from its interest rate duration.
Portfolio Contents
The Fund normally invests worldwide in a portfolio of debt obligations and other income-producing securities and instruments of any type and credit quality and with varying maturities and related derivative instruments. The Fund’s portfolio of debt obligations and other income producing securities and instruments may include, without limitation, bonds, debentures, notes, and other debt securities and similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) corporate and other issuers, including corporate debt securities; commercial paper; securitizations and mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers (including agency and non-agency residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”), collateralized bond obligations (“CBOs”), collateralized mortgage obligations (“CMOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities, including the residual or equity tranches thereof); derivatives on mortgage-related instruments; U.S. Government securities; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities (such as Build America Bonds); payment-in-kind securities (“PIKs”); step-ups; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; insurance-linked investments, catastrophe bonds and other event-linked bonds; credit-linked notes; credit-linked trust instruments; structured credit products; loans (including, among others, and without limitation as to a loan's level of seniority within a capital structure, bank loans, whole loans, senior loans, mezzanine loans, delayed draw and delayed funding loans, covenant-lite obligations, revolving credit facilities and loan participations and assignments, loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans (such as credit card receivables, automobile loans and student loans)); preferred securities; convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock), including synthetic convertible debt securities (i.e., instruments created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, such as an income-producing security and the right to acquire an equity security) and contingent convertible securities (“CoCos”); bank capital securities; and bank certificates of deposit, fixed time deposits and bankers’ acceptances. The rate of interest on an income-producing security may be fixed, floating or variable, and may move in the opposite direction to interest rates generally or the interest rate on another security or index. Certain corporate income-producing securities, such as convertible bonds, also may include the right to participate in equity appreciation, and PIMCO will generally evaluate those instruments based primarily on their debt characteristics.
The Fund may invest in debt securities of stressed or distressed issuers as well as in defaulted securities and debtor-in-possession financings. For tax or other structuring reasons, the Fund may purchase a loan or debt investment structured as an equity interest (e.g., a joint venture interest). At any given time and from time to time, all of the Fund’s portfolio may consist of below investment grade securities and/or mortgage-related or other types of asset-backed securities. The Fund may invest in various levels of the capital structure of an issuer of mortgage-backed or asset-backed securities (including CBOs, CLOs and other CDOs), including the equity or “first loss” tranche. The Fund may invest in unsecured loans and subordinated or mezzanine obligations, including second and lower lien loans and the mezzanine and equity (or “first loss”) tranches of CLO issues. For the avoidance of doubt, equity or “first loss” tranches of mortgage-backed or asset-backed securities do not constitute equity interests for purposes of the Fund’s 20% limit on investments in equity interests described below. The Fund may invest without limitation in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers.
The Fund may invest without limitation in securities of U.S. issuers. Subject to the limit described below on investments in securities and instruments that are economically tied to “emerging market” countries, the Fund may invest without limitation in securities of foreign (non-U.S.) issuers, securities traded principally outside of the United States and securities denominated in currencies other than the U.S. dollar. The Fund may invest without limitation in investment-grade sovereign debt denominated in the relevant country’s local currency with less than one year remaining to maturity (“short-term investment grade sovereign debt”), including short-term investment grade sovereign debt issued by

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PIMCO Dynamic Income Opportunities Fund

emerging market issuers. The Fund may invest up to 30% of its total assets in securities and instruments that are economically tied to “emerging market” countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where, as noted above, there is no limit. The Fund may also invest directly in foreign currencies, including local emerging market currencies. The Fund may normally invest up to 40% of its total assets in bank loans (including, among others, and without limitation as to a loan's level of seniority within a capital structure, senior loans, subordinated loans, mezzanine loans, delayed draw and delayed funding loans, covenant-lite obligations, revolving credit facilities and loan participations and assignments). The Fund will not normally invest more than 10% of its total assets in convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock).
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers.
The Fund may, but is not required to, utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
The Fund may invest to a limited degree (typically no more than 20% of its total assets) in equity interests, such as shares of other investment companies (including those advised by PIMCO), including open-end or closed-end management investment companies and exchange-traded funds (“ETFs”) and real estate investment trusts (“REITs”), except that the Fund may invest without limitation in preferred securities. Such equity interests may be issued by public or private issuers. For these purposes, common stocks or other equity interests the Fund has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security will not count towards this 20% limit.
The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdictions, including without limitation securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may invest in securities of other open- or closed-end investment companies (including those advised by PIMCO), including, without limitation, ETFs, to the extent that such investments are consistent with the Fund’s investment objectives, strategies and policies and permissible under the 1940 Act. The Fund may invest in other investment companies to gain broad market or sector exposure or for cash management purposes, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities. The Fund treats its investments in other investment companies that invest primarily in types of securities in which the Fund may invest directly as investments in such types of securities for purposes of the Fund’s investment policies (e.g., the Fund’s investment in an investment company that invests primarily in debt securities will be treated by the Fund as an investment in a debt security). As a shareholder in an investment company, the Fund would bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The securities of other investment companies may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. The Fund may invest in REITs. The Fund may invest in securities of companies of any market capitalization, including small, medium and large capitalizations.
The Fund may invest without limitation in illiquid investments (i.e., investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment).
The Fund may make investments in debt instruments and other securities or instruments directly or through one or more Subsidiaries. Each Subsidiary, for example, may invest in or originate loans or invest in shares, certificates, notes or other securities representing the right to receive principal and interest payments due on fractions of whole loans or pools of whole loans, risk retention investments or any other security or other instrument that the Fund may hold directly. References herein to the Fund include references to a Subsidiary in respect of the Fund’s investment exposure. The allocation of the Fund’s assets to a Subsidiary will vary over time and will likely not include all of the different types of investments described herein at any given time. The Fund will treat a Subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the 1940 Act, applicable to the Fund, including those relating to investment policies (Section 8), affiliated transactions and custody (Section 17) and capital structure and leverage (Section 18). In addition, PIMCO and the Fund’s Board of Trustees will comply with the provisions of Section 15 of the 1940 Act with respect to a Subsidiary’s investment advisory contract.
The Fund may invest in equity securities, including common stocks, common shares of other investment companies (including those advised by PIMCO), such as open-end or closed-end management investment companies and domestic and foreign ETFs, shares of private funds or

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REITs and preferred stock. The Fund's investments in private funds may include private equity funds and hedge funds that rely on the exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Common stocks include common shares and other common equity interests issued by public or private issuers. The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdiction, including without limitation securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may invest in securities of companies with any market capitalization, including small, medium and large capitalizations.
The Fund may invest, either directly or indirectly through its Subsidiaries, in shares, certificates, notes or other securities issued by a special purpose entity (“SPE”) sponsored by an alternative lending platform or its affiliates (the “Sponsor”) that represent the right to receive principal and interest payments due on pools of whole loans or fractions of whole loans, which may (but may not) be issued by the Sponsor, held by the SPE (“Alt Lending ABS”). Any such Alt Lending ABS may be backed by consumer, commercial, residential or other loans, including those issued by an SPE sponsored by an online or alternative lending platform or an affiliate thereof.
When acquiring and/or originating loans or purchasing Alt Lending ABS, the Fund is not restricted by any particular borrower credit risk criteria and/or qualifications. Accordingly, certain loans acquired or originated by the Fund or underlying any Alt Lending ABS purchased by the Fund may be subprime in quality, or may become subprime in quality.
Use of Leverage
The Fund may obtain leverage through reverse repurchase agreements, dollar rolls/buybacks or borrowings, such as through bank loans, commercial paper, credit facilities and/or other transactions. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales, and when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund's Board of Trustees may authorize the issuance of preferred shares without the approval of Common Shareholders. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant. Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund's total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. Leveraging transactions pursued by the Fund may increase its duration and sensitivity to interest rate movements. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed.
Under normal market conditions, the Fund will limit its use of leverage, subject to the limitations set forth in the 1940 Act, from any combination of (i) reverse repurchase agreements or dollar roll/buyback transactions, (ii) borrowings (i.e., loans or lines of credit from banks or other credit facilities), (iii) any future issuance of preferred shares, and (iv) to the extent described below, credit default swaps, other swap agreements and futures contracts (whether or not these instruments are covered with segregated assets as discussed below), such that the assets attributable to the use of such leverage will not exceed 50% of the Fund’s total assets (including, for purposes of the 50% limit, the amounts of leverage obtained through the use of such instruments) (the “50% policy”). For these purposes, assets attributable to the use of leverage from credit default swaps, other swap agreements and futures contracts will be determined based on the current market value of the instrument if it is cash settled or based on the notional value of the instrument if it is not cash settled. In addition, assets attributable to credit default swaps, other swap agreements or futures contracts will not be counted towards the 50% policy to the extent that the Fund owns offsetting positions or enters into offsetting transactions.
The Fund intends to utilize certain kinds of leverage, such as reverse repurchase agreements and selling credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.
The net proceeds the Fund obtains from reverse repurchase agreements or other forms of leverage utilized, if any, will be invested in accordance with the Fund’s investment objectives and policies as described in this prospectus and any prospectus supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. There can be no assurance these circumstances will occur.
The Fund is subject to the 1940 Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness measured at the time the investment company incurs the

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PIMCO Dynamic Income Opportunities Fund

indebtedness. This means that at any given time the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including assets attributable to such leverage). The interests of persons with whom the Fund enters into leverage arrangements will not necessarily be aligned with the interests of the Fund's shareholders and such persons will have claims on the Fund’s assets that are senior to those of the Fund’s shareholders.
Under the 1940 Act, the Fund is currently not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the Fund’s preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, for so long as the Fund has preferred shares outstanding, the Fund will not be permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets, after giving effect to such cash dividend or other distribution, satisfies the above-referenced 200% coverage requirement.
The Fund may enter into derivatives or other transactions that may provide leverage (other than through the issuance of preferred shares or bank borrowing). Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) regulates a registered investment company's use of derivatives and certain other transactions that create future payment and/or delivery obligations by the Fund. This rule became operative in August 2022. The Derivatives Rule prescribes specific value-at-risk (“VaR”) leverage limits that apply to the Fund (although the Fund in the future could qualify as a limited derivatives user (as defined in the Derivatives Rule) and would therefore not be subject to all of the requirements of the Derivatives Rule). VaR is an estimate of potential losses on an instrument or portfolio over a specified time horizon and at a given confidence level. The Fund may apply a relative VaR test or an absolute VaR test (if the Fund's derivatives risk manager determines that a designated reference portfolio would not provide an appropriate reference portfolio for purposes of the relative VaR test). The limit under the relative VaR test when a fund has no outstanding preferred shares is 200% (or 250% when a fund has preferred shares outstanding) of the VaR of a designated reference portfolio, which, very generally, may be a designated unleveraged index or the Fund's securities portfolio excluding derivatives. If applicable, the limit under the absolute VaR test when a fund has no outstanding preferred shares is 20% (or 25% when a fund has preferred shares outstanding) of the value of a fund’s net assets. The Derivatives Rule also generally requires the Fund to appoint a derivatives risk manager, maintain a derivatives risk management program (“DRMP”) designed to identify, assess, and reasonably manage the risks associated with transactions covered by the rule, and abide by certain board and other reporting obligations and recordkeeping requirements. With respect to reverse repurchase agreements or other similar financing transactions in particular, the Derivatives Rule permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements and similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements and similar financing transactions as derivatives transactions for all purposes under the Derivatives Rule. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with the Derivatives Rule. Compliance with the Derivatives Rule could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund may engage in derivative transactions could also limit or prevent the Fund from using certain instruments.
Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will utilize reverse repurchase agreements, credit default swaps, dollar rolls/buybacks or borrowings, issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk.” In addition, dividend, interest and costs and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, credit default swaps, total return swaps, dollar rolls/buybacks, borrowings, preferred shares or any other forms of leverage are borne by the Common Shareholders and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Investment Manager are based on the Fund’s average daily “total managed assets” (including any assets attributable to any reverse repurchase agreements, dollar rolls/buybacks, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings), the Investment Manager has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls, borrowings and preferred shares), which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. Leverage transactions pursued by the Fund may increase its duration and sensitivity of the value of the Fund’s portfolio to interest rate movements. The Fund may also borrow money for temporary purposes, to add leverage to the portfolio or for the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Please see “Use of Leverage” and “Principal Risks of the Fund—Leverage Risk” in the body of this prospectus for additional information regarding leverage and related risks.
Investment Manager
PIMCO (as defined above) serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund (the “Board”), PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other

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Base Prospectus

administrative matters. Alfred T. Murata, Daniel J. Ivascyn, Joshua Anderson, Jamie Weinstein and Sonali Pier are jointly and primarily responsible for the day-to-day management of the Fund.
The Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 1.15% of the Fund’s average daily total managed assets. Total managed assets includes total assets of the Fund (including any assets attributable to any reverse repurchase agreements, dollar rolls/buybacks, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings). For purposes of calculating total managed assets, the Fund’s derivative instruments will be valued based on their market value.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of September 30, 2025, PIMCO had approximately $2.20 trillion in assets under management and $1.78 trillion in third part assets under management.
Dividends and Distributions
The Fund makes regular monthly cash distributions to Common Shareholders at a rate based on a variety of factors which may include one or more of the following: past and projected net income of the Fund, fluctuations in market interest rates, Fund performance, and other factors. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources, including return of capital. The Fund’s dividend policy, as well as the dividend rate that the Fund pays on its Common Shares, may vary as portfolio and market conditions change, and will depend on a number of factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund distribution rate or that the rate will be sustainable in the future.
The Fund generally distributes each year all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund generally distributes net realized long-term capital gains not previously distributed, if any. The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period.
The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments.
To the extent required by the 1940 Act and other applicable laws, absent an exemption, a notice will accompany each monthly distribution with respect to the estimated source (as between net investment income, gains or other capital source) of the distribution made. If the
Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net investment income, in accordance with its internal policies, accounting records and related accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a notice required by Section 19 of the 1940 Act (a “Section 19 Notice”). For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), and recordkeeping practices under income tax regulations. For instance, the Fund’s internal accounting records and practices may take into account, among other factors,tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.
The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of such taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-forwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains, but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which the Fund has already made distributions. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common Shares. In general terms, a return of capital would occur where the Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. Although return of capital distributions are not taxable, such distributions would reduce the basis of a shareholder’s Common Shares and therefore may increase a shareholder’s capital gains, or decrease a shareholder’s capital loss, upon a sale of Common

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PIMCO Dynamic Income Opportunities Fund

Shares, thereby potentially increasing a shareholder’s tax liability. The Fund will prepare and make available to shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”
The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates.
Unless a Common Shareholder elects to receive distributions in cash, all distributions of Common Shareholders whose shares are registered with the plan agent under the Fund’s Dividend Reinvestment Plan (the “Dividend Reinvestment Plan” or the “Plan”) will be automatically reinvested in additional Common Shares of the Fund under the Plan. For more information on the Fund’s dividends and distributions, see “Distributions” and “Dividend Reinvestment Plan.”
The Board may change the Fund’s distribution policy and the amount or timing of distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and net short and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains, among other factors.
Custodian and Transfer Agent
State Street Bank and Trust Company serves as the custodian of the Fund’s assets and also provides certain fund accounting and sub-administrative services to the Investment Manager on behalf of the Fund. Equiniti Trust Company, LLC serves as the Fund’s transfer agent and dividend disbursement agent. See “Custodian and Transfer Agent.”
State Street Bank and Trust Company serves as Custodian of assets held by the Fund's Subsidiaries.
Listing
The Fund’s outstanding Common Shares are listed on the NYSE under the trading or “ticker” symbol “PDO,” as will be the Common Shares offered in this prospectus, subject to notice of issuance.
Market Price of Shares
Shares of closed-end investment companies frequently trade at prices lower than NAV. Shares of closed-end investment companies have during some periods traded at prices higher than NAV and during other periods traded at prices lower than NAV. The Fund cannot assure you that Common Shares will trade at a price equal to or higher than NAV in the future.Proceeds from the sale of Common Shares of an offering will be reduced by any sales load and/or commissions and the amount of offering expenses paid or reimbursed by the Fund. The Fund (and not PIMCO) bears all offering expenses. See “Use of Proceeds.” In addition to NAV, market price may be affected by factors relating to the Fund such as dividend levels and stability (which will in turn be affected by Fund expenses, including the costs of any leverage used by the Fund, levels of interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the timing and character of Fund distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. See “Use of Leverage,” “Principal Risks of the Fund,” “Description of Capital Structure” and “Repurchase of Common Shares; Conversion to Open-End Fund” in this prospectus, and see “Repurchase of Common Shares; Conversion to Open-End Fund” in the Statement of Additional Information. The Common Shares are designed for long-term investors and should not be treated as trading vehicles.
Principal Risks of the Fund
The following is a summary of the principal risks associated with an investment in Common Shares of the Fund. Investors should also refer to “Principal Risks of the Fund” in this prospectus and “Investment Objectives and Policies” in the Statement of Additional Information for a more detailed explanation of these and other risks associated with investing in the Fund.
Market Discount Risk
The price of the Fund’s Common Shares will fluctuate with market conditions and other factors. If you sell your Common Shares, the price received may be more or less than your original investment. The Common Shares are designed for long-term investors and should not be treated as trading vehicles. Shares of closed-end management investment companies frequently trade at a discount from their NAV. The Common Shares may trade at a price that is less than the offering price for Common Shares issued pursuant to an offering. This risk may be greater for investors who sell their Common Shares relatively shortly after completion of an offering. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.
Limited Term Risk
Unless the limited term provision of the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration”) is amended by shareholders in accordance with the Declaration, or unless the Fund completes a tender offer, as of a date within twelve months preceding the Fund’s dissolution date, to all Common Shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the net asset value per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”) and converts to perpetual existence, the Fund will terminate on or about January 27, 2033 (the “Dissolution Date”). The Fund is not a so-called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund’s investment objectives and policies are not designed to seek to return to investors their original investment in

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Base Prospectus

any Fund offering pursuant to this prospectus on the Dissolution Date or in an Eligible Tender Offer, and such investors may receive more or less than their original investment upon dissolution or in an Eligible Tender Offer.
Because the assets of the Fund will be liquidated in connection with the dissolution, the Fund will incur transaction costs in connection with dispositions of portfolio securities. The Fund does not limit its investments to securities having a maturity date prior to the Dissolution Date and may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. In particular, the Fund’s portfolio may still have large exposures to illiquid securities as the Dissolution Date approaches, and losses due to portfolio liquidation may be significant. Beginning one year before the Dissolution Date (the “Wind-Down Period”), the Fund may begin liquidating all or a portion of the Fund’s portfolio, and the Fund may deviate from its investment strategy and may not achieve its investment objectives. As a result, during the Wind-Down Period, the Fund’s distributions may decrease, and such distributions may include a return of capital. It is expected that Common Shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Plan. However, if on the Dissolution Date the Fund owns securities for which no market exists or securities that are trading at depressed prices, such securities may be placed in a liquidating trust. Any such liquidating trust or other similar vehicle is not expected to be a registered investment company. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust. The Fund’s investment objectives and policies are not designed to seek to return investors’ original investment upon termination of the Fund, and investors may receive more or less than their original investment upon termination of the Fund. As the assets of the Fund will be liquidated in connection with its termination, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. The Fund may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Fund and, in particular, losses from the disposition of illiquid securities may be significant. The disposition of portfolio investments by the Fund could also cause market prices of such instruments, and hence the NAV and market price of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Fund to incur increased brokerage and related transaction expenses.
Moreover, in conducting such portfolio transactions, the Fund may need to deviate from its investment policies and may not achieve its investment objectives. The Fund’s portfolio composition may change as its portfolio holdings mature or are called or sold in anticipation of an Eligible Tender Offer or the Dissolution Date. During such period(s), it is possible that the Fund will hold a greater percentage of its total assets in shorter term and lower yielding securities and cash and cash equivalents than it would otherwise, which may impede the Fund’s ability to achieve its investment objectives and adversely impact the Fund’s performance and distributions to Common Shareholders, which may in turn adversely impact the market value of the Common Shares.
In addition, the Fund may be required to reduce its leverage, which could also adversely impact its performance. The additional cash or cash equivalents held by the Fund could be obtained through reducing the Fund’s distributions to Common Shareholders and/or holding cash in lieu of reinvesting, which could limit the ability of the Fund to participate in new investment opportunities. The Fund does not limit its investments to securities having a maturity date prior to or around the Dissolution Date, which may exacerbate the foregoing risks and considerations. A Common Shareholder may be subject to the foregoing risks over an extended period of time, particularly if the Fund conducts an Eligible Tender Offer and is also subsequently terminated by or around the Dissolution Date.
If the Fund conducts an Eligible Tender Offer, the Fund anticipates that funds to pay the aggregate purchase price of shares accepted for purchase pursuant to the tender offer will be first derived from any cash on hand and then from the proceeds from the sale of portfolio investments held by the Fund. In addition, the Fund may be required to dispose of portfolio investments in connection with any reduction in the Fund’s outstanding leverage necessary in order to maintain the Fund’s desired leverage ratios following a tender offer. The risks related to the disposition of securities in connection with the Fund’s dissolution also would be present in connection with the disposition of securities in connection with an Eligible Tender Offer. It is likely that during the pendency of a tender offer, and possibly for a time thereafter, the Fund will hold a greater than normal percentage of its total assets in cash and cash equivalents, which may impede the Fund’s ability to achieve its investment objectives and decrease returns to shareholders. The tax effect of any such dispositions of portfolio investments will depend on the difference between the price at which the investments are sold and the tax basis of the Fund in the investments. If the Fund’s tax basis for the investments sold is less than the sale proceeds, the Fund will recognize capital gains, which the Fund will be required to distribute to Common Shareholders. Any capital gains recognized on such dispositions, as reduced by any capital losses the Fund realizes in the year of such dispositions and by any available capital loss carryforwards, will be distributed to shareholders as capital gain dividends (to the extent of net long-term capital gains over net short- term capital losses) or ordinary dividends (to the extent of net short-term capital gains over net long-term capital losses) during or with respect to such year, and such distributions will generally be taxable to Common Shareholders. In addition, the Fund’s purchase of tendered Common Shares pursuant to a tender offer would have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders.
The purchase of Common Shares by the Fund pursuant to a tender offer will have the effect of increasing the proportionate interest in the Fund of non-tendering Common Shareholders. All Common Shareholders remaining after a tender offer may be subject to proportionately higher expenses due to the reduction in the Fund’s total assets resulting from payment for the tendered Common Shares. Such reduction in the Fund’s total assets may result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund’s investment performance. Such reduction in

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PIMCO Dynamic Income Opportunities Fund

the Fund’s total assets may also cause Common Shares to become thinly traded or otherwise negatively impact secondary trading of Common Shares. A reduction in net assets, and the corresponding increase in the Fund’s expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Fund’s Common Shares to trade at a wider discount to NAV than it otherwise would. Furthermore, the portfolio of the Fund following an Eligible Tender Offer could be significantly different and, therefore, Common Shareholders retaining an investment in the Fund could be subject to greater risk. For example, the Fund may be required to sell its more liquid, higher quality portfolio investments to purchase Common Shares that are tendered in an Eligible Tender Offer, which would leave a less liquid, lower quality portfolio for remaining shareholders. The prospects of an Eligible Tender Offer may attract arbitrageurs who would purchase the Common Shares prior to the tender offer for the sole purpose of tendering those shares which could have the effect of exacerbating the risks described herein for shareholders retaining an investment in the Fund following an Eligible Tender Offer.
The Fund is not required to conduct an Eligible Tender Offer. If the Fund conducts an Eligible Tender Offer, there can be no assurance that the number of tendered Common Shares would not result in the Fund having aggregate net assets below the Dissolution Threshold, in which case the Eligible Tender Offer would be canceled, no Common Shares would be repurchased pursuant to the Eligible Tender Offer and the Fund will dissolve on the Dissolution Date (subject to possible extensions). Following the completion of an Eligible Tender Offer in which the number of tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. Thereafter, the Fund will have a perpetual existence. The Investment Manager may have a conflict of interest in recommending to the Board that the Dissolution Date be eliminated and the Fund have a perpetual existence. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to perpetual existence. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer. Shares of closed-end management investment companies frequently trade at a discount from their NAV, and as a result remaining Common Shareholders may only be able to sell their Shares at a discount to NAV.
Market Risk
The market price of securities owned by the Fund may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting (or perceiving to affect) securities markets generally or particular industries or companies represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), natural/environmental disasters or events, climate-change and climate related events can all negatively impact the securities markets, which could cause the Fund to lose value. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics continually advance there has been an increasing trend towards machine driven and artificially intelligent trading systems, particularly providing such systems with increasing levels of autonomy in trading decisions. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that are intended to affect the use of artificial technology in trading activities. Any such regulations may not have the intended affect on financial markets. Moreover, advancements in artificial intelligence and other technologies may suffer from the introduction of errors, defects or security vulnerabilities which can go undetected. The potential speed of such trading and technologies may exacerbate the impact of any such flaws, particularly where such flaws are exploited by other artificially intelligent systems and may act to impair or prevent the intervention of a human control.
The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar developments, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or

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prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments. Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner. Funds that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Fund meets their individual financial needs and tolerance for risk.
During inflationary price movements, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of a fund that invests in fixed income securities to decrease.
Interest rate increases and other market events have the potential to adversely impact real estate values and real estate-related assets, which could, by extension, adversely impact the value of other investments (such as loans, securitized debt and other fixed income securities). Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the current risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, the Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.
Asset Allocation Risk
The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that PIMCO may make less than optimal or poor asset allocation decisions. PIMCO employs an active approach to allocation among multiple fixed income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that PIMCO will focus on an investment that performs poorly or underperforms other investments under various market conditions. The Fund could experience losses as a result of these allocation decisions, which could result in the Fund being underweight or overweight in sectors, asset classes, or geographies that perform differently than expected.
Management Risk
The Fund is subject to management risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analysis in making investment decisions for the Fund. PIMCO and each portfolio manager may determine that certain factors are more significant than others, but there can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO or such other fund’s investment adviser and individual portfolio managers will evaluate every factor prior to investing in a company or issuer and expose all material risks associated with an investment. Additionally, PIMCO or such other fund’s investment adviser and individual portfolio managers may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or perceived conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO or the individual portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. To the extent the Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Fund. The Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent the Fund from purchasing a security expected to appreciate in value. Additionally, actual or perceived conflicts of interest, legislative, regulatory or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Fund’s ability to realize its investment objectives.
In addition, the Fund may rely on various third-party sources to calculate its NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs,

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PIMCO Dynamic Income Opportunities Fund

delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Fund may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in the Fund’s portfolio will fluctuate in value because of changes, or the anticipation of changes, in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of the Fund’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by the Fund is likely to decrease. Interest rate changes can be sudden and unpredictable, and the Fund may experience losses as a result of movements in interest rates. The Fund may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons.
Further, fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates that incorporates a security's yield, coupon, final maturity and call features, among other characteristics. Duration is useful primarily as a measure of the sensitivity of a fixed income security's market price to interest rate (i.e., yield) movements. All other things remaining equal, for each one percentage point increase in interest rates, the value of a portfolio of fixed income investments would generally be expected to decline by one percent for every year of the portfolio's average duration above zero. For example, the value of a portfolio of fixed income securities with an average duration of eight years would generally be expected to decline by approximately 8% if interest rates rose by one percentage point.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to the Fund. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the NAV of the Fund's shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. In addition, changes in monetary policy may exacerbate the risks associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed-income investments when due. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of higher inflation could cause such authorities to raise interest rates, which may adversely affect the Fund and its investments.
During periods of very low or negative interest rates, the Fund may be unable to maintain positive returns. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of the Fund. This is especially the case if the Fund consists of securities with widely varying durations. Therefore, if the Fund has an average duration that suggests a certain level of interest rate risk, the Fund may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund.
Convexity is an additional measure used to understand a security's or Fund's interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security's price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if the Fund holds such securities, the Fund may be subject to a greater risk of losses in periods of rising interest rates.

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Base Prospectus

Credit Risk
The Fund could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), or the counterparty to a derivatives contract, or the issuer or guarantor of collateral, repurchase agreement or a loan of portfolio securities is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by the Fund may decrease its value. Measures such as average credit quality may not accurately reflect the true credit risk of the Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Credit risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Rising or high interest rates may deteriorate the credit quality of an issuer or counterparty, particularly if an issuer or counterparty faces challenges rolling or refinancing its obligations. The Fund’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Fund’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt securities, credit spread duration typically will be higher than interest rate duration). The Fund may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of the Fund’s portfolio may vary, in some cases significantly, from its interest rate duration.
Mortgage-Related and Other Asset-Backed Instruments Risk
The mortgage-related assets in which the Fund may invest include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including real estate mortgage investment conduits (“REMICs”), which could include resecuritizations of REMICs (“Re-REMICs”), mortgage pass-through securities, inverse floaters, CMOs, CLOs, multi-class pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans. Exposures to mortgage-related assets through derivatives or other financial instruments will be considered investments in mortgage-related assets.
The Fund may also invest in other types of asset-backed securities (“ABS”), including CDOs, CBOs and CLOs and other similarly structured securities.
Mortgage-related and other asset-backed instruments represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments.
Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. Compared to other fixed income investments with similar maturity and credit, mortgage-related securities may increase in value to a lesser extent when interest rates decline and may decline in value to a similar or greater extent when interest rates rise. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations. Additionally, both mortgage-related securities and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to

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inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.
Subordinate mortgage-backed or asset-backed instruments are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate mortgage-backed or asset-backed instruments will not be fully paid.
There are multiple tranches of mortgage-backed and asset-backed instruments, offering investors various maturity and credit risk characteristics. For example, tranches may be categorized as senior, mezzanine, and subordinated/equity or “first loss.” The most senior tranche of a mortgage-backed or asset-backed instrument generally has the greatest collateralization and generally pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches generally take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the “equity” or “residual” tranche) generally specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund may also invest in the residual or equity tranches of mortgage-related and other asset-backed instruments, which may be referred to as subordinate mortgage-backed or asset-backed instruments and interest-only mortgage-backed or asset-backed instruments. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.
The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
With respect to risk retention tranches (i.e., eligible residual interests initially held by the sponsors of CMBS and other eligible securitizations pursuant to the U.S. Risk Retention Rules), a third-party purchaser, such as the Fund, must hold its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.
In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (e.g., the Federal Deposit Insurance Corporation (“FDIC”), the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.
Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach, which could be significant and exceed the value of the Fund’s investments. Direct investments in mortgages and other types of collateral are subject to risks similar (and in some cases to a greater degree) to those described above.
Mortgage-Related Derivative Instruments Risk
Mortgage-related derivative instruments involve risks associated with mortgage-related and other asset-backed instruments, privately-issued mortgage-related securities, the mortgage market, the real estate industry, derivatives and credit default swaps. See “Mortgage-Related and Other Asset-Backed Instruments Risk,” “Privately-Issued Mortgage-Related Securities Risk,” “Derivatives Risk,” and “Credit Default Swaps Risk.”

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Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.
Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Additionally, privately-issued mortgage-related securities, such as privately-held or non-traded REITs, may bear higher fees than publicly-traded REITs. Privately-held REITs generally are exempt from registration under the Securities Act and, as such, are not subject to the same disclosure requirements as REITs registered under the Securities Act, which may make privately-held REITs more difficult to evaluate from an investment perspective.
High Yield Securities Risk
To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”), the Fund may be subject to greater levels of market risk, credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV and market price of the Fund's Common Shares or Common Share dividends. These securities are considered predominantly speculative by ratings agencies with respect to an issuer's continuing ability to make principal and interest payments, and their value may be more volatile than other types of securities. An economic downturn or individual issuer developments could adversely affect the market for these securities and reduce the Fund's ability to sell these securities at an advantageous time or price. An economic downturn could also lead to a higher non-payment rate and, a high yield security may lose significant market value before a default occurs. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.
High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require the Fund to make taxable distributions of imputed income without receiving the actual cash currency. Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for these securities and/or may result in the Fund not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to the Fund. Because of the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.
In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the Fund. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal and are commonly referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. The Fund may purchase stressed or distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks. An economic downturn could severely affect the ability of issuers (particularly those that are highly leveraged) to service or repay their debt obligations. Lower-rated securities are generally less liquid than higher-rated securities, which may have an adverse effect on the Fund's ability to dispose of them. For example, under adverse market or economic conditions, the secondary market for below investment grade securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and certain securities in the Fund's portfolio may become illiquid or less liquid. As a result, the Fund could find it more difficult to sell these securities or may be able to sell these securities only at prices lower than if such securities were widely traded. To the extent the Fund focuses on below investment grade debt obligations, PIMCO's capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that PIMCO will be successful in this regard. Due to the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative. The Fund's credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or PIMCO downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell such a security, PIMCO may consider factors including, but not limited to, PIMCO's assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. Analysis of creditworthiness may be more complex for issuers of high yield securities than for issuers of higher quality debt securities.

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Municipal Bond Risk
Investing in the municipal bond market involves the risks of investing in debt securities generally and certain other risks. The amount of public information available about the municipal bonds in which the Fund may invest is generally less than that for corporate equities or bonds, and the investment performance of the Fund’s investment in municipal bonds may therefore be more dependent on the analytical abilities of PIMCO than its investments in taxable bonds. The secondary market for municipal bonds, particularly below investment grade bonds in which the Fund may invest, also tends to be less well developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell municipal bonds at attractive prices or value municipal bonds.
The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns, by litigation, legislation or political events, or by the bankruptcy of the issuer. Budgetary constraints of local, state, and federal governments upon which the issuers may be relying for funding may also impact Municipal Bonds. Laws, referenda, ordinances or regulations enacted in the future by Congress or state legislatures or the applicable governmental entity could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations, or on the ability of municipal issuers to levy taxes. Issuers of municipal securities also might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays in collecting principal and interest and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in the payment of interest or repayment of principal, or both, the Fund may take possession of and manage the assets securing the issuer's obligations on such securities, which may increase the Fund's operating expenses. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund's municipal bonds in the same manner. The Fund will be particularly subject to these risks to the extent that it focuses its investments in municipal bonds in a particular state or geographic region. Municipal securities may also have exposure to potential risks resulting from climate change, including extreme weather, flooding and fires. Climate risks, if materialized, can adversely impact a municipal issuer’s financial plans in current or future years or may impair a funding source of a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of the Fund’s municipal securities investments.
The Fund may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that the Fund will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender option bonds may be less liquid or may become less liquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status. The Fund’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond the Fund’s control, which could require the Fund to dispose of portfolio investments at inopportune times and prices. The Fund may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Fund will be subject to leverage risk. The use of tender option bonds will impact the Fund’s duration and cause the Fund to be subject to increased duration and interest rate risk.
The Fund may invest in revenue bonds, which are typically issued to fund a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. Because the principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues, there is no guarantee that the particular project will generate enough revenue to pay its obligations, in which case the Fund’s performance may be adversely affected.
The Fund may invest in participations in lease obligations or installment purchase contract obligations of municipal authorities or entities. Although a municipal lease obligation does not constitute a general obligation of the municipality for which the municipality’s taxing power is pledged, a municipal lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payments due under the municipal lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In the case of a “non-appropriation” lease, the Fund's ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property, without recourse to the general credit of the lessee, and the disposition or re-leasing of the property might prove difficult.
Municipal securities are also subject to interest rate, credit, and liquidity risk.
Interest Rate Risk
The value of municipal securities, similar to other fixed income securities, will likely drop as interest rates rise in the general market. Conversely, when rates decline, bond prices generally rise.
Credit Risk
The risk that a borrower may be unable to make interest or principal payments when they are due. Funds that invest in municipal securities rely on the ability of the issuer to service its debt. This subjects the Fund to credit risk in that the municipal issuer may be fiscally unstable or exposed to large liabilities that could impair its ability to honor its

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financial obligations. Municipal issuers with significant debt service requirements, in the near-to mid-term; unrated issuers and those with less capital and liquidity to absorb additional expenses may be most at risk. To the extent the Fund invests in lower quality or high yield municipal securities, it may be more sensitive to the adverse credit events in the municipal market. The treatment of municipalities in bankruptcy is more uncertain, and potentially more adverse to debt holders, than for corporate issues.
Liquidity Risk
The risk that investors may have difficulty finding a buyer when they seek to sell, and therefore, may be forced to sell at a discount to the market value. Liquidity may sometimes be impaired in the municipal market and because the Fund primarily invests in municipal securities, it may find it difficult to purchase or sell such securities at opportune times. The municipal securities market can be susceptible to increases in volatility and decreases in liquidity. Liquidity can decline unpredictably in response to a variety of factors, including overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity also may be caused by a rise in interest rates (or the expectation of a rise in interest rates). Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. Depending on the particular issuer and current economic conditions, municipal securities could be deemed more volatile investments.
In addition to general municipal market risks, different municipal sectors may face different risks. For instance, general obligation bonds are secured by the full faith, credit, and taxing power of the municipality issuing the obligation. As such, timely payment depends on the municipality's ability to raise tax revenue and maintain a fiscally sound budget. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan liabilities.
Revenue bonds are secured by special tax revenues or other revenue sources. If the specified revenues do not materialize, then the bonds may not be repaid.
Private activity bonds are yet another type of municipal security. Municipalities use private activity bonds to finance the development of industrial facilities for use by private enterprise. Principal and interest payments are to be made by the private enterprise benefiting from the development, which means that the holder of the bond is exposed to the risk that the private issuer may default on the bond.
Moral obligation bonds are usually issued by special purpose public entities. If the public entity defaults, repayment becomes a “moral obligation” instead of a legal one. The lack of a legally enforceable right to payment in the event of default poses a special risk for a holder of the bond because it has little or no ability to seek recourse in the event of default.
In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors relative to taxable income. Lower income tax rates potentially reduce the advantage of owning municipal securities.
Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.
Municipal notes are similar to general municipal debt obligations, but they generally possess shorter terms. Municipal notes can be used to provide interim financing and may not be repaid if anticipated revenues are not realized.
Distressed and Defaulted Securities Risk
Investments in the securities of financially distressed issuers involve substantial risks, including the risk of default. Distressed securities generally trade significantly below “par” or full value because investments in such securities and debt of distressed issuers or issuers in default are considered speculative and involve substantial risks in addition to the risks of investing in high-yield bonds. Such investments may be in default at the time of investment. In addition, these securities may fluctuate more in price, and are typically less liquid. The Fund also will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. In any such proceeding relating to a defaulted obligation, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment. Moreover, any securities received by the Fund upon completion of a workout or bankruptcy proceeding may be less liquid, speculative or restricted as to resale. Similarly, if the Fund participates in negotiations with respect to any exchange offer or plan of reorganization with respect to the securities of a distressed issuer, the Fund may be restricted from disposing of such securities. To the extent that the Fund becomes involved in such proceedings, the Fund may have a more active participation in the affairs of the issuer than that assumed generally by an investor. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.
Also among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. PIMCO’s judgments about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.
Inflation-Indexed Security Risk
Inflation-indexed debt securities are subject to the effects of actual or anticipated changes in market interest rates caused by factors other than inflation (e.g., real interest rates). In general, the value of an inflation-indexed security, including Treasury Inflation-Protected Securities (“TIPS”), tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed

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securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the Consumer Price Index (“CPI”)), which is calculated and published by a third party, will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. Additionally, a CPI swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap. With municipal inflation-indexed securities, the inflation adjustment is integrated into the coupon payment, which is federally tax-exempt (and may be state tax-exempt). For municipal inflation-indexed securities, there is no adjustment to the principal value. Because municipal inflation-indexed securities are a small component of the municipal bond market, they may be less liquid than conventional municipal bonds.
Senior Debt Risk
The Fund may be subject to greater levels of credit risk than funds that do not invest in below investment grade senior debt. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior debt. Restrictions on transfers in loan agreements, a lack of publicly available information and other factors may, in certain instances, make senior debt more difficult to sell at an advantageous time or price than other types of securities or instruments. Additionally, if the issuer of senior debt prepays, the Fund will have to consider reinvesting the proceeds in other senior debt or similar instruments that may pay lower interest rates.
Loans and Other Indebtedness; Loan Participations and Assignments Risk
Loan interests may take the form of (i) direct interests acquired during a primary distribution or other purchase of a loan, (ii) loans originated by the Fund or (iii) assignments of, novations of or participations in all or a portion of a loan acquired in secondary markets. In addition to credit risk and interest rate risk, the Fund's exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund's share price and yield could be adversely affected. Loans that are fully secured may offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal if the Fund is able to access and monetize the collateral. However, the collateral underlying a loan, if any, may be unavailable or insufficient to satisfy a borrower's obligation. If the Fund becomes owner, whole or in part, of any collateral after a loan is foreclosed, the Fund may incur costs associated with owning and/or monetizing its ownership of the collateral.
During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, or changing interest rates (notably increases), delinquencies and losses generally increase, sometimes dramatically, with respect to obligations under such loans. An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the Fund’s ability to sell these instruments at an advantageous time or price. An economic downturn could also lead to a higher non-payment rate and, a loan may lose significant market value before a default occurs.
Investments in loans through a purchase of a loan, loan origination or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral.
Moreover, the purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. The Fund may also invest in loans that are not secured by collateral which typically present greater risks than collateralized loans.
The Fund may obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, the Fund may be subject to the risk of delay or default in repayment of the loan, which could negatively impact the Fund's performance. Additionally, the Fund may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. As a result, the Fund will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain loan participations may be structured in a manner designed to prevent

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purchasers of participations from being subject to the credit risk of the lender, but even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation impaired.
The Fund may have difficulty disposing of loans and loan participations. Because there may not be a liquid market for many such investments, the Fund anticipates that such investments could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such investments and the Fund's ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio.
Investments in loans may include participations in bridge loans, which are loans taken out by borrowers for a short period (typically less than one year) pending arrangement of more permanent financing through, for example, the issuance of bonds, frequently high yield bonds issued for the purpose of acquisitions. Investments in loans may include acquisitions of, or participation in, delayed draw and delayed funding loans and revolving credit facilities. These commitments may have the effect of requiring the Fund to increase its investment in a borrower at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). Delayed draw and delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. Further, the Fund may need to hold liquid assets in order to provide funding for these types of commitments, meaning the Fund may not be able to invest in other attractive investments, or the Fund may need to liquidate existing assets in order to provide such funding.
The Fund may invest in loans used to finance the cost of construction, acquisition, development, and/ or rehabilitation of a property including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose the Fund to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
To the extent the Fund invests in loans, or originates loans, the Fund may be subject to greater levels of credit risk, call risk, settlement risk, risk of subordination to other creditors, insufficient or lack of protection under federal securities laws and liquidity risk. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile than other types of securities. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”).
Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads, among other factors, may, in certain circumstances, make loans more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Some loans may have extended trade settlement periods, including settlement periods of greater than seven days, which may result in cash not being immediately available to the Fund. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Because of such risks involved in investing in loans, an investment in the Fund should be considered speculative.
The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinate and unsecured loans share the same risks as other below investment grade securities.

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There may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities. Loans may be issued by borrowers that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such borrowers may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.
Economic exposure to loan interests through the use of derivative transactions may involve greater risks than if the Fund had invested in the loan interest directly during a primary distribution, through direct originations or through assignments of, novations of or participations in a loan acquired in secondary markets since, in addition to the risks described above, certain derivative transactions may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks.
Loan Origination Risk
The Fund may seek to originate loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans or other types of loans, which may be in the form of, and without limitation as to a loan’s level of seniority within a capital structure, whole loans, assignments, participations, secured and unsecured notes, senior and second lien loans, mezzanine loans, bridge loans or similar investments. The Fund may originate loans to corporations and/or other legal entities and individuals, including foreign (non-U.S.) and emerging market entities and individuals. Loans may carry significant credit risks (for example, a borrower may not have a credit rating or score or may have a rating or score that indicates significant credit risk). This may include loans to public or private firms or individuals, such as in connection with housing development projects. The loans the Fund invests in or originates may vary in maturity and/or duration. The Fund is not limited in the amount, size or type of loans it may invest in and/or originate, including with respect to a single borrower or with respect to borrowers that are determined to be below investment grade, other than pursuant to any applicable law. The Fund's investment in or origination of loans may also be limited by the requirements the Fund intends to observe under Subchapter M of the Code in order to qualify as a RIC. The Fund may subsequently offer such investments for sale to third parties; provided, that there is no assurance that the Fund will complete the sale of such an investment. If the Fund is unable to sell, assign or successfully close transactions for the loans that it originates, the Fund will be forced to hold its interest in such loans for an indeterminate period of time. This could result in the Fund's investments having high exposure to certain borrowers. The Fund will be responsible for the expenses associated with originating a loan
(whether or not consummated). This may include significant legal and due diligence expenses, which will be indirectly borne by the Fund and Common Shareholders.
Bridge loans are generally made with the expectation that the borrower will be able to obtain permanent financing in the near future. Any delay in obtaining permanent financing subjects the bridge loan investor to increased risk. A borrower's use of bridge loans also involves the risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower's perceived creditworthiness.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state attorneys general, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies' financial results. To the extent the Fund engages in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.
Foreign Loan Origination Risk
The Fund may originate loans to foreign entities and individuals, including foreign (non-U.S.) and emerging market entities and individuals. Such loans may involve risks not ordinarily associated with exposure to loans to United States entities and individuals. The foreign lending industry may be subject to less governmental supervision and regulation than exists in the United States; conversely, foreign regulatory regimes applicable to the lending industry may be more complex and more restrictive than those in the United States, resulting in higher costs associated with such investments, and such regulatory regimes may be subject to interpretation or change without prior notice to investors, such as the Fund. Foreign lending may not be subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States Due to differences in legal systems, there may be difficulty in obtaining or enforcing a court judgment outside the United States. In addition, to the extent that investments are made in a limited number of countries, events in those countries will have a more significant impact on the Fund. The Fund’s loans to foreign entities and individuals may be subject to risks of increased transaction costs, potential delays in settlement or unfavorable differences between the U.S. economy and foreign economies.
The Fund’s exposure to loans to foreign entities and individuals may be subject to withholding and other foreign taxes, which may adversely affect the net return on such investments. In addition, fluctuations in

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foreign currency exchange rates and exchange controls may adversely affect the market value of the Fund’s exposure to loans to foreign entities and individuals. The Fund is unlikely to be able to pass through to its shareholders foreign income tax credits in respect of any foreign income taxes it pays.
Risk Retention Investment Risk
The Fund may invest in risk retention tranches of CMBS or other eligible securitizations, if any (“risk retention tranches”), which are eligible residual interests typically held by the sponsors of such securitizations pursuant to the final rules implementing the credit risk retention requirements of Section 941 of the Dodd-Frank Act (the “U.S. Risk Retention Rules”). In the case of CMBS transactions, for example, the U.S. Risk Retention Rules permit all or a portion of the retained credit risk associated with certain securitizations (i.e., retained risk) to be held by an unaffiliated “third party purchaser,” such as the Fund, if, among other requirements, the third-party purchaser holds its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.
In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.
Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the final U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach, which could be significant and exceed the value of the Fund’s investments.
Subprime Risk
Loans, and debt instruments collateralized by loans (including shares, certificates, notes or other securities issued by a special purpose entity (“SPE”) sponsored by an alternative lending platform (i.e., an online lending marketplace or lender that is not a traditional banker, such as a bank) or its affiliates (the “Sponsor”) that represent the right to receive principal and interest payments due on pools of whole loans or fractions of whole loans, which may (but may not) be issued by the Sponsor, held by the SPE (“Alt Lending ABS”)), acquired by the Fund may be subprime in quality, or may become subprime in quality. Although there is no specific legal or market definition of “subprime,” subprime loans are generally understood to refer to loans made to borrowers that display poor credit histories and other characteristics that correlate with a higher default risk. Accordingly, subprime loans, and debt instruments secured by such loans (including Alt Lending ABS), have speculative characteristics and are subject to heightened risks, including the risk of nonpayment of interest or repayment of principal, and the risks associated with investments in high yield securities. In addition, these instruments could be subject to increased regulatory scrutiny. The Fund is not restricted by any particular borrower credit risk criteria and/or qualifications when acquiring loans or debt instruments collateralized by loans.
Privacy and Data Security Risk
The Gramm-Leach-Bliley Act (“GLBA”) and other laws limit the disclosure of certain non-public personal information about a consumer to non-affiliated third parties and require financial institutions to disclose certain privacy policies and practices with respect to information sharing with both affiliates and non-affiliated third parties. Many states and a number of non-U.S. jurisdictions have enacted privacy and data security laws requiring safeguards on the privacy and security of consumers’ personally identifiable information. Other laws deal with obligations to safeguard and dispose of private information in a manner designed to avoid its dissemination. Privacy rules adopted by the U.S. Federal Trade Commission and SEC implement the GLBA and other requirements and govern the disclosure of consumer financial information by certain financial institutions, ranging from banks to private investment funds. U.S. platforms following certain models generally are required to have privacy policies that conform to these GLBA and other requirements. In addition, such platforms typically have policies and procedures intended to maintain platform participants’ personal information securely and dispose of it properly.
The Fund generally does not intend to obtain or hold borrowers’ non-public personal information, and the Fund has implemented procedures reasonably designed to prevent the disclosure of borrowers’ non-public personal information to the Fund. However, service providers to the Fund or its Subsidiaries, including their custodians and the platforms acting as loan servicers for the Fund or its Subsidiaries, may obtain, hold or process such information. The Fund cannot guarantee the security of non-public personal information in the possession of such a service provider and cannot guarantee that service providers have been and will continue to comply with the GLBA, other data security and privacy laws and any other related regulatory requirements. Violations of the GLBA and other laws could subject the Fund to litigation and/or fines, penalties or other regulatory action, which,

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individually or in the aggregate, could have an adverse effect on the Fund. The Fund may also face regulations related to privacy and data security in the other jurisdictions in which the Fund invests.
Platform Risk
The Alt Lending ABS in which the Fund may invest are typically not listed on any securities exchange and not registered under the Securities Act. In addition, the Fund anticipates that these instruments may only be sold to a limited number of investors and may have a limited or non-existent secondary market. Accordingly, the Fund currently expects that certain of the investments it may make in Alt Lending ABS will face heightened levels of liquidity risk. Although currently there is generally no reliable, active secondary market for certain Alt Lending ABS, a secondary market for these Alt Lending ABS may develop. If the Fund purchases Alt Lending ABS on an alternative lending platform, the Fund will have the right to receive principal and interest payments due on loans underlying the Alt Lending ABS only if the platform servicing the loans receives the borrower’s payments on such loans and passes such payments through to the Fund. If a borrower is unable or fails to make payments on a loan for any reason, the Fund may be greatly limited in its ability to recover any outstanding principal or interest due, as (among other reasons) the Fund may not have direct recourse against the borrower or may otherwise be limited in its ability to directly enforce its rights under the loan, whether through the borrower or the platform through which such loan was originated, the loan may be unsecured or under-collateralized and/or it may be impracticable to commence a legal proceeding against the defaulting borrower.
The Fund may have limited knowledge about the underlying loans and is dependent upon the platform for information regarding underlying loans. Although PIMCO may conduct diligence on the platforms, the Fund generally does not have the ability to independently verify the information provided by the platforms, other than payment information regarding loans underlying the Alt Lending ABS owned by the Fund, which the Fund observes directly as payments are received. With respect to Alt Lending ABS that the Fund purchases in the secondary market (i.e., not directly from an alternative lending platform), the Fund may not perform the same level of diligence on such platform or at all. The Fund may not review the particular characteristics of the loans collateralizing an Alt Lending ABS, but rather negotiate in advance with platforms the general criteria of the underlying loans. As a result, the Fund is dependent on the platforms’ ability to collect, verify and provide information to the Fund about each loan and borrower.
The Fund relies on the borrower’s credit information, which is provided by the platforms. However, such information may be out of date, incomplete or inaccurate and may, therefore, not accurately reflect the borrower’s actual creditworthiness. Platforms may not have an obligation to update borrower information, and, therefore, the Fund may not be aware of any impairment in a borrower’s creditworthiness subsequent to the making of a particular loan. The platforms’ credit decisions and scoring models may be based on algorithms that could potentially contain programming or other errors or prove to be ineffective or otherwise flawed. This could adversely affect loan pricing data and approval processes and could cause loans to be mispriced or misclassified, which could ultimately have a negative impact on the Fund’s performance. In addition, the underlying loans, in some cases, may be affected by the success of the platforms through which they are facilitated. Therefore, disruptions in the businesses of such platforms may also negatively impact the value of the Fund’s investments. In addition, disruption in the business of a platform could limit or eliminate the ability of the Fund to invest in loans originated by that platform, and therefore the Fund could lose some or all of the benefit of its diligence effort with respect to that platform. Platforms are for-profit businesses that, as a general matter, generate revenue by collecting fees on funded loans from borrowers and by assessing a loan servicing fee on investors, which may be a fixed annual amount or a percentage of the loan or amounts collected. This business could be disrupted in multiple ways; for example, a platform could file for bankruptcy or a platform might suffer reputational harm from negative publicity about the platform or alternative lending more generally and the loss of investor confidence in the event that a loan facilitated through the platform is not repaid and the investor loses money on its investment. Many platforms and/or their affiliates have incurred operating losses since their inception and may continue to incur net losses in the future, particularly as their businesses grow and they incur additional operating expenses Platforms may also be forced to defend legal action taken by regulators or governmental bodies. Alternative lending is a newer industry operating in an evolving legal environment. Platforms may be subject to risk of litigation alleging violations of law and/or regulations, including, for example, consumer protection laws, whether in the U.S. or in foreign jurisdictions. Platforms may be unsuccessful in defending against such lawsuits or other actions and, in addition to the costs incurred in fighting any such actions, platforms may be required to pay money in connection with the judgments, settlements or fines or may be forced to modify the terms of its borrower loans, which could cause the platform to realize a loss or receive a lower return on a loan than originally anticipated. Platforms may also be parties to litigation or other legal action in an attempt to protect or enforce their rights or those of affiliates, including intellectual property rights, and may incur similar costs in connection with any such efforts.
The Fund’s investments in Alt Lending ABS may expose the Fund to the credit risk of the issuer. Generally, such instruments are unsecured obligations of the issuer; an issuer that becomes subject to bankruptcy proceedings may be unable to make full and timely payments on its obligations to the Fund, even if the payments on the underlying loan or loans continue to be made timely and in full. In addition, when the Fund owns Alt Lending ABS, the Fund and its custodian generally do not have a contractual relationship with, or personally identifiable information regarding, individual borrowers, so the Fund will not be able to enforce underlying loans directly against borrowers and may not be able to appoint an alternative servicing agent in the event that a platform or third-party servicer, as applicable, ceases to service the underlying loans. Therefore, the Fund is more dependent on the platform for servicing than if the Fund had owned whole loans through the platform. Where such interests are secured, the Fund relies on the platform to perfect the Fund’s security interest. In addition, there may be a delay between the time the Fund commits to purchase an instrument issued by a platform,

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its affiliate or a special purpose entity sponsored by the platform or its affiliate and the issuance of such instrument and, during such delay, the funds committed to such an investment will not earn interest on the investment nor will they be available for investment in other alternative lending-related instruments, which will reduce the effective rate of return on the investment. The Fund’s investments in Alt Lending ABS may be illiquid.
“Covenant-lite” Obligations Risk
Covenant-lite obligations contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached, which would allow the lender to restructure the loan or take other action intended to help mitigate losses. Covenant-lite loans carry a risk that the borrower could transfer or encumber its assets, which could reduce the amount of assets that can be used to satisfy debts and result in losses for debtholders. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.
Reinvestment Risk
Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, NAV and/or overall return of the Common Shares.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting, auditing and custody standards of foreign countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit the Fund's ability to buy and sell securities. Investments in foreign (non-U.S.) markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign (non-U.S.) investing in their capital markets or in certain sectors or industries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by the Fund, particularly during periods of market turmoil. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on the Fund's investments.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions or diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect the Fund’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could, among other things, result in a decline in the value and/or liquidity of affected securities, downgrades in the credit ratings of the affected or

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related securities, currency devaluation or volatility, and increased market volatility and disruption in the securities or sanctioned country and throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent the Fund from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent securities transactions and adversely impact the Fund's liquidity and performance and/or prevent the liquidation of a portfolio holding sanctioned securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated.To the extent that the Fund invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, the Fund will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local market holidays or other reasons) and more difficult to value than securities of U.S. issuers.
Investments in Russia. The Fund may invest in securities and instruments that are economically tied to Russia. Investments in Russia are subject to various risks such as, but not limited to political, economic, legal, market and currency risks. The risks include uncertain political and economic policies, short -term market volatility, poor accounting standards, corruption and crime, an inadequate regulatory system, regional armed conflict and unpredictable taxation. Investments in Russia are particularly subject to the risk that further economic sanctions, export and import controls, and other similar measures may be imposed by the United States and/or other countries. Other similar measures may include, but are not limited to, banning or expanding bans on Russia or certain persons or entities associated with Russia from global payment systems that facilitate cross-border payments, restricting the settlement of securities transactions by certain investors, and freezing Russian assets or those of particular countries, entities or persons with ties to Russia (e.g., Belarus). Such sanctions and other similar measures - which may impact companies in many sectors, including energy, financial services, technology, accounting, quantum computing, shipping, aviation, metals and mining, defense, architecture, engineering, construction, manufacturing and transportation, among others - and Russia's countermeasures may negatively impact the Fund's performance and/or ability to achieve its investment objectives. For example, certain investments may be prohibited and/or existing investments may become illiquid (e.g., in the event that transacting in certain existing investments is prohibited, securities markets close, or market participants cease transacting in certain investments in light of geopolitical events, sanctions or related considerations), which could render any such securities held by the Fund unmarketable for an indefinite period of time and/or cause the Fund to sell other portfolio holdings at a disadvantageous time or price or to continue to hold investments that the Fund no longer seeks to hold. In addition, such sanctions or other similar measures, and the Russian government's response, could result in a downgrade of Russia's credit rating or of securities of issuers located in or economically tied to Russia, devaluation of Russia's currency and/or increased volatility with respect to Russian securities and the ruble. Moreover, disruptions caused by Russian military action or other actions (including cyberattacks, espionage or other asymmetric measures) or resulting actual or threatened responses to such activity may impact Russia's economy and Russian and other issuers of securities in which the Fund is invested. Such resulting actual or threatened responses may include, but are not limited to, purchasing and financing restrictions, withdrawal of financial intermediaries, boycotts or changes in consumer or purchaser preferences, sanctions, export and import controls, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians. Any actions by Russia made in response to such sanctions or retaliatory measures could further impair the value and liquidity of Fund investments. Sanctions and other similar measures have resulted in defaults on debt obligations by certain corporate issuers and the Russian Federation that could lead to cross-defaults or cross-accelerations on other obligations of these issuers. The Russian securities market is characterized by limited volume of trading, resulting in difficulty in obtaining accurate prices and trading. These issues can be magnified as a result of sanctions and other similar measures that may be imposed and the Russian government's response.
The Russian securities market, as compared to U.S. markets, has significant price volatility, less liquidity, a smaller market capitalization and a smaller number of traded securities. There may be little publicly available information about issuers. Settlement, clearing and registration of securities transactions are subject to risks. Prior to the implementation of the National Settlement Depository (“NSD”), a recognized central securities depository, there was no central registration system for equity share registration in Russia, and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Title to Russian equities held through the NSD is now based on the records of the NSD and not the registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, issues resulting in loss can still occur. In addition, sanctions by the European Union against the NSD, as well as the potential for sanctions by other governments, could make it more difficult to conduct or confirm transactions involving Russian securities. Ownership of securities issued by Russian companies that are not held through depositories such as the NSD may be recorded by companies themselves and by registrars. Moreover, changes in Russian laws and regulations could require the transfer of securities from the NSD to registrars or other parties outside of standard custodial arrangements. In such cases, the risk is increased that the Fund could lose ownership rights through fraud, negligence or oversight. While applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. In addition, issuers and registrars are still prominent in the validation and approval

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of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. In addition, sanctions or Russian countermeasures may prohibit or limit the Fund's ability to participate in corporate actions, and therefore require the Fund to forego voting on or receiving funds that would otherwise be beneficial to the Fund. To the extent that the Fund suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Fund to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. Adverse currency exchange rates are a risk and there may be a lack of available currency hedging instruments. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Oil, natural gas, metals, minerals and timber account for a significant portion of Russia's exports, leaving the country vulnerable to swings in world prices and to sanctions or other actions that may be directed at the Russian economy as a whole or at Russian oil, natural gas, metals, minerals or timber industries.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent that the Fund invests in securities of issuers based in or doing business in emerging market countries or invests in securities denominated in the currencies of emerging market countries. Investing in securities of issuers based in or doing business in emerging markets entails all of the risks of investing in foreign securities noted above, but to a heightened degree.
Investments in emerging market countries pose a greater degree of systemic risk (i.e., the risk of a cascading collapse of multiple institutions within a country, and even multiple national economies). The inter-relatedness of economic and financial institutions within and among emerging market economies has deepened over the years, with the effect that institutional failures and/or economic difficulties that are of initially limited scope may spread throughout a country, a region or all or most emerging market countries. This may undermine any attempt by the Fund to reduce risk through geographic diversification of its portfolio.
There is a heightened possibility of imposition of withholding or other taxes on interest or dividend income or capital gains generated from emerging market securities. Governments of emerging market countries may engage in confiscatory taxation or expropriation of income and/or assets to raise revenues or to pursue a domestic political agenda. In the past, emerging market countries have nationalized assets, companies and even entire sectors, including the assets of foreign investors, with inadequate or no compensation to the prior owners. There can be no assurance that the Fund will not suffer a loss of any or all of its investments, or interest or dividends thereon, due to adverse fiscal or other policy changes in emerging market countries.
There is also a greater risk that an emerging market government may take action that impedes or prevents the Fund from taking income and/or capital gains earned in the local currency and converting into U.S. dollars (i.e., “repatriating” local currency investments or profits). Certain emerging market countries have sought to maintain foreign exchange reserves and/or address the economic volatility and dislocations caused by the large international capital flows by controlling or restricting the conversion of the local currency into other currencies. This risk tends to become more acute when economic conditions otherwise worsen. There can be no assurance that if the Fund earns income or capital gains in an emerging market currency or PIMCO otherwise seeks to withdraw the Fund’s investments from a given emerging market country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Bankruptcy law and creditor reorganization processes may differ substantially from those in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain emerging market countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain. In addition, it may be impossible to seek legal redress against an issuer that is a sovereign state.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions, or obtain information needed to pursue or enforce such judgments, against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. The Fund may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities.
Other heightened risks associated with emerging markets investments include without limitation (i) risks due to less social, political and economic stability; (ii) the smaller size of the market for such securities and a lower volume of trading, resulting in a lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Fund’s investment opportunities, including sanctions and restrictions on investing in issuers or industries deemed sensitive to relevant national interests and requirements that government approval be obtained prior to investment by foreign persons; (iv) certain national policies that may restrict the Fund’s repatriation of investment income, capital or the proceeds of sales of securities, including temporary restrictions on foreign capital remittances; (v) the lack of uniform accounting and

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auditing standards and/or standards that may be significantly different from the standards required in the United States; (vi) less publicly available financial and other information regarding issuers; (vii) potential difficulties in enforcing contractual obligations; and (viii) higher rates of inflation, higher interest rates and other economic concerns. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to the Fund. The Fund may invest to a substantial extent in emerging market securities that are denominated in local currencies, subjecting the Fund to a greater degree of foreign currency risk. Also, investing in emerging market countries may entail purchases of securities of issuers that are insolvent, bankrupt or otherwise of questionable ability to satisfy their payment obligations as they become due, subjecting the Fund to a greater amount of credit risk and/or high yield risk. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Currency Risk
Currency risk may be particularly high because the Fund may, at times or in general, have substantial exposure to emerging market currencies, and engage in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political, headline, reputational and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Investments denominated in foreign (non-U.S.) currencies or that trade in and receive revenues in, foreign (non-U.S.) currencies, derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest or inflation rates, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, the imposition of currency controls or other political developments in the United States or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Common Shareholders. There is no assurance that a hedging strategy, if used, will be successful.
Moreover, currency hedging techniques may be unavailable with respect to emerging market currencies. As a result, the Fund’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated, and especially emerging market-currency denominated, securities may reduce the returns of the Fund.
The local emerging market currencies in which the Fund may be invested from time to time may experience substantially greater volatility against the U.S. dollar than the major convertible currencies of developed countries. Some of the local currencies in which the Fund may invest are neither freely convertible into one of the major currencies nor internationally traded. The local currencies may be convertible into other currencies only inside the relevant emerging market where the limited availability of such other currencies may tend to inflate their values relative to the local currency in question. Such internal exchange markets can therefore be said to be neither liquid nor competitive. In addition, many of the currencies of emerging market countries in which the Fund may invest have experienced steady devaluation relative to freely convertible currencies.
Continuing uncertainty as to the status of the euro and the European Monetary Union (“EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
There can be no assurance that if the Fund earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.
U.S. Government Securities Risk
Certain U.S. government securities, such as U.S. Treasury bills, notes and bonds, and mortgage-related securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of Federal Home Loan Banks (“FHLBs”) or the Federal Home Loan Mortgage Corporation (“FHLMC”), are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the agency, instrumentality or corporation. U.S. government securities are subject to market risk, interest rate risk and credit risk. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such

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obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities.
Yields available from U.S. government debt securities are generally lower than the yields available from such other securities. The values of U.S. government securities change as interest rates fluctuate.
Periodically, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could increase the risk that the U.S. government may default on payments on certain U.S. government securities, cause the credit rating of the U.S. government to be downgraded, increase volatility in the stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury and other securities, and/or increase the costs of various kinds of debt. If a government-sponsored entity is negatively impacted by legislative or regulatory action (or lack thereof), is unable to meet its obligations, or its creditworthiness declines, the performance of a fund that holds securities of the entity will be adversely impacted.
Convertible Securities Risk
Convertible securities are fixed income securities, preferred securities or other securities that are convertible into or exercisable for common stock of the issuer (or cash or securities of equivalent value) at either a stated price or a stated rate. Convertible debt securities pay interest and convertible preferred stocks pay dividends until they mature or are converted, exchanged or redeemed. The market values of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. A convertible security’s market value, however, tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. Certain types of convertible securities may decline in value or lose their value entirely in the event the issuer’s financial condition becomes significantly impaired. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities may be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. Consequently, the issuer’s convertible securities generally entail less risk than its common stock but more risk than its other debt obligations. Convertible securities are often rated below investment grade or not rated.
Synthetic Convertible Securities Risk
Synthetic convertible securities involve the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income-producing component and a right to acquire an equity security). Synthetic convertible securities are often achieved, in part, through investments in warrants or options to buy common stock (or options on a stock index), and therefore are subject to the risks associated with derivatives. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Because the convertible component is typically achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index, synthetic convertible securities are subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible component falls below the exercise price of the warrant or option, the warrant or option may lose all value.
Contingent Convertible Securities Risk
Contingent convertible securities (“CoCos”) have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into equity or have their principal written down (including potentially to zero) upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. As a result, an investment by the Fund in CoCos is subject to the risk that coupon (i.e., interest) payments may be cancelled by the issuer or a regulatory authority in order to help the issuer absorb losses and the risk of total loss. If such an event occurs, an investor may not have any rights to repayment of the principal amount of the securities. Additionally, an investor may not be able to collect interest payments or dividends on such securities. An investment by the Fund in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Fund’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations and CoCos may also be treated as junior to an issuer’s other obligations and securities. In addition, if CoCos held by the Fund are converted into the issuer’s underlying equity securities following a trigger event, the Fund’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by the Fund in CoCos may result in losses to the Fund.
Valuation Risk
Certain securities in which the Fund invests may be less liquid and more difficult to value than other types of securities. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair

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value pricing will result in adjustments to the prices of securities or other assets or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.
Leverage Risk
The Fund’s use of leverage, if any, creates the opportunity for increased Common Share net income, but also creates special risks for Common Shareholders (including an increased risk of loss). To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to leverage, if any, will be invested in accordance with the Fund’s investment objectives and policies. Interest expense payable by the Fund with respect to derivatives and other forms of leverage, and dividends payable with respect to preferred shares outstanding, if any, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest expenses and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. There can be no assurance these circumstances will occur. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common Shareholders. When the Fund reduces or discontinues its use of leverage (“deleveraging”), it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in the Fund's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of the Fund's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities, prepayment penalties on borrowed funds, and, if applicable, fees related to the redemption of preferred shares. Leveraging transactions pursued by the Fund may increase its duration and sensitivity to interest rate changes and other market risks. The Fund may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to the Fund’s portfolio. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Common Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Shares, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for Common Shareholders, including:
■
the likelihood of greater volatility of NAV and market price of Common Shares, and of the investment return to Common Shareholders, than a comparable portfolio without leverage;
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the possibility either that Common Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Common Shares will fluctuate because such costs vary over time; and
■
the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged.
In addition, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s Common Shareholders.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. Dollar roll/buyback transactions involve the risk that the market value of the securities the Fund is required to purchase may decline below the agreed upon repurchase price of those securities. Successful use of dollar rolls/buybacks may depend upon the Investment Manager’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls/buybacks can be successfully employed. In connection with reverse repurchase agreements and dollar rolls/buybacks, the Fund will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.
The Fund may engage in total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives. The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions and total returns to Common Shareholders. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.
Any total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or

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other derivatives by the Fund or counterparties to the Fund’s other leveraging transactions, if any, would have seniority over the Fund’s Common Shares.
Because the fees received by the Investment Manager may increase depending on the types of leverage utilized by the Fund, the Investment Manager has a financial incentive for the Fund to use certain forms of leverage, which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand.
To the extent that any Subsidiary of the Fund directly incurs leverage in the form of debt or preferred shares, the amount of such leverage used by the Fund and such Subsidiaries will be consolidated and treated as senior securities for purposes of complying with the 1940 Act’s limitations on leverage by the Fund.
Short Exposure Risk
The Funds short sales, if any, are subject to special risks. A short sale involves the sale by the Fund of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Fund may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Fund will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero. By investing the proceeds received from selling securities short, the Fund could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase the Fund’s exposure to long security positions and make any change in the Fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy the Fund employs will be successful during any period in which it is employed.
In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for long periods of time. Also, there is the risk that the third party to the short sale will not fulfill its contractual obligations, causing a loss to the Fund.
Smaller Company Risk
The general risks associated with debt instruments or equity securities are particularly pronounced for securities issued by companies with small market capitalizations. Small capitalization companies involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Fund may have difficulty purchasing or selling securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies. Companies with medium-sized market capitalizations may have risks similar to those of smaller companies.
Derivatives Risk
The Fund may, but is not required to, utilize a variety of derivative instruments (both long and short positions) for investment or risk management purposes. Additionally, the Fund may invest in futures and other derivatives that provide equity exposures, including for equitization and hedging purposes, using derivatives that provide exposure that is not identical to the instruments or markets in which the Fund seeks to invest 80% of its assets. Derivatives or other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. For example, the Fund may use derivative instruments for purposes of increasing liquidity, providing efficient portfolio management, broadening investment opportunities (including taking short or negative positions), implementing a tax or cash management strategy, gaining exposure to a particular security or segment of the market, modifying the effective duration of the Fund's portfolio investments and/or enhancing total return. Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or the Fund may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for the Fund (which may support, constitute and/or increase the distributions paid by, or the yield of, the Fund) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses the Fund may incur if the call option is exercised, and derivative transactions where the Fund is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rates, paid by the Fund should not be viewed as the total returns or overall performance of the Fund. These strategies may also produce adverse tax consequences (for example, the Fund’s income and gain-generating strategies may generate current income and gains, including short-term capital gains, taxable as ordinary income) and limit the Fund’s opportunity to profit or otherwise benefit from certain gains. The Fund may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
The Fund may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value. The Fund’s income and gain-generating

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strategies, including certain derivatives strategies, may generate current income and gains, including short-term capital gains, taxable as ordinary income sufficient to support distributions, even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Fund’s portfolio of investments, or arising from its use of derivatives. Consequently, Fund shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Fund has declined in value, which may be economically similar to a taxable return of capital.
The use of derivatives involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives which may increase market exposure, are subject to a number of risks, including leverage risk, liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements and risks arising from mispricing or valuation complexity (including the risk of improper valuation), governmental risk, as well as the risks associated with the underlying asset, reference rate or index, or risk associated with sanctions. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Fund could lose more than the initial amount invested, and derivatives may increase the volatility of the Fund, especially in unusual or extreme market conditions. In addition, the use of derivatives may cause the Fund’s investment returns to be impacted by the performance of assets the Fund does not own, potentially resulting in the Fund’s total investment exposure exceeding the value of its portfolio. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund may utilize asset segregation and posting of collateral for risk management or other purposes. The Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Fund. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. The Fund's use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.
Non-centrally-cleared Over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives that are exchange-traded or traded through a central clearing counterparty resides with the Fund's clearing broker, or the clearinghouse.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of the Fund and its counterparty.
It may not be possible for the Fund to modify, terminate, or offset the Fund's obligations or the Fund's exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund's hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended and may expose the Fund to additional risks. In such case, the Fund may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Fund may wish to retain the Fund’s position in the derivative instrument by entering into a similar contract but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Fund will be subject to increased liquidity and investment risk.
The Fund may enter into opposite sides of interest rate swap and other derivatives for the principal purpose of generating distributable gains on the one side (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies (“paired swap transactions”), and with a substantial possibility that the Fund will experience a corresponding capital loss and decline in NAV with respect to the opposite side transaction (to the extent it does not have corresponding offsetting capital gains). Consequently, Common Shareholders may receive distributions and owe tax on amounts that are effectively a taxable return of the shareholder’s investment in the Fund, at a time when their investment in the Fund has declined in value, which tax may be at ordinary income rates. In addition, the Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary

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income tax rates), potentially subjecting shareholders of the Fund to adverse tax consequences. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise. When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund's hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose the Fund to additional risks. In addition, derivatives used for hedging may partially protect the Fund from the risks they were intended to hedge yet not fully mitigate the impact of such risks. The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Fund’s derivative transactions, impede the employment of the Fund’s derivatives strategies, or adversely affect the Fund’s performance and cause the Fund to lose value.
Credit Default Swaps Risk
Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to leverage risk, illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein. As the seller, the Fund would receive a stream of payments over the term of the swap agreement provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. The Fund would effectively add leverage to its portfolio because, if a default occurs, the stream of payments may stop and, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.
The market for credit default swaps has become more volatile as the creditworthiness of certain counterparties has been questioned and/or downgraded. The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation or another third party). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses.
Counterparty Risk
The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. For example, if a bank at which the Fund or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Fund or issuer. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. Counterparty credit risk also includes the related risk of having concentrated exposure to a single counterparty, which may increase potential losses if the counterparty were to become insolvent. While the Fund may seek to manage its counterparty risk by transacting with a number of counterparties, concerns about the solvency of, or a default by, one large market participant could lead to significant impairment of liquidity and other adverse consequences for other counterparties.

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PIMCO Dynamic Income Opportunities Fund

Equity Securities and Related Market Risk
The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. The values of equity securities may decline due to real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. They may also decline due to labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than bonds and other debt securities.
Preferred Securities Risk
In addition to equity securities risk, credit risk and possibly high yield risk, investment in preferred securities involves certain other risks. Certain preferred securities contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred security that is deferring its distribution, the Fund may be required to include the amount of the deferred distribution in its taxable income for tax purposes although it does not currently receive such amount in cash. In order to receive the special treatment accorded to regulated investment companies and their shareholders under the Internal Revenue Code of 1986, as amended (the “Code”) and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to shareholders in the tax year in which the income is recognized (without a corresponding receipt of cash by the Fund). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Preferred securities often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred securities are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred securities may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities.
Insurance-Linked and Other Instruments Risk.
The Fund may invest in insurance-linked instruments and similar investments (which may include, for example, event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Fund could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment.
Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Fund may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Fund. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Fund to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Fund has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by the Fund involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Fund, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in

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mortality rates exceeding expectations. The Fund may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Private Placements and Restricted Securities Risk
A private placement involves the sale of securities that have not been registered under the Securities Act or relevant provisions of applicable non-U.S. law to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. See “Principal Risks of the Fund - Liquidity Risk.” Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the over-the-counter markets. Until the Fund can sell such securities into the public markets, its holdings may be less liquid and any sales will need to be made pursuant to an exemption under the Securities Act.
Securities Lending Risk
For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies -- Loans of Portfolio Securities” in the Statement of Additional Information for more details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan, which may be an affiliate of the Fund. Cash collateral received by the Fund in securities lending transactions may be invested in short- term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Fund bears the risk of such investments.
Confidential Information Access Risk
In managing the Fund (and other PIMCO clients), PIMCO may from time to time have the opportunity to receive material, non-public information (“Confidential Information”) about the issuers of certain investments, including, without limitation, senior floating rate loans, other loans and related investments being considered for acquisition by the Fund or held in the Fund’s portfolio. For example, an issuer of privately placed loans considered by the Fund may offer to provide PIMCO with financial information and related documentation regarding the issuer that is not publicly available. Pursuant to applicable policies and procedures, PIMCO may (but is not required to) seek to avoid receipt of Confidential Information from the issuer so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such Confidential Information relates. In such circumstances, the Fund (and other PIMCO clients) may be disadvantaged in comparison to other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment. Further, PIMCO’s and the Fund’s abilities to assess the desirability of proposed consents, waivers or amendments with respect to certain investments may be compromised if they are not privy to available Confidential Information. PIMCO may also determine to receive such Confidential Information in certain circumstances under its applicable policies and procedures. If PIMCO intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.
Inflation/Deflation Risk
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policies. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Common Shares.
Regulatory Changes Risk
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and /or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. The Fund and the Investment Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the Investment Manager will continue to be eligible for such exemptions.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.

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While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Fund will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future. Actions by governmental entities may also impact certain instruments in which the Fund invests and reduce market liquidity and resiliency.
Regulatory Risk—Commodity Pool Operator
The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment Manager is registered with the CFTC as a CPO. However, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Investment Manager to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. To the extent the Investment Manager becomes ineligible for this exclusion from CFTC regulation, the Investment Manager may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate the Fund subject to CFTC regulation.
REIT Risk
REITs are pooled investment vehicles that own, and usually operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not typically taxed on the income distributed to shareholders.
REITs are sometimes informally characterized as: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property. They derive their income primarily from rents received and any profits on the sale of their properties. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive most of their income from mortgage interest payments. As its name suggests, hybrid REITs combine characteristics of both equity REITs and mortgage REITs.
An investment in a REIT, or in a real estate linked derivative instrument linked to the value of a REIT, is subject to the risks that impact the value of the underlying properties of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand, interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for favorable tax treatment. REITs are also subject to default by borrowers and self-liquidation and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended.
Liquidity Risk
Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during political events (including periods of rapid interest rate changes). There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by the Fund and/or when the Fund wishes to dispose of it. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty. In such cases, the Fund, due to the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that the Fund’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s

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operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.
To the extent the Fund invests in Alt Lending ABS, the Alt Lending ABS in which the Fund invests are typically not listed on any securities exchange and not registered under the Securities Act. In addition, the Fund anticipates that these instruments may only be sold to a limited number of investors and may have a limited or non-existent secondary market. Accordingly, the Fund currently expects that certain of its investments in Alt Lending ABS will face heightened levels of liquidity risk. Although currently there is generally no active reliable, secondary market for certain Alt Lending ABS, a secondary market for these alternative lending-related instruments may develop.
Liquidity risk also refers to the risk that the Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Fund may have to sell a security at a disadvantageous time or price to meet such obligations. The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply.
Tax Risk
The Fund has elected to be treated as a RIC under Subchapter M of the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains that are timely distributed (or deemed distributed, as described below) to shareholders. In order to qualify and be eligible for such treatment, the Fund must meet certain asset diversification tests, derive at least 90% of its gross income for such year from certain types of qualifying income, and distribute to its shareholders at least 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) and net tax-exempt income, for such year.
The Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC and can limit the Fund’s ability to qualify as such. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is uncertain. An adverse determination or future guidance by the IRS or a change in law might affect the Fund's ability to qualify or be eligible for treatment as a RIC. Income and gains from certain of the Fund's activities may not constitute qualifying income to a RIC for purposes of the 90% gross income test. If the Fund’s income or gain from a particular investment or activity were determined to constitute nonqualifying income, which in certain cases may be determined retroactively, and the Fund's nonqualifying income from all sources were to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it were eligible to and did pay a tax at the Fund level. See “Taxation” in the Statement of Additional Information for additional details.
If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code and were ineligible to or did not otherwise cure such failure, the Fund would be subject to tax on its taxable income at corporate rates and, when such income is distributed, shareholders would be subject to further tax on such distributions to the extent of the Fund's current or accumulated earnings and profits.
To the extent the Fund invests through one or more Subsidiaries, the Fund may be required to include in gross income for U.S. federal income tax purposes all of the Subsidiary’s income, whether or not such income is distributed by the Subsidiary, and the Fund may generally have to treat such income as ordinary income, regardless of the character of the Subsidiary’s underlying income or gains. If a net loss is realized by a Subsidiary, such loss is not generally available to offset the income earned by the Fund, and such loss cannot be carried forward to offset taxable income of the Fund or the Subsidiary in future periods.
Subsidiary Risk
To the extent the Fund invests through one or more of its Subsidiaries, the Fund would be exposed to the risks associated with such Subsidiary’s investments. Such Subsidiaries would likely not be registered as investment companies under the 1940 Act and,except as noted in this prospectus, would not be subject to all of the investor protections of the 1940 Act. Changes in the laws of the United States and/or the jurisdiction in which a Subsidiary is organized could result in the inability of the Fund and/or the Subsidiary to operate as intended and could adversely affect the Fund.
Portfolio Turnover Risk
The Investment Manager manages the Fund without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts and other derivative instruments may involve the payment of commissions to futures commission merchants or other intermediaries. Higher portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may

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adversely impact the Fund’s after-tax returns. The realization of short-term capital gains may also cause adverse tax consequences for the Fund’s shareholders. See “Tax Matters.”
Operational Risk
An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.
Other Pooled Investment Vehicles Risk
Subject to applicable limits under the 1940 Act, the Fund may invest in other pooled investment vehicles, including investment companies, private funds or other pooled investment vehicles that would qualify as “investment companies” under the 1940 Act but for an applicable exemption or exclusion, including but not limited to Sections 3(c)(1) or 3(c)(7) of the 1940 Act (“Private Funds”). When investing in an investment company, the Fund will generally bear its ratable share of that investment company's expenses and would remain subject to payment of the Fund's investment management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, other investment companies may utilize leverage, in which case an investment would subject the Fund to additional risks associated with leverage. Due to its own financial interest or other business considerations, the Investment Manager may choose to invest a portion of the Fund’s assets in investment companies sponsored or managed by the Investment Manager or its related parties in lieu of investments by the Fund directly in portfolio securities, or may choose to invest in such investment companies over investment companies sponsored or managed by others. Participation in a cash sweep program where the Fund's uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects the Fund to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. Applicable law may limit the Fund’s ability to invest in other investment companies.
To the extent the Fund invests through one or more Private Funds, the Fund would be exposed to the risks associated with such Private Fund’s investments. The Fund’s investments in Private Funds would not be subject to the protections afforded to shareholders under the 1940 Act. These protections include, among others, certain corporate governance standards, such as the requirement of having a certain percentage of the directors serving on a board as independent directors, statutory protections against self-dealing by Private Fund managers, and leverage limitations. By investing in Private Funds indirectly through the Fund, a shareholder would bear two layers of asset-based fees and expenses – at the Fund level and the Private Fund level – in addition to indirectly bearing any performance fees charged by the Private Fund.
Cyber Security Risk
As the use of technology, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Fund is potentially more susceptible to operational and information security risks resulting from breaches in cyber security, including: processing and human errors, inadequate or failed internal or external processes, failures in system and technology, errors in algorithms used with respect to Fund operations and changes in personnel. A breach in cyber security refers to both intentional and unintentional cyber events from outside threat actors or internal resources that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction, lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), and may come from multiple sources, including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) or cyber extortion, including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until the ransom is paid, or insider actions (e.g., intentionally or unintentionally harmful acts of PIMCO personnel). In addition, cyber security breaches involving the Fund’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, custodians, vendors, suppliers, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches or extortion of company data. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by the Fund, the Investment Manager or their service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Fund, the Investment Manager or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy

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and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Fund has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third-party service providers to the Fund. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders may suffer losses as a result of a cyber security breach related to the Fund, its service providers, trading counterparties or the issuers in which the Fund invests.
Potential Conflicts of Interest Risk—Allocation of Investment Opportunities
The Investment Manager and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Investment Manager may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Investment Manager intends to engage in such activities and may receive compensation from third parties for its services. The results of the Fund’s investment activities may differ from those of the Fund’s affiliates, or another account managed by the Investment Manager or its affiliates, and it is possible that the Fund could sustain losses during periods in which one or more of the Fund’s affiliates and/or other accounts managed by the Investment Manager or its affiliates, including proprietary accounts, achieve profits on their trading.
Repurchase Agreements Risk
The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. Repurchase agreements may involve risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for the Fund.
Structured Investments Risk
Holders of structured products, including, structured notes, credit-linked notes and other types of structured products, bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indexes and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments. See “Principal Risks of the Fund – Derivatives Risk.”
Collateralized Bond Obligations, Collateralized Loan Obligations and Collateralized Debt Obligations Risk
Collateralized Bond Obligations (“CBOs”), Collateralized Loan Obligations (“CLOs”) and Collateralized Debt Obligations (“CDOs”) may charge management fees and administrative expenses. For CBOs, CLOs and CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the equity tranche which generally bears losses in connection with the first defaults, if any, on the bonds or loans in the trust. A senior tranche from a CLO, CBO and CDO trust typically has higher credit ratings and lower yields than the underlying securities. CBO, CLO and CDO tranches, even senior ones, can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO, CBO or other CDO securities. The risks of an investment in a CLO, CBO or other CDO vary depending on the type of collateral securities and the class of the instrument in which the Fund invests, among other factors. Normally, CLOs, CBOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. Investments in CLOs, CBOs and CDOs may be or become illiquid. In addition to the normal risks associated with debt instruments (e.g., interest rate risk and credit risk), CLOs, CBOs and CDOs carry

December 17, 2025 | Base Prospectus  38

PIMCO Dynamic Income Opportunities Fund

additional risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the risk that the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the risk that the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or others and may produce unexpected investment results.
Market Disruptions Risk
The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, military conflicts, geopolitical disputes, terrorism, social or political unrest, recessions, supply chain disruptions, tariffs and other restrictions on trade, sanctions, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures, natural/environmental disasters, climate change and climate related events, which can all negatively impact the securities markets, interest rates, auctions, secondary trading, ratings, credit risk, inflation, deflation and other factors relating to the Fund’s investments or the Investment Manager’s operations and the value of an investment in the Fund, its distributions and its returns. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund. Furthermore, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems.
Focused Investment Risk
To the extent that the Fund focuses its investments in a particular sector, it may be susceptible to loss due to adverse developments affecting that sector, including (but not limited to): governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Fund to greater risk. The Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.
Zero-Coupon Bond, Step-Ups and Payment-in-Kind Securities Risk
The market prices of zero-coupon, step ups and payment-in-kind securities are generally more volatile than the prices of securities that pay interest periodically and in cash, and are likely to respond to changes in interest rates to a greater degree than other types of debt securities with similar maturities and credit quality. Because zero-coupon securities bear no interest, their prices are especially volatile and because zero-coupon bondholders do not receive interest payments, the prices of zero-coupon securities generally fall more dramatically than those of bonds that pay interest on a current basis when interest rates rise. The market for zero-coupon and payment-in-kind securities may suffer decreased liquidity. In addition, as these securities may not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for treatment as a RIC and to avoid Fund-level U.S. federal income and/or excise taxes, the Fund is required to distribute to its shareholders any income it is deemed to have received in respect of such investments, notwithstanding that cash has not been received currently, and the value of paid-in-kind interest. Consequently, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy this distribution requirement.
The required distributions, if any, would result in an increase in the Fund’s exposure to these securities. Zero coupon bonds, step-ups and payment-in-kind securities allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Fund would be required to distribute the income on these instruments as it accrues, even though the Fund will not receive the income on a current basis or in cash. Thus, the Fund may sell other investments, including when it may not be advisable to do so, to make income distributions to its shareholders.
Debt Securities Risk
Debt securities are generally subject to the risks described below and further herein:
■
Issuer risk. The value of debt securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.
■
Interest rate risk. The market value of debt securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of debt securities will increase as interest rates fall and decrease as interest rates rise, which would be reflected in the Fund’s NAV. The Fund may lose money if

39  Base Prospectus | Closed-End Funds

Base Prospectus

short-term or long-term interest rates rise sharply in a manner not anticipated by the Fund’s management. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities.
■
Prepayment risk. During periods of declining interest rates, borrowers may prepay principal. This may force the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions.
■
Credit risk. Credit risk is the risk that one or more debt securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates.
■
Reinvestment risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed income securities at market interest rates that are below the portfolio’s current earnings rate.
■
Duration and maturity risk. The Fund may seek to adjust the duration or maturity of its investments in debt securities based on its assessment of current and projected market conditions. The Fund may incur costs in seeking to adjust the average duration or maturity of its portfolio of debt securities. There can be no assurances that the Fund’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful. In addition, from time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could impact the creditworthiness of the United States and could impact the liquidity and value of U.S. Government and other securities and ultimately the Fund.
Sovereign Debt Risk
In addition to the other risks applicable to debt investments, sovereign debt (debt issued by a foreign government) may decline in value as a result of default or other adverse credit event resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.) currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Fund’s control, may result in a loss in value of the Fund’s sovereign debt holdings.
Certain Affiliations
Certain broker-dealers may be considered to be affiliated persons of the Fund and/or the Investment Manager due to their possible affiliations with Allianz SE, the ultimate parent of the Investment Manager, or another Allianz entity. Allianz Asset Management of America LP merged with Allianz Asset Management of America LLC (“Allianz Asset Management”), with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO’s managing member and direct parent entity. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.
The 1940 Act imposes significant limits on co-investment with affiliates of the Fund. The Fund has received exemptive relief from the SEC that, to the extent the Fund relies on such relief, permits it to (among other things) co-invest alongside certain other persons in privately negotiated investments, including certain affiliates of the Investment Manager and certain public or private funds managed by the Investment Manager and its affiliates, subject to certain terms and conditions. The exemptive relief from the SEC with respect to co-investments imposes a number of conditions on any co-investments made in reliance on such relief that may limit or restrict the Fund’s ability to participate in an investment or require it to participate in an investment to a lesser extent, which could negatively impact the Fund’s ability to execute its desired investment strategy and its returns. Subject to applicable law, the Fund may also invest alongside other PIMCO managed funds and accounts, including private funds and affiliates of the Investment Manager, without relying on the exemptive relief. Pursuant to co-investment exemptive relief, to the extent the Fund relies on such relief, the Fund will be able to invest in opportunities in which PIMCO and/or its affiliates has an investment, and PIMCO and/or its affiliates will be able to invest in opportunities in which a fund has made an investment.
Anti-Takeover Provisions
The Fund’s Amended and Restated Agreement and Declaration of Trust, includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. See “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws.”
Fund Distribution Rates
Although the Fund may seek to maintain level distributions, the Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other

December 17, 2025 | Base Prospectus  40

PIMCO Dynamic Income Opportunities Fund

factors. The Fund’s distributions may be comprised of a return of capital. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future.
For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons. For example, the Fund may have to deploy uninvested assets (whether from sales of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments. Additionally, payments from certain instruments that may be held by the Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the Fund’s distributable income and dividend levels.

41  Base Prospectus | Closed-End Funds

PIMCO Dynamic Income Opportunities Fund

Summary of Fund Expenses
The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the Fund would bear, directly or indirectly, as a result of an offering. The table reflects the use of leverage in the form of reverse repurchase agreements averaged over the period ended June 30, 2025 in an amount equal to 37.18% of the Fund's average total managed assets, including the assets attributable to such leverage (or 59.19% of the Fund's average net assets attributable to Common Shares), and shows Fund expenses as a percentage of net assets attributable to Common Shares. The percentages above do not reflect the Fund’s use of other forms of economic leverage, such as credit default swaps or other derivative instruments. The table and example below are based on the Fund’s capital structure as of June 30, 2025. The extent of the Fund’s assets attributable to leverage following an offering, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions.
Shareholder Transaction Expenses:

Sales load (as a percentage of offering price)(1)	[--]%
Offering Expenses Borne by Common Shareholders (as a percentage of offering price)(2)	[--]%
Dividend Reinvestment Plan Fees(3)	None
(1)  In the event that the Common Shares to which this prospectus relates are sold to or through underwriters or dealer managers, a corresponding prospectus supplement will disclose the applicable sales load and/or commission.
(2)  The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by the Fund and indirectly by all of its Common Shareholders as a percentage of the offering price.
(3)  You will pay brokerage charges if you direct your broker or the plan agent to sell your Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Plan. See “Dividend Reinvestment Plan.”
Annual Expenses
Annual Expenses	Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to reverse repurchase agreements)
Management Fees(1)	1.83%
Interest Payments on Borrowed Funds(2)	3.38%
Other Expenses(3)	0.01%
Total Annual Expenses(4)	5.22%
(1)
Management Fees include fees payable to the Investment Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in fee structure (the “unified management fee”). Pursuant to an investment management agreement, PIMCO is paid a Management Fee of 1.15% of the Fund’s average daily total managed assets. The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please see “Management of the Fund — Investment Manager” for an explanation of the unified management fee and definition of “total managed assets.”
(2)
Reflects the Fund’s use of leverage in the form of reverse repurchase agreements averaged over the period ended June 30, 2025, which represented 39.75% of the Fund’s average total managed assets, including the assets attributable to leverage (or
59.19% of the Fund's average net assets attributable to Common Shares), as of that date, at an annual interest rate cost to the Fund of 5.616%, which is the weighted average interest rate cost during the period ended June 30, 2025. See “Leverage—Effects of Leverage.” The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of reverse repurchase agreements, dollar rolls/buybacks and/or borrowings and variations in market interest rates. Borrowing expense is required to be treated as an expense of the Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the Fund’s performance results.
(3)
Other Expenses are estimated for the Fund’s current fiscal year ending June 30, 2026.
(4)
“Interest Payments on Borrowed Funds” are borne by the Fund separately from the management fees paid to PIMCO. Excluding these expenses, Total Annual Expenses are 1.84%.
Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares of the Fund, assuming (1) that the Fund’s net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of 5.22% of net assets attributable to Common Shares in years 1 through 10 (assuming assets attributable to reverse repurchase agreements representing 37.18% of the Fund's total managed assets) and (3) a 5% annual return(1):
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$52	$156	$260	$517
(1)
The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the estimated Interest Payments on Borrowed Funds and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. The example does not include commissions or estimated offering expenses, which would cause the expenses shown in the example to increase. In connection with an offering of Common Shares, the prospectus supplement will set forth an example including sales load and estimated offering costs.

Closed-End Funds | Base Prospectus  42

PIMCO Dynamic Income Opportunities Fund

Financial Highlights
The information in the table below for the period ended June 30, 2025, June 30, 2024, and June 30, 2023, June 30, 2022 and the period from January 29, 2021 (inception date) through June 30, 2021 is derived from the Fund’s financial statements for the period ended June 30, 2025 audited by PricewaterhouseCoopers LLP (“PwC”), whose report on such financial statements is contained in the Fund’s June 30, 2025 Annual Report and is incorporated by reference into the Statement of Additional Information.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income(Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO Dynamic Income Opportunities Fund (Consolidated)
06/30/2025	$12.65	$1.42	$0.40	$1.82	$(1.47)	$0.00	$(0.06)	$(1.53)
06/30/2024	12.69	1.31	0.17	1.48	(1.08)	0.00	(0.45)	(1.53)
06/30/2023	15.31	1.50	(1.63)	(0.13)	(2.49)	0.00	0.00	(2.49)
06/30/2022	20.50	1.73	(5.01)	(3.28)	(1.79)	(0.12)	0.00	(1.91)
01/29/2021 - 06/30/2021	20.00	0.49	0.47	0.96	(0.47)	0.00	0.00	(0.47)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
*
Annualized, except for organizational expense, if any.
(a)
Includes adjustments required by U.S. GAAP and may differ from net asset values and performance reported elsewhere by the Fund.
(b)
Per share amounts based on average number of common shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations.
(d)
Total investment return is calculated assuming a purchase of a share at the market price on the first day and a sale of a share at the market price on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Total investment return does not reflect brokerage commissions in connection with the purchase or sale of Fund shares.
(e)
Ratio includes interest expense which primarily relates to participation in borrowing and financing transactions.

43  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus

		Common Share			Ratios/Supplemental Data
						Ratios to Average Net Assets
Increase resulting from Common Share offering	Offering Cost Charged to Paid In Capital	Net Asset Value End of Year or Period(a)	Market Price End of Year or Period	Total Investment Return(d)	Net Assets Applicable to Common Shareholders End of Year or Period (000s)	Expenses(e)	Expenses Excluding Waivers(e)	Expenses Excluding Interest Expenses	Expenses Excluding Interest Expense and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$0.06	$0.00	$13.00	$13.48	13.97%	$1,713,149	5.22%	5.22%	1.84%	1.84%	10.91%	22%
0.01	0.00	12.65	13.29	15.12	1,465,670	6.63	6.63	1.97	1.97	10.68	25
0.00	0.00	12.69	13.06	13.17	1,406,536	5.75	5.75	2.11	2.11	10.67	17
N/A	N/A	15.31	13.85	(33.77)	1,684,507	2.79	2.79	2.12	2.12	9.11	47
0.01	N/A	20.50	23.18	16.70	2,227,301	2.10 *	2.10 *	1.78 *	1.78 *	5.93 *	49

December 17, 2025 | Base Prospectus  44

PIMCO Dynamic Income Opportunities Fund

Use of Proceeds
The net proceeds of an offering will be invested in accordance with the Fund’s investment objectives and policies as set forth below. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund's investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of an offering will be invested in high grade short-term securities, credit-linked trust certificates, and/or high yield securities index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while the Investment Manager selects specific investments.
The Fund
The Fund is a diversified, limited term, closed-end management investment company. The Fund was organized as a Massachusetts business trust on December 23, 2019, pursuant to an Agreement and Declaration of Trust governed by the laws of the Commonwealth of Massachusetts. The Fund’s principal office is located at 1633 Broadway, New York, New York 10019, and its telephone number is (844) 337-4626.
Investment Objectives and Policies
When used in this prospectus, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in derivatives or through its Subsidiaries. References herein to the Fund include, as, appropriate, Subsidiaries through which the Fund may gain exposure to investments. The Fund may be exposed to the different types of investments described below through its investments in its Subsidiaries. The allocation of the Fund’s assets to a Subsidiary will vary over time and will likely not include all of the different types of investments described herein at any given time.
The Fund seeks current income as a primary objective and capital appreciation as a secondary objective. The Fund’s investment objectives are considered non-fundamental and may be changed by the Board without shareholder approval.
The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, loans, convertible securities and stressed, distressed and defaulted debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-related and other asset-backed instruments, government and sovereign debt, taxable municipal bonds, and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers and real estate-related investments (such real estate-related investments, collectively, “real estate investments”). The Fund may invest without limitation in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers. The types of securities and instruments in which the Fund may invest are summarized under “Portfolio Contents” below. The Fund cannot assure you that it will achieve its investment objectives or that the Fund’s investment program will be successful, and you could lose all of your investment in the Fund.
Other Strategy Information.  Portfolio securities may be sold at any time. By way of example, sales may occur when PIMCO determines to take advantage of what it considers to be a better investment opportunity, when the portfolio managers believe the portfolio securities no longer represent relatively attractive investment opportunities, when the portfolio managers perceive deterioration in the credit fundamentals of an issuer, or when an individual security has reached the portfolio managers’ sell target. PIMCO may engage in active and frequent trading of the Fund’s portfolio investments. To the extent that it does so, the Fund may incur greater transaction costs and may make greater distributions of income and gains, which will be taxable to shareholders who do not hold their shares through a tax-advantaged or tax-deferred account.
Portfolio Management Strategies
Dynamic Allocation Strategy. In managing the Fund, the Fund’s investment manager, PIMCO, employs an active approach to allocation among multiple fixed income sectors based on, among other things, market conditions, valuation assessments, economic outlook, credit market trends and other economic factors. With PIMCO’s macroeconomic analysis as the basis for top-down investment decisions, including geographic and credit sector emphasis, PIMCO manages the Fund with a focus on seeking income generating investment ideas across multiple fixed income sectors, with an emphasis on seeking opportunities in developed and emerging global credit markets. PIMCO may choose to focus on particular countries/regions, asset classes, industries and sectors to the exclusion of others at any time and from time to time based on market conditions and other factors. The relative value assessment within fixed income sectors will draw on PIMCO’s regional and sector specialist insights.
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers. The Fund will observe various other investment guidelines as summarized below.
Investment Selection Strategies. Once the Fund’s top-down, portfolio positioning decisions have been made as described above, PIMCO selects particular investments for the Fund by employing a bottom-up, disciplined credit approach which is driven by fundamental, independent research within each sector/asset class represented in the Fund, with a focus on seeking to identify securities and other instruments with solid and/or improving fundamentals.

45  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus

PIMCO utilizes strategies that focus on credit quality analysis, duration management and other risk management techniques. PIMCO attempts to identify, through fundamental research driven by independent credit analysis and proprietary analytical tools, debt obligations and other income-producing securities that provide current income and/or opportunities for capital appreciation based on its analysis of the issuer’s credit characteristics and the position of the security in the issuer’s capital structure.
Consideration of yield is only one component of the portfolio managers’ approach in managing the Fund. PIMCO attempts to identify investments that may appreciate in value based on PIMCO’s assessment of the issuer’s credit characteristics, forecast for interest rates and outlook for particular countries/regions, currencies, industries, sectors and the global economy and bond markets generally.
Credit Quality. The Fund may invest without limitation in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by either S&P Global Ratings (“S&P”) or Fitch, Inc. (“Fitch”)), or that are unrated but determined by PIMCO to be of comparable quality. However, the Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed securities, that are, at the time of purchase, rated CCC+ or lower by S&P and Fitch and Caa1 or lower by Moody’s, or that are unrated but determined by PIMCO to be of comparable quality to securities so rated. The Fund may invest without limitation in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). For purposes of applying the foregoing policies, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. Subject to the aforementioned investment guidelines, the Fund may invest in securities of stressed, distressed or defaulted issuers, which include securities in default or at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (“NRSROs”) (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality to securities so rated. Debt instruments of below investment grade quality, and debtor-in-possession financings, are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. The Fund may, for hedging, investing or leveraging purposes, make use of credit default swaps (which includes buying and/or selling credit default swaps), which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation.
Independent Credit Analysis. PIMCO relies primarily on its own analysis of the credit quality and risks associated with individual debt instruments considered for the Fund, rather than relying exclusively on rating agencies or third-party research. The Fund’s portfolio managers utilize this information in an attempt to manage credit risk and to identify issuers, industries and/or sectors that are undervalued and/or that offer attractive yields relative to PIMCO’s assessment of their credit characteristics. This aspect of PIMCO’s capabilities will be particularly important to the extent that the Fund invests in high yield securities and in securities of emerging market issuers.
Duration Management. It is expected that the Fund normally will have a short to intermediate average portfolio duration (i.e., within a zero to eight (0 to 8) year range), as calculated by PIMCO, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short to intermediate average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. For example, if the Fund has an average portfolio duration of eight years, a 1% increase in interest rates would tend to correspond to an 8% decrease in the value of the Fund's portfolio. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, meaning the portfolio would tend to increase in value in response to an increase in interest rates. For example, if the Fund has a negative average portfolio duration, a 1% increase in interest rates would tend to correspond to a 1% increase in the value of the Fund’s debt portfolio for every year of negative duration. A negative average portfolio duration would potentially benefit the Fund’s portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates. See “Principal Risks of the Fund - Interest Rate Risk.” The Fund may use various derivatives strategies to manage (increase or decrease) the dollar-weighted average effective duration of the Fund’s portfolio. PIMCO may also utilize certain strategies, including without limitation investments in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that such strategies will be successful. The foregoing is a description of interest rate duration management only. The credit spread duration of the Fund's portfolio may vary, in some cases significantly, from its interest rate duration.
Portfolio Contents
The Fund normally invests worldwide in a portfolio of debt obligations and other income-producing securities and instruments of any type and credit quality and with varying maturities and related derivative instruments. The Fund’s portfolio of debt obligations and other income producing securities and instruments may include, without limitation, bonds, debentures, notes, and other debt securities and similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) corporate and other issuers, including corporate debt securities; commercial paper; securitizations and mortgage-related and

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other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers (including agency and non-agency RMBS, CMBS, CBOs, CMOs, CLOs, other CDOs and other similarly structured securities, including the residual or equity tranches thereof); derivatives on mortgage-related instruments; U.S. Government securities; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities (such as Build America Bonds); PIKs; step-ups; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; insurance-linked investments, catastrophe bonds and other event-linked bonds; credit-linked notes; credit-linked trust instruments; structured credit products; loans (including, among others, and without limitation as to a loan's level of seniority within a capital structure, bank loans, whole loans, senior loans, subordinated loans, mezzanine loans, delayed draw and delayed funding loans, covenant-lite obligations, revolving credit facilities and loan participations and assignments, loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans (such as credit card receivables, automobile loans and student loans)); preferred securities; convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock), including synthetic convertible debt securities (i.e., instruments created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, such as an income-producing security and the right to acquire an equity security) and CoCos; bank capital securities; and bank certificates of deposit, fixed time deposits and bankers’ acceptances. The rate of interest on an income-producing security may be fixed, floating or variable, and may move in the opposite direction to interest rates generally or the interest rate on another security or index. Certain corporate income-producing securities, such as convertible bonds, also may include the right to participate in equity appreciation, and PIMCO will generally evaluate those instruments based primarily on their debt characteristics.
The Fund may invest in debt securities of stressed or distressed issuers as well as in defaulted securities and debtor-in-possession financings. For tax or other structuring reasons, the Fund may purchase a loan or debt investment structured as an equity interest (e.g., a joint venture interest). At any given time and from time to time, all of the Fund’s portfolio may consist of below investment grade securities and/or mortgage-related or other types of asset-backed securities. The Fund may invest in various levels of the capital structure of an issuer of mortgage-backed or asset-backed securities (including CBOs, CLOs, and other CDOs), including the equity or “first loss” tranche. The Fund may invest in unsecured loans and subordinated or mezzanine obligations, including second and lower lien loans and the mezzanine and equity (or “first loss”) tranches of CLO issuers. For the avoidance of doubt, equity or “first loss” tranches of mortgage-backed or asset-backed securities do not constitute equity interests for purposes of the Fund’s 20% limit on investments in equity interests described below. The Fund may invest without limitation in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers.
The Fund may invest without limitation in securities of U.S. issuers. Subject to the limit described below on investments in securities and instruments that are economically tied to “emerging market” countries, the Fund may invest without limitation in securities of foreign (non-U.S.) issuers, securities traded principally outside of the United States and securities denominated in currencies other than the U.S. dollar. The Fund may invest without limitation in investment grade sovereign debt denominated in the relevant country’s local currency with less than one year remaining to maturity (“short-term investment grade sovereign debt”), including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 30% of its total assets in securities and instruments that are economically tied to “emerging market” countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where, as noted above, there is no limit. The Fund may also invest directly in foreign currencies, including local emerging market currencies.
The Fund may normally invest up to 40% of its total assets in bank loans (including, among others, and without limitation as to a loan's level of seniority within a capital structure, senior loans, subordinated loans, mezzanine loans, delayed draw and delayed funding loans, covenant-lite obligations, revolving credit facilities and loan participations and assignments). The Fund will not normally invest more than 10% of its total assets in convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock).
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers.
The Fund may, but is not required to, utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
The Fund may invest to a limited degree (typically no more than 20% of its total assets) in equity interests, such as shares of other investment companies (including those advised by PIMCO), including open-end or closed-end management investment companies and ETFs, and REITs, except that the Fund may invest without limitation in preferred securities. Such equity interests may be issued by public or private

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Base Prospectus

issuers. For these purposes, common stocks or other equity interests the Fund has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security will not count towards this 20% limit.
The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdiction, including without limitation securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act, or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may invest in securities of other open- or closed-end investment companies (including those advised by PIMCO), including, without limitation, ETFs, to the extent that such investments are consistent with the Fund’s investment objectives, strategies and policies and permissible under the 1940 Act. The Fund may invest in other investment companies to gain broad market or sector exposure or for cash management purposes, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities. The Fund treats its investments in other investment companies that invest primarily in types of securities in which the Fund may invest directly as investments in such types of securities for purposes of the Fund’s investment policies (e.g., the Fund’s investment in an investment company that invests primarily in debt securities will be treated by the Fund as an investment in a debt security). As a shareholder in an investment company, the Fund would bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The securities of other investment companies may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. The Fund may invest in REITs. The Fund may invest in securities of companies of any market capitalization, including small, medium and large capitalizations.
The Fund may invest without limitation in illiquid investments (i.e., investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment).
The Fund may make investments in debt instruments and other securities or instruments directly or through one or more Subsidiaries. Each Subsidiary, for example, may invest in or originate loans or invest in shares, certificates, notes or other securities representing the right to receive principal and interest payments due on fractions of whole loans or pools of whole loans, risk retention investments, or any other security or other instrument that the Fund may hold directly. References herein to the Fund include references to a Subsidiary in respect of the Fund’s investment exposure. The allocation of the Fund’s assets to a Subsidiary will vary over time and will likely not include all of the different types of investments described herein at any given time. The Fund will treat a Subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the 1940 Act applicable to the Fund, including those relating to investment policies (Section 8), affiliated transactions and custody (Section 17) and capital structure and leverage (Section 18). In addition, PIMCO and the Fund’s Board of Trustees will comply with the provisions of Section 15 of the 1940 Act with respect to a Subsidiary’s investment advisory contract.
The Fund may invest, either directly or indirectly through its Subsidiaries, in shares, certificates, notes or other securities issued by a special purpose entity (“SPE”) sponsored by an alternative lending platform or its affiliates (the “Sponsor”) that represent the right to receive principal and interest payments due on pools of whole loans or fractions of whole loans, which may (but may not) be issued by the Sponsor, held by the SPE (“Alt Lending ABS”). Any such Alt Lending ABS may be backed by consumer, commercial, residential or other loans, including those issued by an SPE sponsored by an online or alternative lending platform or an affiliate thereof.
The Fund may seek to originate loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, corporate loans, consumer loans or other types of loans, which may be in the form of whole loans, secured and unsecured notes, senior and second lien loans, mezzanine loans, bridge loans or similar investments. When investing in or originating loans, the Fund is not restricted by any particular credit risk criteria and/or qualifications. The Fund also is not limited in the amount, size or type of loans it may invest in or originate, including with respect to a single borrower, other than pursuant to any applicable law. The loans the Fund invests in and/or originates may vary in maturity and/or duration. The Fund’s investments in and/or origination of loans may also be limited by the Fund’s intention to qualify as a regulated investment company. The Fund may seek to originate loans through its Subsidiaries (and for purposes of this disclosure, references to the Fund originating loans also shall refer to a loan originated by any applicable Subsidiary-accordingly, the Fund intends to “look through” any Subsidiary for purposes of determining compliance of loan-related investments with any applicable investment guidelines or covenants of any borrowings or preferred shares of the Fund, if any).
Borrowers of loans may be, but are not limited to, corporations and/or other legal entities and individuals, including foreign (non-U.S.) and emerging market entities and individuals. Direct loans between the Fund and a borrower may not be administered by an underwriter or agent bank. The Fund may provide financing to borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with the Fund. The terms of the direct loans, including the duration of the loan, may be negotiated with borrowers in private transactions. A loan may be secured or unsecured.

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In making a direct loan, the Fund is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Fund will lose money on the loan. Furthermore, direct loans may subject the Fund to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of the Fund to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, the Fund’s performance may depend, in part, on the ability of the Fund to originate loans on advantageous terms. In originating and purchasing loans, the Fund will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Fund performance.
As part of its lending activities, the Fund may originate loans to entities that are experiencing significant financial or business difficulties, including entities involved in bankruptcy or other reorganization and liquidation proceedings or that are rated “below investment grade” by an NRSRO or not rated at all. Although the terms of such financing may result in significant financial returns to the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to entities experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for the Fund’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Fund funds, the Fund may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Fund or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, the Fund may have difficulty disposing of the assets used as collateral for a loan.
Various state licensing requirements could apply to the Fund with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of, loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Fund or PIMCO operates or has offices. In states in which it is licensed, the Fund or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Fund’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Fund’s or PIMCO’s license, which in turn could require the Fund to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Fund invests that hold similar assets, as well as any origination company or servicer in which the Fund owns an interest. Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Fund seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.
In addition to laws governing the activities of lenders and servicers, certain states may require, or may in the future require, purchasers or holders of certain loans, including residential mortgage loans and unsecured consumer loans, to be licensed or registered in order to purchase, hold or foreclose such loans, or, in certain states, to collect a rate of interest above a specified rate. To the extent required or determined to be necessary or advisable by the Fund, the Fund will take appropriate steps intended to address any applicable state licensing requirements, which may include acquiring and holding such loans through structures designed to preempt state licensing laws, in order to pursue its objectives and strategies. To the extent the Fund (or a Subsidiary) obtains licenses or is required to comply with related regulatory requirements as a result of its investments, the Fund could be subject to increased costs and regulatory oversight by governmental authorities, which may have an adverse effect on its results or operations.
The Fund may invest, either directly or indirectly through its Subsidiaries, in Alt Lending ABS backed by consumer, residential or other loans, issued by an SPE sponsored by an online or alternative lending platform or an affiliate thereof.
When acquiring and/or originating loans or purchasing Alt Lending ABS, the Fund is not restricted by any particular borrower credit risk criteria and/or qualifications. Accordingly, certain loans acquired or originated by the Fund or underlying any Alt Lending ABS purchased by the Fund may be subprime in quality, or may become subprime in quality.
The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer and the bank or broker-dealer agrees to repurchase the security at the Fund’s cost plus interest within a specified time.
For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers or other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized.

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The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objectives, particularly during periods of volatile market movements.
The Fund has received exemptive relief from the SEC that, to the extent the Fund relies on such relief, permits it to (among other things) co-invest with certain other persons, including certain affiliates of the Investment Manager and certain public or private funds managed by the Investment Manager and its affiliates, subject to certain terms and conditions. The exemptive relief from the SEC with respect to co-investments imposes extensive conditions on any co-investments made in reliance on such relief.
Temporary Defensive Investments. The Fund may make short-term investments when attempting to respond to adverse market, economic, political or other conditions, as determined by PIMCO. Upon PIMCO’s recommendation, for temporary defensive purposes or in order to keep its cash fully invested, the Fund may deviate from its investment strategy by investing some or all of its total assets in investments such as high grade debt securities, including high quality, short-term debt securities, and cash and cash equivalents. The Fund may not achieve its investment objectives when it does so.
Additional Information
The following provides additional information regarding the types of securities and other instruments in which the Fund will ordinarily invest. A more detailed discussion of these and other instruments and investment techniques that may be used by the Fund is provided under “Investment Objectives and Policies” in the Statement of Additional Information.
High Yield Securities and Distressed Companies
The Fund may invest without limit in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s or below BBB- by either S&P or Fitch) or that are unrated but determined by PIMCO to be of comparable quality to securities so rated. However, the Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed instruments, that are, at the time of purchase, rated CCC+ or lower by S&P and Fitch and Caa1 or lower by Moody’s or that are unrated but determined by PIMCO to be of comparable quality to securities so rated. The Fund may invest without limit in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). The Fund may invest in debt securities of stressed or distressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more NRSROs (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality. The Fund may also invest in defaulted securities and debtor-in-possession (commonly known as “DIP financings”). Securities rated lower than Baa3 by Moody's or BBB- by S&P or Fitch, and unrated securities judged to be of comparable quality to securities so rated by PIMCO, are commonly referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to the risks associated with, investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies.
The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which the Fund may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.
Credit ratings and unrated securities. Rating agencies are private services that provide ratings of the credit quality of debt obligations. Appendix A to this prospectus describes the various ratings assigned to debt obligations by Moody’s, S&P and Fitch. As noted in Appendix A, Moody’s, S&P and Fitch may modify their ratings of securities to show relative standing within a rating category, with the addition of numerical modifiers (1, 2 or 3) in the case of Moody’s, and with the addition of a plus (+) or minus (-) sign in the case of S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Fund will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality. The ratings of a debt security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by the Fund could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the period in which they are held by the Fund.
The Fund may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Fund may purchase. In making these determinations, PIMCO may take into account different factors than those taken into account by rating

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agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. The Fund may invest a substantial portion of its assets in unrated securities and therefore may be particularly subject to the associated risks. Analysis of the creditworthiness of issuers of high yield securities may be more complex than that for issuers of higher-quality fixed income securities. To the extent that the Fund invests in high yield and/or unrated securities, the Fund’s success in achieving its investment objectives may depend more heavily on the portfolio managers’ creditworthiness analysis than if the Fund invested exclusively in higher-quality and higher-rated securities.
Foreign (Non-U.S.) Investments
Subject to the limit described elsewhere in this prospectus on investments in securities and instruments that are economically tied to “emerging market” countries, the Fund may invest without limitation in instruments of corporate and other foreign (non-U.S.) issuers, and in instruments traded principally outside of the United States. The Fund may invest in sovereign and other debt securities issued by foreign governments and their respective sub-divisions, agencies or instrumentalities, government sponsored enterprises and supranational government entities. Supranational entities include international organizations that are organized or supported by one or more government entities to promote economic reconstruction or development and by international banking institutions and related governmental agencies. As a holder of such debt securities, the Fund may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there are generally no bankruptcy proceedings similar to those in the United States by which defaulted foreign debt securities may be collected. Investing in foreign securities involves special risks and considerations not typically associated with investing in U.S. securities. See “Principal Risks of the Fund—Foreign (Non-U.S.) Investment Risk.”
PIMCO generally considers an instrument to be economically tied to a non- U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments, other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
The Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with a debt restructuring. Investments in Brady Bonds may be viewed as speculative. Brady Bonds acquired by the Fund may be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to realize a loss of interest or principal on any of its portfolio holdings.
The foreign securities in which the Fund may invest include, without limitation, Eurodollar obligations and “Yankee Dollar” obligations. Eurodollar obligations are U.S. dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee Dollar obligations are generally subject to the same risks that apply to domestic debt issues, notably credit risk, interest rate risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee Dollar) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of U.S. dollars, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding or other taxes; the expropriation or nationalization of foreign issuers or the imposition of sanctions or other similar measures.
Emerging Markets Investments
The Fund may invest up to 30% of its total assets in securities and instruments that are economically tied to “emerging market” countries, except the Fund may invest without limit in short-term investment grade sovereign debt issued by emerging market issuers. PIMCO generally

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considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or an instrument’s “country of exposure” is an emerging market country. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the Fund. For example, the Fund may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to the Fund, that may not be identified as an emerging market with respect to other funds managed by PIMCO.
Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign developed countries. The securities and currency markets of emerging market countries are generally smaller, less developed, less liquid, and more volatile than the securities and currency markets of the United States and other developed markets and disclosure and regulatory standards in many respects are less stringent. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations may be extremely limited. Government enforcement of existing securities regulations is limited, and any enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging market countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.
Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets.
Economies of emerging market countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. The economies of emerging market countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging market countries may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other investment-related costs may be more expensive in emerging markets than in many developed markets, which could reduce the Fund’s income from securities or debt instruments of emerging market country issuers. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In some cases, the government owns or controls many companies, including some of the largest in the country. Accordingly, government actions could have a significant effect on economic conditions in an emerging market country and on market conditions, prices and yields of securities in the Fund’s portfolio.
Emerging market countries are more likely than developed market countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in emerging market countries or interest/dividend income thereon.
Foreign investment in certain emerging market country securities is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market country securities and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors (like the Fund). Certain emerging market countries may also restrict investment opportunities in issuers in industries deemed important to national interests. Emerging market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors (like the Fund).
Also, because publicly traded debt instruments of emerging market issuers represent a relatively recent innovation in the world debt markets, there is little historical data or related market experience concerning the attributes of such instruments under all economic, market and political conditions.

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As reflected in the above discussion, investments in emerging market securities involve a greater degree of risk than, and special risks in addition to the risks associated with, investments in domestic securities or in securities of foreign developed countries. See “Principal Risks of the Fund—Emerging Markets Risk.”
Foreign Currencies and Related Transactions
The Fund’s Common Shares are priced in U.S. dollars and the distributions paid by the Fund to Common Shareholders are paid in U.S. dollars. However, a significant portion of the Fund’s assets may be denominated in foreign (non-U.S.) currencies and the income received by the Fund from many foreign debt obligations will be paid in foreign currencies. The Fund also may invest in or gain exposure to foreign currencies themselves for investment or hedging purposes. The Fund’s investments in securities that trade in, or receive revenues in, foreign currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect the value of an investment. See “Principal Risks of the Fund—Currency Risk.” The Fund may (but is not required to) hedge some or all of its exposure to foreign currencies through the use of derivative strategies. For instance, the Fund may enter into forward foreign currency exchange contracts, and may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, may reduce the Fund’s exposure to changes in the value of the currency it will deliver and increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund’s assets is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund.
Contracts to sell foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases. The Fund may enter into these contracts to hedge against foreign exchange risk arising from the Fund’s investment or anticipated investment in securities denominated in foreign currencies. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in such transactions at any given time or from time to time when they would be beneficial. Although PIMCO has the flexibility to engage in such transactions for the Fund, it may determine not to do so or to do so only in unusual circumstances or market conditions. Also, these transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies.
The Fund may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. To the extent that it does so, the Fund will be subject to the additional risk that the relative value of currencies will be different than anticipated by PIMCO.
Please see “Investment Objectives and Policies—Non-U.S. Securities,” “Investment Objectives and Policies— Foreign Currency Transactions” and “Investment Objectives and Policies—Foreign Currency Exchange-Related Securities” in the Statement of Additional Information for a more detailed description of the types of foreign investments and foreign currency transactions in which the Fund may invest or engage and their related risks.
Mortgage-Related and Other Asset-Backed Instruments
The Fund may invest in a variety of mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers.
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers.
The mortgage-related assets in which the Fund may invest include, without limitation, mortgage pass-through securities, CMOs, CMBS, residential mortgage-backed securities (“RMBS”), mortgage dollar rolls/buybacks, CMO residuals, adjustable rate mortgage-backed securities (“ARMBS”), stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. The Fund may also invest in other types of ABS, including CDOs, which include CBOs, CLOs and other similarly structured securities. The mortgage-related securities in which the Fund may invest may pay variable or fixed rates of interest. When acquiring mortgage-related or other ABS, the Fund is not restricted by any particular borrower credit criteria. Accordingly, loans underlying mortgage-related securities acquired by the Fund may be subprime in quality, or may become subprime in quality.
Mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any

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fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The mortgage market in the United States has experienced heightened difficulties over the past several years that may adversely affect the performance and market value of mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien residential mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of property values (as has recently been experienced and may continue to be experienced in many markets) may exacerbate such delinquencies. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
The principal U.S. governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”). Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include FNMA and FHLMC. FNMA is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. government to purchase the agency’s obligations.
On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. On December 24, 2009, the U.S. Treasury announced further amendments to the Senior Preferred Stock Purchase Agreements which included additional financial support to certain governmentally supported entities, including the FHLBs, FNMA and FHLMC. There is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the FNMA, FHLMC and the FHLBs, and the values of their related securities or obligations.
FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the

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orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver. FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor. In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders. Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party. In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security should be purchased for the Fund. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees. Securities issued by certain private organizations may not be readily marketable.
Privately-Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees. Securities issued by certain private organizations may not be readily marketable.
Privately-issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately-issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately-issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage

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loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately-issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the United States has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Fund may purchase privately-issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Fund) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Fund) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Fund. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Fund, to cover legal or related costs. Any such action could result in losses to the Fund.
PIMCO seeks to manage the portion of the Fund’s assets committed to privately-issued mortgage-related securities in a manner consistent with the Fund’s investment objectives, policies and overall portfolio risk profile. In determining whether and how much to invest in privately-issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These may include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien-Jumbo/Prime, First Lien-Alt-A, First Lien-Subprime, First Lien-Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately-issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations. A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are generally collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC or FNMA and their income streams. CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. The riskiest portion is the “equity” tranche which bears the bulk of defaults and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including prepayments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or ABS.
Commercial or Residential Mortgage-Backed Securities. CMBS or RMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial or residential real property. Many of the risks of investing in CMBS or RMBS reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments and the ability of a property to attract and retain tenants. CMBS or RMBS may be less liquid and exhibit greater price volatility than other types of mortgage- or ABS.

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CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (or IO) class of SMBS (described below). In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to SMBS, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability.
Adjustable Rate Mortgage-Backed Securities. ARMBS have interest rates that reset at periodic intervals. Acquiring ARMBS would permit the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBS are based. Such ARMBS generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBS, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARMBS, would not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBS behave more like fixed income securities and less like adjustable-rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable-rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the IO class), while the other class will receive all of the principal (the principal-only or PO class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations and other Collateralized Debt Obligations. The Fund may invest in each of CBOs, CLOs, other CDOs and other similarly structured securities. CBOs, CLOs, and CDOs are types of ABS. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high-yield debt, residential privately-issued mortgage-related securities, commercial or residential privately-issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs, and other CDOs may charge management fees and administrative expenses. For CBOs, CLOs and CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting

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tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. The Fund may invest in any tranche, including the residual or equity tranche, of a CBO, CLO or other CDO. The risks of an investment in a CBO, CLO or other CDO vary depending on the type of the collateral securities and the class of the instrument in which the Fund invests, among other factors. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CBOs, CLOs and other CDOs may be characterized by the Fund as illiquid investments; however, an active dealer market may exist for CBOs, CLOs and other CDOs allowing them to qualify for Rule 144A under the Securities Act. In addition to the normal risks associated with debt instruments discussed elsewhere in this prospectus and in the Statement of Additional Information (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk, interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates) and default risk), CBOs, CLOs and other CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs and other CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Asset-Backed Securities. ABS are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including auto loans, credit card receivables, home equity loans and student loans. ABS are typically issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement. Some ABS, particularly home equity loan ABS, are subject to interest rate risk and prepayment risk. A change in interest can affect the pace of payments on the underlying loans, which in turn affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS. In addition, ABS have structural risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment. The Fund may invest in any tranche, including the residual or equity tranche, of an ABS.
The Fund may invest in other types of ABS that are offered in the marketplace, including Enhanced Equipment Trust Certificates (“EETCs”). EETCs are typically issued by specially-created trusts established by airlines, railroads, or other transportation corporations. The proceeds of EETCs are used to purchase equipment, such as airplanes, railroad cars, or other equipment, which in turn serve as collateral for the related issue of the EETCs. The equipment generally is leased by the airline, railroad or other corporation, which makes rental payments to provide the projected cash flow for payments to EETC holders. Holders of EETCs must look to the collateral securing the certificates, typically together with a guarantee provided by the lessee corporation or its parent company for the payment of lease obligations, in the case of default in the payment of principal and interest on the EETCs. Please see “Investment Objectives and Policies - Mortgage-Related and Other Asset-Backed Instruments” in the Statement of Additional Information and “Principal Risks of the Fund - Mortgage-Related and Asset-Backed Instruments Risk” in this prospectus for a more detailed description of the types of mortgage-related and other asset-backed instruments in which the Fund may invest and their related risks.
Mortgage-Related Derivative Instruments. The Fund may engage in derivative transactions related to mortgage-backed securities, including purchasing and selling exchange-listed and over-the-counter (“OTC”) put and call options, futures and forwards on mortgages and mortgage-backed securities. The Fund may also invest in mortgage-backed securities credit default swaps, which include swaps the reference obligation for which is a mortgage-backed security or related index, such as the CMBX Index (a tradeable index referencing a basket of commercial mortgage-backed securities), the TRX Index (a tradeable index referencing total return swaps based on commercial mortgage-backed securities) or the ABX (a tradeable index referencing a basket of sub-prime mortgage-backed securities). The Fund may invest in newly developed mortgage related derivatives that may hereafter become available.
Please see “Investment Objectives and Policies—Mortgage-Related and Other Asset-Backed Instruments” in the Statement of Additional Information and “Principal Risks of the Fund—Mortgage-Related and Asset-Backed Instruments Risk” in this prospectus for a more detailed description of the types of mortgage-related and other asset-backed securities in which the Fund may invest and their related risks.
Municipal Bonds
Municipal bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities, and may be either taxable or tax-exempt instruments. The municipal bonds that the Fund may purchase include, without limitation, general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general

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revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax exempt private activity bonds and industrial development bonds generally are also limited obligation bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
The Fund may invest in pre-refunded municipal bonds. Pre-refunded municipal bonds are bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded municipal bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by the Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). Interest payments on pre-funded municipal bonds issued on or prior to December 31, 2017 are exempt from federal income tax; pre-funded municipal bonds issued after December 31, 2017 will not qualify for such tax-advantaged treatment. Pre-refunded municipal bonds usually will bear an AAA/Aaa rating (if a re-rating has been requested and paid for) because they are backed by U.S. Treasury securities or Agency Securities. Because the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded municipal bonds held by the Fund may subject the Fund to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if the Fund sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
The Fund may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation for the Fund, PIMCO will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipal securities.
Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.
The Fund may invest in municipal warrants, which are essentially call options on municipal bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a municipal bond in the future. The Fund may purchase a warrant to lock in forward supply in an environment in which the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and may have reduced liquidity.
The Fund may invest in municipal bonds with credit enhancements such as letters of credit, municipal bond insurance and standby bond purchase agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and to ensure repayment of principal and any accrued interest if the underlying municipal bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured municipal bonds have been low to date and municipal bond insurers have met their claims, there is no assurance that this will continue. A higher-than expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. Because a significant portion of insured municipal bonds that have been issued and are outstanding is insured by a small number of insurance companies, not all of which have the highest credit rating, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the municipal bonds insured by such insurance company or companies and on the municipal bond markets as a whole. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be re-marketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

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Loans and Other Indebtedness; Loan Acquisitions, Participations and Assignments
The Fund may purchase indebtedness and participations in loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Fund). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security, and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Fund may acquire may not be rated by any nationally recognized rating service.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a borrower.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would likely remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the NAV, market share price and/or yield of the Common Shares could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower’s obligation, or that the collateral could be liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Fund may acquire loans and loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor and/or subprime in quality involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested of the instrument acquired. The Fund may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation, rather than to seek income.
The Fund will limit the amount of its total assets that it will invest in any one issuer and the Fund will limit the amount of its total assets that it will invest in issuers within the same industry (except with respect to the Fund’s policy to concentrate in mortgage-related assets issued by government agencies or entities or private originators or issuers). For purposes of these limits, the Fund generally will treat the borrower as the “issuer” of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the borrower, the Fund will treat both the lending bank or other lending institution and the borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict the Fund’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.
Loans and other types of direct indebtedness (which the Fund may purchase or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”). In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments may improve.

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Acquisitions of loan participations are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets by the Fund.
Acquisition of loans through a purchase of a loan or direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
If a loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation.
The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
The Fund may make, participate in or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Fund’s only recourse will be against the property securing the DIP financing.
Various state licensing requirements could apply to the Fund with respect to the acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Fund or PIMCO operates or has offices. In states in which it is licensed, the Fund or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Fund’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Fund’s or PIMCO’s license, which in turn could require the Fund to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Fund invests that hold similar assets, as well as any origination company or servicer in which the Fund owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Fund seeks to engage in servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.
The Fund may make investments in debt instruments and other securities or instruments directly or through one or more Subsidiaries. Each Subsidiary may invest, for example, in whole loans or in shares, certificates, notes or other securities representing the right to receive principal and interest payments due on fractions of whole loans or pools of whole loans or any other security or other instrument that the Fund may hold directly. The Fund will treat the assets of its Subsidiaries as assets of the Fund for purposes of determining compliance with various provisions of the 1940 Act applicable to the Fund, including those relating to investment policies (Section 8), capital structure and leverage (Section 18) and affiliated transactions and custody (Section 17).
Risk Retention Investments
The Fund may invest in risk retention tranches of CMBS or other eligible securitizations, if any (“risk retention tranches”), which are eligible residual interests typically held by the sponsors of such securitizations pursuant to the final rules implementing the U.S. Risk Retention Rules. In the case of CMBS transactions, for example, the U.S. Risk Retention Rules permit all or a portion of the retained credit risk associated with certain securitizations (i.e., retained risk) to be held by an unaffiliated “third party purchaser,” such as the Fund, if, among other requirements, the third-party purchaser holds its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.
In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the

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implementation of the final U.S. Risk Retention Rules (the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.
Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the final U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach, which could be significant and exceed the value of the Fund’s investments.
Delayed Draw and Delayed Funding Loans and Revolving Credit Facilities
The Fund may enter into, or acquire participations in, delayed draw and delayed funding loans and revolving credit facilities, in which a bank or other lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed draw and delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
Bonds
The Fund may invest in a wide variety of bonds of varying maturities issued by non-U.S. (foreign) and U.S. corporations and other business entities, governments and quasi-governmental entities and municipalities and other issuers. Bonds may include, among other things, fixed or variable/floating-rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Bonds generally are used by corporations as well as governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date.
Preferred Securities
The Fund may also invest in preferred securities. Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from liquidation of the company. Unlike common stocks, preferred securities usually do not have voting rights. Preferred securities in some instances are convertible into common stock. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in the company. Some preferred securities offer a fixed rate of return with no maturity date. Because they never mature, these preferred securities may act like long-term bonds, can be more volatile than other types of preferred securities and may have heightened sensitivity to changes in interest rates. Other preferred securities have a variable dividend, generally determined on a quarterly or other periodic basis, either according to a formula based upon a specified premium or discount to the yield on particular U.S. Treasury securities or based on an auction process, involving bids submitted by holders and prospective purchasers of such securities. Although they are equity securities, preferred securities have certain characteristics of both debt securities and common stock. They are like debt securities in that their stated income is generally contractually fixed. They are like common stocks in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Because preferred securities represent an equity ownership interest in a company, their value usually will react more strongly than bonds and other debt instruments to actual or perceived changes in a company’s financial condition or prospects, or to fluctuations in the equity markets.
In order to be payable, dividends on preferred securities must be declared by the issuer’s board of directors. In addition, distributions on preferred securities may be subject to deferral and thus may not be automatically payable. Income payments on some preferred securities are cumulative, causing dividends and distributions to accrue even if they are not declared by the board of directors of the issuer or otherwise made payable. Other preferred securities are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the Fund invests will be declared or otherwise made payable.
Preferred securities have a liquidation value that generally equals their original purchase price at the date of issuance. The market values of preferred securities may be affected by favorable and unfavorable changes affecting the issuers’ industries or sectors. They also may be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates or the rates applicable to dividends. The dividends paid on the preferred securities in which the Fund invests might not be eligible for the favorable tax treatment accorded to “qualified dividend income.” See “Taxation” in the Statement of Additional Information. Because the claim on an issuer’s earnings represented by preferred securities may become disproportionately large when interest rates fall below the rate payable on the securities or for other reasons, the issuer may redeem preferred securities, generally after an initial period of call

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protection in which the security is not redeemable. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend-paying preferred securities may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.
Convertible Securities and Synthetic Convertible Securities
Convertible securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock) have general characteristics similar to both debt securities and equity securities. Although to a lesser extent than with debt obligations, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.
Convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. There can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for equity-related capital appreciation. A convertible security, in addition to providing current income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.
The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-producing component and the right to acquire a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. See “Principal Risks of the Fund—Derivatives Risk.” In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.
Contingent Convertible Securities
Contingent convertible securities (“CoCos”) are a form of hybrid debt security that is structured to either convert into equity or have their principal written down upon the occurrence of certain triggers. The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirement.
Some additional risks associated with CoCos include, but are not limited to:
Loss absorption risk.  CoCos may be subject to an automatic write-down (i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Fund losing a portion or all of its investment in such securities. In addition, the Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. In addition, CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the issuer’s discretion or at the request of the relevant regulatory authority in order to help the issuer absorb losses and may be suspended in the event there are insufficient distributable reserves.
Subordinated instruments.  CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.
Market value will fluctuate based on unpredictable factors.  The trading behavior of a given issuer’s CoCos may be strongly impacted by the trading behavior of other issuers’ CoCos, such that negative information from an unrelated CoCo may cause a decline in value of one or more CoCos held by the Fund. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other similarly structured securities. The value of CoCos is unpredictable and could be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions

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and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.
Reverse Repurchase Agreements and Dollar Rolls/Buybacks
As described under “Use of Leverage” the Fund may use, among other things, reverse repurchase agreements and/or dollar rolls/buybacks to add leverage to its portfolio. Under a reverse repurchase agreement, the Fund sells securities to a bank or broker dealer and agrees to repurchase the securities at a mutually agreed future date and price. A dollar roll/buyback is similar to a reverse repurchase agreement except that the counterparty with which the Fund enters into a dollar roll/buyback transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities that are “substantially identical.” Generally, the effect of a reverse repurchase agreement or dollar roll/buyback transaction is that the Fund can recover and reinvest all or most of the cash invested in the portfolio securities involved during the term of the agreement and still be entitled to the returns associated with those portfolio securities, thereby resulting in a transaction similar to a borrowing and giving rise to leverage for the Fund. The Fund will incur interest expense as a cost of utilizing reverse repurchase agreements and dollar rolls/buybacks. In the event the buyer of securities under a reverse repurchase agreement or dollar roll/buyback files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.
Commercial Paper
Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
U.S. Government Securities
U.S. government securities are obligations of and, in certain cases, guaranteed by, the U.S. government, its agencies or instrumentalities. The U.S. government does not guarantee the NAV of the Fund’s Common Shares. Some U.S. government securities, such as Treasury bills, notes and bonds, and securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others, such as those of the FHLBs or the FHLMC, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the instrumentality. U.S. government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities. The U.S. government securities in which the Fund may invest may pay fixed, floating, variable or adjustable interest rates.
Bank Capital Securities and Bank Obligations
The Fund may invest in bank capital securities of both non-U.S. (foreign) and U.S. issuers. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are three common types of bank capital: Lower Tier II, Upper Tier II and Tier I. Upper Tier II securities are commonly thought of as hybrids of debt and preferred securities. Upper Tier II securities are often perpetual (with no maturity date), callable and have a cumulative interest deferral feature. This means that under certain conditions, the issuer bank can withhold payment of interest until a later date. However, such deferred interest payments generally earn interest. Tier I securities often take the form of trust preferred securities.
The Fund may also invest in other bank obligations including, without limitation, CoCos, certificates of deposit, bankers’ acceptances and fixed time deposits. CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into equity or have their principal written down (including potentially to zero) upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. Certificates of deposit are negotiable certificates that are issued against funds deposited in a commercial bank for a definite period of time and that earn a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is generally no market for such deposits. The Fund may also hold funds on deposit with its custodian bank in an interest-bearing account for temporary purposes.
Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities
Zero-coupon bonds pay interest only at maturity rather than at intervals during the life of the security. Like zero-coupon bonds, “step up” bonds pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. Partial payment in kind loans and bonds (“PIKs”) are debt obligations that pay “interest” in the form of other debt obligations, instead of in cash. Each of these instruments is normally issued and traded at a deep discount from face value. Zero-coupon bonds, step-ups and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash.

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Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) are fixed income securities the principal value of which is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal. TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as “iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market. Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus CPI. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity. See “Tax Matters“ in this prospectus and “Taxation” in the Statement of Additional Information.
Event-Linked Instruments
The Fund may obtain event-linked exposure by investing in or gaining exposure to reinsurance contracts (through sidecars or otherwise), “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent upon, or formulaically related to, defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena or statistics relating to such events. Some event-linked bonds are commonly referred to as
“catastrophe bonds.” If a trigger event occurs, the Fund may lose a portion or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims when a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Fund may also gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This exposure may include “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio of insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. Event-linked exposure may also expose the Fund to certain other risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Variable- and Floating-Rate Securities
Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, instruments such as bank capital securities, unsecured and/or secured loans (including, but not limited to, bank and/or other syndicated loans and non-syndicated (private direct) loans), corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality.
The Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or U.S. Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. Due to the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, although the Fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.

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Inverse Floaters
An inverse floater is a type of debt instrument that bears a floating or variable interest rate that moves in the opposite direction to interest rates generally or the interest rate on another security or index. Changes in interest rates generally, or the interest rate of the other security or index, inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater’s price will be considerably more volatile than that of a fixed-rate bond. The Fund may invest without limitation in inverse floaters, which brokers typically create by depositing an income-producing instrument, which may be a mortgage-related security, in a trust. The trust in turn issues a variable rate security and inverse floaters. The interest rate for the variable rate security is typically determined by an index or an auction process, while the inverse floater holder receives the balance of the income from the underlying income-producing instrument less an auction fee. The market prices of inverse floaters may be highly sensitive to changes in interest rates and prepayment rates on the underlying securities, and may decrease significantly when interest rates increase or prepayment rates change. In a transaction in which the Fund purchases an inverse floater from a trust, and the underlying bond was held by the Fund prior to being deposited into the trust, the Fund will typically treat the transaction as a secured borrowing for financial reporting purposes. As a result, for financial reporting purposes, the Fund will generally incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Fund’s NAV per Common Share and performance will not be affected by the non-cash interest expense. This accounting treatment does not apply to inverse floaters acquired by the Fund when the Fund did not previously own the underlying bond.
Derivatives
The Fund may, but is not required to, use various derivative instruments for risk management purposes or as part of its investment strategy. The Fund may use various derivatives transactions to add leverage to its portfolio and/or to manage (increase or decrease) the dollar-weighted average effective duration of the Fund’s portfolio. See “Use of Leverage.”
Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among others, stocks, bonds, real estate investments, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities and related indexes. Examples of derivative instruments that the Fund may use include, without limitation, futures and forward contracts (including foreign currency exchange contracts), call and put options (including options on futures contracts), credit default swaps, total return swaps, basis swaps and other swap agreements. The Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Please see “Principal Risks of the Fund—Derivatives Risk” in this prospectus and see “Investment Objectives and Policies—Derivative Instruments” in the Statement of
Additional Information for additional information about these and other derivative instruments that the Fund may use and the risks associated with such instruments. There is no assurance that these derivative strategies will be available at any time or that PIMCO will determine to use them for the Fund or, if used, that the strategies will be successful. In addition, the Fund may be subject to certain restrictions on its use of derivative strategies imposed by guidelines of one or more rating agencies that may issue ratings for any preferred shares issued by the Fund.
Certain Interest Rate Transactions
In order to reduce the interest rate risk inherent in the Fund’s underlying investments and capital structure, the Fund may (but is not required to) enter into interest rate swap transactions. Interest rate swaps involve the exchange by the Fund with a counterparty of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. These transactions generally involve an agreement with the swap counterparty to pay a fixed or variable rate payment in exchange for the counterparty paying the Fund the other type of payment stream (i.e., variable or fixed). The payment obligation would be based on the notional amount of the swap. Other forms of interest rate swap agreements in which the Fund may invest include, without limitation, interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor;” and interest rate “collars,” under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may (but is not required to) use interest rate swap transactions with the intent to reduce or eliminate the risk that an increase in short-term interest rates could pose for the performance of the Fund’s Common Shares as a result of leverage, and also may use these instruments for other hedging or investment purposes. Any termination of an interest rate swap transaction could result in a termination payment by or to the Fund.
Credit Default Swaps
The Fund may enter into credit default swaps for both investment and risk management purposes, as well as to add leverage to the Fund’s portfolio. A credit default swap may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default swap is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. Rather than exchange the bonds for par value, a single cash payment may be due from the protection seller representing the difference

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between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap from the seller, who, in turn, generally will recover an amount significantly lower than the equivalent face amount of the obligations of the reference entity, whose value may have significantly decreased, through (i) physical delivery of such obligations by the buyer, (ii) cash settlement or (iii) an auction process. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swaps on ABS and credit indexes, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to leverage risk, illiquidity risk, counterparty risk and credit risk, among other risks associated with derivative instruments. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Fund’s obligations under a credit default swap will be accrued daily (offset against any amounts owing to the Fund). See “Principal Risks of the Fund— Regulatory Risk— Commodity Pool Operator.”
Hybrid Instruments
A hybrid instrument is a type of potentially high-risk derivative that combines a traditional bond, stock or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.
Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Common Shares if the Fund invests in hybrid instruments.
Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options or similar instruments. Commodity-linked hybrid instruments may be either equity or debt securities, leveraged or unleveraged, and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable.
Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund’s investments in these products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.
The Fund’s use of commodity-linked instruments may be limited by the Fund’s intention to continue to qualify as a RIC and may limit the Fund’s ability to so qualify. In order to qualify for the favorable tax treatment accorded RICs and their shareholders, the Fund must, among other things, derive at least 90% of its income from certain specified sources (qualifying income). Income from certain commodity-linked instruments does not constitute qualifying income to the Fund. The tax treatment of certain other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income and gains from such instruments constitute qualifying income. If the Fund were to treat income from a particular instrument as qualifying income and the income were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level. See “Tax Matters.”

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Structured Notes and Related Instruments
The Fund may invest in “structured” notes and other related instruments, which are privately negotiated debt obligations in which the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.
The Fund may use structured instruments for investment purposes and also for risk management purposes, such as to reduce the duration and interest rate sensitivity of the Fund’s portfolio, and for leveraging purposes. While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. In some cases, depending on the terms of the embedded index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero. Structured instruments also may involve significant credit risk and risk of default by the counterparty. Structured instruments may also be illiquid. Like other sophisticated strategies, the Fund’s use of structured instruments may not work as intended. If the value of the embedded index changes in a manner other than that expected by PIMCO, principal and/or interest payments received on the structured instrument may be substantially less than expected. Also, if PIMCO chooses to use structured instruments to reduce the duration of the Fund’s portfolio, this may limit the Fund’s return when having a longer duration would be beneficial (for instance, when interest rates decline).
Credit-Linked Trust Certificates
The Fund may invest in credit-linked trust certificates, which are investments in a limited purpose trust or other vehicle which, in turn, invests in a basket of derivative instruments, such as credit default swaps, total return swaps, interest rate swaps or other securities, in order to provide exposure to the high yield or another debt securities market. Like an investment in a bond, investments in credit-linked trust certificates represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the certificate. However, these payments are conditioned on the trust’s receipt of payments from, and the trust’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the trust may sell one or more credit default swaps, under which the trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay to the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive as an investor in the trust. The Fund’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk, valuation risk and management risk. It is expected that the trusts that issue credit-linked trust certificates will constitute “private” investment companies, exempt from registration under the 1940 Act. Therefore, the certificates will not be subject to applicable investment limitations and other regulation imposed by the 1940 Act (although the Fund will remain subject to such limitations and regulation, including with respect to its investments in the certificates). Although the trusts are typically private investment companies, they generally are not actively managed such as a “hedge fund” might be. It also is expected that the certificates will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the certificates and they may constitute illiquid investments. See “Principal Risks of the Fund—Liquidity Risk.” If market quotations are not readily available for the certificates, they will be valued by the Valuation Designee (as defined below) at fair value, as determined by the the Valuation Designee (as defined below). See “Net Asset Value.” The Fund may lose its entire investment in a credit-linked trust certificate.
Rule 144A Securities
The Fund may invest in securities that have not been registered for public sale, but that are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Fund, to trade in privately placed securities that have not been registered for sale under the Securities Act.
“Covenant-lite” Obligations
The Fund may invest in, or obtain exposure to, obligations that may be “covenant-lite,” which means such obligations lack, or possess fewer, financial covenants that protect lenders. Covenant-lite agreements feature incurrence covenants, as opposed to the more restrictive maintenance covenants. Under a maintenance covenant, the borrower would need to meet regular, specific financial tests, while under an incurrence covenant, the borrower only would be required to comply with the financial tests at the time it takes certain actions (e.g., issuing additional debt, paying a dividend, making an acquisition). A covenant-lite obligation contains fewer maintenance covenants than

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other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached.
Other Investment Companies
The Fund may invest in securities of other open- or closed-end investment companies (including those advised by PIMCO), including, without limitation, ETFs, to the extent that such investments are consistent with the Fund’s investment objectives, strategies and policies and permissible under the 1940 Act. The Fund may invest in other investment companies to gain broad market, sector exposure, or for cash management purposes, including during periods when it has large amounts of uninvested cash (such as the period shortly after the Fund receives the proceeds of the offering of its Common Shares) or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities. The Fund treats its investments in other investment companies that invest primarily in types of securities in which the Fund may invest directly as investments in such types of securities for purposes of the Fund’s investment policies (e.g., the Fund’s investment in an investment company that invests primarily in debt securities will be treated by the Fund as an investment in a debt security).  As a shareholder in an investment company, the Fund would bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The securities of other investment companies may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. See “Principal Risks of the Fund—Leverage Risk.”
The Fund may also invest in other pooled investment vehicles, including Private Funds. Private Funds are not subject to the 1940 Act, nor are they publicly traded. As a result, the Fund’s investments in Private Funds would not be subject to the protections afforded to shareholders under the 1940 Act. These protections include, among others, certain corporate governance standards, such as the requirement of having a certain percentage of the directors serving on a board as independent directors, statutory protections against self-dealing by the Private Fund managers, and leverage limitations. By investing in Private Funds indirectly through the Fund, a shareholder bears two layers of asset-based fees and expenses – at the Fund level and the Private Fund level – in addition to indirectly bearing any performance fees charged by the Private Fund.
Further, Private Funds are not subject to the same investment limitations as the Fund and may have different and contrary investment limitations and other policies. Unlike registered investment companies, Private Funds currently are not obligated by regulations or law to disclose publicly the contents of their portfolios. As such, the Fund has limited visibility into the underlying investments of Private Funds and is dependent on information provided by the private fund managers. This lack of transparency may make it difficult for PIMCO to monitor the sources of the Fund’s income and the allocation of its assets, and otherwise comply with regulations applicable to the Fund, may result in style drift, and ultimately may limit the universe of Private Funds in which the Fund can invest. Given the limited liquidity of Private Funds, the Fund may not be able to alter its portfolio allocation in sufficient time to respond to any such changes, resulting in substantial losses from risks of Private Funds.
A Private Fund in which the Fund invests may be treated as a partnership for U.S. federal income tax purposes. The Fund’s intention to qualify and be eligible for treatment as a RIC may limit its ability to acquire or continue to hold positions in Private Funds that are treated as partnerships for U.S. federal income tax purposes that would otherwise be consistent with its investment strategy or may require the Fund to engage in transactions in which it would otherwise not engage, resulting in additional transaction costs and reducing the Fund’s return to shareholders. Please refer to “Taxation” in the Statement of Additional Information for a detailed discussion of the tax risks relating to an investment in a Private Fund.
Common Stocks and Other Equity Securities
The Fund may invest to a limited degree (typically no more than 20% of its total assets) in equity interests in other issuers, including shares of other investment companies, including open-end or closed-end management investment companies and ETFs, and REITs, except that the Fund may invest without limitation in preferred securities. Such equity interests may be issued by public or private issuers. However, common stocks the Fund has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security will not count towards this 20% limit. For instance, in connection with the restructuring of a debt instrument, either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept common stocks or other equity securities in exchange for all or a portion of the debt instrument. Depending upon, among other things, PIMCO’s evaluation of the potential value of such securities in relation to the price that could be obtained by the Fund at any given time upon sale thereof, the Fund may determine to hold these equity securities in its portfolio.
Although common stocks and other equity securities have historically generated higher average returns than debt securities over the long term, they also have experienced significantly more volatility in those returns and in certain years have significantly underperformed relative to debt securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular equity security held by the Fund. Also, prices of common stocks and other equity securities are sensitive to general movements in the equity markets and a decline in those markets may depress the prices of the equity securities held by the Fund. The prices of equity securities fluctuate for many different reasons, including changes in investors’ perceptions of the financial condition of

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an issuer or the general condition of the relevant stock market or when political or economic events affecting the issuer occur. In addition, prices of equity securities may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. The Fund may invest in common shares of pooled vehicles, such as those of other investment companies, and in common shares of REITs.
Alternative Lending ABS
The Fund may invest, either directly or indirectly through its Subsidiaries, in Alt Lending ABS backed by consumer, commercial residential or other loans, issued by an SPE sponsored by an online or alternative lending platform or an affiliate thereof.
When purchasing Alt Lending ABS collateralized by loans, the Fund is not restricted by any particular borrower credit criteria. Accordingly, certain loans underlying any Alt Lending ABS purchased by the Fund may be subprime in quality, or may become subprime in quality.
Alternative lending, which may include or sometimes be referred to as peer-to-peer lending, online lending or marketplace lending, is a method of financing in which an alternative lending platform (i.e., an online lending marketplace or lender that is not a traditional lender, such as a bank) facilitates the borrowing and lending of money while generally not relying on deposits for capital to fund loans. It is considered an alternative to more traditional debt financing done through a bank. There are several different models of alternative lending but, very generally, a platform typically matches consumers, small or medium-sized businesses or other types of borrowers with investors that are interested in gaining investment exposure to the loans made to such borrowers. Prospective borrowers are usually required to provide or give access to certain financial information to the platform, such as the intended purpose of the loan, income, employment information, credit score, debt-to-income ratio, credit history (including defaults and delinquencies) and home ownership status, and, in the case of small business loans, business financial statements and personal credit information regarding any guarantor, some of which information is made available to prospective lenders. Often, platforms charge fees to borrowers to cover these screening and administrative costs. Based on this and other relevant supplemental information, the platform usually assigns its own credit rating to the borrower and sets the interest rate for the requested borrowing. Platforms then post the borrowing requests online and investors may choose among the loans, based on the interest rates the loans are expected to yield less any servicing or origination fees charged by the platform or others involved in the lending arrangement, the background data provided on the borrowers and the credit rating assigned by the platform. In some cases, a platform partners with a bank to originate a loan to a borrower, after which the bank sells the loan to the platform or directly to the investor; alternatively, some platforms may originate loans themselves. Some investors, including the Fund, may not review the particular characteristics of the loans in which they invest at the time of investment, but rather negotiate in advance with platforms the general criteria of the investments, as described above. As a result, the Fund is dependent on the platforms’ ability to collect, verify and provide information to the Fund about each loan and borrower.
Platforms may set minimum eligibility standards for borrowers to participate in alternative lending arrangements and may limit the maximum permitted borrowings. Depending on the purpose and nature of the loan, its term may, for example, be as short as six months or shorter, or as long as thirty years or longer.
Repurchase Agreements
The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer and the bank or broker-dealer agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund would seek to sell the securities which it holds. This could involve costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.  Repurchase agreements maturing in more than seven days are considered to be illiquid investments.
When-Issued, Delayed Delivery and Forward Commitment Transactions
The Fund may purchase securities that it is eligible to purchase on a when-issued basis, may purchase such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Fund’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Fund’s overall investment exposure. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made.When the Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Short Sales
A short sale is a transaction in which the Fund sells a security or other instrument that it does not own in anticipation that the market price will decline. The Fund may use short sales for investment purposes or for hedging and risk management purposes. The Fund may also take short positions with respect to the performance of securities, indexes, interest rates, currencies and other assets or markets through the use of derivative or forward instruments. When the Fund engages in a short sale of a security, it must borrow the security sold short and deliver it to the counterparty. The Fund may have to pay a fee to borrow particular securities and would often be obligated to pay over any payments received on such borrowed securities. The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the Fund’s custodian in the name of the lender. The Fund may not receive

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any payments (including interest) on its collateral. Short sales expose the Fund to the risk that it will be required to cover its short position at a time when the securities have appreciated in value, thus resulting in a loss to the Fund. The Fund may engage in so-called “naked” short sales when it does not own or have the immediate right to acquire the security sold short at no additional cost, in which case the Fund’s losses theoretically could be unlimited. If the price of the security sold short increases between the time of the short sale and the time that the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and securities being hedged if the short sale is being used for hedging purposes. See “Principal Risks of the Fund—Derivatives” and “Principal Risks of the Fund—Short Sales Risk.” See also “Principal Risks of the Fund—Leverage Risk.” The Fund may engage in short selling to the extent permitted by the 1940 Act rules and interpretations thereunder and other federal securities laws. To the extent the Fund engages in short selling in foreign (non-U.S.) jurisdictions, the Fund will do so subject to the laws and regulations of such jurisdiction.
Subsidiaries  and Affiliates
The Fund may execute its strategy by investing through one or more Subsidiaries. The Fund reserves the right to establish Subsidiaries through which the Fund may execute its strategy. The Fund has received exemptive relief from the SEC that, to the extent the Fund relies on such relief, permits it to (among other things) co-invest with certain other persons, including certain affiliates of PIMCO and certain private funds managed by PIMCO and its affiliates, subject to certain terms and conditions. The exemptive relief from the SEC with respect to co-investments imposes extensive conditions on any co-investments made in reliance on such relief.
Lending of Portfolio Securities
For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers or other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. See “Investment Objectives and Policies—Loans of Portfolio Securities” in the Statement of Additional Information for details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned. The Fund will also receive a fee or interest on the collateral it receives from the borrower. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent, or the risk of loss due to the investment performance of the collateral. The Fund may pay lending fees to the party arranging the loan.
As a shareholder of an investment company or other pooled vehicle, the Fund may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Fund pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies.
Portfolio Turnover
The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objectives, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) generally involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Sales of portfolio securities may also result in realization of taxable capital gains, including short-term capital gains (which are generally treated as ordinary income upon distribution in the form of dividends). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.
Please see “Investment Objectives and Policies” in the Statement of Additional Information for additional information regarding the investments of the Fund and their related risks.
Use of Leverage
The Fund may obtain leverage through reverse repurchase agreements, dollar rolls/buybacks or borrowings, such as bank loans, commercial paper, credit facilities and/or other transactions. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales, and when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.
The Fund’s Board may authorize the issuance of preferred shares without the approval of Common Shareholders. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant. Leveraging transactions pursued by the Fund may increase its duration and sensitivity to interest rate movements. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed.
Under normal market conditions, the Fund will limit its use of leverage, subject to the limitations set forth in the 1940 Act, from any combination of (i) reverse repurchase agreements or dollar roll/buyback transactions, (ii) borrowings (i.e., loans or lines of credit from banks or other credit facilities), (iii) any future issuance of preferred shares, and (iv) to the extent described below, credit default swaps, other swap agreements and futures contracts (whether or not these instruments are

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covered with segregated assets as discussed below), subject to the 50% policy. For these purposes, assets attributable to the use of leverage from credit default swaps, other swap agreements and futures contracts will be determined based on the current market value of the instrument if it is cash settled or based on the notional value of the instrument if it is not cash settled. In addition, assets attributable to credit default swaps, other swap agreements or futures contracts will not be counted towards the 50% policy to the extent that the Fund owns offsetting positions or enters into offsetting transactions.
The Fund intends to utilize certain kinds of leverage, such as reverse repurchase agreements and selling credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund's total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.
The net proceeds the Fund obtains from reverse repurchase agreements or other forms of leverage utilized, if any, will be invested in accordance with the Fund’s investment objectives and policies as described in this prospectus or any prospectus supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. There can be no such assurances these circumstances will occur.
The Fund is subject to the 1940 Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness measured at the time the investment company incurs the indebtedness. This means that at any given time the value of the Fund's total indebtedness may not exceed one-third the value of its total assets (including assets attributable to such leverage). The interests of persons with whom the Fund enters into leverage arrangements will not necessarily be aligned with the interests of the Fund's shareholders and such persons will have claims on the Fund's assets that are senior to those of the Fund's shareholders.
Under the 1940 Act, the Fund is currently not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the Fund’s preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, for so long as the Fund has preferred shares outstanding, the Fund will not be permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets, after giving effect to such cash dividend or other distribution, satisfies the above referenced 200% coverage requirement.
To the extent that any Subsidiary of the Fund directly incurs leverage in the form of debt or preferred shares, the amount of such leverage used by the Fund and such Subsidiaries will be consolidated and treated as senior securities for purposes of complying with the 1940 Act’s limitations on leverage by the Fund.
The Fund may enter into derivatives or other transactions that may provide leverage (other than through the issuance of preferred shares or bank borrowing). The Derivatives Rule regulates a registered investment company's use of derivatives and certain other transactions that create future payment and/or delivery obligations by the Fund. This new rule became operative in August 2022. The Derivatives Rule prescribes specific VaR leverage limits that apply to the Fund (although the Fund in the future could qualify as a limited derivatives user (as defined in the Derivatives Rule) and would therefore not be subject to all of the requirements of the Derivatives Rule)). VaR is an estimate of potential losses on an instrument or portfolio over a specified time horizon and at a given confidence level. The Fund may apply a relative VaR test or an absolute VaR test (if the Fund's derivatives risk manager determines that a designated reference portfolio would not provide an appropriate reference portfolio for purposes of the relative VaR test). The limit under the relative VaR test when a fund has no outstanding preferred shares is 200% (or 250% when a fund has preferred shares outstanding) of the VaR of a designated reference portfolio, which, very generally, may be a designated unleveraged index or a fund's securities portfolio excluding derivatives. If applicable, the limit under the absolute VaR test when a fund has no outstanding preferred shares is 20% (or 25% when a fund has preferred shares outstanding) of the value of a fund's net assets. The Derivatives Rule also generally requires the Fund to appoint a derivatives risk manager, maintain a DRMP designed to identify, assess, and reasonably manage the risks associated with transactions covered by the rule, and abide by certain board and other reporting obligations and recordkeeping requirements. With respect to reverse repurchase agreements or other similar financing transactions in particular, the Derivatives Rule permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements and similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements and

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similar financing transactions as derivatives transactions for all purposes under the Derivatives Rule. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with the Derivatives Rule. Compliance with the Derivatives Rule could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund may engage in derivative transactions could also limit or prevent the Fund from using certain instruments.
Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will utilize reverse repurchase agreements, credit default swaps, dollar rolls/buybacks or borrowings, issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk.” In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its use of reverse repurchase agreements, credit default swaps, total return swaps, dollar rolls/buybacks, borrowings, preferred shares or any other forms of leverage are borne by the Common Shareholders and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Investment Manager are based on the Fund’s average daily “total managed assets” (including any assets attributable to any reverse repurchase agreements, dollar rolls/buybacks, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls/buybacks and borrowings), the Investment Manager has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls/buybacks, borrowings and preferred shares), which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. Leverage transactions pursued by the Fund may increase its duration and sensitivity of the value of the Fund's portfolio to interest rate movements. The Fund may also borrow money for temporary purposes, to add leverage to the portfolio or for the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Effects of Leverage
The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of leverage through the use of senior securities, as that term is defined under Section 18 of the 1940 Act, on Common Share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. Although the Fund does not currently have a class of senior securities outstanding, the table below reflects the Fund’s continued use of reverse repurchase agreements averaged over the fiscal year ended June 30, 2025 representing approximately 37.18% of the Fund’s average total managed assets (including assets attributable to reverse repurchase agreements) at an estimated annual effective interest expense rate of 5.62% payable by the Fund on such instruments (based on market conditions averaged over the fiscal year ended June 30, 2025). Based on such estimated annual effective interest expense rate, the annual return that the Fund’s portfolio must experience (net of expenses) in order to cover such costs of the reverse repurchase agreements is 2.09%. The information below does not reflect the Fund’s use of certain other forms of economic leverage achieved through the use of other instruments or transactions not considered to be senior securities under the 1940 Act, such as credit default swaps or other derivative instruments. The assumed investment portfolio returns in the table below are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. Your actual returns may be greater or less than those appearing below. In addition, the actual borrowing expenses associated with reverse repurchase agreements (or dollar rolls/buybacks or borrowings, if any) used by the Fund may vary frequently and may be significantly higher or lower than the rate used for the example below.
Assumed Portfolio Total Return	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share Total Return	(19.24)%	(11.28)%	(3.32)%	4.64%	12.59%
Common Share total return is composed of two elements—the Common Share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying dividend payments on any preferred shares issued by the Fund and expenses on any forms of leverage outstanding) and gains or losses on the value of the securities and other instruments the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a portfolio total return of 0%, the Fund must assume that the income it receives on its investments is entirely offset by losses in the value of those investments. This table reflects hypothetical performance of the Fund’s portfolio and not the actual performance of the Fund’s Common Shares, the value of which is determined by market forces and other factors.
Should the Fund elect to add additional leverage to its portfolio following an offering, any benefits of such additional leverage cannot be fully achieved until the proceeds resulting from the use of such leverage have been received by the Fund and invested in accordance with the Fund’s investment objectives and policies. As noted above, the Fund’s willingness to use additional leverage, and the extent to which leverage is used at any time, will depend on many factors, including, among other things, PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

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Principal Risks of the Fund
The Fund is subject to the principal risks noted below, whether through the Fund’s direct investments, investments by its Subsidiaries or derivatives positions.
Market Discount Risk
The price of the Fund’s Common Shares will fluctuate with market conditions and other factors. If you sell your Common Shares, the price received may be more or less than your original investment. The Common Shares are designed for long-term investors and should not be treated as trading vehicles. Shares of closed-end management investment companies frequently trade at a discount from their NAV. The Common Shares may trade at a price that is less than the offering price for Common Shares issued pursuant to an offering. This risk may be greater for investors who sell their Common Shares relatively shortly after completion of an offering. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.
Limited Term Risk
Unless the limited term provision of the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration”) is amended by shareholders in accordance with the Declaration, or unless the Fund completes a tender offer, as of a date within twelve months preceding the fund’s dissolution date, to all Common Shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the net asset value per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”) and converts to perpetual existence, the Fund will terminate on or about January 27, 2033 (the “Dissolution Date”).The Fund is not a so-called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund’s investment objectives and policies are not designed to seek to return to investors their original investment in any Fund offering pursuant to this prospectus on the Dissolution Date or in an Eligible Tender Offer, and such investors may receive more or less than their original investment upon dissolution or in an Eligible Tender Offer.
Because the assets of the Fund will be liquidated in connection with the dissolution, the Fund will incur transaction costs in connection with dispositions of portfolio securities. The Fund does not limit its investments to securities having a maturity date prior to the Dissolution Date and may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. In particular, the Fund’s portfolio may still have large exposures to illiquid securities as the Dissolution Date approaches, and losses due to portfolio liquidation may be significant. Beginning one year before the Dissolution Date (the “Wind-Down Period”), the Fund may begin liquidating all or a portion of the Fund’s portfolio, and the Fund may deviate from its investment strategy and may not achieve its investment objectives. As a result, during the Wind-Down Period, the Fund’s distributions may decrease, and such distributions may include a return of capital. It is expected that Common Shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Plan. However, if on the Dissolution Date the Fund owns securities for which no market exists or securities that are trading at depressed prices, such securities may be placed in a liquidating trust. Any such liquidating trust or other similar vehicle is not expected to be a registered investment company. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust. The Fund’s investment objectives and policies are not designed to seek to return investors’ original investment upon termination of the Fund, and investors may receive more or less than their original investment upon termination of the Fund. As the assets of the Fund will be liquidated in connection with its termination, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Fund to lose money. The Fund may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Fund and, in particular, losses from the disposition of illiquid securities may be significant. The disposition of portfolio investments by the Fund could also cause market prices of such instruments, and hence the NAV and market price of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Fund to incur increased brokerage and related transaction expenses.
Moreover, in conducting such portfolio transactions, the Fund may need to deviate from its investment policies and may not achieve its investment objectives. The Fund’s portfolio composition may change as its portfolio holdings mature or are called or sold in anticipation of an Eligible Tender Offer or the Dissolution Date. During such period(s), it is possible that the Fund will hold a greater percentage of its total assets in shorter term and lower yielding securities and cash and cash equivalents than it would otherwise, which may impede the Fund’s ability to achieve its investment objectives and adversely impact the Fund’s performance and distributions to Common Shareholders, which may in turn adversely impact the market value of the Common Shares. In addition, the Fund may be required to reduce its leverage, which could also adversely impact its performance. The additional cash or cash equivalents held by the Fund could be obtained through reducing the Fund’s distributions to Common Shareholders and/or holding cash in lieu of reinvesting, which could limit the ability of the Fund to participate in new investment opportunities. The Fund does not limit its investments to securities having a maturity date prior to or around the Dissolution Date, which may exacerbate the foregoing risks and considerations. A Common Shareholder may be subject to the foregoing risks over an extended period of time, particularly if the Fund conducts an Eligible Tender Offer and is also subsequently terminated by or around the Dissolution Date.
If the Fund conducts an Eligible Tender Offer, the Fund anticipates that funds to pay the aggregate purchase price of shares accepted for purchase pursuant to the tender offer will be first derived from any cash

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on hand and then from the proceeds from the sale of portfolio investments held by the Fund. In addition, the Fund may be required to dispose of portfolio investments in connection with any reduction in the Fund’s outstanding leverage necessary in order to maintain the Fund’s desired leverage ratios following a tender offer. The risks related to the disposition of securities in connection with the Fund’s dissolution also would be present in connection with the disposition of securities in connection with an Eligible Tender Offer. It is likely that during the pendency of a tender offer, and possibly for a time thereafter, the Fund will hold a greater than normal percentage of its total assets in cash and cash equivalents, which may impede the Fund’s ability to achieve its investment objectives and decrease returns to shareholders. The tax effect of any such dispositions of portfolio investments will depend on the difference between the price at which the investments are sold and the tax basis of the Fund in the investments. If the Fund’s tax basis for the investments sold is less than the sale proceeds, the Fund will recognize capital gains, which the Fund will be required to distribute to Common Shareholders. Any capital gains recognized on such dispositions, as reduced by any capital losses the Fund realizes in the year of such dispositions and by any available capital loss carryforwards, will be distributed to shareholders as capital gain dividends (to the extent of net long-term capital gains over net short term capital losses) or ordinary dividends (to the extent of net short-term capital gains over net long-term capital losses) during or with respect to such year, and such distributions will generally be taxable to Common Shareholders. In addition, the Fund’s purchase of tendered Common Shares pursuant to a tender offer would have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders.
The purchase of Common Shares by the Fund pursuant to a tender offer will have the effect of increasing the proportionate interest in the Fund of non-tendering Common Shareholders. All Common Shareholders remaining after a tender offer may be subject to proportionately higher expenses due to the reduction in the Fund’s total assets resulting from payment for the tendered Common Shares. Such reduction in the Fund’s total assets may result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund’s investment performance. Such reduction in the Fund’s total assets may also cause Common Shares to become thinly traded or otherwise negatively impact secondary trading of Common Shares. A reduction in net assets, and the corresponding increase in the Fund’s expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Fund’s Common Shares to trade at a wider discount to NAV than it otherwise would. Furthermore, the portfolio of the Fund following an Eligible Tender Offer could be significantly different and, therefore, Common Shareholders retaining an investment in the Fund could be subject to greater risk. For example, the Fund may be required to sell its more liquid, higher quality portfolio investments to purchase Common Shares that are tendered in an Eligible Tender Offer, which would leave a less liquid, lower quality portfolio for remaining shareholders. The prospects of an Eligible Tender Offer may attract arbitrageurs who would purchase the Common Shares prior to the tender offer for the sole purpose of tendering those shares which could have the effect of exacerbating the risks described herein for shareholders retaining an investment in the Fund following an Eligible Tender Offer.
The Fund is not required to conduct an Eligible Tender Offer. If the Fund conducts an Eligible Tender Offer, there can be no assurance that the number of tendered Common Shares would not result in the Fund having aggregate net assets below the Dissolution Threshold, in which case the Eligible Tender Offer would be canceled, no Common Shares would be repurchased pursuant to the Eligible Tender Offer and the Fund will dissolve on the Dissolution Date (subject to possible extensions). Following the completion of an Eligible Tender Offer in which the number of tendered Common Shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. Thereafter, the Fund will have a perpetual existence. The Investment Manager may have a conflict of interest in recommending to the Board that the Dissolution Date be eliminated and the Fund have a perpetual existence. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to perpetual existence. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer. Shares of closed-end management investment companies frequently trade at a discount from their NAV, and as a result remaining Common Shareholders may only be able to sell their Shares at a discount to NAV.
Market Risk
The market price of securities owned by the Fund may fluctuate, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting (or perceiving to affect) securities markets generally or particular industries or companies represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes in inflation, interest or currency rates, financial system instability, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.

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In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, actual or threatened war, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political and regulatory changes, diplomatic developments or the imposition of sanctions and other similar measures, including the imposition of tariffs, or other U.S. economic policies and any related public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), natural/environmental disasters or events, climate-change and climate related events can all negatively impact the securities markets, which could cause the Fund to lose value. These events could reduce consumer demand or economic output, result in market closures, changes in interest rates, inflation/deflation, travel restrictions or quarantines, and significantly adversely impact the economy.
As computing technology and data analytics continually advance there has been an increasing trend towards machine driven and artificially intelligent trading systems, particularly providing such systems with increasing levels of autonomy in trading decisions. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that are intended to affect the use of artificial technology in trading activities. Any such regulations may not have the intended affect on financial markets. Moreover, advancements in artificial intelligence and other technologies may suffer from the introduction of errors, defects or security vulnerabilities which can go undetected. The potential speed of such trading and technologies may exacerbate the impact of any such flaws, particularly where such flaws are exploited by other artificially intelligent systems and may act to impair or prevent the intervention of a human control.
The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such the U.S. budget and deficit reduction plan and foreign policy tensions with foreign nations, including embargoes, tariffs, sanctions, trade wars, and other similar developments, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns, U.S. foreign policy, the imposition of tariffs, or other U.S. economic policies and any related domestic and/or geopolitical tensions may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments. Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner. Funds that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Fund meets their individual financial needs and tolerance for risk.
During inflationary price movements, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Interest rate increases in the future could cause the value of a fund that invests in fixed income securities to decrease.
Interest rate increases and other market events have the potential to adversely impact real estate values and real estate-related assets, which could, by extension, adversely impact the value of other investments (such as loans, securitized debt and other fixed income securities). Such an impact could materialize in one real estate sector and not another, or in a different manner in different real estate sectors. Examples of the current risks faced by real estate-related assets include: tenant vacancy rates, increased tenant turnover and tenant concentration; general real estate headwinds, including delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); decreases in property values; increases in inflation, upkeep costs and other expenses; fluctuations in rents; and increased concentration in ownership of certain types of properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, the Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.
Asset Allocation Risk
The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that PIMCO may make less than optimal or poor asset allocation decisions. PIMCO employs an active approach to allocation among multiple fixed income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that PIMCO will focus on an investment that performs poorly or underperforms other investments under various market conditions. The Fund could experience losses as a result of these allocation decisions, which could result in the Fund being underweight or overweight in sectors, asset classes, or geographies that perform differently than expected.
Management Risk
The Fund is subject to management risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analysis in making investment decisions for the Fund. PIMCO and each portfolio manager may determine that certain factors are more significant than others, but there can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO or such other fund’s investment adviser and individual portfolio managers will evaluate every factor prior to investing in a company or issuer and

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expose all material risks associated with an investment. Additionally, PIMCO or such other fund’s investment adviser and individual portfolio managers may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or perceived conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO or the individual portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. To the extent the Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Fund. The Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent the Fund from purchasing a security expected to appreciate in value. Additionally, actual or perceived conflicts of interest, legislative, regulatory or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Fund’s ability to realize its investment objectives.
In addition, the Fund may rely on various third-party sources to calculate its NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAV over extended periods. The Fund may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, major litigation, investigations or other controversies, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in the Fund’s portfolio will fluctuate in value because of changes, or the anticipation of changes, in interest rates. Factors including central bank monetary policy, rising inflation rates, and changes in general economic conditions may cause interest rates to rise, which could cause the value of the Fund’s investments to decline. For example, as nominal interest rates rise, the value of certain securities held by the Fund is likely to decrease. Interest rate changes can be sudden and unpredictable, and the Fund may experience losses as a result of movements in interest rates. The Fund may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons.
Further, fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. Duration is useful primarily as a measure of the sensitivity of a fixed income security’s market price to interest rate (i.e., yield) movements. All other things remaining equal, for each one percentage point increase in interest rates, the value of a portfolio of fixed income investments would generally be expected to decline by one percent for every year of the portfolio’s average duration above zero. For example, the value of a portfolio of fixed income securities with an average duration of eight years would generally be expected to decline by approximately 8% if interest rates rose by one percentage point.
Dividend-paying equity securities, particularly those whose market price is closely related to their yield, may be more sensitive to changes in interest rates. During periods of rising interest rates, the values of such securities may decline and may result in losses to the Fund. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. In addition, changes in monetary policy may exacerbate the risks

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associated with changing interest rates. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed-income investments when due. Actions by governments and central banking authorities can result in increases or decreases in interest rates. Periods of higher inflation could cause such authorities to raise interest rates, which may adversely affect the Fund and its investments.
During periods of very low or negative interest rates, the Fund may be unable to maintain positive returns. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of the Fund. This is especially the case if the Fund consists of securities with widely varying durations. Therefore, if the Fund has an average duration that suggests a certain level of interest rate risk, the Fund may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund.
Convexity is an additional measure used to understand a security's or Fund's interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration and vice versa, meaning increased sensitivity in prices in response to changes in interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if the Fund holds such securities, the Fund may be subject to a greater risk of losses in periods of rising interest rates.
Credit Risk
The Fund could experience losses if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), or the counterparty to a derivatives contract, or the issuer or guarantor of collateral, repurchase agreement or a loan of portfolio securities is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are changing, notably when rates are rising. The downgrade of the credit rating of a security or of the issuer of a security held by the Fund may decrease its value. Measures such as average credit quality may not accurately reflect the true credit risk of the Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Credit risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund, which would be magnified in the event that initial or variation margin is not provided by the counterparty to such transaction (or not provided below a certain threshold amount). Rising or high interest rates may deteriorate the credit quality of an issuer or counterparty, particularly if an issuer or counterparty faces challenges rolling or refinancing its obligations. The Fund’s investments may be adversely affected if any of the issuers it is invested in are subject to an actual or perceived (whether by market participants, rating agencies, pricing services or otherwise) deterioration to their credit quality.
Credit risk includes credit spread risk, which is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their actual or perceived credit quality) may increase when the market believes that investments generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Fund’s investments. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities. Further, credit spread duration (a measure of credit spread risk) can vary significantly from interest rate duration (e.g., for floating rate debt securities, credit spread duration typically will be higher than interest rate duration). The Fund may add credit spread duration to its portfolio, for example through the use of derivatives (e.g., credit default swaps), even while it has lower interest rate duration. The credit spread duration of the Fund’s portfolio may vary, in some cases significantly, from its interest rate duration.
Mortgage-Related and Other Asset-Backed Instruments Risk
The mortgage-related assets in which the Fund may invest include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including REMICs, which could include Re-REMICs, mortgage pass-through securities, inverse floaters, CMOs, CLOs, multi-class pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans. Exposures to mortgage-related assets through derivatives or other financial instruments will be considered investments in mortgage-related assets.
The Fund may also invest in other types of asset-backed securities (“ABS”), including CDOs, CBOs and CLOs and other similarly structured securities.

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Mortgage-related and other asset-backed instruments represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments.
Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. Compared to other fixed income investments with similar maturity and credit, mortgage-related securities may increase in value to a lesser extent when interest rates decline and may decline in value to a similar or greater extent when interest rates rise. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to experience losses. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the servicers of the underlying mortgage pools present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying the mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations. Additionally, both mortgage-related securities and asset-backed securities are subject to risks associated with fraud or negligence by, or defalcation of, their servicers. These securities are also subject to the risks of the underlying loans. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of security holders in and to the underlying collateral. In addition, the underlying loans may have been extended pursuant to inappropriate underwriting guidelines, to no underwriting guidelines at all, or to fraudulent origination practices. The owner of a mortgage-backed security’s ability to recover against the sponsor, servicer or originator is uncertain and is often limited. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.
Subordinate mortgage-backed or asset-backed instruments are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate mortgage-backed or asset-backed instruments will not be fully paid.
There are multiple tranches of mortgage-backed and asset-backed instruments, offering investors various maturity and credit risk characteristics. For example, tranches may be categorized as senior, mezzanine, and subordinated/equity or “first loss.” The most senior tranche of a mortgage-backed or asset-backed instrument generally has the greatest collateralization and generally pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches generally take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the ”equity“ or ”residual“ tranche) generally specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund may also invest in the residual or equity tranches of mortgage-related and other asset-backed instruments, which may be referred to as subordinate mortgage-backed or asset-backed instruments and interest-only mortgage-backed or asset-backed instruments. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.
The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund's mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
With respect to risk retention tranches (i.e., eligible residual interests initially held by the sponsors of CMBS and other eligible securitizations pursuant to the U.S. Risk Retention Rules), a third-party purchaser, such as the Fund, must hold its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is

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entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.
In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (e.g., the FDIC, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.
Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach, which could be significant and exceed the value of the Fund’s investments. Direct investments in mortgages and other types of collateral are subject to risks similar (and in some cases to a greater degree) to those described above.
Mortgage-Related Derivative Instruments Risk
The Fund may engage in derivative transactions related to mortgage-backed securities, including purchasing and selling exchange-listed and OTC put and call options, futures and forwards on mortgages and mortgage-backed securities. The Fund may also invest in mortgage-backed securities credit default swaps, which include swaps the reference obligation for which is a mortgage-backed security or related index, such as the CMBX Index (a tradeable index referencing a basket of commercial mortgage-backed securities) or the ABX (a tradeable index referencing a basket of sub-prime mortgage-backed securities). The Fund may invest in newly developed mortgage related derivatives that may hereafter become available.
Derivative mortgage-backed securities (such as principal-only (“POs”), interest-only (“IOs”) or inverse floating rate securities) are particularly exposed to call and extension risks. Small changes in mortgage prepayments can significantly impact the cash flows and the market value of these derivative instruments. In general, the risk of faster than anticipated prepayments adversely affects IOs, super floaters and premium priced mortgage-backed securities. The risk of slower than anticipated prepayments generally affects POs, floating-rate securities subject to interest rate caps, support tranches and discount priced mortgage-backed securities. In addition, particular derivative instruments may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risk is magnified. Mortgage-related derivative instruments involve risks associated with mortgage-related and other asset-backed instruments, privately-issued mortgage-related securities, the mortgage market, the real estate industry, derivatives and credit default swaps. See “Mortgage-Related and Other Asset-Backed Instruments Risk,” “Privately-Issued Mortgage-Related Securities Risk,” “Derivatives Risk,” and “Credit Default Swaps Risk.”
Mortgage-related derivative instruments involve risks associated with mortgage-related and other asset-backed instruments, privately-issued mortgage-related securities, the mortgage market, the real estate industry, derivatives and credit default swaps. See “Mortgage-Related and Other Asset-Backed Instruments Risk,” “Privately-Issued Mortgage-Related Securities Risk,” “Derivatives Risk,” and “Credit Default Swaps Risk.”
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.
Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Additionally, privately-issued mortgage-related securities, such as privately-held or non-traded REITs, may bear higher fees than publicly-traded REITs. Privately-held REITs generally are exempt from registration under the Securities Act and, as such, are not subject to the same disclosure requirements as REITs registered under the Securities Act, which may make privately-held REITs more difficult to evaluate from an investment perspective.
High Yield Securities Risk
To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as ”high yield securities“ or ”junk bonds“), the Fund may be subject to greater levels of market risk, credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV and market price of the Fund's Common Shares or Common Share dividends. These securities are considered predominantly speculative by ratings agencies with respect to an issuer's continuing ability to make principal and interest payments, and their value may be more volatile than other types of securities. An economic downturn or individual issuer developments could adversely affect the market for these

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securities and reduce the Fund's ability to sell these securities at an advantageous time or price. An economic downturn could also lead to a higher non-payment rate and, a high yield security may lose significant market value before a default occurs. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.
High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require the Fund to make taxable distributions of imputed income without receiving the actual cash currency. Issuers of high yield securities may have the right to ”call“ or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for these securities and/or may result in the Fund not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to the Fund. Because of the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.
In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the Fund. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal and are commonly referred to as ”high yield“ securities or ”junk bonds.“ High yield securities involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. The Fund may purchase stressed or distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks. An economic downturn could severely affect the ability of issuers (particularly those that are highly leveraged) to service or repay their debt obligations. Lower-rated securities are generally less liquid than higher-rated securities, which may have an adverse effect on the Fund's ability to dispose of them. For example, under adverse market or economic conditions, the secondary market for below investment grade securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and certain securities in the Fund's portfolio may become illiquid or less liquid. As a result, the Fund could find it more difficult to sell these securities or may be able to sell these securities only at prices lower than if such securities were widely traded. To the extent the Fund focuses on below investment grade debt obligations, PIMCO's capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that PIMCO will be successful in this regard. Due to the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative. The Fund's credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or PIMCO downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell such a security, PIMCO may consider factors including, but not limited to, PIMCO's assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. Analysis of creditworthiness may be more complex for issuers of high yield securities than for issuers of higher quality debt securities.
Municipal Bond Risk
Investing in the municipal bond market involves the risks of investing in debt securities generally and certain other risks. The amount of public information available about the municipal bonds in which the Fund may invest is generally less than that for corporate equities or bonds, and the investment performance of the Fund’s investment in municipal bonds may therefore be more dependent on the analytical abilities of PIMCO than its investments in taxable bonds. The secondary market for municipal bonds, particularly below investment grade bonds in which the Fund may invest, also tends to be less well developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell municipal bonds at attractive prices or value municipal bonds.
The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns, by litigation, legislation or political events, or by the bankruptcy of the issuer. Budgetary constraints of local, state, and federal governments upon which the issuers may be relying for funding may also impact Municipal Bonds. Laws, referenda, ordinances or regulations enacted in the future by Congress or state legislatures or the applicable governmental entity could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations, or on the ability of municipal issuers to levy taxes. Issuers of municipal securities also might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays in collecting principal and interest and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in the payment of interest or repayment of principal, or both, the Fund may take possession of and manage the assets securing the issuer's obligations on such securities, which may increase the Fund's operating expenses. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund's municipal bonds in the same manner. The Fund will be particularly subject to these risks to the extent that it focuses its investments in municipal bonds in a particular state or geographic region. Municipal securities may also have exposure to potential risks resulting from climate change, including

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extreme weather, flooding and fires. Climate risks, if materialized, can adversely impact a municipal issuer’s financial plans in current or future years or may impair a funding source of a municipal issuer’s revenue bonds. As a result, the impact of climate risks could adversely impact the value of the Fund’s municipal securities investments.
The Fund may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that the Fund will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender option bonds may be less liquid or may become less liquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status. The Fund’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond the Fund’s control, which could require the Fund to dispose of portfolio investments at inopportune times and prices. The Fund may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Fund will be subject to leverage risk. The use of tender option bonds will impact the Fund's duration and cause the Fund to be subject to increased duration and interest rate risk.
The Fund may invest in revenue bonds, which are typically issued to fund a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. Because the principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues, there is no guarantee that the particular project will generate enough revenue to pay its obligations, in which case the Fund’s performance may be adversely affected.
The Fund may invest in participations in lease obligations or installment purchase contract obligations of municipal authorities or entities. Although a municipal lease obligation does not constitute a general obligation of the municipality for which the municipality's taxing power is pledged, a municipal lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payments due under the municipal lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In the case of a “non-appropriation” lease, the Fund's ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property, without recourse to the general credit of the lessee, and the disposition or re-leasing of the property might prove difficult.
Municipal securities are also subject to interest rate, credit, and liquidity risk.
Interest Rate Risk
The value of municipal securities, similar to other fixed income securities, will likely drop as interest rates rise in the general market. Conversely, when rates decline, bond prices generally rise.
Credit Risk
The risk that a borrower may be unable to make interest or principal payments when they are due. Funds that invest in municipal securities rely on the ability of the issuer to service its debt. This subjects the Fund to credit risk in that the municipal issuer may be fiscally unstable or exposed to large liabilities that could impair its ability to honor its financial obligations. Municipal issuers with significant debt service requirements, in the near-to mid-term; unrated issuers and those with less capital and liquidity to absorb additional expenses may be most at risk. To the extent the Fund invests in lower quality or high yield municipal securities, it may be more sensitive to the adverse credit events in the municipal market. The treatment of municipalities in bankruptcy is more uncertain, and potentially more adverse to debt holders, than for corporate issues.
Liquidity Risk
The risk that investors may have difficulty finding a buyer when they seek to sell, and therefore, may be forced to sell at a discount to the market value. Liquidity may sometimes be impaired in the municipal market and because the Fund primarily invests in municipal securities, it may find it difficult to purchase or sell such securities at opportune times. The municipal securities market can be susceptible to increases in volatility and decreases in liquidity. Liquidity can decline unpredictably in response to a variety of factors, including overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity also may be caused by a rise in interest rates (or the expectation of a rise in interest rates). Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. Depending on the particular issuer and current economic conditions, municipal securities could be deemed more volatile investments.
In addition to general municipal market risks, different municipal sectors may face different risks. For instance, general obligation bonds are secured by the full faith, credit, and taxing power of the municipality issuing the obligation. As such, timely payment depends on the municipality's ability to raise tax revenue and maintain a fiscally sound budget. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan liabilities.
Revenue bonds are secured by special tax revenues or other revenue sources. If the specified revenues do not materialize, then the bonds may not be repaid.

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Private activity bonds are yet another type of municipal security. Municipalities use private activity bonds to finance the development of industrial facilities for use by private enterprise. Principal and interest payments are to be made by the private enterprise benefiting from the development, which means that the holder of the bond is exposed to the risk that the private issuer may default on the bond.
Moral obligation bonds are usually issued by special purpose public entities. If the public entity defaults, repayment becomes a “moral obligation” instead of a legal one. The lack of a legally enforceable right to payment in the event of default poses a special risk for a holder of the bond because it has little or no ability to seek recourse in the event of default.
In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors relative to taxable income. Lower income tax rates potentially reduce the advantage of owning municipal securities.
Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.
Municipal notes are similar to general municipal debt obligations, but they generally possess shorter terms. Municipal notes can be used to provide interim financing and may not be repaid if anticipated revenues are not realized.
Distressed and Defaulted Securities Risk
Investments in the securities of financially distressed issuers involve substantial risks, including the risk of default. Distressed securities generally trade significantly below “par” or full value because investments in such securities and debt of distressed issuers or issuers in default are considered speculative and involve substantial risks in addition to the risks of investing in high-yield bonds. Such investments may be in default at the time of investment. In addition, these securities may fluctuate more in price, and are typically less liquid. The Fund also will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. In any such proceeding relating to a defaulted obligation, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment. Moreover, any securities received by the Fund upon completion of a workout or bankruptcy proceeding may be less liquid, speculative or restricted as to resale. Similarly, if the Fund participates in negotiations with respect to any exchange offer or plan of reorganization with respect to the securities of a distressed issuer, the Fund may be restricted from disposing of such securities. To the extent that the Fund becomes involved in such proceedings, the Fund may have a more active participation in the affairs of the issuer than that assumed generally by an investor. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.
Also among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. PIMCO's judgments about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.
Inflation-Indexed Security Risk
Inflation-indexed debt securities are subject to the effects of actual or anticipated changes in market interest rates caused by factors other than inflation (real interest rates). In general, the value of an inflation-indexed security, including Treasury Inflation-Protected Securities (“TIPS”), tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the CPI) will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. Additionally, a CPI swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap. With municipal inflation-indexed securities, the inflation adjustment is integrated into the coupon payment, which is federally tax exempt (and may be state tax exempt). For municipal inflation-indexed securities, there is no adjustment to the principal value. Because municipal inflation-indexed securities are a small component of the municipal bond market, they may be less liquid than conventional municipal bonds.
Senior Debt Risk
The Fund will be subject to greater levels of credit risk than funds that do not invest in below investment grade senior debt. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior debt. Restrictions on transfers in loan agreements, a lack of publicly available information and other factors may, in certain instances, make senior debt more difficult to sell at an advantageous time or price than other types of securities or instruments. Additionally, if the issuer of senior debt prepays, the Fund will have to consider reinvesting the proceeds in other senior debt or similar instruments that may pay lower interest rates.

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Loans and Other Indebtedness; Loan Acquisitions, Participations and Assignments Risk
Loan interests may take the form of (i) direct interests acquired during a primary distribution or other purchase of a loan, (ii) loans originated by the Fund or (iii) assignments of, novations of or participations in all or a portion of a loan acquired in secondary markets. In addition to credit risk and interest rate risk, the Fund's exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund's share price and yield could be adversely affected. Loans that are fully secured may offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal if the Fund is able to access and monetize the collateral. However, the collateral underlying a loan, if any, may be unavailable or insufficient to satisfy a borrower's obligation. If the Fund becomes owner, whole or in part, of any collateral after a loan is foreclosed, the Fund may incur costs associated with owning and/or monetizing its ownership of the collateral.
During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, or changing interest rates (notably increases), delinquencies and losses generally increase, sometimes dramatically, with respect to obligations under such loans. An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the Fund’s ability to sell these instruments at an advantageous time or price. An economic downturn could also lead to a higher non-payment rate and, a loan may lose significant market value before a default occurs.
Investments in loans through a purchase of a loan, loan origination or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral.
Moreover, the purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. The Fund may also invest in loans that are not secured by collateral which typically present greater risks than collateralized loans.
The Fund may obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, the Fund may be subject to the risk of delay or default in repayment of the loan, which could negatively impact the Fund's performance. Additionally, the Fund may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. As a result, the Fund will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain loan participations may be structured in a manner designed to prevent purchasers of participations from being subject to the credit risk of the lender, but even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation impaired.
The Fund may have difficulty disposing of loans and loan participations. Because there may not be a liquid market for many such investments, the Fund anticipates that such investments could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such investments and the Fund's ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio.
Investments in loans may include participations in bridge loans, which are loans taken out by borrowers for a short period (typically less than one year) pending arrangement of more permanent financing through, for example, the issuance of bonds, frequently high yield bonds issued for the purpose of acquisitions.
Investments in loans may include acquisitions of, or participation in, delayed draw and delayed funding loans and revolving credit facilities. These commitments may have the effect of requiring the Fund to increase its investment in a borrower at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid).  Delayed draw and delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.  Further, the Fund may need to hold liquid assets in order to provide funding for these types of commitments, meaning the Fund may not be able to invest in other

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attractive investments, or the Fund may need to liquidate existing assets in order to provide such funding.
The Fund may invest in loans used to finance the cost of construction, acquisition, development, and/ or rehabilitation of a property including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose the Fund to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
To the extent the Fund invests in loans, or originates loans, including, but not limited to, bank loans, non-syndicated loans, the residual or equity tranches of mortgage-related and other asset-backed securities, which may be referred to as subordinate mortgage-backed or asset-backed securities and interest-only mortgage-backed or asset-backed securities, and other investments, the Fund may be subject to greater levels of credit risk, call risk, settlement risk, risk of subordination to other creditors, insufficient or lack of protection under federal securities laws and liquidity risk. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile than other types of securities. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”).
Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads, among other factors, may, in certain circumstances, make loans more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Some loans may have extended trade settlement periods, including settlement periods of greater than seven days, which may result in cash not being immediately available to the Fund. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Because of such risks involved in investing in loans, an investment in the Fund should be considered speculative.
The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinate and unsecured loans share the same risks as other below investment grade securities.
There may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities. Loans may be issued by borrowers that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such borrowers may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.
Economic exposure to loan interests through the use of derivative transactions may involve greater risks than if the Fund had invested in the loan interest directly during a primary distribution, through direct originations or through assignments of, novations of or participations in a loan acquired in secondary markets since, in addition to the risks described above, certain derivative transactions may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks.
Subprime Risk
Loans, and debt instruments collateralized by loans (including Alt Lending ABS), acquired by the Fund may be subprime in quality, or may become subprime in quality. Although there is no specific legal or market definition of “subprime,” subprime loans are generally understood to refer to loans made to borrowers that display poor credit histories and other characteristics that correlate with a higher default risk. Accordingly, subprime loans, and debt instruments secured by such

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loans (including Alt Lending ABS), have speculative characteristics and are subject to heightened risks, including the risk of nonpayment of interest or repayment of principal, and the risks associated with investments in high yield securities. In addition, these instruments could be subject to increased regulatory scrutiny. The Fund is not restricted by any particular borrower credit risk criteria and/or qualifications when acquiring loans or debt instruments collateralized by loans.
Privacy and Data Security Risk
The Gramm-Leach-Bliley Act (“GLBA”) and other laws limit the disclosure of certain non-public personal information about a consumer to non-affiliated third parties and require financial institutions to disclose certain privacy policies and practices with respect to information sharing with both affiliates and non-affiliated third parties. Many states and a number of non-U.S. jurisdictions have enacted privacy and data security laws requiring safeguards on the privacy and security of consumers’ personally identifiable information. Other laws deal with obligations to safeguard and dispose of private information in a manner designed to avoid its dissemination. Privacy rules adopted by the U.S. Federal Trade Commission and SEC implement the GLBA and other requirements and govern the disclosure of consumer financial information by certain financial institutions, ranging from banks to private investment funds. U.S. platforms following certain models generally are required to have privacy policies that conform to these GLBA and other requirements. In addition, such platforms typically have policies and procedures intended to maintain platform participants’ personal information securely and dispose of it properly.
The Fund generally does not intend to obtain or hold borrowers’ non-public personal information, and the Fund has implemented procedures reasonably designed to prevent the disclosure of borrowers’ non-public personal information to the Fund. However, service providers to the Fund or its Subsidiaries, including their custodians and the platforms acting as loan servicers for the Fund or its Subsidiaries, may obtain, hold or process such information. The Fund cannot guarantee the security of non-public personal information in the possession of such a service provider and cannot guarantee that service providers have been and will continue to comply with the GLBA, other data security and privacy laws and any other related regulatory requirements. Violations of the GLBA and other laws could subject the Fund to litigation and/or fines, penalties or other regulatory action, which, individually or in the aggregate, could have an adverse effect on the Fund. The Fund may also face regulations related to privacy and data security in the other jurisdictions in which the Fund invests.
Platform Risk
The Alt Lending ABS in which the Fund may invest are typically not listed on any securities exchange and not registered under the Securities Act. In addition, the Fund anticipates that these instruments may only be sold to a limited number of investors and may have a limited or non-existent secondary market. Accordingly, the Fund currently expects that certain of the investments it may make in Alt Lending ABS will face heightened levels of liquidity risk. Although currently there is generally no reliable, active secondary market for certain Alt Lending ABS, a secondary market for these Alt Lending ABS may develop. If the Fund purchases Alt Lending ABS on an alternative lending platform, the Fund will have the right to receive principal and interest payments due on loans underlying the Alt Lending ABS only if the platform servicing the loans receives the borrower’s payments on such loans and passes such payments through to the Fund. If a borrower is unable or fails to make payments on a loan for any reason, the Fund may be greatly limited in its ability to recover any outstanding principal or interest due, as (among other reasons) the Fund may not have direct recourse against the borrower or may otherwise be limited in its ability to directly enforce its rights under the loan, whether through the borrower or the platform through which such loan was originated, the loan may be unsecured or under-collateralized and/or it may be impracticable to commence a legal proceeding against the defaulting borrower.
The Fund may have limited knowledge about the underlying loans and is dependent upon the platform for information regarding underlying loans. Although PIMCO may conduct diligence on the platforms, the Fund generally does not have the ability to independently verify the information provided by the platforms, other than payment information regarding loans underlying the Alt Lending ABS owned by the Fund, which the Fund observes directly as payments are received. With respect to Alt Lending ABS that the Fund purchases in the secondary market (i.e., not directly from an alternative lending platform), the Fund may not perform the same level of diligence on such platform or at all. The Fund may not review the particular characteristics of the loans collateralizing an Alt Lending ABS, but rather negotiate in advance with platforms the general criteria of the underlying loans. As a result, the Fund is dependent on the platforms’ ability to collect, verify and provide information to the Fund about each loan and borrower.
The Fund relies on the borrower’s credit information, which is provided by the platforms. However, such information may be out of date, incomplete or inaccurate and may, therefore, not accurately reflect the borrower’s actual creditworthiness. Platforms may not have an obligation to update borrower information, and, therefore, the Fund may not be aware of any impairment in a borrower’s creditworthiness subsequent to the making of a particular loan. The platforms’ credit decisions and scoring models may be based on algorithms that could potentially contain programming or other errors or prove to be ineffective or otherwise flawed. This could adversely affect loan pricing data and approval processes and could cause loans to be mispriced or misclassified, which could ultimately have a negative impact on the Fund’s performance.
In addition, the underlying loans, in some cases, may be affected by the success of the platforms through which they are facilitated. Therefore, disruptions in the businesses of such platforms may also negatively impact the value of the Fund’s investments. In addition, disruption in the business of a platform could limit or eliminate the ability of the Fund to invest in loans originated by that platform, and therefore the Fund could lose some or all of the benefit of its diligence effort with respect to that platform.

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Platforms are for-profit businesses that, as a general matter, generate revenue by collecting fees on funded loans from borrowers and by assessing a loan servicing fee on investors, which may be a fixed annual amount or a percentage of the loan or amounts collected. This business could be disrupted in multiple ways; for example, a platform could file for bankruptcy or a platform might suffer reputational harm from negative publicity about the platform or alternative lending more generally and the loss of investor confidence in the event that a loan facilitated through the platform is not repaid and the investor loses money on its investment. Many platforms and/or their affiliates have incurred operating losses since their inception and may continue to incur net losses in the future, particularly as their businesses grow and they incur additional operating expenses Platforms may also be forced to defend legal action taken by regulators or governmental bodies. Alternative lending is a newer industry operating in an evolving legal environment. Platforms may be subject to risk of litigation alleging violations of law and/or regulations, including, for example, consumer protection laws, whether in the United States or in foreign jurisdictions. Platforms may be unsuccessful in defending against such lawsuits or other actions and, in addition to the costs incurred in fighting any such actions, platforms may be required to pay money in connection with the judgments, settlements or fines or may be forced to modify the terms of its borrower loans, which could cause the platform to realize a loss or receive a lower return on a loan than originally anticipated. Platforms may also be parties to litigation or other legal action in an attempt to protect or enforce their rights or those of affiliates, including intellectual property rights, and may incur similar costs in connection with any such efforts.
The Fund’s investments in Alt Lending ABS may expose the Fund to the credit risk of the issuer. Generally, such instruments are unsecured obligations of the issuer; an issuer that becomes subject to bankruptcy proceedings may be unable to make full and timely payments on its obligations to the Fund, even if the payments on the underlying loan or loans continue to be made timely and in full. In addition, when the Fund owns Alt Lending ABS, the Fund and its custodian generally do not have a contractual relationship with, or personally identifiable information regarding, individual borrowers, so the Fund will not be able to enforce underlying loans directly against borrowers and may not be able to appoint an alternative servicing agent in the event that a platform or third-party servicer, as applicable, ceases to service the underlying loans. Therefore, the Fund is more dependent on the platform for servicing than if the Fund had owned whole loans through the platform. Where such interests are secured, the Fund relies on the platform to perfect the Fund’s security interest. In addition, there may be a delay between the time the Fund commits to purchase an instrument issued by a platform, its affiliate or a special purpose entity sponsored by the platform or its affiliate and the issuance of such instrument and, during such delay, the funds committed to such an investment will not earn interest on the investment nor will they be available for investment in other alternative lending-related instruments, which will reduce the effective rate of return on the investment. The Fund’s investments in Alt Lending ABS may be illiquid.
“Covenant-lite” Obligations Risk
Covenant-lite obligations contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached, which would allow the lender to restructure the loan or take other action intended to help mitigate losses. Covenant-lite loans carry a risk that the borrower could transfer or encumber its assets, which could reduce the amount of assets that can be used to satisfy debts and result in losses for debtholders. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.
Loan Origination Risk
The Fund may seek to originate loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans or other types of loans, which may be in the form of, and without limitation as to a loan’s level of seniority within a capital structure, whole loans, assignments, participations, secured and unsecured notes, senior and second lien loans, mezzanine loans, bridge loans or similar investments. The Fund may originate loans to corporations and/or other legal entities and individuals, including foreign (non-U.S.) and emerging market entities and individuals. Loans may carry significant credit risks (for example, a borrower may not have a credit rating or score or may have a rating or score that indicates significant credit risk). This may include loans to public or private firms or individuals, such as in connection with housing development projects. The loans the Fund invests in or originates may vary in maturity and/or duration. The Fund is not limited in the amount, size or type of loans it may invest in and/or originate, including with respect to a single borrower or with respect to borrowers that are determined to be below investment grade, other than pursuant to any applicable law. The Fund's investment in or origination of loans may also be limited by the requirements the Fund intends to observe under Subchapter M of the Code in order to qualify as a RIC. The Fund may subsequently offer such investments for sale to third parties; provided, that there is no assurance that the Fund will complete the sale of such an investment. If the Fund is unable to sell, assign or successfully close transactions for the loans that it originates, the Fund will be forced to hold its interest in such loans for an indeterminate period of time. This could result in the Fund's investments having high exposure to certain borrowers. The Fund will be responsible for the expenses associated with originating a loan (whether or not consummated). This may include significant legal and due diligence expenses, which will be indirectly borne by the Fund and Common Shareholders.
Bridge loans are generally made with the expectation that the borrower will be able to obtain permanent financing in the near future. Any delay in obtaining permanent financing subjects the bridge loan investor to increased risk. A borrower's use of bridge loans also involves the risk

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that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower's perceived creditworthiness.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state attorneys general, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies' financial results. To the extent the Fund engages in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.
Foreign Loan Originations Risk
The Fund may originate loans to foreign entities and individuals, including foreign (non-U.S.) and emerging market entities and individuals. Such loans may involve risks not ordinarily associated with exposure to loans to United States entities and individuals. The foreign lending industry may be subject to less governmental supervision and regulation than exists in the United States; conversely, foreign regulatory regimes applicable to the lending industry may be more complex and more restrictive than those in the United States, resulting in higher costs associated with such investments, and such regulatory regimes may be subject to interpretation or change without prior notice to investors, such as the Fund. Foreign lending may not be subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States Due to differences in legal systems, there may be difficulty in obtaining or enforcing a court judgment outside the United States In addition, to the extent that investments are made in a limited number of countries, events in those countries will have a more significant impact on the Fund. The Fund’s loans to foreign entities and individuals may be subject to risks of increased transaction costs, potential delays in settlement or unfavorable differences between the U.S. economy and foreign economies.
The Fund’s exposure to loans to foreign entities and individuals may be subject to withholding and other foreign taxes, which may adversely affect the net return on such investments. In addition, fluctuations in foreign currency exchange rates and exchange controls may adversely affect the market value of the Fund’s exposure to loans to foreign entities and individuals. The Fund is unlikely to be able to pass through to its shareholders foreign income tax credits in respect of any foreign income taxes it pays.
Risk Retention Investment Risk
The Fund may invest in risk retention tranches of CMBS or other eligible securitizations, if any (“risk retention tranches”), which are eligible residual interests typically held by the sponsors of such securitizations pursuant to the final rules implementing the credit risk retention requirements of Section 941 of the Dodd-Frank Act (the “U.S. Risk Retention Rules”). In the case of CMBS transactions, for example, the U.S. Risk Retention Rules permit all or a portion of the retained credit risk associated with certain securitizations (i.e., retained risk) to be held by an unaffiliated “third party purchaser,” such as the Fund, if, among other requirements, the third-party purchaser holds its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.
In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.
Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the final U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach which could be significant and exceed the value of the Fund's investments..
Reinvestment Risk
Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current

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holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, NAV and/or overall return of the Common Shares.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Financial reporting, legal, corporate governance, accounting, auditing and custody standards of foreign countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Foreign (non-U.S.) market trading hours, clearance and settlement procedures, and holiday schedules may limit the Fund's ability to buy and sell securities. Investments in foreign (non-U.S.) markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign (non-U.S.) investing in their capital markets or in certain sectors or industries. In addition, a foreign (non-U.S.) government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency. Certain foreign (non-U.S.) investments may become less liquid in response to market developments or adverse investor perceptions, or become illiquid after purchase by the Fund, particularly during periods of market turmoil. A reduction in trading in securities of issuers located in countries whose economies are heavily dependent upon trading with key partners may have an adverse impact on the Fund's investments.
Also, nationalization, expropriation or confiscatory taxation, unstable governments, decreased market liquidity, currency blockage, market disruptions, political changes, security suspensions or diplomatic developments, trade restrictions (including tariffs) or the imposition of sanctions or other similar measures could adversely affect the Fund’s investments in a foreign (non-U.S.) country and may render holdings in that foreign (non-U.S.) country illiquid or even worthless. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting securities transactions, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, restricting transactions in specified sectors of certain countries, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could, among other things, result in a decline in the value and/or liquidity of affected securities, downgrades in the credit ratings of affected or related securities, currency devaluation or volatility, and increased market volatility and disruption in the securities or sanctioned country and throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent the Fund from buying and selling securities, receiving interest or principal payments due on the securities, significantly delay or prevent securities transactions, and adversely impact the Fund's liquidity and performance and/or prevent the liquidation of a Portfolio holding sanctioned securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, the Fund will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Additionally, events and evolving conditions in certain markets or regions may alter the risk profile of investments tied to those markets or regions. This may cause investments tied to such markets or regions to become riskier or more volatile, even when investments in such markets or regions were perceived as comparatively stable historically. Foreign (non-U.S.) securities may also be less liquid (particularly during market closures due to local market holidays or other reasons) and more difficult to value than securities of U.S. issuers.
Investments in Russia. The Fund may invest in securities and instruments that are economically tied to Russia. Investments in Russia are subject to various risks such as, but not limited to political, economic, legal, market and currency risks. The risks include uncertain political and economic policies, short -term market volatility, poor accounting standards, corruption and crime, an inadequate regulatory system, regional armed conflict and unpredictable taxation. Investments in Russia are particularly subject to the risk that further economic sanctions, export and import controls, and other similar measures may be imposed by the United States and/or other countries. Other similar measures may include, but are not limited to, banning or expanding bans on Russia or certain persons or entities associated with Russia from global payment systems that facilitate cross-border payments,

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restricting the settlement of securities transactions by certain investors, and freezing Russian assets or those of particular countries, entities or persons with ties to Russia (e.g., Belarus). Such sanctions and other similar measures - which may impact companies in many sectors, including energy, financial services, technology, accounting, quantum computing, shipping, aviation, metals and mining, defense, architecture, engineering, construction, manufacturing and transportation, among others - and Russia's countermeasures may negatively impact the Fund's performance and/or ability to achieve its investment objectives. For example, certain investments may be prohibited and/or existing investments may become illiquid (e.g., in the event that transacting in certain existing investments is prohibited, securities markets close, or market participants cease transacting in certain investments in light of geopolitical events, sanctions or related considerations), which could render any such securities held by the Fund unmarketable for an indefinite period of time and/or cause the Fund to sell other portfolio holdings at a disadvantageous time or price or to continue to hold investments that the Fund no longer seeks to hold. In addition, such sanctions or other similar measures, and the Russian government's response, could result in a downgrade of Russia's credit rating or of securities of issuers located in or economically tied to Russia, devaluation of Russia's currency and/or increased volatility with respect to Russian securities and the ruble. Moreover, disruptions caused by Russian military action or other actions (including cyberattacks, espionage or other asymmetric measures) or resulting actual or threatened responses to such activity may impact Russia's economy and Russian and other issuers of securities in which the Fund is invested. Such resulting actual or threatened responses may include, but are not limited to, purchasing and financing restrictions, withdrawal of financial intermediaries, boycotts or changes in consumer or purchaser preferences, sanctions, export and import controls, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians. Any actions by Russia made in response to such sanctions or retaliatory measures could further impair the value and liquidity of Fund investments. Sanctions and other similar measures have resulted in defaults on debt obligations by certain corporate issuers and the Russian Federation that could lead to cross-defaults or cross-accelerations on other obligations of these issuers. The Russian securities market is characterized by limited volume of trading, resulting in difficulty in obtaining accurate prices and trading. These issues can be magnified as a result of sanctions and other similar measures that may be imposed and the Russian government's response.
The Russian securities market, as compared to U.S. markets, has significant price volatility, less liquidity, a smaller market capitalization and a smaller number of traded securities. There may be little publicly available information about issuers. Settlement, clearing and registration of securities transactions are subject to risks. Prior to the implementation of the National Settlement Depository (”NSD“), a recognized central securities depository, there was no central registration system for equity share registration in Russia, and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Title to Russian equities held through the NSD is now based on the records of the NSD and not the registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, issues resulting in loss can still occur. In addition, sanctions by the European Union against the NSD, as well as the potential for sanctions by other governments, could make it more difficult to conduct or confirm transactions involving Russian securities. Ownership of securities issued by Russian companies that are not held through depositories such as the NSD may be recorded by companies themselves and by registrars. Moreover, changes in Russian laws and regulations could require the transfer of securities from the NSD to registrars or other parties outside of standard custodial arrangements. In such cases, the risk is increased that the Fund could lose ownership rights through fraud, negligence or oversight. While applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. In addition, issuers and registrars are still prominent in the validation and approval of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. In addition, sanctions or Russian countermeasures may prohibit or limit the Fund's ability to participate in corporate actions, and therefore require the Fund to forego voting on or receiving funds that would otherwise be beneficial to the Fund. To the extent that the Fund suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Fund to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. Adverse currency exchange rates are a risk and there may be a lack of available currency hedging instruments. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Oil, natural gas, metals, minerals and timber account for a significant portion of Russia's exports, leaving the country vulnerable to swings in world prices and to sanctions or other actions that may be directed at the Russian economy as a whole or at Russian oil, natural gas, metals, minerals or timber industries.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent that the Fund invests in securities of issuers based in or doing business in emerging market countries or invests in securities denominated in the currencies of emerging market countries. Investing in securities of issuers based in or doing business in emerging markets entails all of the risks of investing in foreign securities noted above, but to a heightened degree.
Investments in emerging market countries pose a greater degree of systemic risk (i.e., the risk of a cascading collapse of multiple institutions within a country, and even multiple national economies). The inter-relatedness of economic and financial institutions within and among emerging market economies has deepened over the years, with

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the effect that institutional failures and/or economic difficulties that are of initially limited scope may spread throughout a country, a region or all or most emerging market countries. This may undermine any attempt by the Fund to reduce risk through geographic diversification of its portfolio.
There is a heightened possibility of imposition of withholding or other taxes on interest or dividend income or capital gains generated from emerging market securities. Governments of emerging market countries may engage in confiscatory taxation or expropriation of income and/or assets to raise revenues or to pursue a domestic political agenda. In the past, emerging market countries have nationalized assets, companies and even entire sectors, including the assets of foreign investors, with inadequate or no compensation to the prior owners. There can be no assurance that the Fund will not suffer a loss of any or all of its investments, or interest or dividends thereon, due to adverse fiscal or other policy changes in emerging market countries.
There is also a greater risk that an emerging market government may take action that impedes or prevents the Fund from taking income and/or capital gains earned in the local currency and converting into U.S. dollars (i.e., “repatriating” local currency investments or profits). Certain emerging market countries have sought to maintain foreign exchange reserves and/or address the economic volatility and dislocations caused by the large international capital flows by controlling or restricting the conversion of the local currency into other currencies. This risk tends to become more acute when economic conditions otherwise worsen. There can be no assurance that if the Fund earns income or capital gains in an emerging market currency or PIMCO otherwise seeks to withdraw the Fund’s investments from a given emerging market country, capital controls imposed by such country will not prevent, or cause significant expense, or delay in, doing so.
Bankruptcy law and creditor reorganization processes may differ substantially from those in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain emerging market countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain. In addition, it may be impossible to seek legal redress against an issuer that is a sovereign state.
Emerging market countries typically have less established regulatory, disclosure, legal, accounting, recordkeeping and financial reporting systems than those in more developed markets, which may increase the potential for market manipulation or reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions, or obtain information needed to pursue or enforce such judgments, against such issuers. In addition, foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may decrease the liquidity and value of the securities. The Fund may also be subject to emerging markets risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities.
Other heightened risks associated with emerging markets investments include without limitation, (i) risks due to less social, political and economic stability; (ii) the smaller size of the market for such securities and a lower volume of trading, resulting in a lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Fund’s investment opportunities, including sanctions and restrictions on investing in issuers or industries deemed sensitive to relevant national interests and requirements that government approval be obtained prior to investment by foreign persons; (iv) certain national policies that may restrict the Fund’s repatriation of investment income, capital or the proceeds of sales of securities, including temporary restrictions on foreign capital remittances; (v) the lack of uniform accounting and auditing standards and/or standards that may be significantly different from the standards required in the United States; (vi) less publicly available financial and other information regarding issuers; (vii) potential difficulties in enforcing contractual obligations; and (viii) higher rates of inflation, higher interest rates and other economic concerns. Countries with emerging securities markets may additionally experience problems with share registration, settlement and custody, which may result in losses to the Fund. The Fund may invest to a substantial extent in emerging market securities that are denominated in local currencies, subjecting the Fund to a greater degree of foreign currency risk. Also, investing in emerging market countries may entail purchases of securities of issuers that are insolvent, bankrupt or otherwise of questionable ability to satisfy their payment obligations as they become due, subjecting the Fund to a greater amount of credit risk and/or high yield risk. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Currency Risk
Currency risk may be particularly high because the Fund may, at times or in general, have substantial exposure to emerging market currencies, and engage in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political, headline, reputational and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Investments denominated in foreign (non-U.S.) currencies or that trade in and receive revenues in, foreign (non-U.S.) currencies, derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

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Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest or inflation rates, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, the imposition of currency controls or other political developments in the United States or abroad. As a result, the Fund’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated securities may reduce the returns of the Fund. Currency risk may be particularly high to the extent that the Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries. Devaluation of a currency by a country's government or banking authority can significantly impact the value of any investments denominated in that currency. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Common Shareholders. There is no assurance that a hedging strategy, if used, will be successful. The Fund may also be adversely impacted by expenses incurred by converting between currencies to purchase and sell securities not valued in the U.S. dollar, as well as by currency restrictions, exchange control regulation, or governmental restrictions that limit or otherwise delay the Fund’s ability to convert currencies.
Moreover, currency hedging techniques may be unavailable with respect to emerging market currencies. As a result, the Fund’s investments in or exposure to foreign (non-U.S.) currencies and/or foreign (non-U.S.) currency-denominated, and especially emerging market-currency denominated, securities may reduce the returns of the Fund.
The local emerging market currencies in which the Fund may be invested from time to time may experience substantially greater volatility against the U.S. dollar than the major convertible currencies of developed countries. Some of the local currencies in which the Fund may invest are neither freely convertible into one of the major currencies nor internationally traded. The local currencies may be convertible into other currencies only inside the relevant emerging market where the limited availability of such other currencies may tend to inflate their values relative to the local currency in question. Such internal exchange markets can therefore be said to be neither liquid nor competitive. In addition, many of the currencies of emerging market countries in which the Fund may invest have experienced steady devaluation relative to freely convertible currencies.
Continuing uncertainty as to the status of the euro and the European Monetary Union (“EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
There can be no assurance that if the Fund earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.
U.S. Government Securities Risk
Certain U.S. government securities, such as U.S. Treasury bills, notes, bonds and mortgage-related securities guaranteed by the GNMA, are supported by the full faith and credit of the United States; others, such as those of FHLBs or the FHLMC, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the agency, instrumentality or corporation. U.S. government securities are subject to market risk, interest rate risk and credit risk. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. Yields available from U.S. government debt securities are generally lower than the yields available from such other securities. The values of U.S. government securities change as interest rates fluctuate.
Periodically, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could increase the risk that the U.S. government may default on payments on certain U.S. government securities, cause the credit rating of the U.S. government to be downgraded, increase volatility in the stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury and other securities, and/or increase the costs of various kinds of debt. If a government-sponsored entity is negatively impacted

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by legislative or regulatory action (or lack thereof), is unable to meet its obligations, or its creditworthiness declines, the performance of a fund that holds securities of the entity will be adversely impacted.
Convertible Securities Risk
Convertible securities are fixed income securities, preferred securities or other securities that are convertible into or exercisable for common stock of the issuer (or cash or securities of equivalent value) at either a stated price or a stated rate. Convertible debt securities pay interest and convertible preferred stocks pay dividends until they mature or are converted, exchanged or redeemed. The market values of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. A convertible security’s market value, however, tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. Certain types of convertible securities may decline in value or lose their value entirely in the event the issuer’s financial condition becomes significantly impaired. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities may be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. Consequently, the issuer’s convertible securities generally entail less risk than its common stock but more risk than its other debt obligations. Convertible securities are often rated below investment grade or not rated.
Synthetic Convertible Securities Risk
Synthetic convertible securities involve the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income-producing component and a right to acquire an equity security). Synthetic convertible securities are often achieved, in part, through investments in warrants or options to buy common stock (or options on a stock index), and therefore are subject to the risks associated with derivatives. The value of a synthetic convertible security will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Because the convertible component is typically achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index, synthetic convertible securities are subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible component falls below the exercise price of the warrant or option, the warrant or option may lose all value.
Contingent Convertible Securities Risk
CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into equity or have their principal written down (including potentially to zero) upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. As a result, an investment by the Fund in CoCos is subject to the risk that coupon (i.e., interest) payments may be cancelled by the issuer or a regulatory authority in order to help the issuer absorb losses and the risk of total loss. If such an event occurs, an investor may not have any rights to repayment of the principal amount of the securities. Additionally, an investor may not be able to collect interest payments or dividends on such securities. An investment by the Fund in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Fund’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations and CoCos may also be treated as junior to an issuer’s other obligations and securities. In addition, if CoCos held by the Fund are converted into the issuer’s underlying equity securities following a trigger event, the Fund’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by the Fund in CoCos may result in losses to the Fund.
Valuation Risk
Certain securities in which the Fund invests may be less liquid and more difficult to value than other types of securities. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.
Real Estate Risk
To the extent that the Fund invests directly or indirectly in real estate investments, including investments in equity or debt securities issued by private and public REITs, real estate operating companies (“REOCs”), private or public real estate-related loans, real estate-linked derivative instruments and pooled investment vehicles (including registered investment companies and private funds or other pooled investment vehicles that would qualify as “investment companies” under the 1940 Act but for an applicable exemption or exclusion) that invest in real estate investments, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These

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investments carry increased risks, which include, but are not limited to: the burdens of ownership of real property; general and local economic conditions (such as an oversupply of space or a reduction in demand for space); fluctuations in the supply and demand for properties (including competition based on rental rates); energy and supply shortages; fluctuations in average occupancy and room rates; the attractiveness, type and location of the properties and changes in the relative popularity of commercial properties as an investment; the financial condition and resources of tenants, buyers and sellers of properties; increased mortgage defaults; the quality of maintenance, insurance and management services; changes in the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable; changes in building, environmental and other laws and/or regulations (including those governing usage and improvements), fiscal policies and zoning laws; changes in real property tax rates; changes in interest rates and the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; changes in operating costs and expenses; energy and supply shortages; uninsured losses or delays from casualties or condemnation; negative developments in the economy that depress travel or leasing activity; environmental liabilities; contingent liabilities on disposition of assets; uninsured or uninsurable casualties; acts of God, including earthquakes, hurricanes and other natural disasters; social unrest and civil disturbances, epidemics, pandemics or other public crises; terrorist attacks and war; risks and operating problems arising out of the presence of certain construction materials, structural or property level latent defects, work stoppages, shortages of labor, strikes, union relations and contracts, fluctuating prices and supply of labor and/or other labor-related factor; and other factors which are beyond the control of PIMCO and its affiliates. In addition, the Fund’s investments will be subject to various risks which could cause fluctuations in occupancy, rental rates, operating income and expenses or which could render the sale or financing of its properties difficult or unattractive. For example, following the termination or expiration of a tenant’s lease, there may be a period of time before receiving rental payments under a replacement lease. During that period, the Fund would continue to bear fixed expenses such as interest, real estate taxes, maintenance and other operating expenses. In addition, declining economic conditions may impair the ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require capital improvements to properties which would not have otherwise been planned.
Ultimately, to the extent it is not possible to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact the Fund’s operating results.
Real estate values have historically been cyclical. As the general economy grows, demand for real estate increases and occupancies and rents may increase. As occupancies and rents increase, property values increase, and new development occurs. As development may occur, occupancies, rents and property values may decline. Because leases are usually entered into for long periods and development activities often require extended times to complete, the real estate value cycle often lags the general business cycle. Because of this cycle, real estate companies may incur large swings in their profits and the prices of their securities. Developments following the onset of COVID-19 have adversely impacted certain commercial real estate markets, causing the deferral of mortgage payments, renegotiated commercial mortgage loans, commercial real estate vacancies or outright mortgage defaults. These developments accelerated macro trends such as work from home and online shopping which have negatively impacted (and may continue to negatively impact) certain industries, such as brick-and-mortar retail.
The total returns available from investments in real estate generally depend on the amount of income and capital appreciation generated by the related properties. The performance of real estate, and thereby the Fund, will be reduced by any related expenses, such as expenses paid directly at the property level and other expenses that are capitalized or otherwise embedded into the cost basis of the real estate.
Separately, certain service providers to the Fund and/or its Subsidiaries, as applicable, with respect to its real estate or real estate-related investments may be owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Fund, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular fund and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Fund. Fees paid to an affiliated service provider will be determined in PIMCO's commercially reasonable discretion. Although PIMCO has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures (which may be modified or terminated at any time in PIMCO's sole discretion) will be successful.
The Fund’s investments in real estate (including indirectly through private funds treated as partnerships for U.S. federal income tax purposes) will potentially be limited by the Fund’s intention to qualify as a RIC and will potentially limit the Fund’s ability to so qualify. Income and gains from direct investments in real estate do not constitute qualifying income to a RIC for purposes of the 90% gross income test described below. If the Fund's income or gain from a particular investment were determined to constitute nonqualifying income, which in certain cases may be determined retroactively, and the Fund’s nonqualifying income from all sources were to exceed 10% of its gross income in any taxable year, or the Fund’s nonqualifying income in any taxable year otherwise exceeded 10% of its gross income, the Fund would fail to qualify as a RIC unless it were eligible to and did pay a tax at the Fund level. See “Tax Risk” below for additional details.

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Private Funds Risk - Tax Risk
Special tax risks are associated with an investment in the Fund. The Fund intends to qualify and elect to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, diversification and 90% gross income requirements, and a requirement that it distribute at least 90% of its ordinary income and net short-term gains in the form of deductible dividends. Each of the aforementioned ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from or about the Private Funds in which the Fund is invested. However, Private Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise to comply with Subchapter M of the Code. Ultimately this may limit the universe of Private Funds in which the Fund can invest and may adversely bear on the Fund’s ability to qualify as a RIC under Subchapter M of the Code. The Fund expects to receive information from each Private Fund regarding its investment performance on a regular basis. Private Funds and other entities classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the 90% gross income test. In order to meet the 90% gross income test, the Fund may structure its investments in a manner that potentially increases the taxes imposed thereon or in respect thereof. Because the Fund may not have timely or complete information concerning the amount or sources of such a Private Fund’s income until such income has been earned by the Private Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the 90% gross income test.
In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification tests or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund’s ability to dispose of its interest in a Private Fund that limit utilization of this cure period.
The Fund must distribute at least 90% of its investment company taxable income, in a manner qualifying for the dividends-paid deduction, to qualify as a RIC, and must distribute substantially all of its income in order to avoid a fund-level tax. In addition, if the Fund were to fail to distribute in a calendar year a sufficient amount of its income for such year, it would be subject to an excise tax. The determination of the amount of distributions sufficient to qualify as a RIC and avoid a fund-level income or excise tax will depend on income and gain information that must be obtained from the underlying Private Funds. The Fund’s investment in Private Funds may make it difficult to estimate the Fund’s income and gains in a timely fashion, which may increase the likelihood that the Fund will be liable for the excise tax with respect to certain undistributed amounts. See “Principal Risks of the Fund—Tax Risk” in this Prospectus and “Taxation” in the Statement of Additional Information.
Leverage Risk
The Fund’s use of leverage (as described under “Use of Leverage” in the body of this prospectus) creates the opportunity for increased Common Share net income, but also creates special risks for Common Shareholders (including an increased risk of loss). To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to leverage, if any, will be invested in accordance with the Fund’s investment objectives and policies. Interest expense payable by the Fund with respect to derivatives and other forms of leverage, and dividends payable with respect to preferred shares outstanding, if any, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest expenses and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common Shareholders. When the Fund reduces or discontinues its use of leverage (“deleveraging”), which it may be required to do at inopportune times, it may be required to sell portfolio securities at inopportune times to repay leverage obligations, which could result in realized losses and a decrease in the Fund's net asset value. Deleveraging involves complex operational processes, including the coordination of asset sales, repayment of debt, and potential restructuring of the Fund's capital and may involve significant costs, including transaction costs associated with the sale of portfolio securities, prepayment penalties on borrowed funds, and, if applicable, fees related to the redemption of preferred shares. Leveraging transactions pursued by the Fund may increase its duration and sensitivity to interest rate changes and other market risks. The Fund may continue to use leverage even if available financing rates are higher than anticipated returns, including, for example, in cases where deleveraging, including any expenses related thereto, might be viewed as detrimental to the Fund’s portfolio. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Common Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Shares, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for Common Shareholders, including:

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the likelihood of greater volatility of NAV of Common Shares, and of the investment return to Common Shareholders, than a comparable portfolio without leverage;
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the possibility either that Common Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Common Shares will fluctuate because such costs vary over time; and
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the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged.
In addition, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have complete priority of payment over the Fund’s Common Shareholders.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. Dollar roll/buyback transactions involve the risk that the market value of the securities the Fund is required to purchase may decline below the agreed upon repurchase price of those securities. Successful use of dollar rolls/buybacks may depend upon the Investment Manager’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls/buybacks can be successfully employed. In connection with reverse repurchase agreements and dollar rolls/buybacks, the Fund will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.
The Fund may engage in total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives. The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions and total returns to Common Shareholders. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.
Any total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives by the Fund or counterparties to the Fund’s other leveraging transactions, if any, would have seniority over the Fund’s Common Shares.
Because the fees received by the Investment Manager may increase depending on the types of leverage utilized by the Fund, the Investment Manager has a financial incentive for the Fund to use certain forms of leverage, which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. To the extent that any Subsidiary of the Fund directly incurs leverage in the form of debt or preferred shares, the amount of such leverage used by the Fund and such Subsidiaries will be consolidated and treated as senior securities for purposes of complying with the 1940 Act’s limitations on leverage by the Fund.
Derivatives Risk
The Fund may, but is not required to, utilize a variety of derivative instruments (both long and short positions) for investment or risk management purposes. Additionally, the Fund may invest in futures and other derivatives that provide equity exposures, including for equitization and hedging purposes, using derivatives that provide exposure that is not identical to the instruments or markets in which the Fund seeks to invest 80% of its assets. Derivatives or other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. For example, the Fund may use derivative instruments for purposes of increasing liquidity, providing efficient portfolio management, broadening investment opportunities (including taking short or negative positions), implementing a tax or cash management strategy, gaining exposure to a particular security or segment of the market, modifying the effective duration of the Fund's portfolio investments and/or enhancing total return. Investments in derivatives may take the form of buying and/or writing (selling) derivatives, and/or the Fund may otherwise become an obligor under a derivatives transaction. These transactions may produce short-term capital gains in the form of premiums or other returns for the Fund (which may support, constitute and/or increase the distributions paid by, or the yield of, the Fund) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a call option may be dwarfed by the losses the Fund may incur if the call option is exercised, and derivative transactions where the Fund is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rates, paid by the Fund should not be viewed as the total returns or overall performance of the Fund. These strategies may also produce adverse tax consequences (for example, the Fund’s income and gain-generating strategies may generate current income and gains, including short-term capital gains, taxable as ordinary income) and limit the Fund’s opportunity to profit or otherwise benefit from certain gains. The Fund may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and NAV declines.
The Fund may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value. The Fund’s income and gain-generating

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strategies, including certain derivatives strategies, may generate current income and gains, including short-term capital gains, taxable as ordinary income sufficient to support distributions, even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Fund’s portfolio of investments, or arising from its use of derivatives. Consequently, Fund shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Fund has declined in value, which may be economically similar to a taxable return of capital.
The use of derivatives involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives, which may increase market exposure, are subject to a number of risks, including leverage risk, liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, counterparty (including credit) risk, operational risk (such as documentation issues, settlement issues and systems failures), legal risk (such as insufficient documentation, insufficient capacity or authority of a counterparty, and issues with the legality or enforceability of a contract), management risk, risks arising from changes in applicable regulatory requirements, risks arising from margin requirements and risks arising from mispricing or valuation complexity (including the risk of improper valuation), governmental risk, as well as the risks associated with the underlying asset, reference rate or index, or risk associated with sanctions. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Fund could lose more than the initial amount invested, and derivatives may increase the volatility of the Fund, especially in unusual or extreme market conditions. In addition, the use of derivatives may cause the Fund’s investment returns to be impacted by the performance of assets the Fund does not own, potentially resulting in the Fund’s total investment exposure exceeding the value of its portfolio. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund may utilize asset segregation and posting of collateral for risk management or other purposes. The Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Fund. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. The Fund's use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.
Non-centrally-cleared Over-the-counter (”OTC“) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for non-centrally-cleared OTC derivatives. The primary credit risk on derivatives that are exchange-traded or traded through a central clearing counterparty resides with the Fund's clearing broker, or the clearinghouse.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments or other similar investments, it is important to consider that certain derivative transactions, absent a default or termination event, may only be modified or terminated by mutual consent of the Fund and its counterparty.
It may not be possible for the Fund to modify, terminate, or offset the Fund's obligations or the Fund's exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund's hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended and may expose the Fund to additional risks. In such case, the Fund may experience losses.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Fund may wish to retain the Fund’s position in the derivative instrument by entering into a similar contract but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Fund will be subject to increased liquidity and investment risk.
The Fund may enter into opposite sides of interest rate swap and other derivatives for the principal purpose of generating distributable gains on the one side (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies (“paired swap transactions”), and with a substantial possibility that the Fund will experience a corresponding capital loss and decline in NAV with respect to the opposite side transaction (to the extent it does not have corresponding offsetting capital gains). Consequently, Common Shareholders may receive distributions and owe tax on amounts that are effectively a taxable return of the shareholder’s investment in the Fund, at a time when their investment in the Fund has declined in value, which tax may be at ordinary income rates. In addition, the Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary

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income tax rates), potentially subjecting shareholders of the Fund to adverse tax consequences. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
More generally, sales of the Fund’s portfolio holdings may result in short-term capital gains (which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net of long-term capital losses), potentially subjecting shareholders of the Fund to adverse tax consequences.
Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund's hedging transactions will be effective. Derivatives used for hedging or risk management may not operate as intended or may expose the Fund to additional risks. In addition, derivatives used for hedging may partially protect the Fund from the risks they were intended to hedge yet not fully mitigate the impact of such risks. The regulation of the derivatives markets has increased over time, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Fund’s derivative transactions, impede the employment of the Fund’s derivatives strategies, or adversely affect the Fund’s performance and cause the Fund to lose value.
Credit Default Swaps Risk
Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to leverage risk, illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein. As the seller, the Fund would receive a stream of payments over the term of the swap agreement provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. The Fund would effectively add leverage to its portfolio because, if a default occurs, the stream of payments may stop and, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.
The market for credit default swaps has become more volatile as the creditworthiness of certain counterparties has been questioned and/or downgraded. The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation or another third party). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses.
Counterparty Risk
The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. For example, if a bank at which the Fund or issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Fund or issuer. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy, or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. Counterparty credit risk also includes the related risk of having concentrated exposure to a single counterparty, which may increase potential losses if the counterparty were to become insolvent. While the Fund may seek to manage its counterparty risk by transacting with a number of counterparties, concerns about the

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solvency of, or a default by, one large market participant could lead to significant impairment of liquidity and other adverse consequences for other counterparties.
Equity Securities and Related Market Risk
The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. The values of equity securities may decline due to real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates , adverse changes to credit markets or adverse investor sentiment generally. They may also decline due to labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than bonds and other debt securities.
Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.
Preferred Securities Risk
In addition to equity securities risk, credit risk and possibly high yield risk, investment in preferred securities involves certain other risks. Certain preferred securities contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred security that is deferring its distribution, the Fund may be required to include the amount of the deferred distribution in its taxable income for tax purposes although it does not currently receive such amount in cash. In order to receive the special treatment accorded to RICs and their shareholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to shareholders in the tax year in which the income is recognized (without a corresponding receipt of cash by the Fund). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Preferred securities often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred securities are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred securities may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities.
Insurance-Linked and Other Instruments Risk
The Fund may invest in insurance-linked instruments and similar investments (which may include, for example, exposure to reinsurance contracts (through sidecars or otherwise), event-linked bonds, such as catastrophe and resilience bonds, and securities relating to life insurance policies, annuity contracts and premium finance loans). The Fund could lose a portion or all of the principal it has invested in these types of investments, and the right to additional interest and/or dividend payments with respect to the investments, upon the occurrence of one or more trigger events, as defined within the terms of an investment. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. The Fund may also invest in insurance-linked instruments that are subject to “indemnity triggers.” An indemnity trigger is a mechanism where the payout to the investor is based on the actual losses incurred by the insurer and come into play when losses from a specified event exceed a designated level. Insurance-linked instruments subject to indemnity triggers are often regarded as being subject to potential moral hazard, since such insurance-linked investments are triggered by actual losses of the ceding sponsor and the ceding sponsor may have an incentive to take actions and/or risks that would have an adverse effect on the Fund. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked instruments and similar investments carry significant risk. In addition to the specified trigger events, these types of investments may expose the Fund to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
The Fund may also gain exposure to reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This exposure may include “excess of loss” contracts, wherein liability arises only if and when losses exceed a specified amount, and proportional reinsurance, wherein a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio if insurance contracts are linked to the investment. Investments linked to reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs.
A series of major triggering events could cause the failure of a reinsurer. Similarly, to the extent the Fund invests in reinsurance-related securities for which a triggering event occurs, losses associated with such event will result in losses to the Fund and a series of major triggering events affecting a large portion of the reinsurance-related securities held by the Fund may result in substantial losses to the Fund. In addition, unexpected events such as natural disasters or terrorist attacks could lead to government intervention. Political, judicial and legal developments affecting the reinsurance industry could also create new and expanded theories of liability or regulatory or other requirements; such changes could have a material adverse effect on the Fund. In

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addition, the litigation environment in catastrophe-exposed states or regions could impact the frequency and severity of insurance claims, and litigation costs could decrease the value of the Fund’s investment in products linked to reinsurance contracts. In recent years, capital market participants have been increasingly active in the reinsurance market and markets for related risks. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions.
Certain insurance-linked instruments and similar investments may have limited liquidity, or may be illiquid. The Fund has limited transparency into the individual contracts underlying certain insurance-linked instruments and similar investments, which may make the risk assessment of them more difficult. These types of investments may be difficult to value.
The aforementioned instruments may include longevity and mortality investments, including indirect investment in pools of insurance-related longevity and mortality investments, including life insurance policies, annuity contracts and premium finance loans. Such investments are subject to “longevity risk” and/or “mortality risk.” Longevity risk is the risk that members of a reference population will live longer, on average, than anticipated. Mortality risk is the risk that members of a reference population will live shorter, on average, than anticipated. Changes in these rates can significantly affect the liabilities and cash needs of life insurers, annuity providers and pension funds. The terms of a longevity bond typically provide that the investor in the bond will receive less than the bond’s par amount at maturity if the actual average longevity (life span) of a specified population of people observed over a specified period of time (typically measured by a longevity index) is higher than a specified level. If longevity is higher than expected, the bond will return less than its par amount at maturity. A mortality bond, in contrast to a longevity bond, typically provides that the investor in the bond will receive less than the bond’s par amount at maturity if the mortality rate of a specified population of people observed over a specified period of time (typically measured by a mortality index) is higher than a specified level.
During their term, both longevity bonds and mortality bonds typically pay a floating rate of interest to investors. Longevity and mortality investments purchased by the Fund involve the risk of incorrectly predicting the actual level of longevity or mortality, as applicable, for the reference population of people. With respect to mortality investments held by the Fund, there is also the risk that an epidemic or other catastrophic event could strike the reference population, resulting in mortality rates exceeding expectations. The Fund may also gain this type of exposure through event-linked derivative instruments, such as swaps, that are contingent on or formulaically related to longevity or mortality risk.
Private Placements and Restricted Securities Risk
A private placement involves the sale of securities that have not been registered under the Securities Act or relevant provisions of applicable non-U.S. law to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. See “Principal Risks of the Fund – Liquidity Risk.” Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. See “Principal Risks of the Fund – Valuation Risk.” Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the over-the-counter markets. Until the Fund can sell such securities into the public markets, its holdings may be less liquid and any sales will need to be made pursuant to an exemption under the Securities Act.
Securities Lending Risk
For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies—Loans of Portfolio Securities” in the Statement of Additional Information for more details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan, which may be an affiliate of the Fund, which may be an affiliate of the Fund. Cash collateral received by the Fund in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Fund bears the risk of such investments.
Confidential Information Access Risk
In managing the Fund (and other PIMCO clients), PIMCO may from time to time have the opportunity to receive material, non-public information (“Confidential Information”) about the issuers of certain investments, including, without limitation, senior floating rate loans, other loans and related investments being considered for acquisition by the Fund or held in the Fund’s portfolio. For example, an issuer of privately placed loans considered by the Fund may offer to provide PIMCO with financial information and related documentation regarding the issuer that is not publicly available. Pursuant to applicable policies and procedures, PIMCO may (but is not required to) seek to avoid receipt of Confidential Information issuer so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such Confidential Information relates. In such circumstances, the Fund (and other PIMCO clients) may be disadvantaged in comparison to

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other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment. Further, PIMCO’s and the Fund’s abilities to assess the desirability of proposed consents, waivers or amendments with respect to certain investments may be compromised if they are not privy to available Confidential Information. PIMCO may also determine to receive such Confidential Information in certain circumstances under its applicable policies and procedures. If PIMCO intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.
Inflation/Deflation Risk
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy or changes in fiscal or monetary policies. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Common Shares.
Regulatory Changes Risk
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and /or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. The Fund and the Investment Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the Investment Manager will continue to be eligible for such exemptions.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.
While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Fund will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future. Actions by governmental entities may also impact certain instruments in which the Fund invests and reduce market liquidity and resiliency.
Regulatory Risk—Commodity Pool Operator
The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the CEA and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment Manager is registered with the CFTC as a CPO. However, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Investment Manager to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. To the extent the Investment Manager becomes ineligible for this exclusion from CFTC regulation, the Investment Manager may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate the Fund subject to CFTC regulation.
Liquidity Risk
Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund's investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Illiquidity can be caused by, among other things, a drop in overall market trading volume, an inability to find a willing buyer, or legal restrictions on the securities’ resale. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, such as during political events (including periods of rapid interest rate changes). There can be no assurance that an investment that is deemed to be liquid when purchased will continue to be liquid while it is held by a fund and/or when a fund wishes to dispose of it. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to

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decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty.
In such cases, the Fund, due to the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that the Fund's principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk.
Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund's operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.
To the extent the Fund invests in Alt Lending ABS, the Alt Lending ABS in which the Fund invests are typically not listed on any securities exchange and not registered under the Securities Act. In addition, the Fund anticipates that these instruments may only be sold to a limited number of investors and may have a limited or non-existent secondary market. Accordingly, the Fund currently expects that certain of its investments in Alt Lending ABS will face heightened levels of liquidity risk. Although currently there is generally no active reliable, secondary market for certain Alt Lending ABS, a secondary market for these alternative lending-related instruments may develop.
Liquidity risk also refers to the risk that the Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. The Fund may have to sell a security at a disadvantageous time or price to meet such obligations.
The action(s) of governments and regulators may have the effect of reducing market liquidity, market resiliency and money supply.
Investments in REITs Risk
REITs are pooled investment vehicles that own, and usually operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not typically taxed on the income distributed to shareholders.
REITs are sometimes informally characterized as: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property. They derive their income primarily from rents received and any profits on the sale of their properties. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive most of their income from mortgage interest payments. As its name suggests, hybrid REITs combine characteristics of both equity REITs and mortgage REITs.
An investment in a REIT, or in a real estate linked derivative instrument linked to the value of a REIT, is subject to the risks that impact the value of the underlying properties of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand. Additional risks include changes in interest rates, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Real estate income and values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for favorable tax treatment. The securities of REITs involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements because of interest rate changes, economic conditions and real estate market conditions (such as oversupply of real estate for rent or sale or vacancies, potentially for extended periods), reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs and costs to convert properties for other uses, and default risk and credit quality of tenants and borrowers and other factors. For example, the value of these securities may decline when interest rates rise and will also be affected by the real estate market and by the management or development of the underlying properties. The underlying properties may be subject to mortgage loans, which may also be subject to the risks of default. REITs are also subject to default by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended.
Tax Risk
The Fund has elected to be treated as a RIC under Subchapter M of the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains that are timely distributed (or deemed distributed, as described below) to shareholders. In order to qualify and be eligible for such treatment, the Fund must meet certain asset diversification tests, derive at least 90% of its gross income for such year from certain types of qualifying income, and distribute to its shareholders at least 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) and net tax-exempt income, for such year.
The Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC and can limit the Fund’s ability to qualify as such. The tax treatment of certain of the Fund’s investments

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under one or more of the qualification or distribution tests applicable to RICs is uncertain. An adverse determination or future guidance by the IRS or a change in law might affect the Fund's ability to qualify or be eligible for treatment as a RIC. Income and gains from certain of the Fund's activities may not constitute qualifying income to a RIC for purposes of the 90% gross income test. If the Fund’s income or gain from a particular investment or activity were determined to constitute nonqualifying income, which in certain cases may be determined retroactively, and the Fund's nonqualifying income from all sources were to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it were eligible to and did pay a tax at the Fund level. See “Taxation” in the Statement of Additional Information for additional details.
If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code and were ineligible to or did not otherwise cure such failure, the Fund would be subject to tax on its taxable income at corporate rates and, when such income is distributed, shareholders would be subject to further tax on such distributions to the extent of the Fund's current or accumulated earnings and profits.
To the extent the Fund invests through one or more Subsidiaries, the Fund may be required to include in gross income for U.S. federal income tax purposes all of the Subsidiary’s income, whether or not such income is distributed by the Subsidiary, and the Fund may generally have to treat such income as ordinary income, regardless of the character of the Subsidiary’s underlying income or gains. If a net loss is realized by a Subsidiary, such loss is not generally available to offset the income earned by the Fund, and such loss cannot be carried forward to offset taxable income of the Fund or the Subsidiary in future periods.
Subsidiary Risk
To the extent the Fund invests through one or more of its wholly-owned Subsidiaries, the Fund would be exposed to the risks associated with such Subsidiary’s investments. Such Subsidiaries would likely not be registered as investment companies under the 1940 Act and, except as noted in this prospectus, would not be subject to all of the investor protections of the 1940 Act. Changes in the laws of the United States and/or the jurisdiction in which a Subsidiary is organized could result in the inability of the Fund and/or the Subsidiary to operate as intended and could adversely affect the Fund.
Portfolio Turnover Risk
The Investment Manager manages the Fund without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts and other derivative instruments may involve the payment of commissions to futures commission merchants or other intermediaries. Higher portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact the Fund’s after-tax returns. The realization of short-term capital gains may also cause adverse tax consequences for the Fund’s shareholders. See “Tax Matters.”
Operational Risk
An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.
Other Pooled Investment Vehicles Risk
Subject to applicable limits under the 1940 Act, the Fund may invest in other pooled investment vehicles, including investment companies and Private Funds. When investing in an investment company, the Fund will generally bear its ratable share of that investment company's expenses and would remain subject to payment of the Fund's investment management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, other investment companies may utilize leverage, in which case an investment would subject the Fund to additional risks associated with leverage. Due to its own financial interest or other business considerations, the Investment Manager may choose to invest a portion of the Fund’s assets in investment companies sponsored or managed by the Investment Manager or its related parties in lieu of investments by the Fund directly in portfolio securities, or may choose to invest in such investment companies over investment companies sponsored or managed by others. Participation in a cash sweep program where the Fund's uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day subjects the Fund to the risks associated with the underlying money market funds or cash management pooled investment vehicles, including liquidity risk. Applicable law may limit the Fund’s ability to invest in other investment companies.
To the extent the Fund invests through one or more Private Funds, the Fund would be exposed to the risks associated with such Private Fund’s investments. The Fund's investments in Private Funds would not be subject to the protections afforded to shareholders under the 1940 Act. These protections include, among others, certain corporate governance standards, such as the requirement of having a certain percentage of

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the directors serving on a board as independent directors, statutory protections against self-dealing by Private Fund managers, and leverage limitations. By investing in Private Funds indirectly through the Fund, a shareholder would bear two layers of asset-based fees and expenses – at the Fund level and the Private Fund level – in addition to indirectly bearing any performance fees charged by the Private Fund. Investment in Private Funds carries the risk of loss due to a Private Funds’ fraud, intentional or inadvertent deviations from a predefined investment strategy (including excessive concentration, directional investing outside of predefined ranges, excessive leverage or new capital markets), or poor judgment. During the lifetime of the Fund, there could be material changes in one or more Private Funds, including changes in control and mergers. The effect of such changes on a Private Fund cannot be predicted but could be material and adverse. Given the limited liquidity of Private Funds, the Fund, to the extent it invests in Private Funds, may not be able to alter its portfolio allocation in sufficient time to respond to any such changes, resulting in substantial losses from risks of Private Funds.
Cyber Security Risk
As the use of technology, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Fund is potentially more susceptible to operational and information security risks resulting from breaches in cyber security, including: processing and human errors, inadequate or failed internal or external processes, failures in system and technology, errors in algorithms used with respect to Fund operations and changes in personnel. A breach in cyber security refers to both intentional and unintentional cyber events from outside threat actors or internal resources that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction, lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), and may come from multiple sources, including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) or cyber extortion, including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until the ransom is paid, or insider actions (e.g., intentionally or unintentionally harmful acts of PIMCO personnel). In addition, cyber security breaches involving the Fund’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, custodians, vendors, suppliers, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches or extortion of company data. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by the Fund, the Investment Manager or their service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Fund, the Investment Manager or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Fund has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third-party service providers to the Fund. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders may suffer losses as a result of a cyber security breach related to the Fund, its service providers, trading counterparties or the issuers in which the Fund invests.
Potential Conflicts of Interest Risk—Allocation of Investment Opportunities
The Investment Manager and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Investment Manager may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Investment Manager intends to engage in such activities and may receive compensation from third parties for its services. The results of the Fund’s investment activities may differ from those of the Fund’s affiliates, or another account managed by the Investment Manager or its affiliates, and it is possible that the Fund could sustain losses during periods in which one

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or more of the Fund’s affiliates and/or other accounts managed by the Investment Manager or its affiliates, including proprietary accounts, achieve profits on their trading.
Repurchase Agreements Risk
The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. Repurchase agreements may involve risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. The security subject to a repurchase agreement may be or become illiquid. These events could also trigger adverse tax consequences for the Fund.
In December 2023, the U.S. Securities and Exchange Commission adopted rule amendments that are expected to result in the Fund being required to clear all or substantially all of its repurchase agreements collateralized by U.S. Treasury securities as of June 30, 2027 where a direct participant in any covered clearing agency is the counterparty. The Fund may incur costs in connection with entering into new agreements (or amending existing agreements) with counterparties who are direct participants of a covered clearing agency and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date, the costs and benefits of entering into repurchase agreements collateralized by U.S. Treasury securities to the Fund may be impacted as compared to such repurchase agreements prior to the compliance date.
Structured Investments Risk
Holders of structured products, including structured notes, credit-linked notes and other types of structured products, bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indexes and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments.
Collateralized Bond Obligations, Collateralized Loan Obligations and Collateralized Debt Obligations Risk
CBOs, CLOs and CDOs may charge management fees and administrative expenses. For CBOs, CLOs and CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the equity tranche which generally bears losses in connection with the first defaults, if any, on the bonds or loans in the trust. A senior tranche from a CLO, CBO and CDO trust typically has higher credit ratings and lower yields than the underlying securities. CLO tranches, CBO, and CDO, even senior ones, can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO, CBO or other CDO securities. The risks of an investment in a CBO, CLO or other CDO vary depending on the type of collateral securities and the class of the instrument in which the Fund invests, among other factors. Normally, CLOs, CBOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. Investments in CLOs, CBOs and CDOs may be or become illiquid. In addition to the normal risks associated with debt instruments (e.g., interest rate risk and credit risk), CLOs, CBOs and CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the risk that the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the risk that the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or others and may produce unexpected investment results.
Market Disruptions Risk
The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, military conflicts, geopolitical disputes, terrorism, social or political unrest, recessions, supply chain disruptions, tariffs and other restrictions on trade, sanctions, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures, natural/environmental disasters, climate change and climate related events, which can all negatively impact the securities markets, interest rates, auctions, secondary trading, ratings, credit risk, inflation, deflation and other factors relating to the Fund’s investments or the Investment Manager’s operations and the value of an investment in the Fund, its distributions and its returns. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service

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providers’ ability to fulfill their obligations to the Fund. Furthermore, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems.
Focused Investment Risk
To the extent that the Fund focuses its investments in a particular sector, it may be susceptible to loss due to adverse developments affecting that sector, including (but not limited to): governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Fund to greater risk. The Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region. See “Principal Risks of the Fund—Foreign (Non-U.S.) Investment Risk,” “Principal Risks of the Fund—Emerging Markets Risk” and “Principal Risks of the Fund—Currency Risk.”
Smaller Company Risk
The general risks associated with debt instruments or equity securities are particularly pronounced for securities issued by companies with small market capitalizations. Small capitalization companies involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Fund may have difficulty purchasing or selling securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies. Companies with medium-sized market capitalizations may have risks similar to those of smaller companies.
Short Exposure Risk
The Fund’s short sales, if any, are subject to special risks. A short sale involves the sale by the Fund of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Fund may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Fund will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero. By investing the proceeds received from selling securities short, the Fund could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase the Fund’s exposure to long security positions and make any change in the Fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy the Fund employs will be successful during any period in which it is employed.
In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for long periods of time. Also, there is the risk that the third party to the short sale or short position will not fulfill its contractual obligations, causing a loss to the Fund.
Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities Risk
The market prices of zero-coupon, step-ups and payment-in-kind securities are generally more volatile than the prices of securities that pay interest periodically and in cash, and are likely to respond to changes in interest rates to a greater degree than other types of debt securities with similar maturities and credit quality. Because zero-coupon securities bear no interest, their prices are especially volatile and because zero-coupon bondholders do not receive interest payments, the prices of zero-coupon securities generally fall more dramatically than those of bonds that pay interest on a current basis when interest rates rise. The market for zero-coupon and payment-in-kind securities may suffer decreased liquidity. In addition, as these securities may not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for treatment as a RIC and to avoid Fund-level U.S. federal income and/or excise taxes, the Fund is required to distribute to its shareholders any income it is deemed to have received in respect of such investments, notwithstanding that cash has not been received currently, and the value of paid-in-kind interest. Consequently, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy this distribution requirement. The required distributions, if any, would result in an increase in the Fund’s exposure to these securities. Zero coupon bonds, step-ups and payment-in-kind securities allow an issuer to avoid or delay the need to generate cash to meet current interest payments and,

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as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Fund would be required to distribute the income on these instruments as it accrues, even though the Fund will not receive the income on a current basis or in cash. Thus, the Fund may sell other investments, including when it may not be advisable to do so, to make income distributions to its shareholders.
Debt Securities Risk
Debt securities are generally subject to the risks described below and further herein:
Issuer risk. The value of debt securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.
Interest rate risk. The market value of debt securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of debt securities will increase as interest rates fall and decrease as interest rates rise, which would be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Fund’s management. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities.
Prepayment risk. During periods of declining interest rates, borrowers may prepay principal. This may force the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions.
Credit risk. Credit risk is the risk that one or more debt securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates.
Reinvestment risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed income securities at market interest rates that are below the portfolio’s current earnings rate.
Duration and maturity risk. The Fund may seek to adjust the duration or maturity of its investments in debt securities based on its assessment of current and projected market conditions. The Fund may incur costs in seeking to adjust the average duration or maturity of its portfolio of debt securities. There can be no assurances that the Fund’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful.
In addition, from time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could impact the creditworthiness of the United States and could impact the liquidity and value of U.S. Government and other securities and ultimately the Fund.
Sovereign Debt Risk
In addition to the other risks applicable to debt investments, sovereign debt (debt issued by a foreign government) may decline in value as a result of default or other adverse credit event resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.) currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Fund’s control, may result in a loss in value of the Fund’s sovereign debt holdings.
Certain Affiliations
Certain broker-dealers may be considered to be affiliated persons of the Fund and/or the Investment Manager due to their possible affiliations with Allianz SE, the ultimate parent of the Investment Manager, or another Allianz entity. Allianz Asset Management of America LP merged with Allianz Asset Management of America LLC (“Allianz Asset Management”), with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO’s managing member and direct parent entity. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.
The 1940 Act imposes significant limits on co-investment with affiliates of the Fund. The Fund has received exemptive relief from the SEC that, to the extent the Fund relies on such relief, permits it to (among other things) co-invest alongside certain other persons in privately negotiated investments, including certain affiliates of the Investment Manager and certain public or private funds managed by the Investment Manager and its affiliates, subject to certain terms and conditions. The exemptive relief from the SEC with respect to co-investments imposes a number of conditions on any co-investments made in reliance on such relief that may limit or restrict the Fund’s ability to participate in an investment or require it to participate in an investment to a lesser extent, which could

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negatively impact the Fund’s ability to execute its desired investment strategy and its returns. Subject to applicable law, the Fund may also invest alongside other PIMCO managed funds and accounts, including private funds and affiliates of the Investment Manager, without relying on the exemptive relief. Pursuant to co-investment exemptive relief, to the extent the Fund relies on such relief, the Fund will be able to invest in opportunities in which PIMCO and/or its affiliates has an investment, and PIMCO and/or its affiliates will be able to invest in opportunities in which a fund has made an investment.
Anti-Takeover Provisions
The Fund's Declaration and the Fund's Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status.  These provisions in the Declaration and the Fund's Bylaws could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares or at NAV.
Fund Distribution Rates
Although the Fund may seek to maintain level distributions, the Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. The Fund’s distributions may be comprised of a return of capital. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future.
For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons. For example, the Fund may have to deploy uninvested assets (whether from sales of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments. Additionally, payments from certain instruments that may be held by the Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the Fund’s distributable income and dividend levels.
How the Fund Manages Risk
Investment Limitations
The Fund has adopted certain investment restrictions set forth below are each a fundamental policy of the Fund that may not be changed without the approval of the holders of a majority of the Fund’s outstanding Common Shares and, if issued, preferred shares voting together as a single class, and of the holders of a majority of any outstanding preferred shares voting as a separate class. The Fund may not:
(1)
Except for mortgage-related assets as described in the next
sentence, purchase any security if as a result 25% or more of the Fund’s total assets (taken at current value at the time of investment) would be invested in a single industry (for purposes of this restriction, investment companies are not considered to be part of any industry). As a fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers, which for purposes of this investment restriction the Fund treats collectively as an industry or group of related industries.
(2)
Purchase or sell real estate, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
(3)
Purchase or sell commodities or commodities contracts or oil, gas or mineral programs, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction. This restriction shall not prohibit the Fund, subject to restrictions described in this prospectus and in the Statement of Additional Information, from purchasing, selling or entering into futures contracts, options on futures contracts, forward contracts, or any interest rate, securities-related or other derivative instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities or commodities laws.
(4)
Borrow money or issue any senior security, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
(5)
Make loans, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
(6)
Act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
See “Investment Objectives and Policies” and “Investment Restrictions” in the Statement of Additional Information for a complete list of the fundamental investment policies of the Fund.
Management of Investment Portfolio and Capital Structure to Limit Leverage Risk
The Fund may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Fund anticipates such an increase or change) and the Fund’s leverage begins (or is expected) to adversely affect Common Shareholders. In order to attempt to offset such a negative impact of leverage on Common Shareholders, the Fund may shorten the average maturity or duration of its investment portfolio (by investing in short-term, high quality securities or implementing certain hedging strategies). Should the Fund issue preferred shares, the Fund may also attempt to reduce leverage by redeeming or otherwise purchasing any preferred shares that may be outstanding or by reducing any holdings in instruments that create leverage. As explained above

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under “Principal Risks of the Fund—Leverage Risk,” the success of any such attempt to limit leverage risk depends on PIMCO’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Fund may not be successful in managing its interest rate exposure in the manner described above.
If market conditions suggest that additional leverage would be beneficial, the Fund may issue preferred shares or utilize other forms of leverage, such as reverse repurchase agreements, dollar rolls/buybacks, credit default swaps and other derivative instruments. See “Investment Objectives and Policies—Portfolio Contents” and “Principal Risks of the Fund—Liquidity Risk.”
Hedging and Related Strategies
The Fund may (but is not required to) use various investment strategies to attempt to hedge exposure to reduce the risk of price fluctuations of its portfolio securities, the risk of loss, and to preserve capital. Derivatives strategies and instruments that the Fund may use include, among others, reverse repurchase agreements; interest rate swaps; total return swaps; credit default swaps; basis swaps; other types of swap agreements or options thereon; dollar rolls/buybacks; futures and forward contracts (including foreign currency exchange contracts); short sales; options on financial futures; options based on either an index of municipal securities or taxable debt securities whose prices, PIMCO believes, correlate with the prices of the Fund’s investments; other derivative transactions; loans of portfolio securities and when-issued, delayed delivery and forward commitment transactions. Income earned by the Fund from its hedging and related transactions may be subject to one or more special U.S. federal income tax rules that can affect the amount, timing and/or character of distributions to Common Shareholders. For instance, many hedging activities will be treated as capital gain and, if not offset by net realized capital loss, will be distributed to Common Shareholders in taxable distributions. If effectively used, hedging strategies will offset in varying percentages losses incurred on the Fund’s investments due to adverse interest rate changes. There is no assurance that these hedging strategies will be available at any time or that PIMCO will determine to use them for the Fund or, if used, that the strategies will be successful. PIMCO may determine not to engage in hedging strategies or to do so only in unusual circumstances or market conditions. In addition, the Fund may be subject to certain restrictions on its use of hedging strategies imposed by guidelines of one or more regulatory authorities or rating agencies that may issue ratings on any preferred shares issued by the Fund.

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Management of the Fund
Trustees and Officers
The business of the Fund is managed under the direction of the Fund’s Board. The Board is responsible for the management of the Fund, including supervision of the duties performed by the Investment Manager. The Board is currently composed of nine Trustees of the Fund, seven of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the defined in the 1940 Act). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund's activities, including its investment performance, compliance program and risks associated with its activities. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the Statement of Additional Information.
Investment Manager
PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of September 30, 2025, PIMCO had approximately $2.20 trillion in assets under management and $1.78 trillion in third party assets under management.
The following individuals are jointly and primarily responsible for the day-to-day portfolio management of the Fund:
Portfolio Manager	Since	Title	Recent Professional Experience
Daniel J. Ivascyn	Inception (2021)	Group Chief Investment Officer
Group Chief Investment Officer and Managing Director, PIMCO. Mr. Ivascyn joined
PIMCO in 1998, previously having been associated with Bear Stearns in the asset backed securities group, as well as T. Rowe Price and Fidelity Investments. He has investment experience since 1992 and holds an MBA in analytic finance from the
University of Chicago Graduate School of Business and a bachelor’s degree in economics from Occidental College.

Alfred T. Murata	Inception (2021)	Managing Director
Managing Director, PIMCO. Mr. Murata is a portfolio manager on the mortgage credit team. Prior to joining PIMCO in 2001, he researched and implemented exotic equity and interest rate derivatives at Nikko Financial Technologies.

Joshua Anderson	Inception (2021)	Managing Director
Managing Director, PIMCO. Mr. Anderson is a portfolio manager focusing on global structured credit investments. Prior to joining PIMCO in 2003, he was an analyst at
Merrill Lynch covering both the residential ABS and collateralized debt obligation sectors and was ranked as one of the top analysts by Institutional Investor magazine.
He was previously a portfolio manager at Merrill Lynch Investment Managers.

Jamie Weinstein	Inception (2021)	Managing Director
Managing Director, PIMCO. Mr. Weinstein is a managing director and portfolio manager and head of corporate special situations, focusing on PIMCO’s opportunistic and alternative strategies within corporate credit. Prior to joining PIMCO in 2019, he worked for KKR as a portfolio manager for the firm’s special situations funds and portfolios, which he managed since their inception in 2009. He was also a member of the firm’s special situations, real estate, and India NBFC investment committees and the
KKR credit portfolio management committee. Previously, Mr. Weinstein was a portfolio manager with responsibility across KKR’s credit strategies. He has 18 years of investment experience and holds an MBA from Stanford University and a bachelor’s degree in civil engineering and operations research from Princeton University.

Sonali Pier	Inception (2021)	Managing Director
Managing Director, PIMCO. Ms. Pier is a portfolio manager focusing on multi-sector credit opportunities. Prior to joining PIMCO in 2013, she was a senior credit trader at
J.P. Morgan, trading cash, recovery and credit default swaps across various sectors. She has investment experience since 2003 and holds an undergraduate degree in economics from Princeton University.

Please see the Statement of Additional Information for additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of shares of the Fund.
Control Persons
A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. As of November 28, 2025, the Fund did not know of any person or entity who “controlled” the Fund.

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Additional Information
The Trustees are responsible generally for overseeing the management of the Fund. The Trustees authorize the Fund to enter into service agreements with the Investment Manager and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Fund. Shareholders are not intended to be third-party beneficiaries of such service agreements.
Neither this prospectus, the Fund’s Statement of Additional Information, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between a shareholder of the Fund and the Fund, a service provider to the Fund, and/or the Trustees or officers of the Fund. The Trustees may amend this prospectus, the Statement of Additional Information, and any other contracts to which the Fund is a party, and interpret the investment objectives, policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Fund's prospectus or Statement of Additional Information.
Investment Management Agreement
Pursuant to an investment management agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay the Investment Manager an annual fee, payable monthly, in an amount equal to 1.15% of the Fund’s average daily “total managed assets,” for the services rendered, for the facilities it provides and for certain expenses borne by the Investment Manager pursuant to the Investment Management Agreement. Total managed assets includes total assets of the Fund (including assets attributable to any reverse repurchase agreements, dollar rolls, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings ). For purposes of calculating total managed assets, the Fund’s derivative investments will be valued based on their market value.
Pursuant to the Investment Management Agreement, PIMCO is required to provide to the Fund investment guidance and policy direction in connection with the management of the Fund, including oral and written research, analysis, advice and statistical and economic data and information. In addition, under the terms of the Investment Management Agreement, subject to the general supervision of the Board, PIMCO provides or causes to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund under what is essentially an all-in fee structure, including but not limited to the supervision and coordination of matters relating to the operation of the Fund, including any necessary coordination among the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Fund), accountants, attorneys, auction agents and other parties performing services or operational functions for the Fund; the provision of adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Fund, as well as the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws; the maintenance of the books and records of the Fund; the preparation of all federal, state, local and foreign tax returns and reports for the Fund; the preparation, filing and distribution of any proxy materials (except as provided below), periodic reports to shareholders and other regulatory filings; the preparation and filing of such registration statements and other documents with such authorities as may be required to register and maintain the listing of the shares of the Fund; the taking of other such actions as may be required by applicable law (including establishment and maintenance of a compliance program for the Fund); and the provision of administrative services to shareholders as necessary, including: the maintenance of a shareholder information telephone number; the provision of certain statistical information and performance of the Fund; an internet website (if requested); and maintenance of privacy protection systems and procedures.
In addition, under the Investment Management Agreement, PIMCO will procure, at its own expense, the following services, and will bear expenses associated with the following for the Fund: a custodian or custodians for the Fund to provide for the safekeeping of the Fund’s assets; a recordkeeping agent to maintain the portfolio accounting records for the Fund; a transfer agent for the Fund; a dividend disbursing agent and/or registrar for the Fund; all audits by the Fund’s independent public accountant (except fees to auditors associated with satisfying rating agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents); valuation services; maintaining the Fund’s tax records; all costs and/or fees incident to meetings of the Fund’s shareholders, the preparation, printing and mailing of the Fund’s prospectuses (although the Fund will bear such expenses in connection with the offerings made pursuant to this prospectus as noted below) notices and proxy statements, press releases and reports to its Shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund’s existence and qualification to do business, the expense of issuing, redeeming, registering and qualifying for sale, Common Shares with the federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system; legal services (except for extraordinary legal expenses); costs of printing certificates representing Shares of the Fund; the Fund’s pro rata portion of its fidelity bond and other insurance premiums; and costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer.

111  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus

Except as otherwise described in this prospectus, the Fund pays, except as otherwise agreed in writing, in addition to the investment management fee described above, all expenses not assumed by PIMCO, including, without limitation, salaries and other compensation or expenses, including travel expenses, of any of the Fund’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions and other portfolio transaction expenses incurred by or for the Fund (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating, structuring, acquiring, disposing of and/or terminating specialized loans and other investments made by the Fund, any costs associated with originating loans, asset securitizations, alternative lending-related strategies and so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments)); expenses of the Fund’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Fund of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds; costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares, commercial paper or other instruments (such as the use of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds) for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Fund invests (except as otherwise agreed to between PIMCO and any such fund or vehicle); dividend and interest expenses on short positions taken by the Fund; fees and expenses, including travel expenses and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates; extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limitation, expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors and agents with respect thereto; fees and expenses, including legal, printing and mailing, solicitation and other fees and expenses associated with and incident to shareholder meetings and proxy solicitations involving contested elections of trustees, shareholder proposals or other non-routine matters that are not initiated or proposed by Fund management; organizational and offering expenses of the Fund, including registration (including share registration fees), legal, marketing, printing, accounting and other expenses, associated with organizing the Fund in its state of jurisdiction and in connection with the initial registration of the Fund under the 1940 Act and the initial registration of its Common Shares under the Securities Act and with respect to share offerings, such as rights offerings and shelf offerings, following the Fund’s initial offering; expenses associated with tender offers and other share repurchases and redemptions; and fees and expenses associated with seeking, applying for and obtaining formal exemptive, no-action and/or other relief from the SEC in connection with the operation of a managed distribution plan; and expenses of the Fund that are capitalized in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, the Fund may bear such expenses either directly or indirectly through contracts or arrangements with PIMCO or an affiliated or unaffiliated third party.
Because the fees received by the Investment Manager are based on the total managed assets of the Fund (including any assets attributable to any reverse repurchase agreements, dollar rolls/buy backs, borrowings and preferred shares that may be outstanding), the Investment Manager has a financial incentive for the Fund to utilize reverse repurchase agreements, dollar rolls/buy backs and borrowings, or to issue preferred shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the holders of the Fund’s Common Shares, on the other hand.
A discussion regarding the considerations of the Fund’s Board for approving the Investment Management Agreement between PIMCO and the Fund is available in the Fund’s annual report to shareholders for the fiscal year ended June 30, 2025.

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Net Asset Value
The NAV of the Fund’s Common Shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of common shares outstanding.
On each day that the NYSE is open, Fund shares are ordinarily valued as of the close of regular trading (normally 4:00 p.m. Eastern Time) (“NYSE Close”). Information that becomes known to the Fund or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Fund generally does not calculate its NAV on days on which the NYSE is not open for business. If the NYSE is closed on a day it would normally be open for business, the Fund may calculate its NAV as of the normally scheduled NYSE Close or such other time that the Fund may determine. If regular trading on the NYSE closes earlier than scheduled, the Fund reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Fund generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, the Fund reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Fund may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices. The Fund will normally use pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by PIMCO to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close, if the NYSE Close occurs before the end of trading on the foreign exchange. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or other asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board has designated PIMCO as the valuation designee (“Valuation Designee”) for the Fund to perform the fair value determination relating to all Fund investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of Fund investments. The Valuation Designee may value Fund portfolio securities for which market quotations are not readily available and other Fund assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”). Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange-traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies (including those advised by PIMCO) (other than ETFs), the Fund’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, the Fund may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. The Fund may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument between the earlier close of the applicable foreign market and the NYSE Close may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations.) Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Fund is not open for business, which may result in the Fund’s portfolio investments being affected when shareholders are unable to buy or sell shares.
Senior secured floating rate loans for which an active secondary market exists to a reliable degree will be valued at the mean of the last available bid/ask prices in the market for such loans, as provided by a Pricing Source. Senior secured floating rate loans for which an active secondary market does not exist to a reliable degree will be valued at fair value,

113  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus

which is intended to approximate market value. In valuing a senior secured floating rate loan at fair value, the factors considered may include, but are not limited to, the following: (a) the creditworthiness of the borrower and any intermediate participants, (b) the terms of the loan, (c) recent prices in the market for similar loans, if any, and (d) recent prices in the market for instruments of similar quality, rate, period until next interest rate reset and maturity.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Services. As a result, the value of such investments and, in turn, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Fund is not open for business. As a result, to the extent that the Fund holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in the Fund’s next calculated NAV.
Whole loans may be fair valued using inputs that take into account borrower- or loan-level data (e.g., credit risk of the borrower) that is updated periodically throughout the life of each individual loan; any new borrower- or loan-level data received in written reports periodically by the Fund normally will be taken into account in calculating the NAV.
Fair valuation may require subjective determinations about the value of a security. While the Fund’s policy and Valuation Designee's policies and procedures are intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold.
Distributions
The Fund makes regular monthly cash distributions to Common Shareholders at a rate based on a variety of factors which may include one or more of the following: past and projected income of the Fund, fluctuations in market interest rates, Fund performance, and other factors. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources, including return of capital. The dividend rate that the Fund pays on its Common Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including interest or other expenses on any reverse repurchase agreements, credit default swaps, dollar rolls/buybacks and borrowings and dividends payable on any preferred shares issued by the Fund). As portfolio and market conditions change, the rate of distributions on the Common Shares and the Fund’s dividend policy could change. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund distribution rate or that the rate will be sustainable in the future. See “Principal Risks of the Fund—Fund Distribution Rates.” For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The Fund generally distributes each year all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund will generally distribute net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued dividends on any outstanding preferred shares).
To permit the Fund to maintain a more level monthly distribution, the Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. Undistributed net investment income will be additive to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV.
The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. For example, the Fund may enter into opposite sides of multiple interest rate swaps or other derivatives with respect to the same underlying reference instrument (e.g., a 10-year U.S. treasury) that have different effective dates with respect to interest accrual time periods for the principal purpose of generating distributable gains (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies. In such a “paired swap transaction”, the Fund would generally enter into one or more interest rate swap agreements whereby the Fund agrees to make regular payments starting at the time the Fund enters into the agreements equal to a floating interest rate in return for payments equal to a fixed interest rate (the “initial leg”). The Fund would also enter into one or more interest rate swap agreements on the same underlying instrument, but take the opposite position (i.e., in this example, the Fund would make regular payments equal to a fixed interest rate in return for receiving payments equal to a floating interest rate) with respect to a contract whereby the payment obligations do not commence until a date following the commencement of the initial leg (the “forward leg”). The Fund may engage in investment strategies, including those that employ the use of derivatives, to, among other things, seek to generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s NAV. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support monthly distributions even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. equity markets or the Fund’s debt investments, or arising from its use of derivatives. Because some or all of these transactions may generate capital losses without corresponding offsetting capital gains, portions of the Fund’s distributions recognized as ordinary income for tax

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purposes (such as from paired swap transactions) may be economically similar to a taxable return of capital when considered together with such capital losses. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
To the extent required by the 1940 Act and other applicable laws, absent an exemption, a notice will accompany each monthly distribution with respect to the estimated source (as between net income, gains or other capital source) of the distribution made. If the Fund determines that a portion of a distribution may be comprised of amounts from sources other than net investment income, in accordance with its internal policies, accounting records and related accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. For instance, the Fund’s internal accounting records and practices may take into account, among other factors, tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.
The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of the year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains for (reduced by any capital loss carry-forwards for the relevant year). For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains, but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which distributions have already been made by the fund. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common Shares. In general terms, a return of capital would occur where the Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital distribution is not taxable, but it reduces a shareholder’s tax basis in the Common Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Common Shares. The Fund will prepare and make available to shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”
The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates.
Unless a Common Shareholder elects to receive distributions in cash, all distributions of Common Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Common Shares of the Fund under the Plan.
The Board may change the Fund’s distribution policy and the amount or timing of distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and net short and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains among other factors.
Dividend Reinvestment Plan
The information contained under the heading “Dividend Reinvestment Plan” in the fund's annual report to shareholders for the fiscal year ending June 30, 2025, is incorporated herein by reference.
Description of Capital Structure
The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The Declaration and Bylaws are each exhibits to the registration statement of which this prospectus is a part.
The Fund is an unincorporated voluntary association with transferable shares of beneficial interest (commonly referred to as a “Massachusetts business trust”) established under the laws of the Commonwealth of Massachusetts by the Declaration. The Declaration provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. However, as of the date of this prospectus, the Fund does not have any shares outstanding other than the Common Shares. The following table shows the amount of Common Shares authorized and outstanding as of November 28, 2025.
Title of Class	Amount Authorized	Amount Outstanding
Common Shares	Unlimited	137,653,386

115  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus

The Common Shares of the Fund commenced trading on the NYSE on January 29, 2021, under the trading or “ticker” symbol PDO. As of the close of trading on the NYSE on November 28, 2025, the NAV per Common Share was $13.36, and the closing price per Common Share on the NYSE was $13.94.
Common Shareholders are entitled to share equally in dividends declared by the Board to Common Shareholders and in the net assets of the Fund available for distribution to Common Shareholders after payment of the preferential amounts payable to holders of any outstanding preferred shares of beneficial interest. All Common Shares of the Fund have equal rights to the payment of dividends and the distribution of assets upon liquidation. Common Shares of the Fund are fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws,” non-assessable, and have no pre-emptive or conversion rights or rights to cumulative voting, and have no right to cause the Fund to redeem their shares. Upon liquidation of the Fund, after payment of the preferential amounts payable to holders of any outstanding preferred shares of beneficial interest, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s Common Shareholders.
Shareholders of each class are entitled to one vote for each share held. Common Shareholders will vote with the holders of any outstanding preferred shares as a single class on each matter submitted to a vote of holders of Common Shares, except as otherwise provided by the Declaration, the Bylaws or applicable law.
The Fund will send unaudited reports at least semiannually and audited financial statements annually to all of its shareholders.
Plan of Distribution
The Fund may sell Common Shares to or through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, or through a combination of any such methods of sale. The applicable prospectus supplement will identify any underwriter or agent involved in the offer and sale of the Common Shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale.
The distribution of the Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then-current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.
The Fund may sell the Common Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly.
In connection with the sale of the Common Shares, underwriters or agents may receive compensation from the Fund or from PIMCO or its affiliates in the form of discounts, concessions or commissions. Underwriters may sell Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Common Shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from the Fund and any profit realized by them on the resale of the Common Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from the Fund will be described in the applicable prospectus supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed 8% for the sale of any securities being registered pursuant to Rule 415 under the Securities Act. The Fund will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.
If a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a certain number of days (often 30 to 45 days) from the date of the prospectus supplement, to cover any over-allotments.
Under agreements into which the Fund may enter, underwriters, dealers and agents who participate in the distribution of the Common Shares may be entitled to indemnification by the Fund against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with the Fund, or perform services for the Fund, in the ordinary course of business.
If so indicated in the applicable prospectus supplement, the Fund will, or will authorize underwriters or other persons acting as its agents to, solicit offers by certain institutions to purchase Common Shares from the Fund pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Fund. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the Common Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

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To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of the Fund’s portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
In order to comply with the securities laws of certain states, if applicable, Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.
Information Regarding State Escheatment Laws
Closed-end fund accounts can be considered abandoned property. States increasingly are looking at inactive closed-end fund accounts as possible abandoned or unclaimed property. Under certain circumstances, the Fund may be legally obligated to escheat (or transfer) an investor's account to the appropriate state's unclaimed property administrator. The Fund will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a closed-end account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted the fund for an “inactivity period” as specified in applicable state laws. Typically, an investor's last known address of record determines the state that has jurisdiction.
The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in the Fund.

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Base Prospectus

Market and Net Asset Value Information
The Fund’s Common Shares are listed on the NYSE under the trading or “ticker” symbol PDO. The Fund’s Common Shares commenced trading on the NYSE in January 2021. The Fund cannot predict whether its Common Shares will trade in the future at a premium or discount to NAV. The conduct of any offering and the issuance of additional Common Shares pursuant to any offering may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of shares available, which may put downward pressure on the market price for the Common Shares. The proceeds of an offering will be reduced immediately following an offering by any sales load, commissions and offering expenses paid or reimbursed by the Fund in connection with such offering. The completion of an offering may result in an immediate dilution of the NAV per Common Share for all existing Common Shareholders.
The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund’s Common Shares on the NYSE, the high and low NAV per Common Share and the high and low premium/discount to NAV per Common Share. See “Net Asset Value” for information as to how the Fund’s NAV is determined.
	Common share market price(1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended September 30, 2025	$14.12	$13.32	$13.31	$12.89	6.25%	2.52%
Quarter ended June 30, 2025	$13.88	$12.24	$13.02	$12.48	6.69%	-3.62%
Quarter ended March 31, 2025	$14.08	$13.33	$13.21	$12.90	6.77%	3.25%
Quarter ended December 31, 2024	$14.37	$13.12	$13.35	$12.97	8.05%	1.00%
Quarter ended September 30, 2024	$14.12	$13.15	$13.32	$12.65	6.19%	2.26%
Quarter ended June 30, 2024	$13.38	$12.48	$12.80	$12.40	5.29%	0.16%
Quarter ended March 31, 2024	$13.23	$12.24	$12.68	$12.35	5.59%	-1.45%
Quarter ended December 31, 2023	$12.48	$10.68	$12.42	$11.63	3.65%	-8.33%
Quarter ended September 30, 2023	$13.21	$11.88	$12.76	$12.04	4.95%	-1.65%
1
Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
The Fund’s NAV per Common share at the close of business on November 28, 2025 was $13.36 and the last reported sale price of a Common Share on the NYSE on that day was $13.94, representing a 4.34% premium to such NAV.
Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws
The Declaration and the Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Fund’s Trustees are divided into three classes. At each annual meeting of shareholders, the term of one class will expire and each Trustee elected to that class will hold office until the third annual meeting thereafter. The classification of the Board of Trustees in this manner could delay for an additional year the replacement of a majority of the Board of Trustees. In addition, the Declaration provides that a Trustee may be removed only for cause and only (i) by action of at least seventy-five percent (75%) of the outstanding shares of the classes or series of shares entitled to vote for the election of such Trustee, or (ii) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. Cause for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony.
As described below, the Declaration grants special approval rights with respect to certain matters to members of the Board who qualify as “Continuing Trustees,” which term means a Trustee who either (i) has been a member of the Board since the date when Common Shares are first sold pursuant to a public offering or (ii) was nominated to serve as a member of the Board, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board.
The Declaration requires the affirmative vote or consent of at least seventy-five percent (75%) of the Board and holders of at least seventy-five percent (75%) of the Fund’s shares to authorize certain Fund transactions not in the ordinary course of business, including a merger or consolidation or share exchange, any shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Fund, a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund or any series or class of shares (in one or a series of transactions in any twelve-month period) to or with any person of any assets of the Fund or such series or class having an aggregate fair market value of $1,000,000 or more, except for transactions in securities effected by the Fund or a series or class in the ordinary course of business, or issuance or transfer by the Fund of the Fund’s shares having an aggregate fair market value of $1,000,000 or more (except as may be made pursuant to a public offering, the Plan or upon exercise of any stock subscription rights), unless the transaction is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case no shareholder authorization would be required by the Declaration, but may be required in certain cases under the 1940 Act). The Declaration also requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of each class of the Fund’s shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case shareholders would have only the minimum voting rights required by the 1940 Act with respect to the conversion). Also, separate from the limited term provision, the Declaration provides that the Fund may be terminated at any time by vote or consent of at least seventy-five percent (75%) of the Fund’s shares or, alternatively, by vote or consent of both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees. See “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws” in the Statement of Additional Information for a more detailed summary of these provisions.
The Board may from time to time grant other voting rights to shareholders with respect to these and other matters in the Bylaws, certain of which are required by the 1940 Act.

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Forum for Adjudication of Disputes. The Bylaws provide that unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Fund or one or more of the shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, other employee of the Fund, or the Fund's investment adviser to the Fund or the Fund's shareholders, (iii) any action asserting a breach of contract by the Fund, by any Trustee, officer or other employee of the Fund, or by the Fund's investment adviser, (iv) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, Chapter 182 of the Massachusetts General Laws or the Declaration or the Bylaws, (v) any action to interpret, apply, enforce or determine the validity of the Declaration or the Bylaws or any agreement contemplated by any provision of the 1940 Act, the Declaration or the Bylaws, or (vi) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts. This forum selection provision may limit a shareholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims and increase the costs for a shareholder to pursue such claims. If a court were to find the forum selection provision contained in the Bylaws to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions. This forum selection provision shall not apply to claims made under federal securities laws. See the Statement of Additional Information under “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws - Forum for Adjudication of Disputes” for additional information.
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objectives and policies. The provisions of the Declaration and Bylaws described above could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders, including Common Shareholders.
The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration and the Bylaws, both of which are on file with the SEC.
Shareholder Liability
Under Massachusetts law, shareholders could, in certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration contains an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Declaration further provides for indemnification out of the assets and property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Fund believes that the likelihood of such circumstances is remote.
Forum for Adjudication of Disputes
The Bylaws provide that unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Fund or one or more of the shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, other employee of the Fund, or the Fund’s investment adviser to the Fund or the Fund’s shareholders, (iii) any action asserting a breach of contract by the Fund, by any Trustee, officer or other employee of the Fund, or by the Fund’s investment adviser, (iv) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, Chapter 182 of the Massachusetts General Laws or the Declaration or the Bylaws, (v) any action to interpret, apply, enforce or determine the validity of the Declaration or the Bylaws or any agreement contemplated by any provision of the 1940 Act, the Declaration or the Bylaws, or (vi) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts (each, a “Covered Action”).
The Bylaws further provide that if any Covered Action is filed in a court other than in a federal or state court sitting within the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the federal and state courts within The Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the preceding sentence (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.
Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be (i) deemed to have notice of and consented to the foregoing paragraph and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in the foregoing paragraph.
This forum selection provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims and increase the costs for a shareholder to pursue such claims. If a court were to find the forum selection provision contained in the Bylaws to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions. This forum

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selection provision shall not apply to claims made under federal securities laws. The enforceability of exclusive forum provisions is questionable.
Derivative and Direct Claims of Shareholders
The Declaration contains provisions regarding derivative and direct claims of shareholders. As used in the Declaration, a “direct” shareholder claim refers to a claim based upon alleged violations of a shareholder’s individual rights independent of any harm to the Fund, including a shareholder’s voting rights under Article V of the Declaration or Article 10 of the Bylaws, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the shareholder and independent of any harm to the Fund. Any other claim asserted by a shareholder, including without limitation any claims purporting to be brought on behalf of the Fund or involving any alleged harm to the Fund, are considered a “derivative” claim.
A shareholder or group of shareholders may not bring or maintain any court action, proceeding or claim on behalf of the Fund or any series or class of shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such demand within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or a series or class of shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders shall be made by the Trustees in their business judgment and shall be binding upon the shareholders and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand. Any Trustee who is not an “interested person” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Fund shall be deemed to be independent and disinterested with respect to such demand, proceeding or claim.
A shareholder or group of shareholders may not bring or maintain a direct action or claim for monetary damages against the Fund or the Trustees predicated upon an express or implied right of action under the Declaration (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of shareholders or shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such request within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.
Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be deemed to have notice of and consented to the foregoing provisions. These provisions may limit a shareholder’s ability to bring a claim against the Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims.
These provisions in the Declaration regarding derivative and direct claims of shareholders shall not apply to claims made under federal securities laws.
Repurchase of Common Shares; Conversion to Open-End Fund
The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares. Instead, the Common Shares will trade in the open market at a price that will be a function of factors relating to the Fund such as dividend levels and stability (which will in turn be affected by Fund expenses, including the costs of reverse repurchase agreements, dollar rolls/buyback, borrowings, preferred shares and other leverage used by the Fund, levels of dividend and interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the timing and character of the Fund’s distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. The market price of the Common Shares may also be affected by general market or economic conditions, including market trends affecting securities values generally or values of closed-end fund shares more specifically. Shares of a closed-end investment company may frequently trade at prices lower than NAV. The Fund’s Board of Trustees regularly monitors the relationship between the market price and NAV of the Common Shares. If the Common Shares were to trade at a substantial discount to NAV for an extended period of time, the Board of Trustees may consider the repurchase of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that its Board of Trustees will decide to take or propose any of these actions, or that share repurchases or tender offers will actually reduce any market discount. See “Tax Matters” in the Statement of Additional Information for a discussion of the tax implications of a tender offer by the Fund.
If the Fund were to convert to an open-end company, the Common Shares likely would no longer be listed on the NYSE. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less any redemption charge that is in effect at the time of redemption.

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Before deciding whether to take any action to convert the Fund to an open-end investment company, the Board of Trustees would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its shareholders, and market considerations. Based on these considerations, even if the Common Shares should trade at a discount, the Board of Trustees may determine that, in the interest of the Fund and its shareholders, no action should be taken. See the Statement of Additional Information under “Repurchase of Common Shares; Conversion to Open-End Fund” for a further discussion of possible action to reduce or eliminate any such discount to NAV.
Limited Term and Eligible Tender Offer
In accordance with the Fund’s Declaration, the Fund intends to terminate as of the first business day following the twelfth anniversary of the effective date of the Fund’s initial registration statement, which the Fund currently expects to occur on or about January 27, 2033; provided that the Board may, by a Board Action Vote, without shareholder approval, extend the Dissolution Date (i) once for up to one year, and (ii) once for up to an additional six months, to a date up to and including eighteen months after the initial Dissolution Date, which date shall then become the Dissolution Date. In determining whether to extend the Dissolution Date, the Board may consider the inability to sell the Fund’s assets in a time frame consistent with dissolution due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund. Each Common Shareholder would be paid a pro rata portion of the Fund’s net assets upon termination of the Fund.
Beginning one year before the Dissolution Date (the “Wind-Down Period”), the Fund may begin liquidating all or a portion of the Fund’s portfolio, and may deviate from its investment policies and may not achieve its investment objectives. During the Wind-Down Period (or in anticipation of an Eligible Tender Offer, as defined below), the Fund’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described herein, the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance.
The Board may, by a Board Action Vote, cause the Fund to conduct a tender offer, as of a date within twelve months preceding the Dissolution Date (as may be extended as described above), to all Common Shareholders to purchase 100% of the then outstanding Common Shares of the Fund at a price equal to the NAV per Common Share on the expiration date of an Eligible Tender Offer. The Board has established that the Fund must have net assets totaling greater than or equal to the Dissolution Threshold immediately following the completion of an Eligible Tender Offer to ensure the continued viability of the Fund. In an
Eligible Tender Offer, the Fund will offer to purchase all shares held by each shareholder; provided that if the number of properly tendered shares would result in the Fund having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer will be canceled, no shares will be repurchased pursuant to the Eligible Tender Offer, and the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or about the Dissolution Date. If an Eligible Tender Offer is conducted and the number of properly tendered shares would result in the Fund having aggregate net assets greater than or equal to the Dissolution Threshold, all Common Shares properly tendered and not withdrawn would be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. Regardless of whether the Eligible Tender Offer is completed or canceled, PIMCO will pay all costs and expenses associated with the Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its Common Shareholders.
Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval. In determining whether to eliminate the Dissolution Date, the Board may consider market conditions at such time and all other factors deemed relevant by the Board in consultation with the Investment Manager, taking into account that the Investment Manager may have a potential conflict of interest in recommending to the Board that the limited term structure be eliminated and the Fund have a perpetual existence. In making a decision to eliminate the Dissolution Date to provide for the Fund’s perpetual existence, the Board will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund. The Fund is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining Common Shareholders may not have another opportunity to participate in a tender offer or exchange their Common Shares for the then-existing NAV per Common Share.
All Common Shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Fund’s total assets resulting from payment for the tendered Common Shares. A reduction in net assets, and the corresponding increase in the Fund’s expense ratio, could result in lower returns and put the Fund at a disadvantage relative to its peers and potentially cause the Fund’s Common Shares to trade at a wider discount to NAV than it otherwise would. Such reduction in the Fund’s total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Fund, and may have an adverse effect on the Fund’s investment performance. Moreover, the resulting reduction in the number of outstanding Common Shares could cause the Common Shares to become more thinly traded or otherwise adversely impact the secondary market trading of such Common Shares.
The Eligible Tender Offer would be made in accordance with the requirements of the 1940 Act, the Exchange Act and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act). The Fund’s purchase of tendered Common

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Shares pursuant to a tender offer would have tax consequences for tendering Common Shareholders and may have tax consequences for non-tendering Common Shareholders. In addition, the Fund would continue to be subject to its obligations with respect to its issued and outstanding borrowings, preferred stock or debt securities, if any. An Eligible Tender Offer may be commenced upon approval of a majority of the Trustees, without a shareholder vote. The Fund is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Fund will dissolve on the Dissolution Date (subject to extension as described above), unless the limited term provisions of the Declaration are amended with the vote of shareholders.
The Board may terminate the Fund without shareholder approval at any time, including prior to the Dissolution Date. Upon its termination, the Fund will distribute substantially all of its net assets to shareholders, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund, as may be determined by the Board. The Fund retains broad flexibility to liquidate its portfolio, wind up its business and make liquidating distributions to Common Shareholders in a manner and on a schedule it believes will best contribute to the achievement of its investment objectives. Accordingly, as the Fund nears an Eligible Tender Offer or the Dissolution Date, the Investment Manager may begin liquidating all or a portion of the Fund’s portfolio through opportunistic sales. During this time, the Fund may not achieve its investment objectives, comply with the investment guidelines described in this prospectus or be able to sustain its historical distribution levels. During such period(s), the Fund’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation or an Eligible Tender Offer. Rather than reinvesting the proceeds of matured, called or sold securities in accordance with the investment program described above, the Fund may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance. The Fund’s distributions during the Wind-Down Period may decrease, and such distributions may include a return of capital. The Fund may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. It is expected that shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Fund’s Plan. shareholders generally will realize capital gain or loss upon the termination of the Fund in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in the shares of the Fund for U.S. federal income tax purposes.
If on the Dissolution Date the Fund owns securities for which no market exists or securities that are trading at depressed prices, such securities may be placed in a liquidating trust. Securities placed in a liquidating trust may be held for an indefinite period of time, potentially several years or longer, until they can be sold or pay out all of their cash flows. During such time, the shareholders will continue to be exposed to the risks associated with the Fund and the value of their interest in the liquidating trust will fluctuate with the value of the liquidating trust’s remaining assets. To the extent the costs associated with a liquidating trust exceed the value of the remaining securities, the liquidating trust trustees may elect to write off or donate the remaining securities to charity. The Fund cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust or how long it will take to sell or otherwise dispose of such securities.
The Fund may continue in existence after the Dissolution Date to pay, satisfy and discharge any existing debts or obligations, collect and distribute any remaining net assets to Common Shareholders and do all other acts required to liquidate and wind up its business and affairs. If the Fund determines to liquidate, the Fund will complete the liquidation of its portfolio (to the extent possible and not already liquidated), retire or redeem its leverage facilities (to the extent not already retired or redeemed), distribute all of its liquidated net assets to its Common Shareholders (to the extent not already distributed), and the Fund will terminate its existence under Massachusetts law.
The Fund is not a so-called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Fund is not a “target term” fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The Fund’s investment objectives and policies are not designed to seek to return investors’ original investment upon termination of the Fund or in an Eligible Tender Offer, and investors may receive more or less than their original investment upon termination of the Fund or in an Eligible Tender Offer.
The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the existence of the Fund, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to Common Shareholders prior to the Dissolution Date.
See “Principal Risks of the Fund—Limited Term Risk.”
Tax Matters
This section summarizes some of the U.S. federal income tax consequences to U.S. persons of investing in the Fund; the consequences under other tax laws and to non-U.S. shareholders may differ. This summary is based on the Code, U.S. Treasury regulations, and other applicable authority, all as of the date of this prospectus. Shareholders should consult their tax advisors as to the possible application of federal, state, local or non-U.S. income tax laws. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Fund.
Taxation of the Fund
The Fund has elected to be treated, and intends each year to qualify and be eligible to be treated, as a RIC under Subchapter M of the Code. A RIC is not subject to U.S. federal income tax at the corporate level on income

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and gains from investments that are distributed in a timely manner to shareholders in the form of dividends. The Fund’s failure to qualify as a RIC would result in corporate-level taxation, thereby reducing the return on your investment.
As described under “Use of Leverage” above, if at any time when preferred shares or other senior securities are outstanding the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions to Common Shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a RIC. The Fund may repurchase or otherwise retire preferred shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to RICs.
Distributions
The Fund intends to make monthly distributions of net investment income. A shareholder subject to U.S. federal income tax will generally be subject to tax on Fund distributions. For U.S. federal income tax purposes, Fund distributions will generally be taxable to a shareholder as either ordinary income or capital gains. Fund dividends consisting of distributions of investment income generally are taxable to shareholders as ordinary income. A RIC may report certain dividends as derived from “qualified dividend income,” which, when received by a noncorporate shareholder, will be taxed at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and fund levels. The Fund does not expect a significant portion of distributions to be derived from qualified dividend income. Federal taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a shareholder has owned its shares of the Fund. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) generally will be treated as long-term capital gains includible in a shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not expect a significant portion of its distributions to be treated as long-term capital gains. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to shareholders as ordinary income.
Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the “net investment income” of certain individuals, trusts and estates to the extent their modified adjusted gross income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Fund, including any capital gain dividends and including any net capital gains recognized on the sale, redemption or exchange of shares of the Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described in the Statement of Additional Information, are treated as qualified REIT dividends in the hands of non-corporate shareholders, for which a deduction may be available. See “Fund Distributions” in the Statement of Additional Information for further details.
The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current and accumulated earnings and profits. In that case, the excess generally would be treated as return of capital and would reduce the shareholders’ tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the shares.
Fund distributions are taxable to shareholders as described above even if they are paid from income or gains earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid).
A shareholder whose distributions are reinvested in Common Shares of the Fund under the Plan will be treated as having received a dividend equal to either (i) if newly issued Common Shares are issued under the Plan, generally the fair market value of the newly issued Common Shares issued to the Common Shareholder or (ii) if reinvestment is made through open-market purchases under the Plan, the amount of cash allocated to the Common Shareholder for the purchase of Common Shares on its behalf in the open market. See “Dividend Reinvestment Plan” above.
The IRS currently requires a RIC that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, as and when applicable, the Fund intends each tax year to allocate capital gain dividends between and among its Common Shares and each series of its preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Dividends qualifying and not qualifying for the dividends received deduction or as qualified dividend income will similarly be allocated between and among Common Shares and each series of preferred shares, as and when issued.
Taxes When You Dispose of Your Shares
Any gain resulting from the sale or other disposition of Fund shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to shareholders as capital gains for U.S. federal income tax purposes.
If, as described in the section “Limited Term and Eligible Tender Offer” above, the Fund conducts a tender offer for its shares, shareholders who offer, and are able to sell, all of the shares they hold or are deemed to

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hold in response to such tender offer generally will be treated as having sold their shares and generally will recognize a capital gain or loss. In the case of shareholders who tender or are able to sell fewer than all of their shares, it is possible that any amounts that the shareholder receives in such repurchase will be taxable as a dividend to such shareholder. Shares actually owned, as well as shares constructively owned under Section 318 of the Code, will generally be taken into account for purposes of the foregoing rules. In addition, there is a risk that shareholders who do not tender any of their shares for repurchase, or whose percentage interest in the Fund otherwise increases as a result of the tender offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a regulated investment company. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied.
If the Fund liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its Common Shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in Fund shares of greater than one year, and otherwise will be short-term.
Subsidiaries  and Affiliates
The Fund may invest in one or more subsidiaries that are treated as disregarded entities or as transparent for U.S. federal income tax purposes. In the case of a subsidiary that is so treated, for U.S. federal income tax purposes, (i) the Fund is treated as owning the subsidiary’s assets directly; (ii) any income, gain, loss, deduction or other tax items arising in respect of the subsidiary’s assets will be treated as if they are realized or incurred, as applicable, directly by the Fund; and (iii) distributions, if any, the Fund receives from the subsidiary will have no effect on the Fund’s U.S. federal income tax liability.
Foreign (Non-U.S.) Taxes
Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the Code that would allow shareholders to claim a deduction or credit on their income returns for their pro rata portions of qualified foreign taxes paid by the Fund. If the Fund does not qualify for or chooses not to make such an election, shareholders generally will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s taxable income. Even if the Fund elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Fund through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. In addition, the Fund's investments in non-U.S. securities (other than equity securities) or foreign currencies may increase or accelerate the Fund's recognition of ordinary income and may affect the timing or amount of the Fund's distributions.
Certain Fund Investments
The Fund’s transactions in foreign currencies, foreign-currency denominated debt obligations, derivatives, short sales, or similar or related transactions could affect the amount, timing, or character of distributions from the Fund, and could increase the amount and accelerate the timing for payment of taxes payable by shareholders. The Fund’s investments in certain debt instruments could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to sell other investments in order to make required distributions, including when it is not advantageous to do so). The Fund does not expect to qualify to pass through tax-exempt dividends to shareholders.
The Fund’s intention to qualify and be eligible for treatment as a RIC may limit its ability to acquire or continue to hold positions in Private Funds that are treated as partnerships for U.S. federal income tax purposes that would otherwise be consistent with its investment strategy or may require the Fund to engage in transactions in which it would otherwise not engage, resulting in additional transaction costs and reducing the Fund’s return to Shareholders.
Backup Withholding
The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and tender/offer liquidation proceeds paid to any shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to such withholding. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends.
Shares Purchased Through Tax-Advantaged Plans
Special tax rules apply to investments through defined contribution plans and other tax-advantaged plans. Common Shareholders should consult their tax advisors to determine the suitability of the Fund’s Common Shares as an investment through such plans and the precise effect of an investment on their particular tax situation.
General
The foregoing discussion relates solely to U.S. federal income tax laws. Dividends and distributions also may be subject to state and local taxes. Common Shareholders are urged to consult their tax advisors regarding

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PIMCO Dynamic Income Opportunities Fund

specific questions as to federal, state, local, and, where applicable, foreign taxes. Foreign investors should consult their tax advisors concerning the tax consequences of ownership of Common Shares of the Fund.
The foregoing is a general and abbreviated summary of the applicable provisions of the Code and related regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative actions.
Please see “Taxation” in the Statement of Additional Information for additional information regarding the tax aspects of investing in Common Shares of the Fund.
Custodian and Transfer Agent
The custodian of the assets of the Fund is State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105. The custodian performs custodial and fund accounting services as well as sub-administrative services on behalf of the Fund. State Street Bank and Trust Company also serves as a custodian of certain assets held by the Fund's Subsidiaries.
Equiniti Trust Company, LLC, 48 Wall Street, Floor 23, New York, New York 10005, serves as the Fund’s transfer agent, registrar, dividend disbursement agent and shareholder servicing agent, as well as agent for the Plan.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) serves as independent registered public accounting firm for the Fund. PwC provides audit services, tax and other audit related services to the Fund.
Legal Matters
Certain legal matters will be passed on for the Fund by Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199.
Incorporation by Reference
As noted above, this prospectus is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. In addition, all documents subsequently filed by the Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished rather than filed) prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus and the Statement of Additional Information. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
■
the Fund’s Statement of Additional Information, dated December 17, 2025, filed with this prospectus;
■
the Fund’s Annual Report on Form N-CSR, filed on September 5, 2025;
■
the Fund's definitive Proxy Statement, filed on March 12, 2025;
■
the Fund’s Description of Common Shares on Form 8-A, filed on January 8, 2021
You may obtain copies of any information incorporated by reference into this prospectus, at no charge, by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.pimco.com/prospectuses. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

125  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus
Appendix A
Description of Securities Ratings
The Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality) to securities so rated. The percentage of the Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P and Fitch’s rating categories applicable to fixed income securities.
Moody’s Ratings
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

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PIMCO Dynamic Income Opportunities Fund
P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n demonstrate above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n demonstrate average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings. There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
Short-Term Obligation Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
For variable rate demand obligations (VRDOs), a two-component rating is assigned. Moody's assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

A-2  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus
For VRDOs, Moody's typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
S&P Global Ratings
Long-Term Issue Credit Ratings*
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
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Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
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Nature and provisions of the financial obligation and the promise S&P imputes; and
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Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

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PIMCO Dynamic Income Opportunities Fund
*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
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Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
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Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
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Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
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Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
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A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

A-4  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus
t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

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PIMCO Dynamic Income Opportunities Fund
B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the formal announcement by the issuer or their agent of a distressed debt exchange;
c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable original grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation.
D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business and debt is still outstanding. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate

A-6  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

Base Prospectus
an issue with short maturity). Typically, this means a timeframe of up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
For the short-term rating category of ‘F1’, a ‘+’ may be appended. For VRs, the modifiers “+” or “–” may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’. For Derivative Counterparty Ratings, the modifiers “+” or “–” may be appended to the ratings within ‘AA(dcr)’ to ‘CCC(dcr)’ categories.

December 17, 2025 | Base Prospectus  A-7

PIMCO Dynamic Income Opportunities Fund

PIMCO Dynamic Income Opportunities Fund
Common Shares

PROSPECTUS

December 17, 2025

A-8  Base Prospectus | PIMCO Dynamic Income Opportunities Fund

CEF0021_121725

PIMCO Dynamic Income Opportunities Fund

PIMCO Dynamic Income Opportunities Fund
Up to $500,000,000 in
Common Shares

PROSPECTUS SUPPLEMENT

December 17, 2025

PIMCO DYNAMIC INCOME OPPORTUNITIES FUND
Statement of Additional Information
December 17, 2025
PIMCO Dynamic Income Opportunities Fund (the “Fund”) is a diversified, limited term, closed-end management investment company.
Pacific Investment Management Company LLC (“PIMCO” or the “Investment Manager”), 650 Newport Center Drive, Newport Beach, California 92660, is the investment manager to the Fund.
This Statement of Additional Information relating to the common shares of beneficial interest, par value $0.00001 per share, of the Fund (the “Common Shares”) is not a prospectus, and should be read in conjunction with the Fund’s prospectus relating thereto dated December 17, 2025 (the “Prospectus”) and any related prospectus supplement. This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing Common Shares, and investors should obtain and read the Prospectus and any related prospectus supplement prior to purchasing such shares.
A copy of the Prospectus and any related prospectus supplement or the annual or semi-annual reports for the Fund may be obtained, without charge by calling (844)-33-PIMCO (844-337-4626). You may also obtain a copy of the Prospectus or any related prospectus supplement on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.
Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus and any related prospectus supplement.

i

THE FUND
The Fund is a diversified, limited term, closed-end management investment company. The Fund was organized as a Massachusetts business trust on December 23, 2019 as “PIMCO Tactical Income Fund.” The Fund was subsequently renamed “PIMCO Dynamic Income Opportunities Fund“.
INVESTMENT OBJECTIVES AND POLICIES
The investment objectives and general investment policies of the Fund are described in the Prospectus. Additional information concerning the characteristics of certain of the Fund’s investments, strategies and risks is set forth below. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in the Prospectus, by the investment restrictions under “Investment Restrictions” in this Statement of Additional Information, or by applicable law, the Fund may engage in each of the practices described below. However, the Fund is not required to engage in any particular transaction or purchase any particular type of securities or investment even if to do so might benefit the Fund. Unless otherwise stated herein, all investment policies of the Fund may be changed by the Board of Trustees (the “Board”) without shareholder approval. In addition, the Fund may be subject to restrictions on its ability to utilize certain investments or investment techniques. Unless otherwise stated herein, these additional restrictions may be changed with the consent of the Board but without approval by or notice to shareholders.
When used in this Statement of Additional Information, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in derivatives or through wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). References herein to the Fund include, as appropriate, Subsidiaries through which the Fund may gain exposure to investments. The Fund may be exposed to the different types of investments described in the Prospectus and this Statement of Additional Information through its investments in its Subsidiaries. The allocation of the Fund’s assets to a Subsidiary will vary over time and will likely not include all of the different types of investments described herein at any given time.
High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies
The Fund may invest without limitation in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by either S&P Global Ratings (“S&P”), or Fitch Ratings, Inc. (“Fitch”)), or unrated but determined by PIMCO to be of comparable quality. However, the Fund will not normally invest more than 20% of its total assets in debt instruments to securities so rated, other than mortgage-related and other asset-backed securities (“ABS”), that are, at the time of purchase, rated CCC+ or lower by S&P and Fitch and Caa1 or lower by Moody’s, or that are unrated but determined by PIMCO to be of comparable quality to securities so rated. The Fund may invest without limitation in mortgage-related and other ABS regardless of rating—i.e., of any credit quality. For purposes of applying the foregoing policies, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. Subject to the aforementioned investment restrictions, the Fund may invest in securities of stressed, distressed and/or defaulted issuers, which include securities in default or at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (“NRSROs”) (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality to securities so rated. Debt instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. A description of the ratings categories used is set forth in Appendix A to the Prospectus.
A security is considered to be below “investment grade” quality if it is either (1) not rated in one of the four highest rating categories by one of the NRSROs (i.e., rated Ba or below by Moody’s, BB or below by S&P or BB or below by Fitch) or (2) if unrated, determined by PIMCO to be of comparable quality to securities so rated. Investments in securities rated below investment grade are described as “speculative” by Moody’s, S&P and Fitch, and are commonly referred to as “high yield” securities or “junk bonds.” Additional information about Moody’s, S&P’s and Fitch’s securities ratings is included in Appendix A to the Prospectus.

Investments in lower rated corporate debt securities (“high yield” securities or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.
High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities.
A projection of an economic downturn, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities, and a high yield security may lose significant market value before a default occurs. If an issuer defaults, in addition to risking payment of all or a portion of interest and principal, the Fund, by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities (“PIKs”), their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash.
High yield and distressed company securities may have the right to “call” or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in these securities. In addition, the high yield securities and securities of distressed companies in which the Fund invests may not be listed on any exchange and a secondary market for such securities may be comparatively less liquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield and distressed company securities may involve greater costs than transactions in more actively traded securities, which could adversely affect the price at which the Fund could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield and distressed company debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for these securities and/or may result in the Fund not receiving the proceeds from a sale of a high yield or distressed company security for an extended period after such sale, each of which could result in losses to the Fund. Because of the risks involved in investing in high yield securities and securities of distressed companies, an investment in the Fund should be considered speculative.
Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than that for issuers of higher quality debt securities.
High yield securities structured as zero-coupon bonds or PIKs tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require the Fund to make taxable distributions of income greater than the total amount of cash interest the Fund has actually received. Even though such securities do not pay current interest in cash, the Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, the Fund could be required at times to sell other investments in order to satisfy its distribution requirements (including when it is not advantageous to do so).
The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a high yield security, and could adversely affect the daily net asset value of the shares. Lower liquidity in secondary markets could adversely affect the value of high yield/high risk securities held by the Fund. Additionally, while lower rated securities typically are less sensitive to interest rate changes than higher rated securities, the market prices of high yield/high risk securities structured as zero coupon bonds or PIKs may be affected to a greater extent by interest rate changes. Futhermore, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.
The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of the security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting, holding, or selling debt securities for the Fund.
Mortgage-Related and Other Asset-Backed Instruments
The Fund may invest in a variety of mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers.
As a matter of fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers.
Mortgage-related assets include, but are not limited to, any security, instrument or other asset that is related to U.S. or non U.S. mortgages, including those issued by private originators or issuers, or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including real estate mortgage investment conduits (“REMICs”), which could include resecuritizations of REMICs (”Re-REMICs“), mortgage pass-through securities, inverse floaters, collateralized mortgage obligations (“CMOs”), collateralized loan obligations, multiclass pass-through securities, private mortgage pass-through securities, and stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans. Such mortgage loans may include non-performing loans, which may include (but not be limited to) loans where a borrower is delinquent in payments or loans that are in or close to default, and reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized.
The value of some mortgage-related or other asset-backed securities (“ABS”) in which the Fund invests may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Fund to utilize these instruments successfully may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. See “Mortgage Pass-Through Securities” below. The Fund may also invest in debt securities which are secured with collateral consisting of mortgage-related assets, and in other types of mortgage-related assets and ABS. See “Collateralized Mortgage Obligations (“CMOs”)” below.
The financial downturn of the late 2000s adversely affected the market for mortgage-related securities. The downturn saw dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. Between 2008 and 2009, the market for mortgage-related securities (and other ABS) was particularly adversely impacted by, among other factors, the failure of certain large financial institutions and the events leading to the conservatorship and the control by the U.S. government of the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”), as described below. These events, coupled with the general economic downturn, resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments. There is no assurance that the U.S. government would take similar or further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that the Fund could realize losses on mortgage-related securities.
The mortgage-related securities in which the Fund may invest include, without limitation, mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial or residential mortgage-backed securities, mortgage dollar rolls/buy backs, CMO residuals, adjustable rate mortgage-backed securities (“ARMBS”), stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. The Fund may also invest in other types of ABS, including collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. The mortgage-related assets in which the Fund may invest may pay variable or fixed rates of interest.
Through investments in mortgage-related securities, including those that are issued by private issuers, the Fund may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called “special purpose vehicles” or “SPVs”) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.
Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed or variable amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association (“GNMA”)) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing, or foreclosure, net of fees and costs that may be incurred) may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Like other fixed income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. Adjustable rate mortgage-related and other ABS are also subject to some interest rate risk. For example, because interest rates on most adjustable rate mortgage- and other ABS only reset periodically (e.g., monthly or quarterly), changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the market value of these securities, including declines in value as interest rates rise. In addition, to the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase.
The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over certain periods. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.
Agency Mortgage-Related Securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. government (in the case of securities guaranteed by GNMA) or guaranteed by agencies or instrumentalities of the

U.S. government (in the case of securities guaranteed by the FNMA or the FHLMC). The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly-owned U.S. government corporation within the U.S. Department of Housing and Urban Development (the “Department of Housing and Urban Development”). GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).
Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA primarily purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers, which includes state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. government.
FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues participation certificates (“PCs”) which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government. Instead, they are supported only by the discretionary authority of the U.S. government to purchase the agency’s obligations.
FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in a mortgage-backed securities trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.
Since September 6, 2008, FNMA and FHLMC have operated under a conservatorship administered by the Federal Housing Finance Agency (”FHFA“). As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Department of the Treasury (the ”U.S. Treasury“) entered into a Senior Preferred Stock Purchase Agreement to provide additional financing to FNMA and FHLMC.
FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.
FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Fund.
FNMA and FHLMC have entered into a joint initiative to develop and operate a common securitization platform for the issuance of a uniform mortgage-backed security (”UMBS“) (the ”Single Security Initiative“) that aligns the characteristics of FNMA and FHLMC certificates. In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing uniform mortgage-backed securities (“UMBS”) in place of their current offerings of to-be-announced-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the to-be-announced (“TBA”) market and aligns the characteristics of FNMA and FHLMC certificates. The long-term effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
Government-Sponsored Enterprise (“GSE”) Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are notes issued directly by a GSE, such as FNMA or FHLMC, and GSE credit-linked notes are notes issued by a special purpose vehicle (“SPV”) sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans.

GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE.
The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. If a GSE fails to pay principal or interest on its credit risk transfers or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfers will have no direct recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and funds investing in these instruments may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk.
In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments.
Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payments amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds. An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act (“CEA”). Certain GSEs are not registered as commodity pool operators (“CPOs”) in reliance on U.S. Commodity Futures Trading Commission (“CFTC”) no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), with respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as the Fund, may become ineligible to claim an exclusion from CFTC regulation, to the extent they are currently eligible to claim the exclusion. The Fund may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation, which could cause the Fund to incur increased costs.
Privately Issued Mortgage-Related (Non-Agency) Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Privately issued mortgage-related securities, such as privately-held or non-traded REITs, may bear higher fees than publicly-traded REITs.
However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers. The insurance and guarantees are issued by governmental entities, private insurers or the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees. Securities issued by certain private organizations may not be readily marketable.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Fund may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Fund) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Fund) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Fund. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Fund, to cover legal or related costs. Any such action could result in losses to the Fund.
The assets underlying mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. government securities nor U.S. government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, semi-annually or on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.
CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayment. Actual maturity and average life will depend upon the prepayment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including prepayment, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently.
CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or ABS.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Fund may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass-through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Fund’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.
CMOs that are issued or guaranteed by the U.S. government or by any of its agencies or instrumentalities will be considered U.S. government securities by the Fund, while other CMOs, even if collateralized by U.S. government securities, will have the same status as other privately issued securities for purposes of applying the Fund’s diversification tests.

FHLMC Collateralized Mortgage Obligations. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Payments of principal and interest on the CMOs are made semi-annually, as opposed to monthly. The amount of principal payable on each semi-annual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.
If collection of principal (including prepayments) on the mortgage loans during any semi-annual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.
Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.
Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or ABS.
CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of SMBSs. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to SMBSs, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the Securities Act of 1933, as amended (the “Securities Act”). CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability. Please refer to “Illiquid Investments” for further discussion of regulatory considerations and constraints relating to investment liquidity.
Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls/buybacks, CMO residuals or SMBS. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related securities may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.
Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. The loans may react differently than traditional home loans to market events, in light of differences in the ways reverse mortgages are structured, qualifying requirements, among other reasons. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Fund) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Fund. Investors, including the Fund, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Fund incurring costs and expenses associated with such actions.

Asset-Backed Securities. The Fund may invest in, or have exposure to, ABS, which are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., trade receivables). ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases, syndicated bank loans, peer-to-peer loans and litigation finance loans. These loans or other receivables are subject to risks of prepayment, delinquency and default similar to those present in mortgage loans. Consumer loans may be backed by collateral (as in automobile loans) or they may be unsecured. Moreover, Congress, regulators, such as the Consumer Financial Protection Bureau, and the individual states may further regulate the consumer credit industry in ways that make it more difficult for servicers of such loans to collect payments on such loans, resulting in reduced collections. Changes to federal or state bankruptcy or debtor relief laws may also impede collection efforts or alter timing and amount of collections. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.
The underlying assets (e.g., loans) are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of these securities also may change because of changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or trust providing the credit support or enhancement. Typically, there is no perfected security interest in the collateral that relates to the financial assets that support ABS. ABS have many of the same characteristics and risks as the mortgage backed securities described above.
The Fund may purchase or have exposure to commercial paper, including asset-backed commercial paper (“ABCP”), that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a short-term debt security, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to the Fund if investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers. However, there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP. Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral and the Fund may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. To the extent the Fund purchases these subordinated notes, it will have a higher likelihood of loss than investors in the senior notes.
Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.
Consistent with the Fund’s investment objectives and policies, PIMCO also may invest in other types of ABS (such as credit card receivables or student loans). Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.
Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.
Collateralized Bond Obligations,Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Fund may invest in each of CBOs, CLOs, other CDOs and other similarly structured securities. CBOs, CLOs and other CDOs are types of ABS. A CBO is a trust that is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high-yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.
For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the first loss from any defaults from the bonds or loans in the trust, although more senior tranches may also bear losses. Since it is partially protected from defaults, a senior tranche from a CBO trust, CLO trust or trust of another CDO typically has higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.
The risks of an investment in a CBO, CLO or other CDO vary depending on the type of collateral securities and the class of the instrument in which the Fund invests, among other factors. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Statement of Additional Information and the Prospectus (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates ) and default risk), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the performance of a structure or the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets; (iv) the price of a structured finance investment, if required to be sold, may also be subject to certain market and liquidity risks for securities of its type at the time of sale; (v) if the particular structured product is invested in a security in which the Fund is also invested, this would tend to increase the Fund’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis; (vi) the assets collateralizing any CDO may have more correlated performance than expected at the time of structuring such CDO and therefore may perform worse than projected in a default scenario; (vii) the risk that the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (viii) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Other Asset-Backed Securities. Similarly, PIMCO expects that other ABS (unrelated to mortgage loans) will be offered to investors in the future and may be purchased by the Fund.
Real Estate Assets and Related Derivatives
The Fund may generally gain exposure to the real estate sector by investing in real-estate linked derivatives, real estate investment trusts (“REITs”) and common, preferred and convertible securities of issuers in real estate-related industries. The Fund may also invest in loans or other investments secured by real estate (other than mortgage-backed securities) and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness; Loan Acquisitions, Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate income and values may also be affected by demographic trends, such as population shifts or changing tastes, preferences (such as remote work arrangements) and social values. Real estate-related investments may entail leverage and may be highly volatile.
REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is generally not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Fund would bear its proportionate share of the costs of the REITs’ operations, if it invests in REITs. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income. REITs may not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission from the Internal Revenue Service (“IRS”) to extend the deadline for issuance of Form 1099-DIV.
Along with the risks common to different types of real estate related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for favorable tax treatment afforded to REITs under the Internal Revenue Code of 1986, as amended (the ”Code“), under the Investment Company Act of 1940, as amended (the “1940 Act”). Furthermore, REITs are not typically diversified and are heavily dependent on cash flow. Investments in REIT equity securities could require the Fund to accrue and distribute income not yet received by the Fund. On the other hand, investments in REIT equity securities can also result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. In addition, REITS are not typically diversified because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming. Finally, private REITs are not traded on a national securities exchange. As such, these products are generally illiquid, though they may offer limited liquidity or limited liquidity that may change. This reduces the ability of the Fund to redeem its investment early. Private REITs are also generally harder to value and may bear higher fees than public REITs.
Some of the REITs in which the Fund may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (”REMICs“) or debt or equity interests in taxable mortgage pools (“TMPs”). REMICs are special purpose vehicles used to pool mortgage loans and issue mortgage-backed securities. They are designed to hold a fixed pool of mortgages and issue multiple classes of interests, known as tranches, to investors. REMICs are treated as pass-through entities for tax purposes, meaning that income is passed directly to investors, thereby avoiding double taxation. The primary purpose of REMICs is to securitize mortgage loans, providing liquidity and diversification to investors. The Fund may also hold interests in “Re-REMICs”, which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Fund may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. The purpose of Re-REMICs is to restructure existing mortgage-backed securities to better meet investor needs, manage risk and enhance liquidity. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization. Both REMICs and Re-REMICs play significant roles in the mortgage-backed securities market, offering mechanisms for the securitization and re-securitization of mortgage loans.
Real Estate Companies
The Fund may invest in the securities of real estate companies and may be susceptible to adverse economic or regulatory occurrences affecting that sector. Real property investments are subject to varying degrees of risk. The total returns available from investments in real estate generally depend on the amount of income and capital appreciation generated by the related properties. The performance of real estate, and thereby the Fund, will be reduced by any related expenses, such as expenses paid directly at the property level and other expenses that are capitalized or otherwise embedded into the cost basis of the real estate. Income and real estate values may also be adversely affected by such factors as applicable laws (e.g., Americans with Disabilities Act and tax laws), interest rate levels and the availability of financing. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate company to make payments of any interest and principal on its debt securities will be adversely affected. In addition, real property may be subject to the quality of credit extended and defaults by borrowers and tenants. The performance of the economy in each of the regions and countries in which the real estate owned by a portfolio company is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values.
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Retail Properties. Retail properties are affected by the overall health of the applicable economy and may be adversely affected by the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, spending patterns and lease terminations.
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Office Properties. Office properties are affected by the overall health of the economy and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.
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Hotel Properties. The risks of hotel properties include, among other things, the necessity of a high level of continuing capital expenditures, competition, increases in operating costs which may not be offset by increases in revenues, dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel and adverse effects of general and local economic conditions.
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Healthcare Properties. Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, medical rates, equipment, personnel and other factors regarding operations; continued availability of revenue from government reimbursement programs (primarily Medicaid and Medicare); and competition on a local and regional basis.
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Multifamily Properties. The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage rates, presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties.
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Industrial Properties. The value of industrial properties may be affected by a number of factors such as the demand for industrial space, which in the United States is related to the level of economic output. Accordingly, reduced economic output may lead to lower occupancy rates for such properties. In addition, if a tenant of such industrial property experiences a downturn in its business that weakens its financial condition, delays lease commencement, fails to make rental payments when due, becomes insolvent or declares bankruptcy, the result could be a termination of the tenant’s lease, which could adversely affect cash flows from operations. These factors may be amplified by a disruption of financial markets or more general economic conditions.
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Insurance Issues. Certain real estate companies may carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance with various policy specifications, limits and deductibles.
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Credit Risk. REITs may be highly leveraged, and financial covenants may affect the ability of REITs to operate effectively.

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Environmental Issues. Any real properties that may contain hazardous or toxic substances may result in potential liability for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property.
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Smaller Companies. Even the larger REITs in the industry tend to be small- to medium-sized companies in relation to the equity markets as a whole. REIT shares, therefore, can be more volatile than, and perform differently from, larger company stocks.
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REIT Tax Issues. REITs are subject to a highly technical and complex set of provisions in the Code. It is possible that the Fund may invest in a real estate company which purports to be a REIT and that the company could fail to qualify as a REIT for U.S. federal income tax purposes. In the event of any such unexpected failure to qualify as a REIT, the company would be subject to corporate-level taxation, including on its distributed earnings, significantly reducing the return to the Fund on its investment in such company.
REITs are sometimes informally characterized as equity REITs, mortgage REITs and hybrid REITs. An equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. An equity REIT may also realize capital gains (or losses) by selling real estate properties in its portfolio that have appreciated (or depreciated) in value. A mortgage REIT invests primarily in mortgages on real estate, which may secure construction, development or long-term loans. A mortgage REIT generally derives its income primarily from interest payments on the credit it has extended. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate. In addition to the risks of securities linked to the real estate industry, equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs may be affected by the quality of any credit extended. Further, REITs are dependent upon management skills and generally may not be diversified. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation.
The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.
Foreign (Non-U.S.) Securities
Subject to the limitations set forth in the Prospectus, the Fund may invest in instruments of corporate and other foreign (non-U.S.) issuers, and in instruments traded principally outside of the United States. The Fund may invest in sovereign and other debt securities issued by foreign governments and their respective sub-divisions, agencies or instrumentalities, government sponsored enterprises and supranational government entities. The Fund may also invest directly in foreign currencies, including currencies of emerging market countries.
The foreign securities in which the Fund may invest include without limit Eurodollar obligations and “Yankee Dollar” obligations. Eurodollar obligations are U.S. dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee Dollar obligations are generally subject to the same risks that apply to domestic debt issues, notably credit risk, interest rate risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee Dollar) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of U.S. dollars, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding or other taxes; and the expropriation or nationalization of foreign issuers.
The Fund may also invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) or Global Depositary Receipts (“GDRs”). ADRs are U.S. dollar-denominated receipts issued generally by domestic banks and represent the deposit with the bank of a security of a non-U.S. issuer. EDRs are foreign currency-denominated receipts similar to ADRs and are issued and traded in Europe, and are publicly traded on exchanges or over-the-counter (“OTC”) in the United States. GDRs may be offered privately in the United States and also trade in public or private markets in other countries. ADRs, EDRs and GDRs may be issued as sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities trade in the form of ADRs, EDRs or GDRs. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program.
Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, legal and corporate governance standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries, the imposition of sanctions and other similar measures and potential restrictions on the flow of international capital. In addition, foreign securities and the Fund’s income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Fund’s return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund.
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.
The investments in foreign currency denominated debt obligations, if any, and hedging activities by the Fund would likely produce a difference between the Fund’s book income and its taxable income. This difference may cause a portion of the Fund’s income distributions to constitute returns of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company (“RIC”) for U.S. federal tax purposes. The Fund’s investments in non-U.S. securities may increase or accelerate the amount of ordinary income recognized by shareholders. See “Taxation.”
Euro- and European Union-related risks.  In the past, economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland experienced severe economic and financial difficulties between 2009 and 2012, an event that is commonly referred to as the “European sovereign debt crisis.” As was the case during the European sovereign debt crisis, large public deficits could cause some European countries to become dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn. Responses to economic or financial difficulties by European governments, central banks and others, including austerity measures and reforms, may be ineffective, may limit future economic growth or recovery, and/or may result in social unrest or other unintended consequences. Any of the foregoing events could significantly affect the value of the Fund’s European investments.

The national politics of European countries can be unpredictable and subject to influence by disruptive political groups or ideologies. The occurrence of conflicts, war or terrorist activities in Europe could have an adverse impact on financial markets. For example, Russia launched a large-scale invasion of Ukraine in February 2022. The extent, duration and impact of Russia’s military action in Ukraine, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region, including significant adverse effects on the regional, European, and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on the Fund’s investments in securities and instruments that are economically tied to the region, including declines in value and reductions in liquidity.
The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.
It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other Eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.
On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the EU and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Fund returns. Brexit may also destabilize some or all of the other EU member countries and/or the eurozone. These developments could result in losses to the Fund, as there may be negative effects on the value of the Fund’s investments and/or on the Fund’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Fund to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Fund investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Fund returns.
Redenomination Risk.  Continuing uncertainty as to the status of the euro and the EMU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if the Fund earns income or capital gains in a

non-U.S. country or PIMCO otherwise seeks to withdraw the Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in doing so.
Investments in Russia.  The Fund may have investments in securities and instruments that are economically tied to Russia. In determining whether an instrument is economically tied to Russia, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Non-U.S. Securities.” In addition to the risks listed above under “Non-U.S. Securities,” investing in Russia presents additional risks. In particular, investments in Russia are subject to the risk that the United States and/or other countries may impose economic sanctions, export or import controls or other similar measures. Other similar measures may include, but are not limited to, banning or expanding bans on Russia or certain persons or entities associated with Russia from global payment systems that facilitate cross-border payments, restricting securities transactions by certain investors, restricting dealings with entities that are critical to the infrastructure of securities and related transactions in specific jurisdictions, and freezing Russian assets or those of particular countries, entities or persons with ties to Russia (e.g., Belarus). Such sanctions or other similar measures — which may impact companies in many sectors, including energy, financial services, technology, accounting, quantum computing, shipping, aviation, metals and mining, defense, architecture, engineering, construction, manufacturing, and transportation, among others — and Russia’s countermeasures may negatively impact the Fund’s performance and/or ability to achieve its investment objectives. For example, certain investments in Russian companies or instruments tied to Russian companies may be prohibited and/or existing investments may become illiquid (e.g., in the event that transacting in certain existing investments is prohibited, securities markets close, or market participants cease transacting in certain investments in light of geopolitical events, sanctions or related considerations), which could render any such securities held by the Fund unmarketable for an indefinite period of time and/or cause the Fund to sell portfolio holdings at a disadvantageous time or price or to continue to hold investments that the Fund no longer seeks to hold. It is also possible that such sanctions, export or import controls, or other similar measures may prevent U.S.-based entities that provide services to the Fund from transacting with Russian or Belarusian entities. Under such circumstances, the Fund may not receive payments due with respect to certain investments, such as the payments due in connection with the Fund’s holding of a fixed income security. In addition, such sanctions and other similar measures, and the Russian government's response, could result in a downgrade of Russia's credit rating or of securities of issuers located in or economically tied to Russia, devaluation of Russia's currency and/or increased volatility with respect to Russian securities and the ruble. More generally, investments in Russian securities are highly speculative and involve significant risks and special considerations not typically associated with investments in the securities markets of the U.S. and most other developed countries. Over the past century, Russia has experienced political, social and economic turbulence and has endured decades of communist rule under which tens of millions of its citizens were collectivized into state agricultural and industrial enterprises. Since the collapse of the Soviet Union, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered. In this environment, there is always the risk that the nation’s government will abandon the current program of economic reform and replace it with radically different political and economic policies that would be detrimental to the interests of foreign investors, a risk that has been at least partially realized in connection with Russia's countersanctions. Further changes could entail a return to a centrally planned economy and nationalization of private enterprises similar to what existed under the old Soviet Union.
Russia has attempted, and may attempt in the future, to assert its influence in the region surrounding it through economic or military measures. As a result of Russia’s large-scale invasion of Ukraine, Russia, and other countries, persons and entities that have provided material aid to Russia’s aggression against Ukraine, have been the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies, which may, in turn, negatively impact the Fund. Moreover, disruptions caused by Russian military action or other actions (including cyberattacks, espionage or other asymmetric measures) or resulting actual or threatened responses to such activity may impact Russia's economy and Russian and other issuers of securities in which the Fund is invested. Such resulting actual or threatened responses may include, but are not limited to, purchasing, selling and financing restrictions, withdrawal of financial intermediaries, boycotts or changes in consumer or purchaser preferences, sanctions, export or import controls, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians. Any actions by Russia made in response to such sanctions or retaliatory measures could further impair the value and liquidity of Fund investments. Sanctions and other similar measures have resulted in defaults on debt obligations by certain corporate issuers and the Russian Federation that could lead to cross-defaults or cross-accelerations on other obligations of these issuers. However, there is also a possibility that certain countries may begin to ease sanctions as part of a negotiated effort to achieve peace. In the event that some, but not all, relevant jurisdictions ease sanctions, the Fund may not be able to benefit from the easing of certain jurisdictions’ sanctions.
Poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. In addition, there is the risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive, and/or exorbitant taxation, or, in the alternative, the risk that a reformed tax system may result in the inconsistent and unpredictable enforcement of the new tax laws. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Regional armed conflict and its collateral economic and market effects may also pose risks for investments in Russia.
Compared to most national securities markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets. There is little long-term historical data on the Russian securities market because it is relatively new and a substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets. Additionally, because of less stringent auditing and financial reporting standards than apply to U.S. companies, there may be little reliable corporate information available to investors. As a result, it may be difficult to assess the value or prospects of an investment in Russian companies. Securities of Russian companies also may experience greater price volatility than securities of U.S. companies. These issues can be magnified as a result of sanctions and other similar measures that may be imposed and the Russian government's response.
Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. Prior to the implementation of the National Settlement Depository (“NSD”), a recognized central securities depository, there was no central registration system for equity share registration in Russia and registration was carried out by either the issuers themselves or by registrars located throughout Russia. Title to Russian equities held through the NSD is now based on the records of the NSD and not the registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, issues resulting in loss still can occur. In addition, sanctions by the European Union against the NSD, as well as the potential for sanctions by other governments, could make it more difficult to conduct or confirm transactions involving Russian securities. Ownership of securities issued by Russian companies that are not held through depositories such as the NSD may be defined according to entries in the company’s share register and normally evidenced by extracts from the register or by formal share certificates. These services may be carried out by the companies themselves or by registrars located throughout Russia. Moreover, changes in Russian laws and regulations could require the transfer of securities from the NSD to registrars or other parties outside of standard custodial arrangements. In such cases, the risk is increased that the Fund could lose ownership rights through fraud, negligence, or even mere oversight. While the Fund will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent by inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interests.
In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Furthermore, significant delays or problems may occur in registering the transfer of securities, which could cause the Fund to incur losses due to a counterparty’s failure to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.
In addition, issuers and registrars are still prominent in the validation and approval of documentation requirements for corporate action processing in Russia. Because the documentation requirements and approval criteria vary between registrars and issuers, there remain unclear and inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. In addition, sanctions or Russian countermeasures may prohibit or limit the Fund’s ability to participate in corporate actions, and therefore require the Fund to forego voting on or receiving funds that would otherwise be beneficial to the Fund.

To the extent that the Fund suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Fund to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. The Fund also may experience difficulty in obtaining and/or enforcing judgments in Russia.
The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products, and to sanctions or other actions that may be directed at the Russian economy as a whole or at Russian oil, natural gas, metals or timber industries.
Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. In addition, Russia has implemented certain capital controls on foreign portfolio investments and there is the risk that the Russian government will impose additional capital controls on foreign portfolio investments. Such capital controls may prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital.
Political Risks/Risks of Conflicts.  Recently, various countries have seen significant geopolitical conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war, terrorism or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions (including tariffs), trade restrictions or other similar measures, could adversely affect the Fund’s investments, whether or not the Fund is directly invested in the affected jurisdiction or impacted area. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.
Recent examples of the above include conflict, loss of life and disaster connected to ongoing armed conflict between Russia and Ukraine in Europe and Hamas and Israel in the Middle East, and an example of a country undergoing transformation is Venezuela. The extent, duration and impact of these conflicts, related sanctions, trade restrictions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region, including significant adverse effects on the regional or global economies and the markets for certain securities, commodities and currencies. Depending on the nature of the military conflict, companies worldwide operating in many sectors, including energy, financial services and defense, amongst others may be impacted. These impacts could result in restricted or no access to certain markets, investments, service providers or counterparties, thus negatively affecting the Fund’s investments in securities and instruments that are economically tied to the applicable region, and include (but are not limited to) declines in value and reductions in liquidity. Increased volatility, currency fluctuations, liquidity constraints, counterparty default, valuation and settlement difficulties and operational risk resulting from such conflicts may also negatively impact the performance of the Fund. Such events may result in otherwise historically “low-risk” strategies performing with unprecedented volatility and risk. In addition, to the extent new sanctions or trade restrictions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), such sanctions or trade restrictions may prevent the Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact the Fund’s ability to achieve its investment objectives, prevent the Fund from receiving payments otherwise due it, increase diligence and other similar costs to the Fund, render valuation of affected investments challenging, or require the Fund to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Fund’s performance with respect to such investments, and thus the Fund’s performance as a whole.

Emerging Market Securities
The Fund may invest without limitation in investment grade sovereign debt denominated in the relevant country’s local currency with less than one year remaining to maturity (“short-term investment grade sovereign debt”), including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 30% of its total assets in securities and instruments that are economically tied to “emerging market” countries, other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where as noted above there is no limit.
To the extent that the Fund invests in instruments economically tied to non-U.S. countries, it may invest in a range of countries and, as such, the value of the Fund’s assets may be affected by uncertainties such as international political developments, including the imposition of sanctions and other similar measures, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations, changes or uncertainty in exchange rates (and related risks, such as uncertainty regarding the reliability of issuers’ financial reporting), nationalization of industries or assets, and other developments in the laws and regulations of countries in which investment may be made. Certain foreign exchanges impose requirements on the transaction settlement process with respect to certain securities, such as requirements to pre-deliver securities (for a sale) or pre-fund cash (for a buy) to a broker’s account. Such requirements may limit the Fund’s ability to transact in such securities in a timely manner and will subject the Fund to the risk of loss that could result if the broker is unable or unwilling to meet its obligations with respect to pre-delivered securities or pre-funded cash.
PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below.
With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country.
A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the Fund. For example, the Fund may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices. In some cases, this approach may result in PIMCO identifying a particular country as an emerging market with respect to the Fund, that may not be identified as an emerging market with respect to other funds managed by PIMCO.
The risks of investing in non-U.S. securities are particularly high when the issuers are tied economically to countries with developing or “emerging market” economies. Countries with “emerging market” economies are those with securities markets that are, in the opinion of PIMCO, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation. Investing in emerging market countries involves certain risks not typically associated with investing in U.S. securities, and imposes risks greater than, or in addition to, risks of investing in non-U.S., developed countries. These risks include: greater risks of nationalization or expropriation of assets or confiscatory taxation; currency devaluations and other currency exchange rate fluctuations; greater social, economic and political uncertainty and instability (including the risk of war); more substantial government involvement in the economy; less government supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be smaller, less seasoned and newly organized companies; the difference in, or lack of, auditing and financial reporting standards, which may result in unavailability of material information about issuers; the risk that it may be more difficult to obtain and/or enforce a judgment in a court outside the United States; the imposition of sanctions or other similar measures; and greater price volatility, substantially less liquidity and significantly smaller market capitalization of securities markets. In addition, a number of emerging market countries restrict, to various degrees, foreign investment in securities, and high rates of inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Also, any change in the leadership or politics of emerging market countries, or the countries that exercise a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and adversely affect existing investment opportunities.
Emerging market countries typically have less established legal, accounting and financial reporting systems than those in more developed markets, which may reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets.
Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.
Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments including the imposition of sanctions or other similar measures, could adversely affect the Fund’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent the Fund invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Fund may be more sensitive to adverse political or social events affecting that region, country or group of countries. Emerging markets may also be more susceptible to fraud, corruption, money laundering and economic sanctions risk, which may result in negative commercial consequences in relation to the value, liquidity, and tradeability to those regions. Economic, business, political, or social instability may affect emerging market securities differently, and often more severely, than developed market securities.
Risks Related to Brady Bonds. The Fund may also invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.
Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady

Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).
Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Venezuelan Brady Bonds and the Argentine Brady Bonds issued to date have principal repayments at final maturity collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.
Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Fund may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to suffer a loss of interest or principal on any of its holdings.
Loan Origination
The Fund may seek to originate loans, including, without limitation, residential and/or commercial real estate or mortgage-related loans, consumer loans or other types of loans, which may be in the form of whole loans, secured and unsecured notes, senior and second lien loans, mezzanine loans, bridge loans or similar investments. When investing in or originating loans, the Fund is not restricted by any particular credit risk criteria and/or qualifications. The loans the Fund invests in and/or originates may vary in maturity and/or duration. The Fund is not limited in the amount, size or type of loans it may invest in and/or originate, including with respect to a single borrower or with respect to borrowers that are determined to be below investment grade, other than pursuant to any applicable law. The Fund’s investments in and/or origination of loans may also be limited by the Fund’s intention to qualify as a regulated investment company.
The Fund may seek to originate loans through its Subsidiaries (and for purposes of this disclosure, references to the Fund originating loans also shall refer to a loan originated by any applicable Subsidiary—accordingly, the Fund intends to “look through” any Subsidiary for purposes of determining compliance of loan-related investments with any applicable investment guidelines or covenants of any borrowings or preferred shares of the Fund, if any).
Borrowers of loans may be, but are not limited to, corporations and/or other legal entities and individuals, including foreign (non-U.S.) and emerging market entities and individuals. Direct loans between the Fund and a borrower may not be administered by an underwriter or agent bank. The Fund may provide financing to borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with the Fund. The terms of the direct loans, including the duration of the loan, may be negotiated with borrowers in private transactions. A loan may be secured or unsecured.
In determining whether to make a direct loan, the Fund will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal.  In making a direct loan, the Fund is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Fund will lose money on the loan. Furthermore, direct loans may subject the Fund to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of the Fund to dispose of a direct loan and/or to value the direct loan.
When engaging in direct lending, the Fund’s performance may depend, in part, on the ability of the Fund to originate loans on advantageous terms. In originating and purchasing loans, the Fund will often compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Fund performance.

As part of its lending activities, the Fund may originate loans to entities that are experiencing significant financial or business difficulties, including entities involved in bankruptcy or other reorganization and liquidation proceedings or that are rated “below investment grade” by an NRSRO or not rated at all. Although the terms of such financing may result in significant financial returns to the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to entities experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for the Fund’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Fund funds, the Fund may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Fund or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, the Fund may have difficulty disposing of the assets used as collateral for a loan.
Various state licensing requirements could apply to the Fund with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of, loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Fund or PIMCO operates or has offices. In states in which it is licensed, the Fund or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Fund’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Fund’s or PIMCO’s license, which in turn could require the Fund to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Fund invests that hold similar assets, as well as any origination company or servicer in which the Fund owns an interest. Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Fund seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.
In addition to laws governing the activities of lenders and servicers, certain states may require, or may in the future require, purchasers or holders of certain loans, including residential mortgage loans and unsecured consumer loans, to be licensed or registered in order to purchase, hold or foreclose such loans, or, in certain states, to collect a rate of interest above a specified rate. To the extent required or determined to be necessary or advisable by the Fund, the Fund will take appropriate steps intended to address any applicable state licensing requirements, which may include acquiring and holding such loans through structures designed to preempt state licensing laws, in order to pursue its objectives and strategies. To the extent the Fund (or a fully-owned Subsidiary) obtains licenses or is required to comply with related regulatory requirements as a result of its investments, the Fund could be subject to increased costs and regulatory oversight by governmental authorities, which may have an adverse effect on its results or operations.
Foreign Currency Transactions
The Fund may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Fund may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. The Fund also may use foreign currency options, foreign currency forward contracts, foreign currency futures and foreign currency spot transactions to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Since some foreign exchange transactions for the Fund are directed to the Fund’s custodian for execution, execution of such transactions may be better or worse than comparable transactions effected by other intermediaries.

A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be three business days or more from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect the Fund against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although, when used for hedging, forwards are intended to manage the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are subject to the risks discussed under “Derivative Instruments” below. Forwards are used primarily to adjust the foreign exchange exposure of the Fund with a view to protecting the outlook, and the Fund might be expected to enter into such contracts under the following circumstances:
Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.
Cross Hedge. If a particular currency is expected to decrease against another currency, the Fund may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Fund’s portfolio holdings denominated in the currency sold.
Direct Hedge. If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that the Fund can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Fund would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Fund would hope to benefit from an increase (if any) in the value of the bond.
Proxy Hedge. The Fund might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the Fund, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.
Costs of Hedging. When the Fund purchases a foreign (non-U.S.) bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign (non-U.S.) bond could be substantially reduced or lost if the Fund were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.
It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Fund’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Fund’s net asset value per share.
The Fund may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Fund to deliver a foreign currency.
The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Fund may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Fund in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Fund will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and the Securities and Exchange Commission (“SEC”), many non-deliverable foreign currency forwards are considered swaps for certain purposes, including the determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives” and “Additional Risk Factors in Cleared Derivatives Transactions.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.
The Fund may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.
Tax Consequences of Hedging and other Foreign Currency Transactions. Foreign currency gains are generally treated as qualifying income for purposes of the 90% gross income test described under “Taxation” below. However, it is possible the IRS could issue contrary regulations with respect to foreign currency gains that are not directly related to a RIC’s principal business of investing in stocks or securities (or options or futures with respect to stocks or securities), and such regulations could apply retroactively. Such regulations, if issued, could limit the ability of the Fund to enter into the foreign currency transactions described above or could bear adversely on the Fund’s ability to qualify as a RIC. In addition, hedging transactions may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Those provisions could affect the amount, timing or character of dividends paid by the Fund, including whether dividends paid by the Fund are classified as capital gains or ordinary income.
Currency Exposure. The Fund currently is not subject to a limit on foreign currency exposures. However, if the Fund were to become subject to a percentage limit on its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies), the Fund would calculate its total currency exposures by netting long and short exposures to the same currency, and for positions involving long and short exposures to different currencies, counting the greater absolute value as between the long and short exposures. For example, if the Fund were to have long exposure to euros equivalent to 15% of the Fund's total assets, and short exposure to euros equivalent to 5% of the Fund's total assets, the Fund's net exposure to euros for purposes of this percentage based limitation on foreign currency exposure would be 10% of the Fund's total assets (15% minus 5%). If the Fund were to have long exposure to euros equivalent to 15% of the Fund's total assets, and short exposure to Japanese yen equivalent to 5% of the Fund's total assets, the Fund's greater absolute value exposure as between these positions is 15% of the Fund's total assets (15% ˃ 5%), and 15% would count for purposes of the Fund's percentage based limitation on foreign currency exposure.
Foreign Currency Exchange-Related Securities
Foreign Currency Warrants.  Foreign currency warrants such as Currency Exchange WarrantsTM are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the “OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.
Principal Exchange Rate Linked Securities.  Principal exchange rate linked securities (“PERLs”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.
Performance Indexed Paper.  Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.
U.S. Government Securities
U.S. government securities are obligations of, and, in certain cases, guaranteed by, the U.S. government, its agencies or instrumentalities. The U.S. government does not guarantee the net asset value of the Fund’s shares. U.S. government securities are subject to market and interest rate risk and may be subject to varying degrees of credit risk. Some U.S. government securities, such as Treasury bills, notes and bonds, and securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Securities issued by U.S. government agencies or GSEs may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. government corporation, is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the FHA or guaranteed by the VA. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include the FNMA and the FHLMC. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its PCs are not backed by the full faith and credit of the U.S. government.
U.S. government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidence of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as Certificate of Accrual on Treasury Securities (“CATs”) and treasury investment growth receipts (”TIGRs“), are not issued by the U.S. Treasury, and are therefore not U.S. government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., Separate Trading of Registered Interest and Principal of Securities (“STRIPs”) and coupons under book-entry safekeeping (”CUBEs“)) are direct obligations of the U.S. government.
Municipal Securities
Subject to the Fund’s investment policies, the Fund may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities.
Municipal Securities. Municipal securities include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Municipal securities take the form of investments in loans, pools of loans, mortgages, pools of mortgages, and other debt instruments, as to which there is an opinion that income therefrom is not subject to federal income tax, including but not limited to certain affordable housing loans, etc. Municipal securities can be classified into two principal categories, including “general obligation” bonds and other securities and “revenue” bonds and other securities. General obligation bonds are secured by the issuer’s full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source, such as the user of the facility being financed. Municipal securities also may include “moral obligation” securities, which normally are issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the governmental entity that created the special purpose public authority. Municipal securities may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, PIKs and step-coupon securities and may be privately placed or publicly offered.
Municipal securities may include municipal bonds, municipal notes and municipal leases. Municipal bonds are debt obligations of a governmental entity that obligate the municipality to pay the holder a specified sum of money at specified intervals and to repay the principal amount of the loan at maturity.
The Fund may invest in instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain municipal lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. Municipal lease obligations may be less readily marketable than other municipal securities.
Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities. Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources. That revenue might be diverted to the funding of other municipal service projects. Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.
Municipal notes may be issued by governmental entities and other tax-exempt issuers in order to finance short-term cash needs or, occasionally, to finance construction. Most municipal notes are general obligations of the issuing entity payable from taxes or designated revenues expected to be received within the relevant fiscal period. Municipal notes generally have maturities of one year or less. Municipal notes can be subdivided into two sub-categories: (i) municipal commercial paper and (ii) municipal demand obligations. Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold, for example, to meet seasonal working capital or interim construction financing needs of a governmental entity or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.
Municipal demand obligations can be subdivided into two general types: variable rate demand notes and master demand obligations. Variable rate demand notes are tax-exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Fund may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes generally provide that interest rates are adjustable at intervals ranging from daily to six months.
Master demand obligations are tax-exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes (but not necessarily for alternative minimum tax (”AMT“) purposes). Although there is no secondary market for master demand obligations, such obligations are considered by the Fund to be liquid because they are payable upon demand.
Investing in municipal securities is subject to certain risks. There are variations in the quality of municipal securities, both within a particular classification and between classifications, and the rates of return on municipal securities can depend on a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate, and rating may have different rates of return while municipal securities of the same maturity and interest rate with different ratings may have the same rate of return.
The payment of principal and interest on most municipal securities purchased by the Fund will depend upon the ability of the issuers to meet their obligations. An issuer’s obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the United States Bankruptcy Code. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions.
There are particular considerations and risks relevant to investing in a portfolio of a single state’s municipal securities, such as the greater risk of the concentration of portfolio holdings. Each state’s municipal securities may include, in addition to securities issued by the relevant state and its political subdivisions, agencies, authorities and instrumentalities, securities issued by the governments of Guam, Puerto Rico or the U.S. Virgin Islands. These securities may be subject to different risks than municipal securities issued by the relevant state and its political subdivisions, agencies, authorities and instrumentalities.

Municipal Bonds. Municipal bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The municipal bonds that the Fund may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source or annual revenues. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor). The Fund does not expect to be eligible to pass through to shareholders the tax-exempt character of interest earned on municipal bonds. The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in industrial development bonds.
The Fund may invest in pre-refunded municipal bonds. Pre-refunded municipal bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded municipal bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by the Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. Pre-refunded and/or escrowed to maturity municipal bonds may bear an investment grade rating (for example, if re-rated by a rating service or, if not re-rated, determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities, Agency Securities or other investment grade securities. For the avoidance of any doubt, PIMCO’s determination of an issuer's credit rating will generally be used for compliance with the Fund’s investment parameters when an issue either loses its rating or is not re-rated upon pre-refunding. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded municipal bonds held by the Fund may subject the Fund to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if the Fund sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the SEC and the IRS, the Fund’s investment in pre-refunded municipal bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Fund, be considered an investment in the respective U.S. Treasury and Agency securities.
Under the Code, certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal AMT liability.
The Fund may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying municipal bonds. In a typical custodial receipt arrangement, an issuer or third party owner of municipal bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying municipal bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying municipal bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a municipal Bond of comparable quality and maturity.
The Fund may invest in taxable municipal bonds, such as Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Fund’s investments in Build America Bonds or similar taxable municipal bonds will result in taxable income and the Fund may elect to pass through to holders of the Fund’s Common Shares (“Common Shareholders”) any corresponding tax credits. Such tax credits can generally be used to offset federal income taxes and the AMT, but such credits are generally not refundable. Build America Bonds or similar taxable municipal bonds involve similar risks as tax-exempt municipal bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt municipal bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt municipal bonds during the same period.
The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Statement of Additional Information, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds. Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request - usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.
Certain Risks of Investing in Municipal Bonds. Economic downturns and budgetary constraints could make municipal bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the municipal bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of municipal bond investment opportunities. The value of municipal bonds may also be affected by uncertainties involving the taxation of municipal bonds or the rights of municipal bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on municipal bonds are introduced before Congress from time to time. These legal uncertainties could affect the municipal bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.
The Fund may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Fund may also sell municipal bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from repurchase requests for the Fund’s shares. The secondary market for municipal bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Fund’s ability to sell particular municipal bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.
Additionally, municipal bonds rated below investment grade (i.e., high yield municipal bonds) may not be as liquid as higher-rated municipal bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a municipal bond and on the Fund’s ability to sell a municipal bond in response to changes or anticipated changes in economic conditions or to meet the Fund’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” above.
Prices and yields on municipal bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of municipal bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
The perceived increased likelihood of default among issuers of municipal bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of municipal bonds. Local and national market forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of municipal bonds to repay their obligations. Certain issuers of municipal bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of municipal bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying municipal bonds. Adverse developments in the municipal bond market may negatively affect the value of all or a substantial portion of the Fund’s holdings in municipal bonds.
As of 2025, Congress is considering potential reductions in federal funding to the states in a variety of ways including but not limited to Medicaid funding, which could meaningfully increase costs for the impacted states. To the extent any state absorbs additional costs attributable to changes in federal funding, such changes may strain a state’s budget, divert state funding from other potential expenditures or lead to additional borrowing or financing, all of which could negatively impact the state’s Municipal Bonds.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of municipal bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such municipal bonds for investment by the Fund and the value of such municipal bonds held by the Fund may be affected. In addition, it is possible that events occurring after the date of a municipal bond’s issuance, or after the Fund’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
Obligations of issuers of municipal bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund’s municipal bonds in the same manner.
From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of municipal bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such municipal bonds for investment by the Fund and the value of such municipal bonds held by the Fund may be affected. In addition, it is possible that events occurring after the date of a municipal bond’s issuance, or after the Fund’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.
Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.
Tender Option Bonds. The Fund may invest in trust certificates issued in tender option bond programs (”TOB“ programs). In a TOB transaction, a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that is either owned or identified by the Fund. The TOB Floater is generally issued to the Fund, which sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Fund bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Fund, the Fund may then invest the cash received in additional securities, generating leverage for the Fund. See “Leverage and Borrowing” below. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Fund has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.
The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.
A TOB Residual held by the Fund provides the Fund with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.
The TOB Trust may also be collapsed without the consent of the Fund, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event, after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Fund). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates. If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Fund holds a non-recourse TOBs Residual or a recourse TOBs Residual. If the Fund holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Fund’s assets. If the Fund holds a recourse TOBs Residual, the Fund (and, indirectly, holders of the Fund’s Common Shares) would typically bear the losses. In particular, if the Fund holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Fund would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs Floaters or the sale of the assets in the TOBs Issuer. The Fund may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule's compliance date, which was July 21, 2017.
The Risk Retention Rules took effect in December 2016 and require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust's Municipal Bonds. The Risk

Retention Rules may adversely affect the Fund's ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.
The Fund has restructured its TOB Trusts in conformity with regulatory guidelines. Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on the number of days the loan is outstanding.
Puerto Rico Municipal Securities. The Fund may be particularly affected by political, economic, environmental, social, regulatory or restructuring developments affecting the ability of Puerto Rican municipal issuers to pay interest or repay principal. As a result of the ongoing financial challenges faced by Puerto Rico, the Commonwealth’s economic circumstances may change negatively and more rapidly than usual, and the Commonwealth may be less able to maintain up-to-date information for the public.
Beginning in 2006, the Commonwealth began to face significant budget shortfalls and endured continuous economic decline through 2018. On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) was signed into law by President Obama. PROMESA established a federally-appointed oversight board (the “Oversight Board”) to oversee the Commonwealth’s financial operations and allows the Commonwealth and its instrumentalities, with approval of the Oversight Board, to file cases to restructure debt and other obligations in a “Title III” proceeding. Title III incorporates many provisions of the federal Bankruptcy Code and incorporates legal mechanisms for a litigation stay and restructuring of pension and debt obligations, among other provisions. Title III petitions were filed for, among others, the Commonwealth, the Puerto Rico Sales Tax Financing Corporation, and the Puerto Rico Electric Power Authority, three of the largest issuers of Commonwealth debt. The Oversight Board is required by law to remain in place until, based on audited financials, four consecutive fiscal years have ended with balanced operations and Puerto Rico has demonstrated affordable market access to short-term and long-term credit markets at reasonable interest rates.
The Commonwealth was in bankruptcy proceedings for approximately seven years. However, in the first quarter of 2022, the central government of Puerto Rico executed a debt exchange and exited bankruptcy, which impacted a majority of Puerto Rico’s outstanding debt. A debt adjustment plan (the “Plan”) was approved by Puerto Rico’s bankruptcy court in January 2022, and the debt exchange became effective in March 2022. Puerto Rico’s direct debt obligations were reduced from $34.3 billion to $7.4 billion, and its annual debt service was reduced from $4.2 billion to $1.15 billion.
The Plan requires that Puerto Rico adopt debt management policies in order to ensure that debt service does not become unmanageable. The policies dictate, among other things, that debt proceeds may only be used to fund capital projects and that debt to cover deficits will no longer be acceptable. Future debt refundings are required to result in cash flow savings each fiscal year and may not raise principal. Additionally, new debt is required to begin amortizing within two years and may not have a maturity greater than 30 years.
The Plan has substantially reduced the outstanding debt obligations of Puerto Rico and certain of its instrumentalities, but there can be no assurances that Puerto Rico will be able to negotiate settlements with respect to its remaining outstanding debt and Title III proceedings. In addition, the composition of the Oversight Board has changed significantly in recent years, and there can be no guarantee that the members of the Oversight Board will approve future restructuring agreements with other creditors.
The budget process will continue to require the Oversight Board, the governor of Puerto Rico, and Puerto Rico’s Legislative Assembly to develop a budget that complies with the fiscal plan developed by the Oversight Board and the governor of Puerto Rico. The 2024 fiscal plan was certified by the Oversight Board on June 5, 2024 (“2024 Fiscal Plan”). The 2024 Fiscal Plan projections reflect $13.7 billion of General Fund revenues (post-measures) for fiscal year 2025, which include estimated personal income tax receipts of $2.8 billion, sales and use receipts of $2.9 billion, and corporation tax receipts of $4.3 billion. Against these revenues, the 2024 Fiscal Plan projections reflect $13.6 billion of General Fund expenditures for fiscal year 2025. The 2024 Fiscal Plan also contemplates that the Commonwealth funds certain expenses through Special Revenue Funds, which are funded from, among other sources, tax revenues transferred by statutes, fees and charges for services by agencies, dividends from public corporations, and financing proceeds. The 2024 Fiscal Plan notes that through successive federal stimulus and recovery packages, Puerto Rico has received approximately $120 billion in federal funds, and the 2024 Fiscal Plan assumes full deployment of these funds by 2035.
On June 6, 2025, the Oversight Board certified a revised 2024 fiscal plan (“Revised Fiscal Plan”), which included an updated fiscal year 2025 revenue forecast for Puerto Rico. The Revised Fiscal Plan projections reflect $13.8 billion of General Fund revenues for fiscal year 2025, an increase of $148 million from previous fiscal year 2025 estimates. These revenues include estimated personal income tax receipts of $3.0 billion, sales and use receipts of $3.1 billion, and corporation tax receipts of $4.3 billion.
On June 27, 2025, the budget for fiscal year 2026 was certified. The fiscal year 2026 budget provides for General Fund expenditures of approximately $13.1 billion. General Fund allocations in the fiscal year 2026 budget to education and health care were approximately $1.6 billion and $3.0 billion, respectively.
The Commonwealth’s budget is impacted by extensive unfunded pension obligations related to its retirement systems, which include the Employees Retirement System, the Teachers Retirement System, and the Judiciary Retirement System. The Commonwealth’s pension systems operate on a “pay-as-you-go” basis, and the General Fund has assumed any payments that the pension systems could not make. As a result, the Commonwealth may have fewer resources for other priorities, including payments on its outstanding debt obligations. Alternatively, the Commonwealth may be forced to raise revenue or issue additional debt. Either outcome could increase pressure on the Commonwealth’s budget, which could have an adverse impact on a Fund’s investments in Puerto Rico.
Investors should be aware that Puerto Rico relies heavily on transfers from the federal government related to specific programs and activities in the Commonwealth. These transfers include, among others, entitlements for previously performed services, or those resulting from contributions to programs such as Social Security, Veterans’ Benefits, Medicare and U.S. Civil Service retirement pensions, as well as grants such as Nutritional Assistance Program grants and Pell Grant scholarships for higher education. There is considerable uncertainty about which federal policy changes may be enacted in the coming years and the economic impact of those changes. Due to the Commonwealth’s dependence on federal transfers, any actions that reduce or alter these transfers may cause increased fiscal stress in Puerto Rico, which may have a negative impact on the value of the Commonwealth’s municipal securities.
There can be no assurances that the Commonwealth will not continue to face severe fiscal stress or that such circumstances will not become even more difficult in the future. Furthermore, there can be no guarantee that future developments will not have a materially adverse impact on the Commonwealth’s finances. Any further deterioration in the Commonwealth’s financial condition may have a negative effect on the payment of principal and interest, the marketability, liquidity or value of the securities issued by the Commonwealth, which could reduce the performance of a Fund.
Since PROMESA was enacted, there have been various legal proceedings initiated by creditors of Puerto Rico and other constituencies. These groups asserted a number of complex legal claims that questioned the efficacy and validity of PROMESA, calling into question the validity of Oversight Board appointments. The U.S. Supreme Court ultimately decided that the appointment of the members to the Oversight Board was valid. In addition, certain Title III proceedings remain ongoing and certain Plans of Adjustment remain subject to judicial attack. The Commonwealth, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Commonwealth might require the Commonwealth to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Commonwealth to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a Fund’s investments.
In September 2017, two successive hurricanes — Irma and Maria — caused severe damage to Puerto Rico. The Commonwealth’s infrastructure was severely damaged by high winds and substantial flooding, including damage to the Commonwealth’s water, power, and telecommunications infrastructure, and resulted in more than 1 million people losing power. In late December 2019 and January 2020, a series of earthquakes, including a magnitude

6.4 earthquake—the strongest to hit the island in more than a century—caused extensive damage. The aftershocks from these earthquakes may continue for years, and it is not currently possible to predict the extent of the damage that could arise from any aftershocks. The full extent of the natural disasters’ impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate. There can be no assurances that future catastrophic weather events or natural disasters will not cause similar damage or that Puerto Rico will receive the necessary aid to rebuild from the damage caused by such catastrophic weather events or natural disasters.
In addition, the Commonwealth was adversely impacted by the health-related and economic effects of the COVID-19 pandemic. Efforts to respond to and mitigate the spread of COVID-19 impacted the national and Commonwealth economies and contributed to volatility in the markets. Prolonged inflationary pressures and changing interest rates could also adversely affect Puerto Rico’s economy. It is not possible to predict the long-term economic environment as it relates to Puerto Rico.
A large portion of Puerto Rico's debt has now been restructured. To the extent this debt restructuring effort has a negative impact on the liquidity or value of Puerto Rican municipal securities, a Fund's investments and its performance may be adversely affected. Puerto Rico's restructured general obligation debt is not currently rated by Moody's, S&P, or Fitch.
Corporate Debt Securities
The Fund may invest in corporate debt securities of U.S. issuers and foreign issuers, and/or it may hold its assets in these securities for cash management purposes. The investment return of corporate debt securities reflects interest earnings and changes in the market value of the security. The market value of a corporate debt obligation may generally be expected to rise and fall inversely with interest rates generally. There also exists the risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The Fund’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Fund, or, if unrated, are in PIMCO’s opinion comparable in quality. Corporate income-producing securities may include forms of preferred or preference stock.
The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Corporate debt securities may be acquired with warrants attached. In addition, corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity risk and pricing transparency risks.
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Company defaults can impact the level of returns generated by corporate debt securities. An unexpected default can reduce income and the capital value of a corporate debt security. Furthermore, market expectations regarding economic conditions and the likely number of corporate defaults may impact the value of corporate debt securities.
Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as “judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.” S&P describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity. For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies.”

Commercial Paper
Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The Fund may invest in commercial paper of any credit quality consistent with the Fund’s investment objectives and policies, including unrated commercial paper. See Appendix A to the Prospectus for a description of the ratings assigned by Moody’s, S&P and Fitch ratings to commercial paper. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
Convertible Securities
The Fund may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible. A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.
Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.
If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.
A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by the Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Fund’s ability to achieve its investment objectives. The Fund generally would invest in convertible securities for their favorable price characteristics and total return potential and would normally not exercise an option to convert unless the security is called or conversion is forced.
The Fund may invest in so-called “synthetic convertible securities,” which are composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. A third party or PIMCO may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.
More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, the Fund may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.
A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index or security involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing component.
The Fund also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and the Fund in turn assumes credit risk associated with the convertible note.
Contingent Convertible Instruments.  Contingent convertible securities (“CoCos”) are a form of hybrid debt security issued primarily by non-U.S. issuers, which have loss absorption mechanisms built into their terms. CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into common stock of the issuer or have their principal written down (including potentially to zero) upon the occurrence of certain triggering events (“triggers”) generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not. There is no guarantee that the Fund will receive a return of principal on CoCos. Any indication that an automatic write-down or conversion event may occur can be expected to have an adverse effect on the market price of CoCos. CoCos are often rated below investment grade and are subject to the risks of high yield securities. Because CoCos are issued primarily by financial institutions, CoCos may present substantially increased risks at times of financial turmoil, which could affect financial institutions more than companies in other sectors and industries. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by the Fund in CoCos may result in losses to the Fund.
CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:
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Loss absorption risk.  CoCos may be subject to an automatic write-down (i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Fund losing a portion or all of its investment in such securities. In addition, the Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. In addition, CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the issuer’s discretion or at the request of the relevant regulatory authority in order to help the issuer absorb losses and may be suspended in the event there are insufficient distributable reserves.

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Subordinated instruments.  CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer and may also become junior to other obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument or the Fund's investment may receive less favorable treatment than equity of the issuer in certain situations, such as during financial distress or regulatory intervention.
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Market value will fluctuate based on unpredictable factors.  The trading behavior of a given issuer’s CoCos may be strongly impacted by the trading behavior of other issuers’ CoCos, such that negative information from an unrelated CoCo may cause a decline in value of one or more CoCos held by the Fund. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other similarly structured securities. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.
Equity Securities
Subject to the Fund’s investment policies, the Fund may hold common stocks and other equity securities from time to time, including, without limitation, those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security. Common stocks include common shares and other common equity interests issued by private or public issuers. The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdictions, including without limit securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act, or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. The values of equity securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, levels of public debt and deficits, changes (or anticipated changes) in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities. These risks are generally magnified in the case of equity investments in distressed companies.
Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants, which are discussed elsewhere in the Prospectus and this Statement of Additional Information. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.
Preferred Securities
Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.
The value of a company’s preferred securities may fall as a result of factors relating directly to that company’s products or services. A preferred security’s value may also fall because of factors affecting not just the company, but companies in the same industry or in a number of different industries, such as increases in production costs.
The value of preferred securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than those of larger companies.
Adjustable Rate and Auction Preferred Securities. Typically, the dividend rate on an adjustable rate preferred security is determined prospectively each quarter by applying an adjustment formula established at the time of issuance of the security. Although adjustment formulas vary among issues, they typically involve a fixed premium or discount relative to rates on specified debt securities issued by the U.S. Treasury or SOFR. With respect to adjustment formulas relative to rates on specified debt securities issued by the U.S. Treasury, typically, an adjustment formula will provide for a fixed premium or discount adjustment relative to the highest base yield of three specified U.S. Treasury securities: the 90-day Treasury bill, the 10-year Treasury note and the 20-year Treasury bond. The premium or discount adjustment to be added to or subtracted from this highest U.S. Treasury base rate yield is fixed at the time of issue and cannot be changed without the approval of the holders of the security. The dividend rate on another type of preferred security in which the Fund may invest, commonly known as auction preferred securities, is adjusted at intervals that may be more frequent than quarterly, such as every 7 or 49 days, based on bids submitted by holders and prospective purchasers of such securities and may be subject to stated maximum and minimum dividend rates. The issues of most adjustable rate and auction preferred securities currently outstanding are perpetual, but are redeemable after a specified date, or upon notice, at the option of the issuer. Certain issues supported by the credit of a high-rated financial institution provide for mandatory redemption prior to expiration of the credit arrangement. No redemption can occur if full cumulative dividends are not paid. Although the dividend rates on adjustable and auction preferred securities are generally adjusted or reset frequently, the market values of these preferred securities may still fluctuate in response to changes in interest rates. Market values of adjustable preferred securities also may substantially fluctuate if interest rates increase or decrease once the maximum or minimum dividend rate for a particular security is approached. Auctions for U.S. auction preferred securities have failed since early 2008, and the dividend rates payable on such preferred securities since that time typically have been paid at their maximum applicable rate (typically a function of a reference rate of interest). PIMCO expects that auction preferred securities will continue to pay dividends at their maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for auction preferred securities may resume normal functioning.
Fixed Rate Preferred Securities. Some fixed rate preferred securities in which the Fund may invest, known as perpetual preferred securities, offer a fixed return with no maturity date. Because they never mature, perpetual preferred securities act like long-term bonds and can be more volatile than and more sensitive to changes in interest rates than other types of preferred securities that have a maturity date. The Fund may also invest in sinking fund preferred securities. These preferred securities also offer a fixed return, but have a maturity date and are retired or redeemed on a predetermined schedule. The shorter duration of sinking fund preferred securities makes them perform somewhat like intermediate-term bonds and they typically have lower yields than perpetual preferred securities.
Bank Obligations
The Fund may invest in bank capital securities of both non-U.S. (foreign) and U.S. issuers. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are three common types of bank capital: Lower Tier II, Upper Tier II and Tier I. Bank capital is generally, but not always, of investment grade quality. Upper Tier II securities are commonly thought of as hybrids of debt and preferred securities. Upper Tier II securities are often perpetual (with no maturity date), callable and have a cumulative interest deferral feature. This means that under certain conditions, the issuer bank can withhold payment of interest until a later date. However, such deferred interest payments generally earn interest. Tier I securities often take the form of trust preferred securities. Foreign banks may be categorized in multiple industries for purposes of the Fund’s industry concentration policy.

Bank obligations in which the Fund may invest include, without limitation, certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and that earn a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is generally no market for such deposits.
The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuers in which it invests. For example, if a bank at which the Fund or an issuer has an account fails, any cash or other assets in bank or custody accounts, which may be substantial in size, could be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer or to a fund fails, the issuer or fund could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms.
Issuers in which the Fund may invest can be affected by volatility in the banking sector. Even if banks used by issuers in which the Fund invests remain solvent, continued volatility in the banking sector could contribute to, cause or intensify an economic recession, increase the costs of capital and banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Such conditions and responses, as well as a changing interest rate environment, can contribute to decreased market liquidity and erode the value of certain holdings, including those of U.S. and non-U.S. banks. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.
Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of U.S. banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks and the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. Foreign banks are not generally subject to examination by any U.S. government agency or instrumentality.
Loans and Other Indebtedness; Loan Acquisitions, Participations and Assignments
The Fund may purchase indebtedness and participations in loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Fund). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part or all of a loan. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Fund may acquire may not be rated by any NRSROs.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a borrower. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the borrower. Also, in the event of the insolvency of the lender or interposed bank or other financial intermediary who sold the participation interest to the Fund, the Fund may not have any exclusive or senior claim with respect to the lender's interest in the corporate loan, or in the collateral securing the corporate loan. If the Fund has purchased the whole loan, the Fund would assume all of the rights of the lender in a commercial loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would likely remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and/or yield of the Common Shares could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Fund may acquire loans and loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor and/or subprime in quality involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount of the instrument acquired. The Fund may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation. Because the Fund establishes a direct contractual relationship with the lender or participant, the Fund is subject to the credit risk of the lender or participant in addition to the usual credit risk of the borrower and any agent bank. Under normal market conditions, loan participations that sell at a discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are not resolved, loan participations may not appreciate in value.
The Fund limits the amount of its total assets that it will invest in issuers within the same industry (except with respect to the Fund’s policy to concentrate in mortgage-related assets issued by government agencies or entities or private originators or issuers). For purposes of this limit, the Fund generally will treat the corporate borrower as the “issuer” of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the borrower, SEC interpretations require the Fund to treat both the lending bank or other lending institution and the borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict the Fund’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.
Loans and other types of direct indebtedness (which the Fund may purchase or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on sale of a corporate loan. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting due diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”). In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments may improve. Acquisitions of loan participations are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets by the Fund.
In purchasing loans, the Fund will compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Fund performance.
Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral (see “Real Estate Assets and Related Derivatives” above). In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund relies on the Investment Manager’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund.
The Fund may obtain exposure to loans made to private investment vehicles, including private funds that are not registered under the 1940 Act. Such loans may be for various purposes, including but not limited to, subscription line or “sub-line” credit facilities secured by the uncalled capital commitments of such private investment vehicles' investors. Although such capital commitments are typically subject to legally binding agreements, there can be no assurance that the investors will meet their funding obligations when called. As a result, the Fund may be subject to the risk of delay or default in repayment of the loan, which could negatively impact the Fund's performance. Additionally, the Fund may face liquidity risks if the private investment vehicle is unable to draw on capital commitments in a timely manner.
The Fund may invest in loans used to finance the cost of construction, acquisition, development, and/ or rehabilitation of a property including, but not limited to, development of single-family for-sale homes, multi-family rentals and/or commercial facilities. Such construction lending may expose the Fund to increased risk of non-payment and loss because the loan is not backed by a finished project. Such risk may depend on the nature of the construction and the relevant counterparty or counterparties, which may include, but not be limited to, homebuilders, private developers and/or entities with limited capital. Repayment of these types of loans may depend on the borrower’s ability to secure permanent “take-out” financing, which requires the successful completion of the project, or operation of the property with an income stream sufficient to meet operating and loan expenses. In addition, these types of loans are subject to the risk of errors in estimations of the property’s value at completion of construction and the estimated cost of construction, as well as the risk that the projects may not be completed and have limited liquidity.
The Fund may make, participate in or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Fund’s only recourse will be against the property securing the DIP financing.
The Fund may acquire residential mortgage loans and unsecured consumer loans through direct or indirect fully-owned Subsidiaries. The Subsidiaries directly holding a beneficial interest in loans will be formed as domestic common law or statutory trusts with a federally chartered bank serving as trustee. Each such fully-owned Subsidiary trust will hold the beneficial interests of loans and the federally chartered bank acting as trustee will hold legal title to the loans for the benefit of the Subsidiary trust and/or the trust’s beneficial owners (i.e., the Fund or its direct or indirect fully-owned Subsidiary). State licensing laws typically exempt federally chartered banks from their licensing requirements, and federally chartered banks may also benefit from federal preemption of state laws, including any licensing requirements. The use of common law or statutory trusts with a federally chartered bank serving as trustee is intended to address any state licensing requirements that may be applicable to purchasers or holders of loans, including state licensing requirements related to foreclosure. The Fund believes that such direct or indirect fully-owned Subsidiary trusts will not be treated as associations or publicly traded partnerships taxable as corporations for U.S. federal income tax purposes, and that therefore, the Subsidiary trusts will not be subject to U.S. federal income tax at the Subsidiary level. Investments in residential mortgage loans or unsecured consumer loans through entities that are not so treated can potentially be limited by the Fund’s intention to qualify as a RIC under Subchapter M of the Code, and limit the Fund’s ability to qualify as such.
If the Fund or its direct or indirect fully-owned Subsidiary trust is required to be licensed in any particular jurisdiction in order to originate, acquire, hold, dispose or foreclose loans, obtaining the required license may not be viable (because, for example, it is not possible or practical) and the Fund or its Subsidiary trust may be unable to restructure its holdings to address the licensing requirement. In that case, the Fund or its Subsidiary trust may be forced to cease activities involving the affected loans, or may be forced to sell such loans. If a state regulator or court were to determine that the Fund or its Subsidiary trust acquired, held or foreclosed a loan without a required state license, the Fund or its Subsidiary trust could be subject to penalties or other sanctions, prohibited or restricted in its ability to enforce its rights under the loan, or subject to litigation risk or other losses or damages.
Investments in loans may include unfunded loan commitments, which are contractual obligations for future funding. Unfunded loan commitments may include revolving credit facilities, which may obligate the Fund to supply additional cash to the borrower on demand. Unfunded loan commitments represent a future obligation in full, even though a percentage of the committed amount may not be utilized by the borrower. When investing in a loan participation, the Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the agent selling the loan agreement and only upon receipt of payments by the agent from the borrower. The Fund may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a loan. In certain circumstances, the Fund may receive a penalty fee upon the prepayment of a loan by a borrower.
Some lending platforms (or their affiliates) may attempt to take advantage of policies in certain states that allow lenders to make loans at advantageous interest rates by incorporating choice of law provisions into loan agreements that hold that the agreements are to be governed by the laws of those lender-friendly states. In the event that a borrower or state regulator successfully invalidates such choice-of-law clause, platforms (of their affiliates) may not be able to collect some or all of the interest and principal due on such loans, such loans may not be found to be enforceable or the platforms (or their affiliates) could become subject to penalties and damages. Other platforms may engage in arrangements with funding banks where the platform assists the bank in originating loans that are funded by the bank. In some cases, the loans are sold to the platforms and the platforms as assignees of the bank under applicable law and precedent utilize the bank’s rate and fee exportation authority. At least one federal circuit court has cast doubt upon this theory and other litigation challenges the ability of assignees to utilize a bank’s exportation authority as an assignee of the bank’s loans.

Risk Retention Investments
The Fund may invest in risk retention tranches of commercial mortgage-backed securities (“CMBS”) or other eligible securitizations, if any (“risk retention tranches”), which are eligible residual interests held by the sponsors of such securitizations pursuant to the final rules implementing the credit risk retention requirements of Section 941 of the Dodd-Frank Act (the “U.S. Risk Retention Rules”). In the case of CMBS transactions, for example, the U.S. Risk Retention Rules permit all or a portion of the retained credit risk associated with certain securitizations (i.e., retained risk) to be held by an unaffiliated “third party purchaser,” such as the Fund, if, among other requirements, the third-party purchaser holds its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.
In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.
Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the final U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach.
Alternative Lending ABS
The Fund may invest, either directly or indirectly through its wholly-owned Subsidiaries, in shares, certificates, notes or other securities issued by a special purpose entity (“SPE”) sponsored by an alternative lending platform or its affiliates (the “Sponsor”) that represent the right to receive principal and interest payments due on pools of whole loans or fractions of whole loans, which may (but may not) be issued by the Sponsor, held by the SPE (”Alt Lending ABS“). Alternative lending, which may include or sometimes be referred to as peer-to-peer lending, online lending or marketplace lending, is a method of financing in which an alternative lending platform (i.e., an online lending marketplace or lender that is not a traditional lender, such as a bank) facilitates the borrowing and lending of money while generally not relying on deposits for capital to fund loans. It is considered an alternative to more traditional debt financing done through a bank. There are several different models of alternative lending but, very generally, a platform typically matches consumers, small or medium-sized businesses or other types of borrowers with investors that are interested in gaining investment exposure to the loans made to such borrowers. Prospective borrowers are usually required to provide or give access to certain financial information to the platform, such as the intended purpose of the loan, income, employment information, credit score, debt-to-income ratio, credit history (including defaults and delinquencies) and home ownership status, and, in the case of small business loans, business financial statements and personal credit information regarding any guarantor, some of which information is made available to prospective lenders. Often, platforms charge fees to borrowers to cover these screening and administrative costs. Based on this and other relevant supplemental information, the platform usually assigns its own credit rating to the borrower and sets the interest rate for the requested borrowing. Platforms then post the borrowing requests online and investors may choose among the loans, based on the interest rates the loans are expected to yield less any servicing or origination fees charged by the platform or others involved in the lending arrangement, the background data provided on the borrowers and the credit rating assigned by the platform. In some cases, a platform partners with a bank to originate a loan to a borrower, after which the bank sells the loan to the platform or directly to the investor; alternatively, some platforms may originate loans themselves. Some investors, including the Fund, may not review the particular characteristics of the loans in which they invest at the time of investment, but rather negotiate in advance with platforms the general criteria of the investments, as described above. As a result, the Fund is dependent on the platforms’ ability to collect, verify and provide information to the Fund about each loan and borrower.

Platforms may set minimum eligibility standards for borrowers to participate in alternative lending arrangements and may limit the maximum permitted borrowings. Depending on the purpose and nature of the loan, its term may, for example, be as short as six months or shorter, or as long as thirty years or longer.
Privacy and Data Security Laws
The Gramm-Leach-Bliley Act (“GLBA”) and other laws limit the disclosure of certain non-public personal information about a consumer to non-affiliated third parties and require financial institutions to disclose certain privacy policies and practices with respect to information sharing with both affiliates and non-affiliated third parties. Many states and a number of non-U.S. jurisdictions have enacted privacy and data security laws requiring safeguards on the privacy and security of consumers’ personally identifiable information. Other laws deal with obligations to safeguard and dispose of private information in a manner designed to avoid its dissemination. Privacy rules adopted by the U.S. Federal Trade Commission and SEC implement GLBA and other requirements and govern the disclosure of consumer financial information by certain financial institutions, ranging from banks to private investment funds. U.S. platforms following certain models generally are required to have privacy policies that conform to these GLBA and other requirements. In addition, such platforms typically have policies and procedures intended to maintain platform participants’ personal information securely and dispose of it properly.
The Fund generally does not intend to obtain or hold borrowers’ non-public personal information, and the Fund intends to implement procedures designed to prevent the disclosure of borrowers’ non-public personal information to the Fund. However, service providers to the Fund or its direct or indirect fully-owned Subsidiaries, including their custodians and the platforms acting as loan servicers for the Fund or its direct or indirect fully-owned Subsidiaries, may obtain, hold or process such information. The Fund cannot guarantee the security of non-public personal information in the possession of such a service provider and cannot guarantee that service providers have been and will continue to comply with GLBA, other data security and privacy laws and any other related regulatory requirements. Violations of GLBA and other laws could subject the Fund to litigation and/or fines, penalties or other regulatory action, which, individually or in the aggregate, could have an adverse effect on the Fund. The Fund may also face regulations related to privacy and data security in the other jurisdictions in which the Fund invests.
Senior Loans
To the extent the Fund invests in loans, the Fund may be subject to greater levels of credit risk, call (or “prepayment”) risk, settlement risk and liquidity risk, than funds that do not invest in such securities. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the Fund’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate, and a loan may lose significant market value before a default occurs. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively less liquid relative to markets for other more liquid fixed-income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”).
Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Loans may have extended trade settlement periods, which may result in cash not being immediately available to the Fund. As a result, transactions in loans that settle on a delayed basis may limit the Fund’s ability to make additional investments or satisfy the Fund’s repurchase obligations. The Fund may seek to satisfy any short-term liquidity needs resulting from an extended trade settlement process by, among other things, selling portfolio assets, holding additional cash or entering into temporary borrowing arrangements with banks and other potential funding sources. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Loans in which the Fund invests may or may not be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. The Fund may have limited rights to exercise remedies against such collateral or a borrower, and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require the Fund to act collectively with other creditors to exercise its rights with respect to a loan. Loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to the Fund’s investment in loans. In particular, if a loan is not considered a security under the federal securities laws, certain legal protections normally available to securities investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available. Because of the risks involved in investing in loans, an investment in the Fund that invests in such instruments should be considered speculative.
Loans that are covenant-lite obligations contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached, which would allow the lender to restructure the loan or take other action intended to help mitigate losses. Covenant-lite loans carry a risk that the borrower could transfer or encumber its assets, which could reduce the amount of assets that can be used to satisfy debts and result in losses for debtholders. Covenant-lite obligations may carry more risk than traditional loans as they allow borrowers to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default. The Fund may have a greater risk of loss on investments in covenant-lite obligations as compared to investments in traditional loans.
Secondary trades of loans may have extended settlement periods. Any settlement of a secondary market purchase of loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. The Fund, as a buyer of a loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in loans.
Investors should be aware that the Fund’s investment in a loan may result in the Fund or PIMCO receiving information about the issuer that may be deemed material, non-public information. Under such circumstances, the Fund’s investment opportunities may be limited, as trading in securities of such issuer may be restricted. Additionally, PIMCO may seek to avoid receiving material, non-public information about issuers of loans. As a result, PIMCO may forgo certain investment opportunities or be disadvantaged as compared to other investors that do not restrict information that they receive from loan issuers.
Second Lien or Other Subordinated (Mezzanine) or Unsecured Loans or Debt. The Fund may invest in unsecured loans and subordinated or mezzanine obligations including second and lower lien loans and the mezzanine and equity (or “first loss”) tranches of CLO issues. In addition to the risks described above, second lien or other subordinated (mezzanine) or unsecured loans or debt generally are subject to similar risks as those associated with investments in senior loans. In addition, because second lien or other subordinated (mezzanine) or unsecured loans or debt are subordinated in payment and/or lower in lien priority to senior loans, they are subject to additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second lien or subordinated loans or debt, both secured and unsecured, may have greater price volatility than senior loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in second lien loans and subordinated loans or debt, both secured and unsecured, which would create greater credit risk exposure. Second lien or other subordinated or unsecured loans or debt of below investment grade quality share risks similar to those associated with investments in other below investment grade securities and obligations.
Delayed Draw and Delayed Funding Loans and Revolving Credit Facilities
The Fund may also enter into, or acquire participations in, delayed draw and delayed funding loans and revolving credit facilities. Delayed draw and delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed draw and delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed draw and delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Fund to increase its investment in an issuer at a time when it might not otherwise decide to do so (including at a time when the issuer’s financial condition makes it unlikely that such amounts will be repaid).
The Fund may invest in delayed draw and delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed draw and delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness, Loan Acquisitions, Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness, Loan Acquisitions, Participations and Assignments.” Delayed draw and delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets by the Fund.
Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities
The Fund may invest directly or indirectly in zero-coupon securities, “step-ups” and PIKs. Zero-coupon securities are debt obligations that do not entitle the holder to any periodic payments of interest either for the entire life of the obligation or for an initial period after the issuance of the obligations. Like zero-coupon bonds, “step-up” bonds pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. PIKs are debt obligations that pay “interest” in the form of other debt obligations instead of cash. Each of these instruments is normally issued and traded at a deep discount from face value. The amount of the discount varies depending on such factors as the time remaining until maturity of the securities, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of zero-coupon bonds, step-ups and PIKs generally are more volatile than the market prices of debt instruments that pay interest currently and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of securities having similar maturities and credit quality.
In order to satisfy a requirement for qualification as a RIC under the Code, an investment company, such as the Fund, must distribute each year at least 90% of its net investment income, including the original issue discount (“OID”)accrued on zero-coupon bonds, step-ups and PIKs. Because the Fund will not, on a current basis, receive cash payments from the issuer of these securities in respect of any accrued OID, in some years, the Fund may have to sell other portfolio holdings in order to obtain cash to satisfy the distribution requirements under the Code even though investment considerations might otherwise make it undesirable for the Fund to sell securities at such time. Under many market conditions, investments in zero-coupon bonds, step-ups and PIKs may be illiquid, making it difficult for the Fund to dispose of them or determine their current value.

Variable and Floating Rate Securities
Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
The Fund may invest in floating rate debt instruments, including variable and floating rate loans. Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes, float at a fixed margin above a generally recognized base lending rate and/or reset or are redetermined (e.g., pursuant to an auction) on specified dates (such as the last day of a month or calendar quarter). These instruments may include, without limitation, variable-rate preferred securities, bank loans, money market instruments and certain types of mortgage-backed and other ABS. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality.
The Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or U.S. Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, the Fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.
The Fund may also invest without limit in inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Instruments” above. The Fund’s investments in variable- and floating-rate securities may require the Fund to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it would otherwise have continued to hold. See “Taxation.”
The Fund may invest in residual interest bonds. The term “residual interest bonds” generally includes TOB Trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.
Inflation-Indexed Bonds
The Fund may invest in inflation-indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Many other issuers pay out the Consumer Price Index accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have maturities of approximately five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a U.S. Treasury inflation-indexed bond, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.
While these securities are expected to provide protection from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is not seasonally adjusted and which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign (non-U.S.) government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign (non-U.S.) inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign (non-U.S.) country will be correlated to the rate of inflation in the United States.
Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity. As a result, in order to generate cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it would otherwise have continued to hold. See “Taxation.”
Event-Linked Bonds
The Fund may obtain event-linked exposure by investing in “event-linked bonds,” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Fund may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Fund will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. The Fund may also invest in reinsurance contracts (through insurance-linked securities, sidecars or otherwise). This may include “excess of loss” contracts, wherein the reinsurer accepts liability only if and when losses exceed a specified amount, and proportional reinsurance, wherein the reinsurer accepts a pro rata portion of the premiums and liabilities of the cedant associated with a specified business or a portfolio if insurance contracts. Reinsurance transactions may involve significant insurance brokerage fees, fronting fees and other transaction costs. In addition to the specified trigger events, event-linked bonds also may expose the Fund to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences.

There can be no assurance that a liquid market will develop for event-linked bonds. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Fund may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Fund will only invest in event-linked bonds that meet the credit quality requirements for the Fund.
Commodities
The Fund may purchase or sell derivatives, securities or other instruments that provide exposure to commodities. The Fund’s investments in commodities-related instruments may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-related instruments may be affected by changes in overall market movements, foreign currency exchange rates, commodity index volatility, changes in interest rates, or supply and demand factors affecting a particular industry or commodity market, such as drought, floods, weather, livestock disease, pandemics and public health emergencies, embargoes, taxation, war, terrorism, cyber hacking, economic and political developments, environmental proceedings, tariffs, changes in storage costs, availability of transportation systems and international economic, political and regulatory developments. An unexpected surplus of a commodity caused by one of the aforementioned factors, for example, may cause a significant decrease in the value of the commodity (and a decrease in the value of any investments directly correlated to the commodity). Conversely, an unexpected shortage of a commodity caused by one of the aforementioned factors may cause a significant increase in the value of the commodity (and a decrease in the value of any investments inversely correlated to that commodity). The commodity markets are subject to temporary distortions and other disruptions due to, among other factors, lack of liquidity, the participation of speculators, and government regulation and other actions.
The Fund may focus its commodity-related investments in a particular sector of the commodities market (such as gold, oil, metal, carbon or agricultural products). As a result, to the extent the Fund focuses its investments in a particular sector of the commodities market, the Fund may be more susceptible to risks associated with those sectors, including the risk of loss due to adverse economic, business or political developments affecting a particular sector. See “Derivative Instruments” below for a more detailed discussion of risks related to commodities, including additional discussion of commodity-related derivative instruments.
Derivative Instruments
The Fund may, but is not required to, utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio.
Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. The following describes certain derivative instruments and products in which the Fund may invest and risks associated therewith. The derivatives market is always changing and the Fund may invest in derivatives other than those shown below.
In pursuing its investment objectives, the Fund may, to the extent permitted by its investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes, foreign currencies, and other instruments and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance (or inverse performance) of a particular index, or as part of its overall investment strategies, and enter into other types of instruments under which the Fund is or may be required to make payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination. The Fund also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. The Fund also may enter into swap agreements with respect to interest rates, commodities, indexes of securities or commodities and, to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Fund may invest in structured notes and enter into transactions involving other similar instruments as discussed herein. All of these transactions are referred to collectively herein as ”derivatives“. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund also may use those instruments, provided that their use is consistent with the Fund’s investment objectives.
The value of some derivative instruments in which the Fund invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Fund, the ability of the Fund to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Fund could be exposed to additional, unforeseen risks, including the risk of loss. The Fund might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. Like most other investments, derivatives are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund's interest. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances. Further, the usage of derivatives is subject to basis risk, which exists when the price of a derivative position diverges from the price of its underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in losses to the Fund. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. The use of certain derivatives involves the risk that a loss may be sustained as a result of the failure of another party (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract's terms. Counterparty risk also includes the risks of having concentrated exposure to a counterparty. Using derivatives is also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise. This is due in part to liquidity risk which refers to the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time and the possible inability of the Fund to close out or to liquidate its derivatives positions. Liquidity risk also refers to the risk that the Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives to meet the liquidity demands that derivatives can create to make payments of margin, collateral or settlement payments to counterparties. The Fund may have to sell a security at a disadvantageous time or price to meet such obligations. In addition, the Fund’s use of such instruments may cause the Fund to realize higher amounts of short-term capital gains (generally taxed upon distribution at ordinary income tax rates) than if it had not used such instruments. If the Fund gains exposure to an asset class using derivative instruments backed by a collateral portfolio of fixed income instruments, changes in the value of the fixed income instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class. The Fund may invest in derivatives to the extent permitted by the 1940 Act and the rules and interpretations thereunder and other federal securities laws.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Fund and its counterparty and certain derivative transactions may be terminated by the counterparty or the Fund, as the case may be, upon the occurrence of certain Fund-related or counterparty-related events, which may result in losses or gains to the Fund based on the market value of the derivative transactions entered into between the Fund and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for the Fund to modify, terminate, or offset the Fund’s obligations or the Fund’s exposure to the risks associated with a derivative transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Upon the expiration or termination of a particular contract, the Fund may wish to retain the Fund's position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause the Fund not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Fund. Furthermore, after such an expiration or termination of a particular contract, the Fund may have fewer counterparties with which to engage in additional derivative transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Fund may lose money.
As noted elsewhere, the Fund may, to the extent permitted by its investment objective(s) and policies, write (sell) derivatives contracts or otherwise become an obligor under a derivative transaction. These transactions may produce current income in the form of premiums or other returns for the Fund (which may support, constitute and/or increase the distributions paid by, or the yield of, the Fund) but create the risk of losses that can significantly exceed such current income or other returns. For example, the premium received for writing a put option may be dwarfed by the losses the Fund may incur if the put option is exercised, and derivative transactions where the Fund is an obligor can produce an up-front benefit, but the potential for leveraged losses. The distributions, or distribution rate, paid by the Fund should not be viewed as the total returns or overall performance of the Fund. These strategies may also produce adverse tax consequences (for example, the Fund’s income and gain-generating strategies may generate current income and gains taxable as ordinary income), as discussed further below, and limit the Fund’s opportunity to profit or otherwise benefit from certain gains. The Fund may enter into opposing derivative transactions, or otherwise take opposing positions. Such transactions can generate distributable gains (which, as noted elsewhere, may be taxed as ordinary income) and create the risk of losses and net asset value (”NAV“) declines.
The Fund may engage in investment strategies, including the use of derivatives, to, among other things, seek to generate current, distributable income without regard to possible declines in the Fund’s net asset value. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current distributable income, even if such strategies could potentially result in declines in the Fund's net asset value. The Fund's income and gain-generating strategies, including certain derivative strategies, may generate current income and gains taxable as income and gains taxable as ordinary income sufficient to support distributions, even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Fund’s portfolio investments, or arising from its use of derivatives. Consequently, shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Fund has declined in value, which may be economically similar to a taxable return of capital.
The tax treatment of certain derivatives may be open to different interpretations. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or characterization of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise. Also, suitable hedging transactions may not be available in all circumstances, and there can be no assurance that the Fund will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful.
The Fund may sell call or put options in return for a premium or purchase call or put options by paying a premium. The premium received by the Fund would not be included in the Fund’s income at the time of receipt. The premium paid by the Fund would be a non-deductible capital expenditure. If a call option sold by the Fund or a put option purchased by the Fund were to be exercised, the Fund could realize a gain or loss. If a call option purchased by the Fund or a put option sold by the Fund were to be exercised, the Fund’s basis in the optioned instrument would be adjusted by the premium. If a call or put option were to lapse, the premium would be treated as a capital gain or loss. A call or put option may constitute a “straddle” for U.S. federal tax purposes and therefore be subject to the straddle rules described above.
Options on Securities and Indexes. The Fund may, to the extent specified herein or in the Prospectus, purchase and sell both put and call options on equity, fixed income or other securities (including securities to be purchased in when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer. Among other reasons, the Fund may purchase put options to protect holdings in an underlying or related security against a decline in market value, and may purchase call options to protect against increases in the prices of securities it intends to purchase pending its ability to invest in such securities in an orderly manner.
An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of an option that is on an index or cash-settled) at a specified exercise price, often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by the Fund, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Fund. Upon exercise, the writer of an option on an index or a cash-settled option on a security is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the option. An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.
The Fund may write calls and/or puts on instruments the Fund owns or otherwise has exposure to (covered calls or covered puts) or write calls and/or puts on instruments to which the Fund has no exposure (naked calls or naked puts) in return for a premium. Under a call or put writing strategy (either directly or indirectly through an asset-linked note), the Fund typically would expect to receive cash (or a premium) for having written (sold) a call or put option, which enables a purchaser of the call to buy from (or the purchaser of the put to sell to) the Fund the asset on which the option is written at a certain price within a specified time frame. Writing call or put options will limit the Fund’s opportunity to profit from an increase in the market value and other returns of the underlying asset to the exercise price (plus the premium received). In particular, this will mean that the Fund’s maximum potential gain via a or put covered call will generally be expected to be the premium received from writing a covered call or put option plus the difference between any lower price at which the Fund acquired exposure to the applicable underlying asset and any higher price at which a purchaser of the call or put option may exercise the call option. Therefore, covered calls and covered puts can result in losses and detract from the Fund’s total returns even though the call or put options produce premiums and may initially produce gain and cash flow to the Fund (and therefore Fund distributions by the Fund) for having written the call or put options. The Fund’s maximum potential gain via a naked call or put will generally be expected to be limited to the premium received from writing a naked call or put option. Buying a call option or put option will generally involve the Fund paying a premium on the option, which may detract from returns and may not limit losses. The Fund may lose the initial amount invested in the call option or put option. Basis risk exists when the price of a derivative position diverges from the price of the underlying instruments, and/or there is a mismatch between an asset and the derivative’s reference asset, which may result in excess losses to the Fund. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity.
If an option written by the Fund expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Fund desires. In addition, the Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to the exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series.
The Fund will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by the Fund is an asset of the Fund. The premium received for an option written by the Fund is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and ask prices.
The Fund may write straddles consisting of a combination of a call and a put written on the same underlying security.
OTC Options. Pursuant to policies adopted by the Fund’s Board, purchased OTC options and the assets used as cover for OTC options written by the Fund may be treated as liquid.
Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objective. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.
The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent the Fund writes a put option, the Fund has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that the Fund that writes a put option may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Fund and may result in the Fund holding the underlying investment for some period of time when it is disadvantageous to do so. If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.
There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.
If trading were suspended in an option purchased by the Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it has purchased. Movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund’s securities during the period the option was outstanding.
To the extent that the Fund writes a call option on a security it holds in its portfolio, the Fund has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline.
Foreign Currency Options. To the extent the Fund invests in foreign currency-denominated securities, it may buy or sell put and call options on foreign currencies. In addition, the Fund may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Fund to reduce foreign currency risk using such options. OTC options differ from exchange-traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments are subject to a trade execution and clearing requirement as discussed further in “Risks of Potential Government Regulation of Derivatives.”
Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date. The Fund may invest in futures or options on futures with respect to interest rates, foreign currencies, securities or commodity indexes. The Fund may invest in foreign exchange futures contracts and options thereon (“futures options”) that are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system as an adjunct to their securities activities. In addition, the Fund may purchase and sell futures contracts on various securities indexes (“Index Futures”) and related options for hedging purposes and for investment purposes. The Fund purchase and sale of Index Futures is limited to contracts and exchanges which have been approved by the CFTC. Through the use of Index Futures and related options, the Fund may diversify risk in its portfolio without incurring the substantial brokerage costs which may be associated with investment in the securities of multiple issuers. The Fund may also avoid potential market and liquidity problems which may result from increases in positions already held by the Fund.
An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A unit is the value of the relevant index from time to time. Entering into a contract to buy units is commonly referred to as buying or purchasing a contract or holding a long position in an index. Index Futures contracts can be traded through all major commodity brokers. The Fund will ordinarily be able to close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day.
The Fund may close open positions on the futures exchanges on which Index Futures are traded at any time up to and including the expiration day. All positions which remain open at the close of the last business day of the contract’s life are required to settle on the next business day (based upon the value of the relevant index on the expiration day), with settlement made with the appropriate clearing house. Positions in Index Futures may be closed out by the Fund only on the futures exchanges upon which the Index Futures are then traded.
A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records.
The Fund might use financial futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Fund’s securities or the price of the securities which the Fund intends to purchase. The Fund’s hedging activities may include sales of futures contracts as an offset against the effect of expected increases in interest rates, and purchases of futures contracts as an offset against the effect of expected declines in interest rates. Although other techniques could be used to reduce the Fund’s exposure to interest rate fluctuations, the Fund may be able to hedge its exposure more effectively and perhaps at a lower cost by using futures contracts and futures options.
The Fund may also invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural, metal or carbon commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.
The Fund may purchase and write call options on futures or put options on futures. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.
Limitations on Use of Futures and Futures Options. When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit with its custodian a specified amount of assets determined to be liquid by PIMCO (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. The Fund expects to earn interest income on its initial margin deposits. A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by the Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Fund will mark-to-market its open futures positions.
The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund. Customer account agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to Fund assets in the segregated account. Portability of exposure reduces risk to the Fund. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining.
Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss.
Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. Any transaction costs must also be included in these calculations.
The requirements for qualification as a RIC also may limit the extent to which the Fund may enter into futures, futures options and forward contracts.
Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Fund securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objective. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.
Additionally, the price of index futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets.

Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock index futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock index futures contract relates. This may result in a disparity between the price of index futures and the value of the relevant index due to the lack of continuous arbitrage between the index futures price and the value of the underlying index.
Futures contracts on U.S. government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. government securities reacted. To the extent, however, that the Fund enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Fund’s holdings of U.S. government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.
Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.
There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or a futures option position, and that the Fund would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:
Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Fund is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.
Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Fund. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Fund to reinvest the proceeds of a maturing contract in a new futures contract, the Fund might reinvest at higher or lower futures prices, or choose to pursue other investments.
Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Fund’s investments to greater volatility than investments in traditional securities.
Additional Risks of Options on Securities, Futures Contracts, Futures Options, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, futures options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex foreign (non-U.S.) political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Fund’s ability to act upon economic events occurring in foreign (non-U.S.) markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.
Swap Agreements and Options on Swap Agreements. The Fund may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Fund also may invest in currency exchange rate swap agreements. The Fund also may enter into options on swap agreements (“swaptions”).
The Fund may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.
OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign (non-U.S.) currency or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with the Fund’s investment objectives and general investment policies, the Fund may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, the Fund will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Fund may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Fund may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Fund may be required to pay a higher fee at each swap reset date.
The Fund also may enter into combinations of swap agreements in order to achieve certain economic results. For example, the Fund may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Fund would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that the Fund may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.
The Fund also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Fund may write (sell) and purchase put and call swaptions.
Depending on the terms of the particular option agreement, the Fund will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swaption, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.
The Fund also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, the Fund may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Fund will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Fund will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. The Fund may potentially engage in variance swaps.
Most types of swap agreements entered into by the Fund will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund).
The Fund also may enter into OTC and cleared credit default swap agreements. A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Fund. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased.
As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on ABS and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swap agreements sold by the Fund may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller. The Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Fund).
The Dodd-Frank Act and related regulatory developments require the clearing of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” Separately, under the trade execution requirement, swap transactions subject to the clearing requirement must be traded on either a Designated Contract Market (“DCM”) or Swap Execution Facility (“SEF”) unless no DCM “makes the swap available to trade.” Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Fund and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. To the extent the Fund is required by regulation to post collateral, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Fund’s ability to enter into swap agreements.
Whether the Fund’s use of swap agreements or swaptions will be successful in furthering its investment objectives will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Fund will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Fund by the Code may limit the Fund’s ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund’s interest. The Fund bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Fund. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Fund will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Many swaps are complex and often valued subjectively.
The Fund also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. The Fund may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event. The Fund's obligations under a recovery lock will be determined daily.
Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if the Fund enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Fund. If this occurs, the Fund will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. The Fund will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.
Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent the Fund, or derivatives or other strategies used by the Fund, from achieving desired correlation with an index. These may include, but are not limited to: (i) the impact of portfolio fees, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by the Fund and the determination of the net asset value of Fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which the Fund invests; (iv) the Fund having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.
Structured Notes. Structured notes are derivative debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). The terms of the instrument may be “structured” by the purchaser and the borrower issuing the note. Indexed securities may include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. The value of these notes will rise or fall in response to changes in the unrelated indicator. These notes expose the Fund economically to movements in the prices of the unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. The terms of structured notes and indexed securities may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively indexed, so that appreciation of the unrelated indicator may produce an increase or a decrease in the interest rate or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the unrelated indicator. Therefore, the value of such notes and securities may be very volatile. These notes also are subject to similar risks that in general affect the values of debt securities, such as credit, market and interest rate risks. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor also bears the risk of the unrelated indicator. Structured notes or indexed securities also may be more volatile, relatively less liquid, and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. To the extent the Fund invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of the Fund’s holdings in an effort to monitor the Fund’s interest rate risk. At the maturity of the note, the Fund may receive more or less principal that it originally invested. The Fund might receive interest payments on the note that are more or less than the stated coupon interest payments. Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund’s investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.
Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objectives. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund engages in derivative transactions could also limit or prevent the Fund from using certain instruments.
There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The SEC, CFTC, and other regulators have completed substantial rulemakings related to derivatives pursuant to the Dodd-Frank Act. The SEC, the CFTC, and the Prudential Regulators (as well as foreign regulators) have adopted margin requirements for non-centrally cleared swaps. Some of these requirements apply to transactions in which the Fund is or will be a counterparty. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions or could require increased documentation and, therefore, make derivatives transactions more expensive. These rules have been phased in over time, and it is possible that the market has yet to absorb their full impact.
The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO will need to consider whether the exposure created under these contracts might exceed the applicable limits in managing the Fund, and the limits may constrain the ability of the Fund to use such contracts. In addition, the CFTC has adopted amendments to its position limits rules that establish position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. The amendments also modify the bona fide hedging exemption for which certain swap dealers have historically been eligible, which could limit the amount of speculative OTC transaction capacity each such swap dealer would have available for the Fund.
Swap dealers, major market participants and swap counterparties are experiencing, and may continue to experience, new and additional compliance burdens and associated costs. Regulatory limits and requirements may negatively impact the Fund’s ability to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. In particular, position limits imposed on the Fund or its counterparties may impact the Fund's ability to invest in futures, options and swaps in a manner that efficiently meets its investment objectives. In addition, and as described below, the SEC adopted a rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. These and future requirements, including margin requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of the Fund’s investments and cost of doing business even if not directly applicable to the Fund, which could adversely affect investors.
Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Fund of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).
Additional Risk Factors in Cleared Derivatives Transactions. Some types of swaps (including interest rate swaps and credit default index swaps on North American and European indices) are required to be centrally cleared, and additional types of swaps may be required to be centrally cleared in the future. In a cleared derivatives transaction, the Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Fund is not a member of clearing houses and only members of a clearing house can participate directly in the clearing house, the Fund will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Fund will make payments (including margin payments) to and receive payments from a clearing house through its accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.
In many ways, centrally cleared derivative arrangements are less favorable to registered funds than bilateral arrangements. For example, the Fund may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in contrast to bilateral derivatives transactions, following a period of notice to the Fund, a clearing member generally can require termination of existing cleared derivatives transactions at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time. Any increase in margin requirements or termination by the clearing member or the clearing house could interfere with the ability of the Fund to pursue its investment strategy. Further, any increase in margin requirements by a clearing member could also expose the Fund to greater credit risk to its clearing member, because margin for cleared derivatives transactions in excess of clearing house margin requirements typically is held by the clearing member. Also, the Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that PIMCO expects to be cleared), and no clearing member is willing or able to clear the transaction on the Fund’s behalf. While the documentation in place between the Fund and its clearing members generally provides that the clearing members will accept for clearing all transactions submitted for clearing that are within credit limits (specified in advance) for the Fund, the Fund is still subject to the risk that no clearing member will be willing or able to clear a transaction. In those cases, the transaction might have to be terminated, and the Fund could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and/or loss of hedging protection offered by the transaction. In addition, the documentation governing the relationship between the Fund and the clearing members is developed by the clearing members and generally is less favorable to the Fund than typical bilateral derivatives documentation. For example, this documentation generally includes a one-way indemnity by the Fund in favor of the clearing member, indemnifying the clearing member against losses it incurs in connection with acting as the Fund’s clearing member, and the documentation typically does not give the Fund any rights to exercise remedies if the clearing member defaults or becomes insolvent.
Some types of cleared derivatives are required to be executed on an exchange or on a swap execution facility (a “SEF”). A SEF is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. This execution requirement may make it more difficult and costly for funds, such as the Fund, to enter into highly tailored or customized transactions. Trading swaps on a SEF may offer certain advantages over traditional bilateral OTC trading, such as ease of execution, price transparency, increased liquidity and/or favorable pricing. Execution through a SEF is not, however, without additional costs and risks, as parties are required to comply with SEF and CFTC rules and regulations, including disclosure and recordkeeping obligations, and SEF rights of inspection, among others. SEFs typically charge fees, and if the Fund executes derivatives on a SEF through a broker intermediary, the intermediary may impose fees as well. The Fund also may be required to indemnify a SEF, or a broker intermediary who executes swaps on a SEF on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the SEF. In addition, the Fund may be subject to execution risk if it enters into a derivatives transaction that is required to be cleared, and no clearing member is willing to clear the transaction on the Fund’s behalf. In that case, the transaction might have to be terminated, and the Fund could lose some or all of the benefit of any increase in the value of the transaction after the time of the trade.
These and other new rules and regulations could, among other things, further restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. These regulations are relatively new and evolving, so their potential impact on the Fund and the financial system are not yet known. While the new regulations and the central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause a number of those dealers to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new clearing mechanisms will achieve that result, and in the meantime, as noted above, central clearing will expose the Fund to new kinds of risks and costs.
A Note on Commodity-Linked Derivatives. The Fund may seek to gain exposure to the commodity markets by investing in commodity-linked derivative instruments, swap transactions or index-linked or commodity linked structured notes.
The value of a commodity-linked derivative investment generally is based upon the price movements of a physical commodity (such as energy, mineral, or agricultural products), a commodity futures contract or commodity index, or other economic variable based upon changes in the value of commodities or the commodities markets. Swap transactions are privately negotiated agreements between the Fund and a counterparty to exchange or swap investment cash flows or assets at specified intervals in the future. The obligations may extend beyond one year. There is no central exchange or market for swap transactions and therefore they are less liquid investments than exchange-traded instruments. The Fund bears the risk that the counterparty could default under a swap agreement. See “Swap Agreements and Options on Swap Agreements” above for further detail about swap transactions. Further, the Fund may invest in derivative debt instruments with principal and/or coupon payments linked to the value of commodities, commodity futures contracts or the performance of commodity indices. These are “commodity-linked” or “index-linked” notes, and are sometimes referred to as “structured notes” because the terms of the debt instrument may be structured by the issuer of the note and the purchaser of the note. See “Structured Notes” above for further discussion of these notes.
The value of these notes will rise or fall in response to changes in the underlying commodity or related index of investment. These notes expose the Fund economically to movements in commodity prices. These notes also are subject to risks, such as credit, market and interest rate risks, that in general affect the values of debt securities. Therefore, at the maturity of the note, the Fund may receive more or less principal that it originally invested. The Fund might receive interest payments on the note that are more or less than the stated coupon interest payments.
The Fund’s investments in commodity-linked instruments may bear on or be limited by the Fund’s intention to qualify as a RIC under the Code. See “Taxation.”
Hybrid Instruments
The Fund may invest in “hybrid” or indexed securities, which is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”).
The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.
Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark.
These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of the Fund.
Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked hybrid instruments may be either equity or fixed-income securities and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable.
Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies, as defined in the 1940 Act. As a result, the Fund’s investments in these products may be subject to limits applicable to investments in investment companies and may be subject to other restrictions imposed by the 1940 Act. In addition, the Fund’s investments in these products may be limited by the Fund’s intention to qualify as a RIC, and may limit the Fund’s ability to so qualify.
Leverage and Borrowing
The Fund may obtain leverage through reverse repurchase agreements, dollar rolls or borrowings, such as through bank loans or commercial paper or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps, other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions and selling credit default swaps. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Board may authorize the issuance of preferred shares without the approval of Common Shareholders. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant.
Under normal market conditions, subject to the limitations set forth in the 1940 Act, the Fund will limit its use of leverage from any combination of (i) reverse repurchase agreements or dollar roll transactions (whether or not these instruments are covered as discussed below), (ii) borrowings (i.e., loans or lines of credit from banks or other credit facilities), (iii) any future issuance of preferred shares, and (iv) to the extent described below, credit default swaps, other swap agreements and futures contracts (whether or not these instruments are covered as discussed below) such that the assets attributable to the use of such leverage will not exceed 50% of the Fund’s total assets (including, for purposes of the 50% limit, the amount of assets obtained through the use of such instruments) (the “50% policy”). For these purposes, assets attributable to the use of leverage from credit default swaps, other swap agreements and futures contracts will be determined based on the current market value of the instrument if it is cash settled or based on the notional value of the instrument if it is not cash settled. In addition, assets attributable to credit default swaps, other swap agreements or futures contracts will not be counted towards the 50% policy to the extent that the Fund owns offsetting positions or enters into offsetting transactions.
Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, such as reverse repurchase agreements and selling credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.
The net proceeds the Fund obtains from reverse repurchase agreements, dollar rolls or other forms of leverage utilized, if any, will be invested in accordance with the Fund’s investment objectives and policies as described in the

Prospectus and any prospectus supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged.
The 1940 Act generally prohibits the Fund from engaging in most forms of leverage representing indebtedness (currently including the use of reverse repurchase agreements, dollar rolls, bank loans, commercial paper or other credit facilities, credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, this asset coverage test is satisfied after giving effect to the dividend or distribution. The Fund may (but is not required to) cover its commitments under reverse repurchase agreements, credit default swaps, dollar rolls/buy backs, derivatives and certain other instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations. To the extent that certain of these instruments are so covered, they will not be considered “senior securities” under the 1940 Act and related SEC guidance currently in effect, and therefore will not be subject to the 1940 Act 300% asset coverage requirement otherwise applicable to forms of senior securities representing indebtedness used by the Fund. However, reverse repurchase agreements, dollar rolls/buy backs and other such instruments, even if covered, represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Shareholders than if these strategies were not used. See “Principal Risks of the Fund—Leverage Risk” in the Prospectus. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.
Under the 1940 Act, the Fund is currently not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the Fund’s preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, for so long as the Fund has preferred shares outstanding, the Fund will not be permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets, after giving effect to such cash dividend or other distribution, satisfies the above-referenced 200% coverage requirement.
To the extent that any Subsidiary of the Fund directly incurs leverage in the form of debt or preferred shares, the amount of such leverage used by the Fund and such Subsidiaries will be consolidated and treated as senior securities for purposes of complying with the 1940 Act’s limitations on leverage by the Fund. The Fund may enter into derivatives or other transactions that may provide leverage (other than through the issuance of Preferred Shares or bank borrowing). Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) regulates a registered investment company’s use of derivatives and certain other transactions that create future payment and/or delivery obligations by the Fund. The Derivatives Rule prescribes specific value-at-risk (“VaR”) leverage limits that apply to the Fund (although the Fund in the future could qualify for the Limited Derivatives User Exception (as defined below)). VaR is an estimate of potential losses on an instrument or portfolio over a specified time horizon and at a given confidence level. The Fund may apply a relative VaR test or an absolute VaR test (if the Fund’s derivatives risk manager determines that a designated reference portfolio would not provide an appropriate reference portfolio for purposes of the relative VaR test). The limit under the relative VaR test when the Fund has outstanding Preferred Shares is 250% (or 200% when no Preferred Shares are outstanding) of the VaR of a designated reference portfolio, which, very generally, may be a designated unleveraged index or the Fund’s securities portfolio excluding derivatives. If applicable, the limit under the absolute VaR test when the Fund has outstanding Preferred Shares is 25% (or 20% when no Preferred Shares are outstanding) of the value of the Fund’s net assets. The Derivatives Rule also requires the Fund to appoint a derivatives risk manager, maintain a derivatives risk management program designed to identify, assess, and reasonably manage the risks associated with transactions covered by the rule, and abide by certain Board and other reporting obligations and recordkeeping requirements. With respect to reverse repurchase agreements or other similar financing transactions (including TOB financings) in particular, the Derivatives Rule permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements, TOB financings and similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements, TOB financings and similar financing transactions as derivatives transactions for all purposes under the Derivatives Rule. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with the Derivatives Rule. Compliance with the Derivatives Rule could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund may engage in derivative transactions could also limit or prevent the Fund from using certain instruments.
Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will utilize reverse repurchase agreements, credit default swaps, dollar rolls/buy backs or borrowings, issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk” in the Prospectus. In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its use of reverse repurchase agreements, credit default swaps, total return swaps, dollar rolls, borrowings, preferred shares or any other forms of leverage are borne by the Common Shareholders and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Investment Manager are based on the Fund’s average daily “total managed assets” (including any assets attributable to any reverse repurchase agreements, dollar rolls/buy backs, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls/buy backs and borrowings), the Investment Manager has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls/buy backs, borrowings and preferred shares), which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. For purposes of calculating total managed assets, the Fund’s derivative investments will be valued based on their market value.
The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Reverse Repurchase Agreements
The Fund may enter into reverse repurchase agreements and economically similar transactions for hedging or cash management purposes or to add leverage to its portfolio. See the sections “Use of Leverage” in the Prospectus and “Leverage and Borrowing” above. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Fund to another party coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Fund continues to be entitled to receive any principal and interest payments on the underlying security during the term of the agreement. Reverse repurchase agreements involve the risk that the market value of securities retained by the Fund may decline below the repurchase price of the securities sold by the Fund which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Fund may treat such transactions as bank borrowings, which would be subject to the Fund’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transaction (plus any other borrowings) to one-third of the Fund’s total assets. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above, in addition to the risks discussed in this section.
The Fund also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Fund’s repurchase of the underlying security.

Mortgage Dollar Rolls/Buybacks
A mortgage dollar roll/buyback is similar to a reverse repurchase agreement in certain respects. In a ”dollar roll“ or ”buyback“ transaction, the Fund sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll/buyback” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Fund pledges a mortgage- related security to a dealer to obtain cash. However, unlike reverse repurchase agreements, the dealer with which the Fund enters into a dollar roll/buy back transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to the Fund generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within a specified percentage of the initial amount delivered.
It is possible that changing government regulation may affect the Fund's use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact the Fund’s ability to utilize these investment strategies and techniques.
Repurchase Agreements
The Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements will be taxable. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.
Credit-Linked Trust Certificates
The Fund may invest in credit-linked trust certificates, which are investments in a limited purpose trust or other vehicle which, in turn, invests in a basket of derivative instruments, such as credit default swaps, total return swaps, basis swaps, interest rate swaps and other derivative transactions or securities, in order to provide exposure to the high yield or another debt securities market. For instance, the Fund may invest in credit-linked trust certificates as a cash management tool in order to gain exposure to the high yield markets and/or to remain fully invested when more traditional income-producing securities are not available, including during the period when the net proceeds of this offering and any future offering are being invested.
Like an investment in a bond, investments in these credit-linked trust certificates represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the certificate. However, these payments are conditioned on the Fund’s receipt of payments from, and the Fund’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the trust may sell one or more credit default swaps, under which the trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay to the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive as an investor in the trust. Please see “Derivative Instruments–Swap Agreements and Options on Swap Agreements” in this Statement of Additional Information for additional information about credit default swaps. The Fund’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that the trusts which issue credit-linked trust certificates will constitute “private” investment companies, exempt from registration under the 1940 Act. Therefore, the certificates will be subject to the risks described under “Other Investment Companies,” and will not be subject to applicable investment limitations and other regulation imposed by the 1940 Act

(although the Fund will remain subject to such limitations and regulation, including with respect to its investments in the certificates). Although the trusts are typically private investment companies, they generally are not actively managed such as a “hedge fund” might be. It is also expected that the certificates will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the certificates and they may constitute illiquid investments. See “Principal Risks of the Fund–Liquidity Risk” in the Prospectus. If market quotations are not readily available for the certificates, they will be valued by the Fund at fair value as determined by the Valuation Designee (as defined herein). See “How Fund Shares are Priced” in the Prospectus.
Significant Risk Transfer Instruments
Significant Risk Transfer instruments (“SRTs”) provide exposures to portfolios of loans or other reference obligations (“Reference Assets”). SRTs typically allow the issuer or counterparty to transfer the credit risk associated with the Reference Assets to investors. SRTs may take the form of a type of credit linked securities or derivatives instruments such as credit default swap agreements. SRTs are subject to the risks associated with credit-linked securities or derivatives instruments, as applicable. Among other risks, SRTs are subject to the credit risk associated with the issuer or counterparty and the risks associated with the potential losses of the Reference Assets (including credit risk of underlying obligors, market risk, and interest rate risk). SRTs may provide leveraged exposure to the Reference Assets, through leverage inherent to the SRT or through leverage obtained by financing. Leveraged exposure subjects the Fund to risk of magnified losses. In connection with the Fund's exposure to SRTs, the Fund may have a contractual relationship with the issuer of the SRT only, and not with the obligors of the underlying Reference Assets. As such, the Fund generally will have no right to enforce compliance by the obligors of the Reference Assets with the terms of such Reference Assets. The Fund will not directly benefit from the collateral supporting the Reference Assets and will not have the benefit of the remedies that would normally be available to a holder of such obligations. In addition, in the event of the insolvency of the issuer or counterparty of the SRT, the Fund may be treated as a general creditor of such issuer or counterparty, as applicable, and may not have a secured claim with respect to any underlying Reference Asset obligation.
When-Issued, Delayed Delivery and Forward Commitment Transactions
The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. These transactions may be known as TBA transactions.
When purchasing a security on a when-issued, delayed delivery or forward commitment basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Fund is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Fund’s other investments. If the other party to a transaction fails to deliver the securities, the Fund could miss a favorable price or yield opportunity. If the Fund remains substantially fully invested at a time when when-issued, delayed delivery or forward commitment purchases are outstanding, the purchases may result in a form of leverage.
When the Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
The Fund may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis.
The Fund may purchase or sell securities, including mortgage-backed securities, in the TBA market. A TBA purchase commitment is a security that is purchased or sold for a fixed price and the underlying securities are announced at a future date. Financial Industry Regulatory Authority (“FINRA”) rules include mandatory margin requirements for the TBA market that may require the Fund to post collateral in connection with its TBA transactions. There is no similar requirement applicable to the Fund’s TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Fund and impose added operational complexity.

Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.
Common Stocks
Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred securities. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred securities to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks.
Short Sales
The Fund may make short sales of securities: (i) to offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Fund; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline or will underperform relative to other securities held in the Fund’s portfolio.
When the Fund makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Fund may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.
If the price of the security sold short increases between the time of the short sale and the time that the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. If the Fund engages in short sales as part of a hedging strategy, the successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.
The Fund may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.
The Fund will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Fund engages in short selling in foreign (non-U.S.) jurisdictions, the Fund will do so to the extent permitted by the laws and regulations of such jurisdiction.
The Fund may also engage in so-called “naked” short sales (i.e., short sales that are not “against the box”), in which case the Fund’s losses could theoretically be unlimited, in cases where the Fund is unable for whatever reason to close out its short position. The Fund has the flexibility to engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder.
Restrictions on and/or reporting of short selling and short positions may negatively impact and materially impair the Fund's ability to execute certain transactions. Such transactions also can be subject to the risks discussed under “Derivative Instruments” above.

Illiquid Investments
The Fund may invest without limitation in illiquid investments. PIMCO may be subject to significant delays in disposing of illiquid investments, and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Depending on the circumstances, illiquid investments may be considered to include, among other things, certain purchased OTC options and the assets used to cover certain written OTC options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), securities that are subject to legal or contractual restrictions on resale (such as privately placed debt securities), and other securities which legally or in PIMCO’s opinion may be deemed illiquid (not including securities issued pursuant to Rule 144A under the Securities Act), and certain commercial paper determined to be liquid.
Rule 144A Securities
The Fund may invest in securities that have not been registered for public sale, but that are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Fund, to trade in privately placed securities that have not been registered for sale under the Securities Act. Rule 144A Securities may be deemed illiquid, although the Fund may determine that certain Rule 144A Securities are liquid.
Other Investment Companies
To the extent consistent with its investment objectives and strategy and permissible under the 1940 Act, the Fund may invest in securities of open- or closed-end investment companies (including those advised by PIMCO), including, without limit, exchange-traded funds (“ETFs”), and may invest in foreign ETFs. The Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities. The Fund treats its investments in other investment companies that invest primarily in types of securities in which the Fund may invest directly as investments in such types of securities for purposes of the Fund’s investment policies (e.g., the Fund’s investment in an investment company that invests primarily in debt securities will be treated by the Fund as an investment in a debt security).
In general, under the 1940 Act, an investment company such as the Fund may not (i) own more than 3% of the outstanding voting securities of any one registered investment company, (ii) invest more than 5% of its total assets in the securities of any single registered investment company or (iii) invest more than 10% of its total assets in securities of other registered investment companies (the “3-5-10% Limitations”). The SEC adopted new Rule 12d1-4 under the 1940 Act, which provides an exemption to permit acquiring funds to invest in the securities of other registered investment companies in excess of the 3-5-10% Limitations, subject to certain conditions. In connection with the adoption of Rule 12d1-4, the SEC adopted certain other regulatory changes and took other actions related to the ability of the Fund to invest in another investment company in excess of the 3-5-10% Limitations.
The Fund may invest in other investment companies (including those advised by PIMCO) to gain broad market or sector exposure or for cash management purposes, including during periods when it has large amounts of uninvested cash (such as the period shortly after the Fund receives the proceeds of the offering of its Common Shares) or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities.
As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described in the Prospectus and herein.
Private Placements
A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law, to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.
Fund Operations
Operational Risk.  An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to manage such events through controls and oversight, there may still be failures that could cause losses to the Fund.
Market Disruptions Risk.  The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, military conflicts, geopolitical disputes, terrorism, social unrest, recessions, supply chain disruptions, tariffs and other restrictions on trade, sanctions, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics), bank failures and natural/environmental disasters or events, which can all negatively impact the securities markets, interest rates, secondary trading, ratings, credit risk, inflation, deflation, other factors relating to the Fund's investments or the Investment Manager's operations and the value of an investment in the Fund, its distributions and its returns. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund. Furthermore, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems.
A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses. Such a health care crisis could impact the ability to complete redemptions, and adversely impact investments held by the Fund. For example, the outbreak of COVID-19, a respiratory disease caused by a novel coronavirus, caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Fund holds. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general economic concern and uncertainty. These disruptions led to instability in the market place, including equity and debt market losses and overall volatility, and the jobs market. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial well-being and performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. Public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price their investments.
Cyber Security Risk.  As the use of technology, including cloud-based technology, has become more prevalent and interconnected in the course of business, the Fund has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Geopolitical tensions can increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing, who may desire to use cybersecurity attacks to cause damage or create leverage against geopolitical rivals. Cyber security breaches may involve unauthorized access to the digital information systems that support the Fund (e.g., through “hacking,” ransomware or malicious software coding) or outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), but may also result from intentionally or unintentionally harmful acts of PIMCO personnel. In addition, cyber security breaches involving third party service providers that provide services to PIMCO or the Fund (including but not limited to vendors, advisers, sub-advisers, administrators, transfer agents, regulatory authorities, custodians, registry operators, distributors and other third parties), trading counterparties and issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches. Recently, geopolitical tensions may have increased the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. PIMCO’s use of cloud-based service providers could heighten or change these risks. In addition, work-from-home arrangements by PIMCO or its service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Fund, PIMCO or their service providers susceptible to operational disruptions, any of which could adversely impact their operations.
Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which the Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Fund has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third party service providers to the Fund. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders may suffer losses as a result of a cyber security breach related to the Fund, its service providers, trading counterparties or the issuers in which the Fund invests.
As computing technology and data analytics continually advance, there has been an increasing trend towards machine driven and artificially intelligent trading systems, particularly providing such systems with increasing levels of autonomy in trading decisions. Regulators of financial markets have become increasingly focused on the potential impact of artificial intelligence on investment activities and may issue regulations that are intended to affect the use of artificial technology in trading activities. Any such regulations may not have the intended effect on financial markets. Moreover, advancements in artificial intelligence and other technologies may suffer from the introduction of errors, defects or security vulnerabilities which can go undetected. The potential speed of such trading and technologies may exacerbate the impact of any such flaws, particularly where such flaws are exploited by other artificially intelligent systems and may act to impair or prevent the intervention of a human control.

Portfolio Turnover
A change in the securities held by the Fund and reinvestment of the proceeds is known as “portfolio turnover.” PIMCO manages the Fund without regard generally to restrictions on portfolio turnover. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by the Fund. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which generally would be taxed at ordinary income tax rates when distributed to shareholders). See “Taxation.”
The portfolio turnover rate of the Fund is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all derivatives and all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less and any short sales that the Fund does not intend to maintain for more than one year. Proceeds from short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.
For the fiscal years ended June 30, 2025, June 30, 2024 and June 30, 2023, the Fund’s portfolio turnover rates were 22%, 25% and 17%, respectively.
Warrants to Purchase Securities
The Fund may invest in or acquire warrants to purchase equity or fixed-income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.
The Fund may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when the Fund wishes to sell it.
Loans of Portfolio Securities
Subject to certain conditions described in the Prospectus and below, the Fund may make secured loans of its portfolio securities to brokers, dealers and other financial institutions amounting to no more than one-third of its total assets. The risks in lending portfolio securities, as with other extensions of credit, include possible delay in recovery of the securities or possible loss of rights in the collateral should the borrowers (which typically include broker-dealers and other financial services companies) fail financially. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. The borrower pays to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent.
The Fund may invest only the cash collateral received in interest-bearing, short-term securities or receive a fee from the borrower. In the case of cash collateral, the Fund typically pays a rebate to the lender. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, retains the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of either interest, through investment of cash collateral by the Fund in permissible investments, or a fee, if the collateral is U.S. government securities.
Quantitative Investing
PIMCO employs and/or relies on algorithms, models or other systems in connection with many of its investment activities, including research, forecasting, selection, optimization, order routing, execution, and allocation processes (together, “Systems”). These Systems, which may be employed together and operate without human intervention, rely heavily on the use of proprietary and nonproprietary data, software, hardware, and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although PIMCO seeks to develop and use Systems appropriately and effectively, there can be no assurance that it will successfully do so. The Systems are extremely complex and may involve the use of financial, economic, econometric and statistical theories, research and modeling and related translation into computer code. Errors may occur in the design, writing, testing, validation, monitoring, and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes and changes in the behavior of market participants. The quality of the resulting analysis, investment selections, portfolio construction, asset allocations, proposed and executed trades, risk management, allocations of investment opportunities and trading strategies depends on a number of factors including the accuracy and quality of data inputs into the Systems, including through automated and manual integration of completed transactions, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, change in market conditions, the successful integration of the various Systems into the portfolio selection and trading process and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (“System Incidents”) that may adversely impact the Fund. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure or delays in executing intended trades, failure to properly allocate trades, failure to properly gather and organize available data, or failure to identify hedging or other risk management opportunities or targets, all of which may adversely impact the Fund.
PIMCO relies on quantitative models, data, execution and trading algorithms (including, without limitation, algorithms utilized in third-party automated trading platforms that match buyers and sellers based on price and other characteristics of the underlying investment) supplied by third parties for certain funds. Such models, data and algorithms are used to construct sets of transactions and investments, to implement, route, and execute, investment decisions, and to provide risk management insights. When the third-party models, data or algorithms prove to be incorrect or incomplete, any decisions or investments made in reliance thereon expose applicable funds to additional risks. For example, PIMCO does not have the same insight or access into the construction, coding or testing of the algorithms, and PIMCO and applicable funds will be exposed to systems, cyber security and other risks associated with the third party models, data or algorithms. For these reasons, and subject to PIMCO satisfying its standard of care, PIMCO generally will not compensate applicable funds for any losses associated with third-party models, data, or algorithms, and applicable funds will bear all such losses. PIMCO, subject to satisfying its standard of care, generally does not expect to disclose certain such events to applicable funds.
The Systems rely heavily on appropriate data inputs and it is impossible and impracticable to factor all relevant, available data into the Systems. PIMCO will use its discretion to determine what data to gather and what subset of data the Systems utilize. In addition, due to the automated nature of gathering data, the volume and depth of data available, the complexity and often manual nature of data cleaning, and the fact that the data may come from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, PIMCO at all times. Where incorrect or incomplete data is available, PIMCO may, and often will, continue to generate forecasts and make investment decisions based on the data available. Additionally, PIMCO may determine that certain available data, while potentially useful in generating forecasts and/or making investment decisions, is not cost effective to gather due to, among other factors, the technology costs or third-party vendor costs and, in such cases, PIMCO will not utilize such data. PIMCO has full discretion to select the data it utilizes, and may elect to use or may refrain from using any specific data or type of data in the Systems. The data used in the development and use of Systems may not be the most accurate data available or free of errors.
Further, if incorrect market or other data are entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Even if data is input correctly, prices anticipated by the data through the Systems may differ substantially from market prices, especially for financial instruments with complex characteristics, such as derivatives, in which the Fund may invest. Most Systems require continual monitoring and enhancements, and there is no guarantee that such monitoring and enhancements will be successful or that Systems will operate as intended. The successful deployment of the investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process, in particular where there is no human intervention (e.g., where one System develops a signal or possible trade and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order, another System routes and executes that trade order, and another System allocates the completed trade, and where this process runs again in reliance on the preceding automated transaction). System Incidents may be difficult to detect and PIMCO may not immediately or ever detect certain System Incidents, which may have an increasing impact on the Fund over time. PIMCO has adopted policies and procedures that it believes are reasonably designed to prevent, detect, escalate and remediate System Incidents. PIMCO will address System Incidents in accordance with this policy but there is no guarantee that measures taken to address a System Incident will be successful.
PIMCO has policies and procedures that address identification and correction of errors that may occur in connection with PIMCO’s management of the Fund and other client accounts (“Trade Errors”). PIMCO generally does not classify System Incidents to be Trade Errors and applicable funds generally will bear all losses associated with System Incidents, subject to PIMCO satisfying its standard of care. Further, PIMCO generally does not expect to disclose System Incidents to the Fund.
With respect to errors in PIMCO’s trade allocation process, whether the result of a System Incident or otherwise, PIMCO will generally seek to take steps it deems appropriate to achieve the intended allocation; however, PIMCO may determine that such intended allocation is no longer possible or desirable. Funds will bear the economic impact, if any, associated with any change to the allocation, subject to PIMCO satisfying its standard of care.
Regulatory Matters
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and/or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects.
Certain instruments in which the Fund may invest have historically referenced the London Interbank Offered Rate (“LIBOR”) to, among other things, determine payment obligations, financing terms, hedging strategies or investment value. LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. As of June 30, 2023, LIBOR was determined to be no longer representative but certain settings of LIBOR continued to be published synthetically until September 30, 2024. Publication of all LIBOR settings has since permanently ceased. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., the Secured Overnight Financing Rate (SOFR) for USD-LIBOR). While the transition from LIBOR has been substantially completed, there remains residual risks associated with the transition that may impact markets or particular investments and, as such, the full impact of the transition on the Fund or the financial instruments in which the Fund invests cannot yet be fully determined. For example, so-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating the permanent discontinuation of LIBOR, fallback provisions which may have not effectively resulted in a transition away from LIBOR prior to LIBOR’s replacement date or otherwise have inadequate fallback provisions. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on SOFR for tough legacy contracts governed by U.S. law. On February 27, 2023, the Federal Reserve System’s final rule in connection with this law became effective, establishing benchmark replacements based on SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts. Certain of the Fund’s investments may have involved individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or were subject to synthetic LIBOR and no assurances can be given that these measures will have had the intended effects.
Additionally, alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace LIBOR or another interbank offered rate (“IBOR”) with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued final regulations regarding the tax consequences of the transition from IBOR to a new reference rate in debt instruments and non-debt contracts. Under the final regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued IBOR with a qualified rate (as defined in the final regulations) including true up payments equalizing the fair market value of contracts before and after such IBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued IBOR or to replace a fallback rate that uses a discontinued IBOR with a qualified rate would not be taxable. These federal income tax consequences would apply only to the shareholders of the Fund (including the insurance companies offering the variable products and other variable insurance funds), but there would not be federal income tax consequences to the owners of the Variable Contracts. The IRS may provide additional guidance, with potential retroactive effect.
The SEC has implemented Rule 18f-4, which regulates the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies. The Fund’s trading of derivatives and other transactions that create future payment or delivery obligations is subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Fund satisfies a “limited derivatives users” exception that is included in the final rule. Under the rule, when a fund trades reverse repurchase agreements or similar financing transactions, including certain TOBs, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund's asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether the Fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit the Fund’s securities lending activities. In addition, under the rule, a fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A fund may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, the Fund is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These and other proposed and adopted regulatory requirements may limit the ability of the Fund to use derivatives, reverse repurchase agreements and similar financing transactions, when-issued, delayed delivery and forward commitment transactions, and unfunded commitment agreements as part of its investment strategies. These requirements may increase the cost of the Fund’s investments and cost of doing business, which could adversely affect investors. PIMCO cannot predict the effects of these requirements on the Fund. PIMCO intends to monitor developments and seek to manage the Fund in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.
In September 2023, the SEC adopted amendments to Rule 35d-1 under the 1940 Act, the rule governing fund naming conventions (the “Names Rule”). In general, the Names Rule requires funds with certain types of names to adopt a policy to invest at least 80% of their assets in the type of investment suggested by the name. The amendments expand the scope of the current rule to include any term used in a fund name that suggests the fund makes investments that have, or whose issuers have, particular characteristics. Additionally, the amendments modify the circumstances under which a fund may deviate from its 80% investment policy and address the calculation methodology of derivatives instruments for purposes of the rule. The amendments became effective December 11, 2023 . On March 14, 2025, the SEC extended the compliance date from December 11, 2025 to June 11, 2026 for fund groups with $1 billion in net assets and modified the operation of the compliance dates to allow for compliance based on the timing of certain annual disclosure and reporting obligations that are tied to the fund’s fiscal year-end.
In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require its direct participants (which generally would be a bank or broker-dealer) to submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which the direct participant is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.
The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. Currently, the Fixed Income Clearing Corporation (“FICC”) is the only CCA for U.S. Treasury securities.
On February 25, 2025, the SEC extended the compliance date applicable to the clearing mandate for Treasury repo transactions. Under the extended compliance date, market participants, absent an exemption, absent an exemption, will be required to clear Treasury repo transactions under the rule as of June 30, 2027. The clearing mandate is expected to result in a fund being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and the fund may incur costs in connection with entering into new agreements (or amending existing agreements) with direct participants of a CCA and potentially other market participants and taking other actions to comply with the new requirements. In addition, upon the compliance date taking effect, the costs and benefits of entering into Treasury repo transactions to a fund may be impacted as compared to Treasury repo transactions a fund may enter prior to the compliance date. PIMCO will monitor developments in the Treasury repo transactions market as the implementation period progresses.
In August 2024, the SEC adopted amendments to the reporting requirements on Form N-PORT and Form N-CEN. Under the amendments, funds must file Form N-PORT reports on a monthly basis within 30 days of month end, and each report will be made public 60 days after month end. Additionally, funds will be required to identify and provide certain information about liquidity service providers on Form N-CEN, including the asset classes for which the liquidity service provider provided liquidity classifications and whether the provider was hired or terminated during the period. The compliance date for the amendments to Form N-CEN is November 17, 2025. On April 16, 2025, the SEC extended the compliance date for Form N-PORT amendments to November 17, 2027.
In addition, regulatory actions or actions taken by law enforcement entities in the United States or outside of the United States may also adversely affect the Fund's investments. For example, assets that become subject to sanctions or that are involved in illegal activities such as money laundering or kleptocracy, may be seized, subject to forfeiture, frozen or otherwise become unmarketable, will lose value or become worthless and consequently adversely affect the Fund’s value. Actions such as geographical targeting orders for, or new rulemaking related to, real estate investments issued by FinCEN may also lengthen the settlement process, make a real estate asset less liquid and harder to sell, and/or increase costs associated with these portfolio investments.
Commodity Pool Operators and Commodity Trading Advisors.   The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the CEA and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment Manager is registered with the CFTC as a CPO however, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Investment Manager to remain eligible for this exclusion, Fund must adhere to the CFTC’s regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures, most swaps, or other financial instruments regulated under the CEA, and the rules thereunder, or if the Fund markets itself as providing investment exposure to such instruments. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. In the event that the Fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, PIMCO may be required to register as a CPO and/or “commodity trading advisor” with the CFTC with respect to the Fund. In this case, the Fund’s expenses may increase, adversely affecting that Fund’s total return. Additionally, under CFTC rules, certain mandated disclosure, reporting and recordkeeping obligations will apply to the Adviser with respect to the Fund.
Participation on Creditors Committees
Generally, when the Fund holds bonds or other similar fixed income securities of an issuer, the Fund becomes a creditor of the issuer. If the Fund is a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself (collectively, “restructuring transactions”). Although under no obligation to do so, PIMCO, as investment adviser to the Fund, may from time to time have an opportunity to consider, on behalf of the Fund and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Fund’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Fund to negotiate or otherwise participate in a restructuring. Accordingly, and subject to applicable procedures approved by the Board, the Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Fund. Such participation may subject the Fund to expenses such as legal fees and may make the Fund an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund on such committees also may expose the Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of the Fund in order to protect the Fund’s interests in connection with a restructuring transaction, and PIMCO may cause the Fund to enter into an agreement reasonably indemnifying third parties or advancing from the Fund’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Fund with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the authority, subject to the above-mentioned procedures, to represent the Fund on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Fund relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.
Short-Term Investments Temporary Defensive Strategies
The Fund may make short-term investments when attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. Upon PIMCO’s recommendation, for temporary defensive purposes, the Fund may invest up to 100% of its net assets in investment grade debt securities, including high quality, short-term debt instruments, credit-linked trust certificates and/or index futures contracts or similar derivative instruments. Such investments may prevent the Fund from achieving its investment objectives.
Subsidiaries
The Fund may execute its strategy by investing through its Subsidiaries. The Fund will treat a Subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the 1940 Act applicable to the Fund, including those relating to investment policies (Section 8), capital structure and leverage (Section 18) and affiliated transactions and custody (Section 17). In addition, PIMCO and the Fund’s Board of Trustees will comply with the provisions of Section 15 of the 1940 Act with respect to a Subsidiary’s investment advisory contract. The Fund does not currently intend to sell or transfer all or any portion of its ownership interest in a Subsidiary. The Fund reserves the right to establish additional Subsidiaries through which the Fund may execute its strategy.
Tax Consequences
The Fund’s investments in certain securities and transactions described above will potentially be limited by its intention to qualify and be eligible for treatment as a RIC, and can limit the Fund’s ability to qualify and be treated as such. In addition, the Fund’s utilization of certain investment instruments may alter the amount, timing and character of the Fund’s income, and, in turn, of the Fund’s distributions to its shareholders, relative to other means of achieving similar investment exposure. In certain circumstances, the Fund may be required to sell assets in order to meet RIC distribution requirements even when investment considerations make such sales otherwise undesirable. For more information concerning these requirements and the taxation of the Fund’s investments, see “Taxation” below.
INVESTMENT RESTRICTIONS
Fundamental Investment Restrictions
The investment restrictions set forth below are each a fundamental policy of the Fund that may not be changed without the approval of the holders of a majority of the Fund’s outstanding Common Shares and, if issued, preferred shares voting together as a single class, and of the holders of a majority of any outstanding preferred shares voting as a separate class. The Fund may not:
(1)
Except for mortgage-related assets as described in the next sentence, purchase any security if as a result 25% or more of the Fund’s total assets (taken at current value at the time of investment) would be invested in a single industry (for purposes of this restriction, investment companies are not considered to be part of any industry). As a fundamental policy, the Fund will normally invest at least 25% of its total assets (i.e., concentrate) in mortgage-related assets issued by government agencies or other governmental entities or by private originators or issuers, which for purposes of this investment restriction the Fund treats collectively as an industry or group of related industries.
(2)
Purchase or sell real estate, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
(3)
Purchase or sell commodities or commodities contracts or oil, gas or mineral programs, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction. This restriction shall not prohibit the Fund, subject to restrictions described in the Prospectus and elsewhere in this Statement of Additional Information, from purchasing, selling or entering into futures contracts, options on futures contracts, forward contracts, or any interest rate, securities-related or other derivative instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities or commodities laws.
(4)
Borrow money or issue any senior security, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
(5)
Make loans, except to the extent permitted under the 1940 Act, as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
(6)
Act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
Other Information Regarding Investment Restrictions
Subject to the Fund’s self-imposed limitations, if any, as they may be amended from time to time, the Fund interprets its policies with respect to leverage and borrowing, issuing senior securities and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC.
Currently, under the 1940 Act, the Fund may generally not lend money or property to any person, directly or indirectly, if such person controls or is under common control with the Fund, except for a loan from the Fund to a company that owns all of the outstanding securities of the Fund, except directors’ and qualifying shares.

For purposes of the foregoing, “majority of the outstanding,” when used with respect to particular shares of the Fund (whether voting together as a single class or voting as separate classes), means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.
Unless otherwise indicated, all limitations applicable to the Fund’s investments (as stated above and elsewhere in this Statement of Additional Information or in the Prospectus) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed by PIMCO to be of comparable quality), or change in the percentage of the Fund’s assets invested in certain securities or other instruments, or change in the average maturity or duration of the Fund’s investment portfolio, resulting from market fluctuations or other changes in the Fund’s total assets will not require the Fund to dispose of an investment. In the event that rating agencies assign different ratings to the same security, PIMCO will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.
Under the Fund’s policy in paragraph (2) above in “Fundamental Investment Restrictions,” where the Fund purchases a loan or other security secured by real estate or interests therein, in the event of a subsequent default, foreclosure, or similar event, the Fund may take possession of and hold the underlying real estate in accordance with its rights under the initial security and subsequently sell or otherwise dispose of such real estate.
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.
For purposes of applying the terms of the Fund’s policy in the first sentence of paragraph (1) above (the “industry concentration policy”), the Fund would be deemed to “concentrate” its investments in a particular industry if it invested more than 25% of its total assets in that industry. For purposes of the industry concentration policy, PIMCO will, on behalf of the Fund, make reasonable determinations as to the appropriate industry classification to assign to each security or instrument in which the Fund invests. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category. The Fund’s industry concentration policy does not preclude it from focusing investments in issuers in a group of related industrial sectors (such as different types of utilities). For purposes of the industry concentration policy, foreign government is considered to be an industry, although currency positions are not considered to be an investment in a foreign government for these purposes. Mortgage-related securities and ABS that are issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities are not subject to the Fund’s industry concentration policy, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, tax-exempt municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities and repurchase agreements collateralized by any of the foregoing obligations are not subject to the Fund’s industry concentration policy. The policy will also be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries.
To the extent that an underlying investment company in which the Fund invests has adopted a policy to concentrate its investments in a particular industry, the Fund will, to the extent applicable, take such underlying investment company’s concentration policy into consideration for purposes of the Fund’s own industry concentration policy.
For purposes of applying the terms of the policy in the second sentence of paragraph (1) above, privately issued mortgage-related securities include, but are not limited to, any mortgage-related security (other than those issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities), securities representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including REMICs, which could include Re-REMICs, mortgage pass-through securities, inverse floaters, collateralized mortgage obligations, collateralized loan obligations, multiclass pass-through securities, private mortgage pass-through securities, and stripped mortgage securities (generally interest-only and principal-only securities). Exposures to mortgage-related securities through derivatives or other financial instruments may be considered investments in mortgage-related securities. Privately issued mortgage-related securities also may include, without limitation, interests in pools of residential mortgages or commercial mortgages, and may relate to domestic or non-US mortgages. Because the market for mortgage-related securities continues to develop, it is possible that instruments that have not yet been created will be issued in the future by non-governmental entities and will be determined by PIMCO to have similar economic characteristics as the instruments named in this paragraph. Such new instruments would be applied towards satisfying the Fund’s policy in the second sentence of paragraph (1) above.
For purposes of the Fund’s investment policies and restrictions, the Fund may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Fund may value credit default swaps at full exposure value for purposes of the Fund’s credit quality guidelines because such value in general better reflects the Fund’s actual economic exposure during the term of the credit default swap agreement. As a result, the Fund may, at times, have notional exposure to an asset class (before netting) that is greater or lesser than the stated limit or restriction noted in the Fund’s Prospectus. In this context, both the notional amount and the market value may be positive or negative depending on whether the Fund is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Fund for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
From time to time, the Fund may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Fund, and the acquisition is determined to be beneficial to Fund shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under this “Investment Restrictions” section or any percentage investment limitation of the 1940 Act or rules thereunder, if the Fund has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Fund will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Fund sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Fund investments (as stated throughout this Statement of Additional Information or in the Prospectus) that are not: (i) specifically included in this “Investment Restrictions” section; or (ii) imposed by the 1940 Act, rules thereunder, the Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. For the avoidance of doubt, unless otherwise stated, all percentage limitations on Fund investments that are (i) specifically included in the “Fundamental Investment Restrictions” section; or (ii) Elective Investment Restrictions, will apply at the time of investment. In addition, and notwithstanding the foregoing, for purposes of this policy, certain Non-Fundamental Investment Restrictions, as noted above, are also considered Elective Investment Restrictions. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Fund’s acquisition of securities or instruments through a Voluntary Action. Certain percentage limitations or absolute prohibitions stated in certain Elective Investment Restrictions by their terms apply only with respect to specific securities or instruments as opposed to asset classes or economic exposures represented by such securities or instruments; for purposes of applying such limitations or prohibitions, the Fund may not count investments in derivatives or other instruments that are not the specific securities or instruments limited or prohibited by the express terms of the Elective Investment Restriction. In such cases, the Fund may obtain greater economic exposure to asset classes represented by such specific securities or instruments because such exposure is not restricted by the express terms of the Elective Investment Restriction.
The Fund may engage in roll-timing strategies where the Fund seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Fund to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from OTC trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory requirements, the Fund may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Fund’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Fund will test for compliance with Elective Investment Restrictions at the time of the Fund’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Fund’s subsequent acquisition of securities or instruments through a Roll Transaction.
For purposes of applying the terms of the Fund’s policy in paragraph (6) above in “Fundamental Investment Restrictions,” under the federal securities laws, underwriting securities generally involves purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. The Fund’s limitation with respect to underwriting securities is not applicable to the extent that, in connection with the disposition of portfolio securities (including by securitization), the Fund may be deemed an underwriter under the federal securities laws.
Management of the Fund
Trustees and Officers
The business of the Fund is managed under the direction of the Board. Subject to the provisions of the Fund’s Amended and Restated Agreement and Declaration of Trust, as may be amended from time to time (the “Declaration”), its Amended and Restated Bylaws, as may be amended from time to time (the “Bylaws”) and Massachusetts law, the Trustees have all powers necessary and convenient to carry out their responsibilities, including the election and removal of the Fund’s officers.
Board Leadership Structure — The Board is consists of nine Trustees, seven of whom are not “interested persons” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund or of the Investment Manager (the “Independent Trustees”), which represents approximately 78% of the Trustees that are Independent Trustees.
An Independent Trustee serves as Chair of the Board and is selected by a vote of the majority of the Independent Trustees. The Chair of the Board presides at meetings of the Board, acts as a liaison with service providers, officers, attorneys and other Trustees generally between meetings, and performs such other functions as may be requested by the Board from time to time.
The Board meets regularly four times each year to discuss and consider matters concerning the Fund, and also holds special meetings to address matters arising between regular meetings. The Independent Trustees regularly meet outside the presence of management and are advised by independent legal counsel.
The Board has established five standing Committees to facilitate the Trustees’ oversight of the management of the Fund: the Audit Oversight Committee, the Governance and Nominating Committee, the Valuation Oversight Committee, the Contracts Committee and the Performance Committee. The functions and role of each Committee are described below under “Committees of the Board of Trustees.” The membership of each Committee (other than the Performance Committee) consists of only the Independent Trustees. The Performance Committee consists of all of the Trustees. The Independent Trustees believe that participation on each Committee allows them to participate in the full range of the Board’s oversight duties.
The Board reviews its leadership structure periodically and has determined that this leadership structure, including an Independent Chair, a supermajority of Independent Trustees and Committee membership limited to Independent Trustees (with the exception of the Performance Committee), is appropriate in light of the characteristics and circumstances of the Fund. In reaching this conclusion, the Board considered, among other things, the predominant role of the Investment Manager in the day-to-day management of Fund affairs, the extent to which the work of the Board is conducted through the Committees, the number of funds in the Fund Complex (as defined below) overseen by Board members, the variety of asset classes those funds include, the assets of the Fund and the other funds in the fund complex and the management, distribution and other service arrangements of the Fund and such other funds. The Board also believes that its structure, including the presence of two Trustees who are or have been executives with the Investment Manager or Investment Manager-affiliated entities, facilitates an efficient flow of information concerning the management of the Fund to the Independent Trustees.
Risk Oversight — The Fund has retained the Investment Manager to provide investment advisory services and administrative services. Accordingly, the Investment Manager is immediately responsible for the management of risks that may arise from Fund investments and operations. Some employees of the Investment Manager serve as the Fund’s officers, including the Fund’s principal executive officer and principal financial and accounting officer, chief compliance officer and chief legal officer. The Investment Manager and the Fund’s other service providers have adopted policies, processes, and procedures to identify, assess and manage different types of risks associated with the Fund’s activities. The Board oversees the performance of these functions by the Investment Manager and the Fund’s other service providers, both directly and through the Committee structure it has established. The Board receives from the Investment Manager a wide range of reports, both on a regular and as-needed basis, relating to the Fund’s activities and to the actual and potential risks of the Fund. These include reports on investment and market risks, custody and valuation of Fund assets, compliance with applicable laws, and the Fund’s financial accounting and reporting. In addition, the Board meets periodically with the portfolio managers of the Fund or their delegates to receive reports regarding the portfolio management of the Fund and its performance, including its investment risks. In the course of these meetings and discussions with the Investment Manager, the Board has emphasized to the Investment Manager the importance of maintaining vigorous risk management programs and procedures with respect to the Fund.
In addition, the Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures that are reasonably designed to minimize the risk of violations of the federal securities laws (“Compliance Policies”). The CCO reports directly to the Independent Trustees, interacts with individuals within the Investment Manager’s organization and provides presentations to the Board at its quarterly meetings and an annual report on the application of the Compliance Policies. The Board periodically discusses relevant risks affecting the Fund with the CCO at these meetings. The Board has approved the Compliance Policies and reviews the CCO’s reports. Further, the Board annually reviews the sufficiency of the Compliance Policies, as well as the appointment and compensation of the CCO.
The Board recognizes that the reports it receives concerning risk management matters are, by their nature, typically summaries of the relevant information. Moreover, the Board recognizes that not all risks that may affect the Fund can be identified in advance; that it may not be practical or cost-effective to eliminate or mitigate certain risks; that it may be necessary to bear certain risks (such as investment-related risks) in seeking to achieve the Fund’s investment objectives; and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.
The Trustees and officers of the Fund, their years of birth, the position they hold with the Fund, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the Fund Complex that the Trustee oversees and any other public company directorships held by the Trustee are listed in the two tables immediately following. Except as shown, each Trustee’s and officer’s principal occupation and business experience for the last five years have been with the employer(s) indicated, although in some cases the Trustee may have held different positions with such employer(s).
The charts below identify the Trustees and executive officers of the Fund. Unless otherwise indicated, the business address of all persons below is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

Independent Trustees(1)
Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years
Deborah A. DeCotis 1952 Class I	Chair of the Board, Trustee	Since inception	Advisory Director, Morgan Stanley & Co., Inc. (since 1996); Member, Circle Financial Group (since 2009); Member, Council on Foreign Relations (since 2013); Trustee, Smith College (since 2017); Director, Watford Re (since 2017); and Director, Cadre Inc., a manufacturer of safety equipment (since 2022). Formerly, Co-Chair Special Projects Committee, Memorial Sloan Kettering (2005-2015); Trustee, Stanford University (2010- 2015); Principal, LaLoop LLC, a retail accessories company (1999-2014); Director, Helena Rubenstein Foundation (1997-2010); and Director, Armor Holdings (2002-2010).	24	Trustee, Allianz Funds (2011-2021); Trustee, Virtus Funds (2021-Present).
Sarah E. Cogan 1956 Class II	Trustee	Since inception	Retired Partner, Simpson Thacher & Bartlett LLP (law firm) (1989-2018); Director, Girl Scouts of Greater New York, Inc. (since 2016); and Trustee, Natural Resources Defense Council, Inc. (since 2013).	24	Trustee, Allianz Funds (2019-2021); Trustee, Virtus Funds (2021-Present).
Kathleen A. McCartney 1955 Class II	Trustee	Since 2022
Director (since 2013) and President
(since 2020), Five Colleges, Inc.,
consortium of liberal arts colleges and
universities; President Emerita, Smith
College (since 2023). Formerly,
President, Smith College (2013-2023);
Director, American Council on
Education Board of Directors,
(2015-2019); Director, Consortium on
Financing Higher Education Board of
Directors (2015-2019); Director, edX
Board of Directors, online course
provider (2012-2013); Director,
Bellwether Education Partners Board,
national nonprofit organization
(2010-2013); Dean, Harvard Graduate
School of Education (2006-2013); and
Trustee, Tufts University (2007-2013).
				24	None.
Mark Michel(4) 1965 Class II	Trustee	Since September 2025	Formerly, Audit Partner, Ernst & Young, a global accounting firm (2004-2025).	24	None.

Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years
Sonya Morris(4) 1962 Class I	Trustee	Since September 2025	Formerly, Managing Director, Harbor Capital Advisors, an investment adviser (2013 -2022); and Senior Investment Consultant (2010 -2013) and Senior Mutual Fund Analyst and Editorial Director (2004 -2010), Morningstar, Inc., a global provider of investment data and research.	21	Trustee and Investment Committee Chair, City of Cincinnati Employee Retirement System, a public pension fund (Since 2023).
Alan Rappaport 1953 Class III	Trustee	Since inception
Director, Victory Capital Holdings,
Inc., an asset management firm (since
2013). Formerly, Adjunct Professor,
New York University Stern School of
Business (2011-2020); Lecturer,
Stanford University Graduate School
of Business (2013-2020); Advisory
Director (formerly Vice Chairman),
Roundtable Investment Partners
(2009-2018); Member of Board of
Overseers, NYU Langone Medical
Center (2015-2016); Trustee,
American Museum of Natural History
(2005-2015); Trustee, NYU Langone
Medical Center (2007-2015); and Vice
Chairman (formerly, Chairman and
President), U.S. Trust (formerly,
Private Bank of Bank of America, the
predecessor entity of U.S. Trust)
(2001-2008).
				24	Trustee, Allianz Funds (2010-2021); Chairman of the Board of Trustees, Virtus Closed-End Funds (2021-2023).

Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years
E. Grace Vandecruze 1963 Class II	Trustee	Since 2021
Founder and Managing Director,
Grace Global Capital LLC, a strategic
advisory firm to the insurance industry
(since 2006); Director, The Doctors
Company, a medical malpractice
insurance company (since 2020);
Director, Link Logistics REIT, a real
estate company (since 2021); Director,
and Member of the Investment & Risk
Committee, Resolution Life Group
Holdings, a global life insurance group
(since 2021); Director, Wharton
Graduate Executive Board; Director,
Blackstone Private Equity Strategies
Fund L.P. (since 2023); and Director,
Blackstone Infrastructure Strategies
Fund, L.P. (since 2024). Formerly,
Chief Financial Officer, ShoulderUp
Technology Acquisition Corp, a
special purpose acquisition company
(2021-2023); Director, Resolution
Holdings (2015-2019); Director and
Member of the Audit Committee and
the Wealth Solutions Advisory
Committee, M Financial Group, a life
insurance company (2015-2021); Chief
Financial Officer, Athena Technology
Acquisition Corp, a special purpose
acquisition company (2021-2022); and
Director, SBLI USA, a life insurance
company (2015-2018).
				24	None.
Interested Trustees(5)
Libby D. Cantrill(6) 1977 Class III	Trustee	Since 2023	Managing Director, Head of Public Policy, PIMCO (since 2007); Institutional Account Manager, PIMCO (2007-2010); Legislative Aide, House of Representatives (2003-2005); and Investment Banking Analyst, Morgan Stanley (2000-2003).	24	Member of the Board of Directors, Covenant House New York (2021-Present); Member of the Board, Securities Industry and Financial Markets Association (2022-Present)

David Flattum(6)(7) 1964 Class II	Trustee	Since 2024	Consultant, PIMCO (2023-present); Global General Counsel, PIMCO (2006-2023); General Counsel and Chief Operating Officer, Allianz Asset Management of America (2001-2006).	24	None
(1)
“Independent Trustees” are those Trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act).
(2)
Under the Fund’s Amended and Restated Agreement and Declaration of Trust, a Trustee serves until his or her retirement, removal, Under the Fund’s Declaration of Trust, a Trustee serves until his or her death, retirement, removal, disqualification, resignation or replacement. In accordance with the Fund’s Declaration of Trust (see “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws”), the Common and/or preferred shareholders of the Fund, as applicable, elect Trustees to fill the vacancies of Trustees whose terms expire at each annual meeting of the Fund’s shareholders.
(3)
The Term “Fund Complex” as used herein includes the Fund and any other registered investment company (i) that holds itself out to investors as a related company for purposes of investment and investor services; or (ii) for which PIMCO or an affiliate of PIMCO serves as primary investment adviser.
(4)
Mr. Michel and Ms. Morris were each appointed as a Trustee of the Fund effective September 18, 2025.
(5)
Ms. Cantrill and Mr. Flattum are each an “interested person” of the Fund, as defined in Section 2(a)(19) of the 1940 Act, due to their affiliations with PIMCO and its affiliates.
(6)
Ms. Cantrill's and Mr. Flattum's business address is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.
(7)
Mr. Flattum was appointed as a Trustee of the Fund effective December 1, 2024.

Officers
Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Joshua D. Ratner 1976	President	Since 2024
Executive Vice President and
Head of Americas Fund
Operations – Client, Legal and
Funds; Deputy General Counsel,
PIMCO. President,
PIMCO-Managed Funds, PIMCO
Flexible Real Estate Income Fund,
PIMCO Funds, PIMCO Variable
Insurance Trust, PIMCO ETF
Trust, PIMCO Equity Series and
PIMCO Equity Series VIT.
Director, PIMCO Canada Corp.

Keisha Audain-Pressley 1975	Chief Compliance Officer	Since inception
Executive Vice President and
Deputy Chief Compliance Officer,
PIMCO. Chief Compliance
Officer, PIMCO-Managed Funds,
PIMCO Flexible Real Estate
Income Fund, PIMCO Funds,
PIMCO Variable Insurance Trust,
PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity
Series VIT and PIMCO Capital
Solutions BDC Corp.

Ryan G. Leshaw[1] 1980	Chief Legal Officer and Secretary	Chief Legal Officer since 2019, Secretary since 2024
Executive Vice President and
Deputy General Counsel, PIMCO.
Chief Legal Officer and Secretary,
PIMCO-Managed Funds, PIMCO
Flexible Real Estate Income Fund,
PIMCO Capital Solutions BDC
Corp., PIMCO Funds, PIMCO
Variable Insurance Trust, PIMCO
ETF Trust, PIMCO Equity Series
and PIMCO Equity Series VIT.

Peter G. Strelow[1] 1970	Senior Vice President	Since inception
Managing Director and Co-Chief
Operating Officer, PIMCO. Senior
Vice President, PIMCO-Managed
Funds, PIMCO Funds, PIMCO
Variable Insurance Trust, PIMCO
ETF Trust, PIMCO Equity Series
and PIMCO Equity Series VIT.
Formerly, Chief Administrative
Officer, PIMCO.

Douglas B. Burrill 1980	Vice President	Since 2022
Senior Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity
Series VIT and PIMCO Capital
Solutions BDC Corp.

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Carol K. Chan[1] 1982	Vice President	Since 2024
Senior Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Alyssa M. Creighton[1] 1974	Vice President	Since 2024
Senior Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity
Series VIT and PIMCO Capital
Solutions BDC Corp.

Jason R. Duran[1] 1977	Vice President	Since 2023	Vice President, PIMCO. Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.
Michele N. Ellis[1] 1975	Vice President	Since 2024
Vice President, PIMCO. Vice
President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Capital Solutions BDC Corp.,
PIMCO Funds, PIMCO Variable
Insurance Trust, PIMCO ETF
Trust, PIMCO Equity Series and
PIMCO Equity Series VIT.

Kenneth W. Lee[1] 1972	Vice President	Since 2022
Senior Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity
Series VIT and PIMCO Capital
Solutions BDC Corp.

Greg J. Mason[2] 1980	Vice President	Since 2023
Senior Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Colleen P. McLaughlin[2] 1983	Vice President	Since 2024
Senior Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Shiv Narain[1] 1981	Vice President	Since 2024
Executive Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Keith A. Werber[1] 1973	Vice President	Since 2022
Executive Vice President, PIMCO.
Vice President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series, PIMCO Equity
Series VIT and PIMCO Capital
Solutions BDC Corp.

Paul T. Wildermuth[1] 1978	Vice President	Since 2024
Vice President, PIMCO. Vice
President, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Bijal Y. Parikh[1] 1978	Treasurer	Since inception
Executive Vice President, PIMCO.
Treasurer, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Brandon T. Evans[1] 1982	Deputy Treasurer	Since 2022
Senior Vice President, PIMCO.
Deputy Treasurer,
PIMCO-Managed Funds, PIMCO
Flexible Real Estate Income Fund,
PIMCO Funds, PIMCO Variable
Insurance Trust, PIMCO ETF
Trust, PIMCO Equity Series and
PIMCO Equity Series VIT.

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Erik C. Brown[2] 1967	Assistant Treasurer	Since inception
Executive Vice President, PIMCO.
Assistant Treasurer,
PIMCO-Managed Funds, PIMCO
Flexible Real Estate Income Fund,
PIMCO Funds, PIMCO Variable
Insurance Trust, PIMCO ETF
Trust, PIMCO Equity Series,
PIMCO Equity Series VIT and
PIMCO Capital Solutions BDC
Corp.

Laine E. Pacetti[1] 1989	Assistant Treasurer	Since 2024
Vice President, PIMCO. Assistant
Treasurer, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Jason R. Stern 1979	Assistant Treasurer	Since 2024
Vice President, PIMCO. Assistant
Treasurer, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Chi H. Vu1 1983	Assistant Treasurer	Since 2024
Vice President, PIMCO. Assistant
Treasurer, PIMCO-Managed
Funds, PIMCO Flexible Real
Estate Income Fund, PIMCO
Funds, PIMCO Variable Insurance
Trust, PIMCO ETF Trust, PIMCO
Equity Series and PIMCO Equity
Series VIT.

Timothy A. Bekkers[1] 1987	Assistant Secretary	Since 2024
Senior Vice President and Senior
Counsel, PIMCO. Assistant
Secretary, PIMCO-Managed
Funds, PIMCO Funds, PIMCO
Variable Insurance Trust, PIMCO
ETF Trust, PIMCO Equity Series
and PIMCO Equity Series VIT.

Jaime Dinan 1988	Assistant Secretary	Since 2024	Vice President and Counsel, PIMCO. Assistant Secretary, PIMCO-Managed Funds, PIMCO Flexible Real Estate Income Fund and PIMCO Capital Solutions BDC Corp.
(1)
The business address of these officers is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.
(2)
The business address of these officers is c/o Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.

Each of the Fund’s executive officers is an “interested person” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) as a result of his or her position(s) set forth in the table above.
Trustee Qualifications. The Board has determined that each Trustee is qualified to serve as such based on several factors (none of which alone is decisive). Each Trustee is knowledgeable about the Fund’s business and service provider arrangements in part because he or she serves as trustee or director to a number of other investment companies advised by PIMCO and/or its affiliates with similar arrangements to that of the Fund, has had significant experience in the investment management and/or financial services industries, or has other experience deemed qualifying by the Board. Among the factors the Board considers when concluding that an individual is qualified to serve on the Board are the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.
In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination by the Board that the individual is qualified to serve as a Trustee of the Fund. The following is a summary of various qualifications, experiences and skills of each Trustee (in addition to business experience during the past five years set forth in the table above) that contributed to the Board’s conclusion that an individual is qualified to serve on the Board. References to qualifications, experiences and skills are not intended to hold out the Board or individual Trustees as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.
Libby D. Cantrill — Ms. Cantrill has substantial experience in the investment management industry. Ms. Cantrill has 18 years of investment experience and is the Head of Public Policy and is a managing director in PIMCO's portfolio management group. In her role, she analyzes policy and political risk for the firm's Investment Committee and leads U.S. policymaker engagement and policy strategy for the firm. She also works closely with PIMCO's Global Advisory Board and has served as a rotating member of the firm's Executive Committee. Ms. Cantrill is a Chartered Financial Analyst charterholder.
Sarah E. Cogan — Ms. Cogan has substantial legal experience in the investment management industry, having served as a partner at a large international law firm in the corporate department for over 25 years and as former head of the registered funds practice. She has extensive experience in oversight of investment company boards through her experience as counsel to the Independent Trustees of certain PIMCO-Managed Funds and as counsel to other independent trustees, investment companies and asset management firms.
Deborah A. DeCotis — Ms. DeCotis has substantial senior executive experience in the investment banking industry, having served as a Managing Director for Morgan Stanley. She has extensive board experience and experience in oversight of investment management functions through her experience as a former Director of the Helena Rubenstein Foundation, Stanford Graduate School of Business and Armor Holdings.
David Flattum— Mr. Flattum joined PIMCO as Global General Counsel in 2006. Previously, he was General Counsel and Chief Operating Officer of Allianz Asset Management of America and a partner at the law firm of Latham & Watkins, specializing in mergers and acquisitions. He has served in numerous leadership capacities, including as Chair of PIMCO’s Audit, Risk, Conflicts, and Pricing Committees and as Chief Legal Officer for the PIMCO Funds. He retired from his role as Global General Counsel of PIMCO at the end of 2023 and has continued to stay engaged with PIMCO as a consultant.
Kathleen A. McCartney — Ms. McCartney has substantial board experience, having served on a number of nonprofit boards, as trustee of Tufts University, director of the American Council on Education, director of the Consortium on Financing Higher Education, founding board member of edX, and director of the Bellwether Education Partners board. She also has substantial senior executive experience as the President Emerita and former President of Smith College and director of Five Colleges, Inc.

Mark Michel — Mr. Michel has substantial experience in the investment management industry, having served as a partner at a large audit and consulting firm in the wealth and asset management practice for over 20 years. He has extensive experience in the oversight of audits for large mutual fund complexes and other financial institutions.
Sonya Morris — Ms. Morris has substantial senior executive experience in the investment management industry, having served as a managing director at a large asset manager. She has extensive experience in oversight of investment managers and with institutional and retail distribution channels through her experience at asset management and investment research companies. In addition, she has served as trustee and investment committee chair of a midsized public pension fund.
Alan Rappaport — Mr. Rappaport has substantial senior executive experience in the financial services industry. He formerly served as Chairman and President of the Private Bank of Bank of America and as Vice Chairman of U.S. Trust and as an Advisory Director of an investment firm.
E. Grace Vandecruze — Ms. Vandecruze has substantial senior executive experience in the financial services industry. She is Founder and Managing Director of Grace Global Capital LLC, a strategic advisory firm to the insurance industry (since 2006). She has extensive board experience and experience in oversight of investment management and insurance company functions through her experience as a Director and Member of the Audit Committee and the Wealth Solutions Advisory Committee, M Financial Group, a life insurance company (2015-2021), a Director of The Doctors Company, a medical malpractice insurance company (since 2020) and a Director and Member of the Investment & Risk Committee, Resolution Life Group Holdings, a global life insurance group (since 2021). She also serves as the Audit Oversight Committee's Chair and has been determined by the Board to be an “audit committee financial expert.”
Committees of the Board of Trustees
Audit Oversight Committee. The Board has established an Audit Oversight Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), currently consisting of Messrs. Michel and Rappaport and Mses. Cogan, DeCotis, McCartney, Morris and Vandecruze, each of whom is an Independent Trustee. Ms. Vandecruze is the current Chair of the Fund’s Audit Oversight Committee.
The Audit Oversight Committee provides oversight with respect to the internal and external accounting and auditing procedures of the Fund and, among other things, determines the selection of an independent registered public accounting firm for the Fund and considers the scope of the audit, approves all audit and permitted non-audit services proposed to be performed by those auditors on behalf of the Fund and approves non-audit services to be performed by the auditors for certain affiliates, including PIMCO and entities in a control relationship with PIMCO that provide services to the Fund where the engagement relates directly to the operations and financial reporting of the Fund. The Audit Oversight Committee considers the possible effect of those services on the independence of the Fund’s independent registered public accounting firm. During the fiscal year ended June 30, 2025, the Audit Oversight Committee met three times. Each member of the Fund’s Audit Oversight Committee is “independent,” as independence for audit committee members is defined in the currently applicable listing standards of the NYSE, on which the Common Shares of the Fund are listed.
Governance and Nominating Committee. The Board has established a Governance and Nominating Committee composed solely of Independent Trustees, currently consisting of Messrs. Michel and Rappaport and Mses. Cogan, DeCotis, McCartney, Morris and Vandecruze. Ms. DeCotis is the current Chair of the Governance and Nominating Committee. The primary purposes and responsibilities of the Governance and Nominating Committee are: (i) advising and making recommendations to the Board on matters concerning Board governance and related Trustee practices, and (ii) the screening and nomination of candidates for election to the Board as Independent Trustees.
The responsibilities of the Governance and Nominating Committee include considering and making recommendations to the Fund’s Board regarding: (1) governance, retirement and other policies, procedures and practices relating to the Board and the Trustees; (2) in consultation with the Chair of the Board, matters concerning the functions and duties of the Trustees and committees of the Board; (3) the size of the Board and, in consultation with the Chair of the Board, the Board’s committees and their composition; and (4) Board and committee meeting procedures. The Committee will also periodically review and recommend for approval by the Board the structure and levels of compensation and any related benefits to be paid or provided by the Fund to the Independent Trustees for their services on the Board and any committees on the Board.

The Governance and Nominating Committee is responsible for reviewing and recommending qualified candidates to the Board in the event that a position is vacated or created or when Trustees are to be re-elected. During the fiscal year ended June 30, 2025, the Governance and Nominating Committee met four times. Each member of the Fund’s Governance and Nominating Committee is “independent,” as independence for audit committee members is defined in the currently applicable listing standards of the NYSE, on which the Common Shares of the Fund are listed.
Qualifications, Evaluation and Identification of Trustee Nominees.  The Governance and Nominating Committee of the Fund requires that Trustee candidates have a college degree or equivalent business experience. When evaluating candidates, the Governance and Nominating Committee may take into account a wide variety of factors including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) ability, judgment and expertise and (v) overall diversity of the Board’s composition. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following sources: (i) the Fund’s current Trustees, (ii) the Fund’s officers, (iii) the Fund’s investment adviser, (iv) the Fund’s shareholders and (v) any other source the Committee deems to be appropriate. The Governance and Nominating Committee may, but is not required to, retain a third-party search firm at the Fund’s expense to identify potential candidates.
Consideration of Candidates Recommended by Shareholders.  The Governance and Nominating Committee will review and consider nominees recommended by shareholders to serve as Trustees, provided that the recommending shareholder follows the “Procedures for Shareholders to Submit Nominee Candidates”, which are set forth as Appendix A to the Fund’s Governance and Nominating Committee Charter and attached as Appendix A to this Statement of Additional Information. Among other requirements, these procedures provide that the recommending shareholder must submit any recommendation in writing to the Fund, to the attention of the Fund’s Secretary, at the address of the principal executive offices of the Fund and that such submission must be received at such offices not less than 45 days nor more than 75 days prior to the date of the Board or shareholder meeting at which the nominee would be elected. Any recommendation must include certain biographical and other information regarding the candidate and the recommending shareholder, and must include a written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected. The foregoing description of the requirements is only a summary. Please refer to Appendix B to the Governance and Nominating Committee Charter, which is attached to this Statement of Additional Information as Appendix A for details.
The Governance and Nominating Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board.
Diversity.  The Governance and Nominating Committee takes diversity of a particular nominee and overall diversity of the Board into account when considering and evaluating nominees for Trustee. The Board has adopted a diversity policy and, when considering a nominee’s and the Board’s diversity, the Committee generally considers the manner in which each nominee’s professional experience, education, expertise in matters that are relevant to the oversight of the Fund (e.g., investment management, distribution, accounting, trading, compliance, legal), general leadership experience and life experience are complementary and, as a whole, contribute to the ability of the Board to oversee the Fund.
Valuation Oversight Committee. The Board has established a Valuation Oversight Committee, currently consisting of Messrs. Michel and Rappaport and Mses. Cogan, DeCotis, McCartney, Morris and Vandecruze. Ms. Vandecruze is the current Chair of the Valuation Oversight Committee. The Valuation Oversight Committee has been delegated responsibility by the Board for overseeing determination of the fair value of the Fund’s portfolio securities and other assets. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Fund’s portfolio securities and periodically reviews reports and assessments provided by the Investment Manager pursuant to the Fund's valuation procedures and the Investment Manager's pricing policy. With respect to the fair valuation of portfolio securities for which market quotations are not readily available, the Investment Manager has been designated as “Valuation Designee” for the Fund in accordance with Rule 2a-5 under the 1940 Act. The Fund's Valuation Oversight Committee reports to the Board periodically as to the Committee's activities and oversight of the Investment Manager's administration of the Fund's valuation procedures and the Valuation Designee's carrying out of its responsibilities under Rule 2a-5.
During the fiscal year ended June 30, 2025, the Valuation Oversight Committee met four times.

Contracts Committee. The Board has established a Contracts Committee, currently consisting of Messrs. Michel and Rappaport and Mses. Cogan, DeCotis, McCartney, Morris and Vandecruze. Ms. Cogan serves as the current Chair of the Fund’s Contracts Committee. The Contracts Committee meets as the Board deems necessary to review the performance of, and the reasonableness of the fees paid to, as applicable, the Fund’s investment adviser(s) and any sub-adviser(s), administrators(s) and principal underwriters(s) and to make recommendations to the Board regarding the approval and continuance of the Fund’s contractual arrangements for investment advisory, sub-advisory, administrative and distribution services, as applicable. The Contracts Committee also may review and evaluate the terms of other contracts or amendments thereto with the Fund’s other major service providers at the Board’s request.  The Contracts Committee also may review and evaluate the terms of other contracts or amendments thereto with the Fund’s other major service providers at the Board’s request. During the fiscal year ended June 30, 2025, the Contracts Committee met three times.
Performance Committee. The Board has established a Performance Committee, currently consisting of Messrs. Flattum, Michel and Rappaport and Mses. Cantrill, Cogan, DeCotis, McCartney, Morris and Vandecruze. Mr. Rappaport serves as the current Chair of the Performance Committee. The Performance Committee’s responsibilities include reviewing the performance of the Fund and any changes in investment philosophy, approach and personnel of the Investment Manager. During the fiscal year ended June 30, 2025, the Performance Committee met four times.
Securities Ownership
For each Trustee, the following table discloses the dollar range of equity securities in the Fund beneficially owned by the Trustee and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Fund’s family of investment companies, as of December 31, 2024:
Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Independent Trustees
Sarah E. Cogan	$10,001 - $50,000	Over $100,000
Deborah A. DeCotis	None	Over $100,000
Kathleen A. McCartney	None	Over $100,000
Mark Michel(2)	None	None
Sonya Morris(2)	None	None
Alan Rappaport	$50,001 - $100,000	Over $100,000
E. Grace Vandecruze	None	Over $100,000
Interested Trustees
Libby D. Cantrill	None	None
David N. Fisher(3)	$100,001 - $500,000	Over $100,000
David Flattum(4)	None	None
(1)
The term “Family of Investment Companies” as used herein includes the Fund and the following registered investment companies: PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PIMCO Access Income Fund, PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Strategy Fund, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, PCM Fund, Inc., PIMCO Strategic Income Fund, Inc., PIMCO Flexible Credit Income Fund, PIMCO Flexible Emerging Markets Income Fund, PIMCO California Flexible Municipal Income Fund, PIMCO Flexible Municipal Income Fund and each series of PIMCO Managed Accounts Trust. Effective August 1, 2025, the PIMCO Municipal Income Fund and PIMCO Municipal Income Fund III merged with and into PIMCO Municipal Income Fund II, PIMCO New York

Municipal Income Fund and PIMCO New York Municipal Income Fund III merged with and into PIMCO New York Municipal Income Fund II, and PIMCO California Municipal Income Fund II and PIMCO California Municipal Income Fund III merged with and into PIMCO California Municipal Income Fund.
(2)
Mr. Michel and Ms. Morris were each appointed as a Trustee of the Fund effective September 18, 2025.
(3)
Mr. Fisher retired as a Trustee of the Fund effective December 1, 2024.
(4)
Mr. Flattum was appointed as a Trustee of the Fund, effective December 1, 2024.
To the Fund’s knowledge, the following table provides information regarding each class of securities owned beneficially in an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund as of December 31, 2024 by Independent Trustees and their immediate family members:
Name of Trustee	Name of Owners and Relations to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Sarah E. Cogan	None	N/A	N/A	N/A	N/A
Deborah A. DeCotis	None	N/A	N/A	N/A	N/A
Kathleen A. McCartney	None	N/A	N/A	N/A	N/A
Mark Michel(1)	None	N/A	N/A	N/A	N/A
Sonya Morris(1)	None	N/A	N/A	N/A	N/A
Alan Rappaport	None	N/A	N/A	N/A	N/A
E. Grace Vandecruze	None	N/A	N/A	N/A	N/A
(1)
Mr. Michel and Ms. Morris were each appointed as a Trustee of the Fund effective September 18, 2025.
As of November 24, 2025, the Trustees and officers of the Fund as a group owned less than 1% of the outstanding Common Shares.
As of November 24, 2025, to the knowledge of the Fund, the following entities owned beneficially or of record 5% or more of the Fund’s outstanding equity securities. To the knowledge of the Fund, no other person owned beneficially or of record 5% or more of the Fund’s outstanding equity securities on such date.
Record/Beneficial Owner	Percentage of Outstanding Shares of Fund Owned of Record
CHARLES SCHWAB & CO INC 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	19.08%
MERRILL LYNCH PROFESSIONAL CLEARING CORP. 222 BROADWAY NEW YORK, NY 10038	8.30%
MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER,PLAZA 2 JERSEY CITY, NJ 07311	20.71%
NATIONAL FINANCIAL SERVICES LLC 200 LIBERTY ST, ONE WORLD FINANCIAL CENTER NEW YORK NY 10281-1003	15.90%
UBS FINANCIAL 499 WASHINGTON BLVD 9TH F JERSEY CITY, NJ 07310-2055	5.99%

Trustees’ Compensation
Each of the Independent Trustees serves as a trustee of PIMCO California Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PIMCO Corporate & Income Strategy Fund, PIMCO Corporate & Income Opportunity Fund, PIMCO Dynamic Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, PIMCO Global StocksPLUS®& Income Fund, PIMCO Dynamic Income Strategy Fund, PCM Fund, Inc., PIMCO Strategic Income Fund, Inc., and PIMCO Access Income Fund, each a closed-end management investment company for which the Investment Manager serves as investment manager (together with the Fund, the “PIMCO Closed-End Funds”), as well as PIMCO Flexible Credit Income Fund, PIMCO Flexible Municipal Income Fund, PIMCO Flexible Emerging Markets Income Fund and PIMCO California Flexible Municipal Income Fund, each a closed-end management investment company that is operated as an “interval fund” for which PIMCO serves as investment manager (the “PIMCO Interval Funds”), and PIMCO Managed Accounts Trust (“PMAT”), an open-end investment management company with multiple series for which the Investment Manager serves as investment adviser and administrator (together with the PIMCO Closed-End Funds and the PIMCO Interval Funds, the “PIMCO-Managed Funds”). Effective August 1, 2025, the PIMCO Municipal Income Fund and PIMCO Municipal Income Fund III merged with and into PIMCO Municipal Income Fund II, PIMCO New York Municipal Income Fund and PIMCO New York Municipal Income Fund III merged with and into PIMCO New York Municipal Income Fund II, and PIMCO California Municipal Income Fund II and PIMCO California Municipal Income Fund III merged with and into PIMCO California Municipal Income Fund.
Effective January 1, 2025, each Independent Trustee receives annual compensation of $275,000 for his or her service on the Boards of the PIMCO-Managed Funds, payable quarterly; the Independent Chair of the Boards receives an additional $100,000 per year, payable quarterly; the Audit Oversight Committee Chair receives an additional $35,000 annually, payable quarterly; the Performance Committee Chair receives an additional $15,000 annually, payable quarterly; the Valuation Oversight Committee Chair receives an additional $10,000 annually, payable quarterly; and the Contracts Committee Chair receives an additional $30,000 annually, payable quarterly. Trustees are also reimbursed for meeting related expenses.
Each Trustee’s compensation for his or her service as a Trustee on the Boards of the PIMCO-Managed Funds and other costs in connection with joint meetings of such Funds are allocated among the PIMCO-Managed Funds, as applicable, on the basis of fixed percentages as among PMAT, the PIMCO Interval Funds and the PIMCO Closed-End Funds. Trustee compensation and other costs are then further allocated pro rata among the individual funds within each grouping based on each such fund’s relative net assets.
The Fund has no employees. The Fund’s officers and Interested Trustees (Ms. Cantrill and Mr. Flattum) are compensated by PIMCO or its affiliates, as applicable.
The Trustees do not currently receive any pension or retirement benefits from the Fund or the Fund Complex (see below).
The following table sets forth information regarding the compensation received by the Independent Trustees for the fiscal year ended June 30, 2025. For the calendar year ended December 31, 2024, the Independent Trustees received the compensation set forth in the table below for serving as trustees of the funds in the same Fund Complex as the Fund. Each officer and each Trustee who is a director, officer, partner, member or employee of the Investment Manager, or of any entity controlling, controlled by or under common control with the Investment Manager, including any Interested Trustee, serves without any compensation from the Fund.
Name of Trustee(1)	Aggregate Compensation from the Fund for the Fiscal Year Ended June 30, 2025	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex Paid to the Trustees for the Calendar Year Ended December 31, 2024
Sarah E. Cogan	$19,688.48	N/A	N/A	$305,000
Deborah A. DeCotis	$24,182.57	N/A	N/A	$375,000

Name of Trustee(1)	Aggregate Compensation from the Fund for the Fiscal Year Ended June 30, 2025	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex Paid to the Trustees for the Calendar Year Ended December 31, 2024
Joseph B. Kittredge, Jr.(2)	N/A	N/A	N/A	$465,000
Kathleen A. McCartney	$17,733.89	N/A	N/A	$275,000
Mark Michel(3)	N/A	N/A	N/A	N/A
Sonya Morris(3)	N/A	N/A	N/A	N/A
Alan Rappaport	$18,701.18	N/A	N/A	$290,000
E. Grace Vandecruze	$20,635.80	N/A	N/A	$302,500
(1)
Ms. Cantrill and Mr. Flattum are interested persons of the Fund and do not receive compensation from the Fund for their services as Trustees. Mr. Fisher retired from the Board of the Fund, effective December 1, 2024. Mr. Fisher was an interested person of the Fund and did not receive compensation from the Fund for his services as Trustee.
(2)
Mr. Kittredge retired from the Board of the Funds as of June 30, 2024 and the Funds and Fund Complex paid Mr. Kittredge for his service as an Independent Trustee through that date. In connection with his retirement, Mr. Kittredge entered into an agreement pursuant to which he was engaged as a consultant to the Board on an as-requested basis for the one-year period beginning July 1, 2024. Pursuant to the consulting agreement, Mr. Kittredge was paid the equivalent of one year of his prior Independent Trustee compensation from the Fund Complex of $310,000.
(3)
Mr. Michel and Ms. Morris were each appointed as a Trustee of the Fund effective September 18, 2025.
Codes of Ethics
The Fund and PIMCO have each adopted a code of ethics under Rule 17j-1 of the 1940 Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund. The codes of ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Investment Manager
Investment Manager
PIMCO, a Delaware limited liability company, serves as investment manager to the Fund pursuant to an investment management agreement (the “Investment Management Agreement”) between PIMCO and the Fund. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of September 30, 2025, PIMCO had approximately $2.20 trillion of assets under management and $1.78 trillion of third-party assets under management.
PIMCO is a majority owned subsidiary of Allianz Asset Management of America LLC, a Delaware limited liability company (“Allianz Asset Management”) with a minority interest held by Allianz Asset Management U.S. Holding II LLC, a Delaware limited liability company, and by certain current and former officers of PIMCO. PIMCO was previously a majority owned subsidiary of Allianz Asset Management of America L.P., which was organized as a limited partnership under Delaware law in 2000. Allianz Asset Management of American L.P. merged with Allianz Asset management, with the latter being the surviving entity, effective January 1, 2023. Following the merger, Allianz Asset Management is PIMCO LLC's managing member and direct parent entity. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.

The management and operational oversight of Allianz Asset Management is carried out by its Management Board, the sole member of which is currently Tucker J. Fitzpatrick.
As of the date of this Statement of Additional Information, there are no significant institutional shareholders of Allianz SE. Absent an SEC exemption or other regulatory relief, the Fund generally is precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Fund or PIMCO, and the Fund’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Fund’s ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Fund, the Fund’s ability to take advantage of market opportunities, or the Fund’s overall performance.
Investment Management Agreement
The Fund pays for the advisory and supervisory and administrative services it requires under what is essentially an all-in fee structure (the “unified management fee”).
PIMCO, subject to the supervision of the Board, is responsible for providing investment guidance and policy direction in connection with the management of the Fund, including oral and written research, analysis, advice, and statistical and economic data and information. Consistent with the investment objectives, policies and restrictions applicable to the Fund, PIMCO determines the securities and other assets to be purchased or sold by the Fund and determines what portion, consistent with any applicable investment restriction, shall be invested in securities or other assets, and what portion, if any, should be held uninvested. Under the Investment Management Agreement, the Fund has the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of PIMCO.
Under the terms of the Investment Management Agreement, PIMCO is obligated to manage the Fund in accordance with applicable laws and regulations. PIMCO’s investment advisory services to the Fund are not exclusive under the terms of the Investment Management Agreement. PIMCO is free to, and does, render investment advisory services to others.
In addition, under the terms of the Investment Management Agreement, subject to the general supervision of the Board, PIMCO provides or causes to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund under the unified management fee, including but not limited to the supervision and coordination of matters relating to the operation of the Fund, including any necessary coordination among the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Fund), accountants, attorneys, auction agents and other parties performing services or operational functions for the Fund; the provision of adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Fund, as well as the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws; the maintenance of the books and records of the Fund; preparation of all federal, state, local and foreign tax returns and reports for the Fund; the preparation, filing and distribution of any proxy materials (except as provided below), periodic reports to shareholders and other regulatory filings; the preparation and filing of such registration statements and other documents with such authorities as may be required to register and maintain the listing of the shares of the Fund; the taking of other such actions as may be required by applicable law (including establishment and maintenance of a compliance program for the Fund); and the provision of administrative services to shareholders as necessary, including: the maintenance of a shareholder information telephone number; the provision of certain statistical information and performance of the Fund; an internet website (if requested); and maintenance of privacy protection systems and procedures. PIMCO may in-source or outsource certain processes or functions in connection with the supervisory and administrative services it provides without notice to investors. Depending upon the nature of the services and subject to applicable law, agreements and the Fund’s governing documents, fees associated with in-sourced or outsourced services will be borne by the Fund or PIMCO. In addition, PIMCO, and not the Fund, could benefit from certain fee reduction arrangements under certain such agreements.
In addition, under the Investment Management Agreement, PIMCO procures, at its own expense, the following services, and bears expenses associated with the following for the Fund: a custodian or custodians for the Fund to provide for the safekeeping of the Fund’s assets; a recordkeeping agent to maintain the portfolio accounting records for the Fund; a transfer agent for the Fund; a dividend disbursing agent and/or registrar for the Fund; all audits by the Fund’s independent public accountant (except fees to auditors associated with satisfying rating agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents); valuation services; maintaining the Fund’s tax records; all costs and/or fees incident to meetings of the Fund’s shareholders, the preparation, printing and mailing of the Fund’s prospectuses (although the Fund bears such expenses in connection with the offerings made pursuant to the Prospectus or any related prospectus supplement as noted below) notices and proxy statements, press releases and reports to its Shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund’s existence and qualification to do business, the expense of issuing, redeeming, registering and qualifying for sale, Common Shares with the federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system; legal services (except for extraordinary legal expenses); costs of printing certificates representing Shares of the Fund; the Fund’s pro rata portion of its fidelity bond and other insurance premiums; and costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer. Except as otherwise described in the Prospectus, the Fund pays, except as otherwise agreed in writing, in addition to the investment management fee described above, all expenses not assumed by PIMCO, including, without limitation, salaries and other compensation or expenses, including travel expenses, of any of the Fund’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Fund (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating, structuring, acquiring, disposing of and/or terminating specialized loans and other investments made by the Fund, any costs associated with originating loans, asset securitizations, alternative lending-related strategies and so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments) (for these purposes, it is understood that “portfolio transaction expenses” shall be interpreted broadly to include, by way of example and without limitation, any expenses relating to the Fund's investments (including those made by a Subsidiary of the Fund) in commercial and residential real estate, including for-sale and for-rent housing, office, hotel, retail and industrial investments, and/or any other expenses incurred by a direct or indirect portfolio investment of the Fund, such as expenses paid directly by a portfolio investment and other expenses that are capitalized or otherwise embedded into the cost basis of a portfolio investment)); expenses of the Fund’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Fund of reverse repurchase agreements, dollar rolls/buybacks, bank borrowings, credit facilities and TOBs; costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares, commercial paper or other instruments (such as the use of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and TOBs) for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Fund invests (except as otherwise agreed to between PIMCO and any such fund or vehicle); dividend and interest expenses on short positions taken by the Fund; fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates; extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limitation, expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; fees and expenses, including legal, printing and mailing, solicitation and other fees and expenses associated with and incident to shareholder meetings and proxy solicitations involving contested elections of Trustees, shareholder proposals or other non-routine matters that are not initiated or proposed by Fund management; organizational and offering expenses of the Fund, including registration (including share registration fees), legal, marketing, printing, accounting and other expenses, associated with organizing the Fund in its state of jurisdiction and in connection with the initial registration of the Fund under the 1940 Act and the initial registration of its Common Shares under the Securities Act and with respect to share offerings, such as rights offerings and shelf offerings, following the Fund’s initial offering; expenses associated with tender offers and other share repurchases and redemptions; and fees and expenses associated with seeking, applying for and obtaining formal exemptive, no-action and/or other relief from the SEC in connection with the operation of a managed distribution plan; and expenses of the Fund that are capitalized in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, the Fund may bear such expenses either directly or indirectly through contracts or arrangements with PIMCO or an affiliated or unaffiliated third party.
PIMCO expects to earn a profit on the management fee paid by the Fund. Also, under the terms of the Investment Management Agreement, PIMCO, and not Common Shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.
In rendering investment advisory services to the Fund, PIMCO may use the resources of one or more foreign (non-U.S.) affiliates that are not registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (the “PIMCO Overseas Affiliates”), to provide portfolio management, research and trading services to the Fund under the Memorandums of Understanding (“MOUs”). Each of the PIMCO Overseas Affiliates are Participating Affiliates of PIMCO as that term is used in relief granted by the staff of the SEC allowing U.S. registered advisers to use investment advisory and trading resources of unregistered advisory affiliates subject to the regulatory supervision of the registered adviser. Each PIMCO Overseas Affiliate and any of their respective employees who provide services to the Funds are considered under the MOUs to be “associated persons” of PIMCO as that term is defined in the Advisers Act for purposes of PIMCO’s required supervision.
Certain Terms of the Investment Management Agreement
The Investment Management Agreement was approved by the Trustees of the Fund (including all of the Trustees who are not “interested persons” of the Investment Manager). By its terms the Investment Management Agreement continues in force with respect to the Fund for an initial two year period, and continues in force from year to year thereafter, but only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Investment Manager or the Fund, and (ii) by the full Board of Trustees or the vote of a majority of the outstanding shares of all classes of the Fund. The Investment Management Agreement automatically terminates on assignment. The Investment Management Agreement may be terminated on not less than 60 days’ notice by the Investment Manager to the Fund or by the Fund to the Investment Manager.
Pursuant to the Investment Management Agreement, the Fund has agreed to pay PIMCO an annual management fee, payable on a monthly basis, at the annual rate of 1.15% of the Fund’s average daily “total managed assets.” Total managed assets includes total assets of the Fund (including any assets attributable to any reverse repurchase agreements, dollar rolls, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls/buybacks and borrowings). By way of clarification, with respect to any reverse repurchase agreement, or similar transaction, “total managed assets” includes any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date. In addition, for purposes of calculating “total managed assets,” the Fund’s derivative instruments will be valued based on their market value. All fees and expenses are accrued daily and deducted before declaration of dividends to investors.
Because the management fee received by PIMCO from the Fund is based on the average daily total managed assets of the Fund (including assets attributable to any reverse repurchase agreements, dollar rolls/buybacks, borrowings and preferred shares that may be outstanding), PIMCO has a financial incentive for the Fund to utilize reverse repurchase agreements, dollar rolls/buybacks, borrowings and preferred shares, which may create a conflict of interest between PIMCO, on the one hand, and Common Shareholders, on the other hand.
The Investment Management Agreement provides that neither PIMCO nor its members, officers, directors or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under the Investment Management Agreement, except by reason of willful misfeasance, bad faith or gross negligence in performance of PIMCO’s duties, or by reason of reckless disregard of PIMCO’s obligations and duties under the Investment Management Agreement.
PIMCO does not currently receive a management fee from any Subsidiary.

A discussion regarding the basis for the Board’s most recent continuation of the Investment Management Agreement is available in the Fund’s annual report to shareholders for the fiscal year ended June 30, 2025. Pursuant to the Investment Management Agreement, the Fund paid the Investment Manager the following amounts for the fiscal years ended June 30, 2025, June 30, 2024 and June 30, 2023:
Fiscal Year	Management Fee Paid by Fund
June 30, 2025	$29,664,144
June 30, 2024	$27,322,588
June 30, 2023	$32,663,986
Portfolio Managers
Other Accounts Managed. The portfolio managers who are jointly and primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of June 30, 2025 (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by each portfolio manager (exclusive of the Fund); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the management fee is based on performance. The information includes amounts managed by a team, committee, or other group that includes the portfolio managers.
Portfolio Manager	Total Number of Other Accounts	Total Assets of All Other Accounts (in $ Millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $ Millions)
Alfred T. Murata
Registered Investment Companies	25	$258,354.74	0	$0.00
Other Pooled Investment Vehicles	22	$63,646.71	6	$15,454.20
Other Accounts	5	$2,471.18	0	$0.00
Daniel J. Ivascyn
Registered Investment Companies	22	$243,584.08	0	$0.00
Other Pooled Investment Vehicles	33	$136,398.47	12	$22,995.91
Other Accounts	31	$41,955.00	1	$304.90
Joshua Anderson
Registered Investment Companies	8	$214,721.13	0	$0.00
Other Pooled Investment Vehicles	17	$17,412.56	10	$12,862.09
Other Accounts	0	$0.00	0	$0.00
Jamie Weinstein
Registered Investment Companies	3	$243,584.08	0	$0.00
Other Pooled Investment Vehicles	9	$16,482.39	5	$11,963.22
Other Accounts	1	$729.28	0	$0.00
Sonali Pier

Portfolio Manager	Total Number of Other Accounts	Total Assets of All Other Accounts (in $ Millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $ Millions)
Registered Investment Companies	10	$13,374.99	0	$0.00
Other Pooled Investment Vehicles	22	$21,467.44	1	$4,693.04
Other Accounts	27	$69,855.50	0	$0.00
Conflicts of Interest
From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Fund, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Fund, track the same index as the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. The other accounts might also have different investment objectives or strategies than the Fund. Investors should be aware that investments made by the Fund and the results achieved by the Fund at any given time, including for the same or similar instruments, are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Fund. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, the execution venue(s) used for a given strategy or fund, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Fund or to accounts in which the Fund invests. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies, purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the investing account and/or PIMCO but detrimental to the underlying account. Such conflicts of interest could similarly in theory give rise to incentives for PIMCO to, among other things, vote proxies or purchase or redeem shares of the underlying account, or take other actions with respect to the underlying account, in a manner beneficial to the underlying account and/or PIMCO and that may or may not be detrimental to the investing account. For example, even if there is a fee waiver or reimbursement in place relating to the Fund’s investment in an underlying account, or relating to an investing account’s investment in the Fund, this will not necessarily eliminate all conflicts of interest, as PIMCO could nevertheless have a financial incentive to favor investments in PIMCO-affiliated funds and managers (for example, to increase the assets under management of PIMCO or a fund, product or line of business, or otherwise provide support to, certain funds, products or lines of business), which could also impact the manner in which certain transaction fees are set. Conversely, PIMCO’s duties to the Fund, as well as regulatory or other limitations applicable to the Fund, may affect the courses of action available to PIMCO-advised accounts (including the Fund) that invest in the Fund in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Fund or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Fund or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Fund or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients (as defined below) are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.
Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of the Fund. Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.
Cross Trades.  A potential conflict of interest may arise in instances where the Fund buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.
Selection of Service Providers.  PIMCO, its affiliates and its employees may have relationships with service providers that recommend, or engage in transactions with or for, the Fund, and these relationships may influence PIMCO’s selection of these service providers for the Fund. Additionally, as a result of these relationships, service providers may have conflicts that create incentives for them to promote the Fund over other funds or financial products. In such circumstances, there is a conflict of interest between PIMCO and the Fund if the Fund determines not to engage or continue to engage these service providers.
Investment Opportunities.  A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients, including Clients with similar names, investment objectives and policies, and/or portfolio management teams, but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to PIMCO or the Funds or other accounts may result in the Funds not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by the Fund and another Client. In addition, regulatory issues applicable to PIMCO or the Fund or other accounts may result in the Fund not receiving securities that may otherwise be appropriate for it. Similarly, there may be limited opportunity to sell an investment held by the Fund and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. In addition, regulatory issues applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them. PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and investment styles fairly and equitably, taking into consideration relevant factors including, among others, applicable investment restrictions and guidelines, including regulatory restrictions; Client account-specific investment objectives, restrictions and other Client instructions, as applicable; risk tolerances; amounts of available cash ; the need to rebalance a Client account’s portfolio (e.g., due to investor contributions and redemptions); whether the allocation would result in a Client account receiving a trivial amount or an amount below the established minimum quantity; regulatory requirements; the origin of the investment; the bases for an issuer’s allocation to PIMCO; and other Client account-specific factors. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment involves a quantitative strategy or specialized asset class that matches the investment objectives or focus of the Client account category. PIMCO seeks to allocate fixed income investments to Client accounts with the general purpose of maintaining consistent concentrations across similar accounts and achieving, as nearly as possible, portfolio characteristic parity among such accounts. Client accounts furthest from achieving portfolio characteristic parity typically receive priority in allocations. With respect to an order to buy or sell an equity security in the secondary market, PIMCO seeks to allocate the order across Client accounts with similar investment guidelines and investment styles fairly and equitably over time, taking into consideration the relevant factors discussed above. Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, including the Fund, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, including Clients with similar names, investment objectives and policies, and/or portfolio management teams, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Further, the respective risk tolerances of different types of clients may change over time as market conditions change. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. Similarly, portfolio managers who are responsible for structuring or monitoring certain investments may be given priority in the allocation process for the accounts they manage. PIMCO may also take into account the bases for an issuer’s allocation to PIMCO, for example, by giving priority allocations to Client accounts holding existing positions in the issuer’s debt if the issuer’s allocation to PIMCO is based on such holdings. PIMCO also may determine not to allocate to or purchase or sell for certain Clients all investments for which all Clients may be eligible. Legal, contractual, or regulatory issues and/or related expenses applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including the Fund, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Fund and certain pooled investment vehicles, including investment opportunity allocation issues.
From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients (including Clients that are PIMCO affiliates), in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. The subsequent short sale may result in a decrease in the price of the security that the other Client holds. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client.
When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.
Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro-rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.
In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.
Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.
PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.
In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions over items such as whether to make the investment or take an action, proxy voting, corporate reorganization, how to exit an investment, or bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.

Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.
From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients). Moreover, restrictions imposed by or through third-party automated trading platforms could affect a Client’s ability to transact through, or the quality of execution achieved through, such platforms.
PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI.
PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such nonparticipating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.
Co-Investments. The 1940 Act imposes significant limits on co-investment with affiliates of the Fund. The Fund has received exemptive relief from the SEC that, to the extent the Fund relies on such relief, permits it to (among other things) co-invest with certain other persons, including certain affiliates of the Investment Manager and certain public or private funds managed by the Investment Manager and its affiliates, subject to certain terms and conditions. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and its affiliates. The exemptive relief from the SEC with respect to co-investments impose extensive conditions on any co-investments made in reliance on such relief that may limit or restrict the Fund’s ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Fund’s ability to achieve the desired investment returns.In the event investment opportunities are allocated among the Fund and its affiliates pursuant to co-investment exemptive relief, the Fund may not be able to structure its investment portfolio in the manner desired. Although PIMCO will endeavor to allocate investment opportunities in a fair and equitable manner, the Fund will generally not be permitted to co-invest in any issuer in which a fund managed by PIMCO or any of its downstream affiliates (other than the Fund and its downstream affiliates) currently has an investment. However, the Fund would be able to co-invest with funds managed by PIMCO or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and its allocation procedures.Pursuant to co-investment exemptive relief, the Fund will be able to invest in opportunities in which PIMCO and/or its affiliates has an investment, and PIMCO and/or its affiliates will be able to invest in opportunities in which the Fund has made an investment. From time to time, the Fund and its affiliates may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. PIMCO has adopted procedures governing the co-investment in securities acquired in private placements with certain clients of PIMCO.
The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Fund) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. Clients (and investors in the Fund) should also be aware that the Fund may experience losses associated with decisions or actions directly or indirectly attributable to PIMCO, and PIMCO may determine whether compensation to the Fund for such losses is appropriate in view of its standard of care. PIMCO will attempt to resolve such matters fairly subject to applicable PIMCO policies and procedures, and applicable laws, but even so, such matters may not be resolved in favor of Clients’ (and Fund investors’) interests and may in fact be resolved in a manner adverse to their interests. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.
Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory or internal restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations or internal Allianz policies applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).
Certain service providers to the Fund are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Fund, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular fund and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Fund. Fees paid to an affiliated service provider will be determined in PIMCO’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO’s responsibilities. Although PIMCO has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures (which may be modified or terminated at any time in PIMCO’s sole discretion) will be successful.
Performance Fees.  A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Fund. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Fund and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation
PIMCO’s and its affiliates’ approach to compensation seeks to provide professionals with a compensation process that is driven by values of collaboration, openness, responsibility and excellence.
Generally, compensation packages consist of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for clients, among other factors. A portfolio manager’s compensation is not based solely on the performance of the Fund or any other account managed by that portfolio manager:
Base Salary –  Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.
Variable Compensation –  In addition to a base salary, portfolio managers have a variable component of their compensation, which is based on a combination of individual and company performance and includes both qualitative and quantitative factors. The following non-exhaustive list of qualitative and quantitative factors is considered when determining total compensation for portfolio managers:
●
Performance measured over a variety of longer- and shorter-term periods, including 5-year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Fund) and relative to applicable industry peer groups and;
●
Amount and nature of assets managed by the portfolio manager.
The variable compensation component of an employee’s compensation may include a deferred component. The deferred portion will generally be subject to vesting and may appreciate or depreciate based on the performance of PIMCO and/or its affiliates. PIMCO’s Long-Term Incentive Plan provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. Additionally, PIMCO's Carried Interest Plan provides eligible participants (i.e. those who provide services to PIMCO’s alternative funds) a percentage of the carried interest otherwise payable to PIMCO if the applicable performance measurements described in the alternative fund's partnership agreements are achieved.
Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Compensation Committee, based upon an individual’s overall contribution to the firm.
Securities Ownership
To the best of the Fund’s knowledge, the table below shows the dollar range of shares of the Fund beneficially owned as of June 30, 2025 by the portfolio managers of the Fund.
Portfolio Manager	Dollar Range of Equity Securities in the Fund
Alfred T. Murata	$100,001 - $500,000
Daniel J. Ivascyn	Over $1,000,000
Joshua Anderson	$100,001 - $500,000
Jamie Weinstein	$100,001 - $500,000
Sonali Pier	None
Proxy Voting Policies and Procedures
PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)6 under the Advisers Act. The Fund has adopted the Proxy Policy of PIMCO when voting proxies on its behalf.

Policy Statement:  The Proxy Policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law. The Proxy Policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Proxy Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.
Overview:  Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. As a general matter, when PIMCO has proxy voting authority, PIMCO has a fiduciary obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances.
Equity Securities.  The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities. PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an ISP, PIMCO seeks to mitigate potential conflicts of interest the firm may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) a portfolio manager or analyst decides to override the ISP’s voting recommendation. In either such case as described above, the Legal and Compliance department will review the proxy to determine whether a material conflict of interest, or the appearance of one, exists. When the ISP does not provide a voting recommendation, the relevant portfolio manager or analyst will make a determination regarding how, or if, the proxy will be voted by completing required documentation.
Fixed Income Securities.  Fixed income securities can be processed as proxy ballots or corporate action-consents at the discretion of the issuer/custodian. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and its role is limited to election processing and recordkeeping. In such instances, any elections would follow the standard process discussed above for equity securities. When processed as corporate action-consents, the Legal and Compliance department will review election forms to determine whether a material conflict of interest, or the appearance of one, exists with respect to the portfolio manager’s or analyst’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for issuing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.
Resolution of Potential Conflicts of Interest.  The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department or PIMCO’s Conflict Committee with respect to specific types of conflicts.
PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. PIMCO’s Proxy Policy, and information about how PIMCO voted a client’s proxies, is available upon request.
ISP Oversight. Consistent with its fiduciary obligations, PIMCO will perform periodic due diligence and oversight of an ISP engaged to provide PIMCO with proxy voting research and recommendations. PIMCO’s due diligence and oversight process includes, but is not limited to, the evaluation of: the ISP’s operational processes and ability to provide proxy voting research and recommendations including the adequacy and quality of the ISP’s operational infrastructure as it relates to its process for seeking timely input from issuers and its voting methodologies and the ISP’s compliance program.
Sub-Adviser Engagement. As an investment manager, PIMCO may exercise its discretion to engage a sub-adviser to provide portfolio management services to certain Funds. Consistent with its management responsibilities, a Sub-Adviser may assume the authority for voting proxies on behalf of PIMCO for these Funds. Sub-Advisers may utilize third parties to perform certain services related to their portfolio management responsibilities. As a fiduciary, where a sub-adviser exercises voting authority, PIMCO will maintain oversight of the investment management responsibilities (which may include proxy voting) performed by a Sub-Adviser and contracted third parties.

Information about how PIMCO voted a Fund’s proxies for the most recent twelve-month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Funds at 1-800-927-4648, on the Fund’s website at http://www.pimco.com and on the SEC’s website at http://www.sec.gov.
PORTFOLIO TRANSACTIONS AND BROKERAGE
Investment Decisions and Portfolio Transactions
Investment decisions for the Fund and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Fund). Some securities considered for investments by the Fund also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its affiliates and its employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of the Fund and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Fund and other clients pursuant to PIMCO’s trade allocation policy, as applicable, that is designed to ensure that all accounts, including the Fund, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference. Where applicable, PIMCO considers relevant ESG factors in its investment research process with the goal of enhancing risk-adjusted returns. Integrating relevant factors into the evaluation process does not mean that ESG related information is the sole or primary consideration for an investment decision. PIMCO’s portfolio managers and analyst teams consider a variety of factors including the materiality of those factors to make investment decisions. Where material, ESG factors can be important considerations when evaluating long-term investment opportunities and risks for asset classes, where applicable. The materiality of ESG considerations to investment decisions typically varies across asset classes, strategies, products and valuations. PIMCO may acquire on behalf of its clients (including the Fund) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.
PIMCO may aggregate orders for the Fund with simultaneous transactions entered into on behalf of its other clients when, in its reasonable judgment, aggregation may result in an overall economic benefit to the Fund and the other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions. In some cases, PIMCO may sell a security on behalf of a client, including the Fund, to a broker-dealer that thereafter may be purchased for the accounts of one or more other clients, including the Fund, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.
Brokerage and Research Services
There is generally no stated commission in the case of fixed-income securities, which are often traded in the OTC markets, but the price paid by the Fund usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Fund includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Fund of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Transactions in fixed-income securities on certain foreign exchanges may involve commission payments.
PIMCO places all orders for the purchase and sale of portfolio securities, options, futures contracts, swap agreements and other instruments for the Fund and buys and sells such securities, options, futures, swap agreements and other instruments for the Fund through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Fund the best execution available, except to the extent it may be permitted to pay higher brokerage commissions as described below. In seeking best execution, PIMCO, having in mind the Fund’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Fund from year-to-year may be attributable to changes in the asset size of the Fund, the volume of the portfolio transactions effected by the Fund, the types of instruments in which the Fund invests, or the rates negotiated by PIMCO on behalf of the Fund. Although the Fund may use financial firms that sell Fund shares to effect transactions for the Fund’s portfolio, neither the Fund nor PIMCO will consider the sale of Fund shares as a factor when choosing financial firms to effect those transactions.
The Fund paid $606, $5,681 and $15,739 in brokerage commissions during fiscal years ended June 30, 2025, June 30, 2024 and June 30, 2023, respectively.
PIMCO places orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Fund, PIMCO will seek the best price and execution of the Fund’s orders. In doing so, the Fund may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research and brokerage products and services (together, “services”) from broker-dealers that execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from many broker-dealers with which PIMCO places the Fund’s portfolio transactions. PIMCO also may receive research or research-related credits from brokers that are generated from underwriting commissions when purchasing new issues of fixed-income securities or other assets for the Fund. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities and services related to the execution of securities transactions. Some of these services are of value to PIMCO in advising various of its clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Fund. Conversely, research and brokerage services provided to the Fund by broker-dealers in connection with trades executed on behalf of other clients of PIMCO may be useful to PIMCO in managing the Fund, although not all of these services may be necessarily useful and of value to PIMCO in managing such other clients.
In reliance on the “safe harbor” provided by Section 28(e) of the Exchange Act, PIMCO may cause the Fund to pay broker-dealers which provide them with “brokerage and research services” (as defined in the Exchange Act) an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction if PIMCO determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer viewed in terms of either a particular transaction or PIMCO’s overall responsibilities to the advisory accounts for which PIMCO exercises investment discretion.
PIMCO may place orders for the purchase and sale of exchanged-listed portfolio securities with a broker-dealer that is an affiliate of PIMCO where, in the judgment of PIMCO, such firm will be able to obtain a price and execution at least as favorable as other qualified broker-dealers.

Pursuant to rules of the SEC, a broker-dealer that is an affiliate of PIMCO may receive and retain compensation for effecting portfolio transactions for the Fund on a national securities exchange of which the broker-dealer is a member if the transaction is “executed” on the floor of the exchange by another broker which is not an “associated person” of the affiliated broker-dealer, and if there is in effect a written contract between PIMCO and the Fund expressly permitting the affiliated broker-dealer to receive and retain such compensation.
SEC rules further require that commissions paid to such an affiliated broker dealer, or PIMCO by the Fund on exchange transactions not exceed “usual and customary brokerage commissions.” The rules define “usual and customary” commissions to include amounts which are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.”
The Fund did not pay any commissions to affiliated brokers during the fiscal years ended June 30, 2025, June 30, 2024 and June 30, 2023.
Holdings of Securities of the Fund’s Regular Brokers and Dealers
The following table lists the regular brokers or dealers of the Fund whose securities the Fund acquired during the fiscal year ended June 30, 2025, as well as the Fund’s holdings in such brokers or dealers as of June 30, 2025.
Broker or Dealer	Value of Securities Held by the Fund as of June 30, 2025 ($000)
BARCLAYS BANK PLC	$24,174
MORGAN STANLEY BANK	23,952
BOFA SECURITIES, INC.	5,553
DISTRIBUTIONS
See “Distributions” in the Prospectus for information relating to distributions to Fund shareholders.
DESCRIPTION OF SHARES
The Fund is an unincorporated voluntary association with transferable shares of beneficial interest (commonly referred to as a “Massachusetts business trust”) established under the laws of The Commonwealth of Massachusetts by the Declaration. The Declaration provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. Preferred shares may be issued in one or more series, with such par value and with such rights as determined by the Board, by action of the Board without the approval of the Common Shareholders.
Common Shares
The Fund's Declaration authorizes the issuance of an unlimited number of Common Shares. The Common Shares currently outstanding have been issued with a par value of $0.00001 per share. All Common Shares of the Fund have equal rights as to the payment of dividends and the distribution of assets upon liquidation of the Fund. The Common Shares currently outstanding have been fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws - Shareholder Liability” below, are non-assessable, and have no pre-emptive or conversion rights or rights to cumulative voting. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s Common Shareholders.
The Common Shares are listed on the NYSE under the trading or “ticker” symbol “PDO.” The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing. Common Shares of the Fund entitle their holders to one vote for each Common Share held; however, separate votes are taken by each class of Common Shares on matters affecting an individual class of Common Shares. Each fractional share shall be entitled to a proportionate fractional vote, except as otherwise provided by the Declaration, Bylaws, or required by applicable law (including any voting, share ownership or similar limitations or requirements that may apply to a shareholder). If preferred shares are issued, holders of preferred shares will be able to elect two Trustees and vote as a separate class on certain matters.
Shares of closed-end investment companies may frequently trade at prices lower than net asset value, although they have during some periods traded at prices equal to or higher than net asset value and during other periods traded at prices lower than net asset value. There can be no assurance that Common Shares or shares of other similar funds will trade at a price higher than net asset value in the future. Net asset value generally increases when interest rates decline, and decreases when interest rates rise, and these changes are likely to be greater if the Fund has a leveraged capital structure. Whether investors realize gains or losses upon the sale of Common Shares will not depend upon the Fund’s net asset value but will depend entirely upon whether the market price of the Common Shares at the time of sale is above or below the original purchase price for the shares. Since the market price of the Fund’s Common Shares will be determined by factors beyond the control of the Fund, the Fund cannot predict whether the Common Shares will trade at, below, or above net asset value or at, below or above the initial public offering price. Accordingly, the Common Shares are designed primarily for long-term investors, and investors in the Common Shares should not view the Fund as a vehicle for trading purposes. See “Repurchase of Common Shares; Conversion to Open-End Fund.”
ANTI-TAKEOVER AND OTHER PROVISIONS IN THE AGREEMENT AND DECLARATION OF TRUST AND BYLAWS
Shareholder Liability
Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration contains an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Declaration also provides for indemnification out of the Fund’s assets and property for all loss and expense of any shareholder held personally liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability should be limited to circumstances in which such disclaimer is inoperative or the Fund is unable to meet its obligations, and thus should be considered remote.
Anti-Takeover Provisions
As described below, the Declaration and the Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund, convert the Fund to open-end status or to change the composition of its Board, and could have the effect of depriving shareholders of opportunities to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund.
As described below, the Declaration grants special approval rights with respect to certain matters to members of the Board who qualify as “Continuing Trustees,” which term means a Trustee who either (i) has been a member of the Board since the date when Common Shares are first sold pursuant to a public offering or (ii) was nominated to serve as a member of the Board, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board. The Declaration requires the affirmative vote or consent of at least seventy-five percent (75%) of the Board and holders of at least seventy-five percent (75%) of the Fund’s shares to authorize certain Fund transactions not in the ordinary course of business, including a merger or consolidation or share exchange, any shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Fund or issuance or transfer by the Fund of the Fund’s shares having an aggregate fair market value of $1,000,000 or more (except as may be made pursuant to a public offering, the Fund’s dividend reinvestment plan (the “Dividend Reinvestment Plan”) or upon exercise of any stock subscription rights), unless the transaction is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case no shareholder authorization would be required by the Declaration, but may be required in certain cases under the 1940 Act). The Declaration also requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of each class of the Fund’s shares outstanding and entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case shareholders would have only the minimum voting rights required by the 1940 Act with respect to the conversion). Also, the Declaration provides that the Fund may be terminated at any time by vote or consent of at least seventy-five percent (75%) of the Fund’s shares entitled to vote or, alternatively, by vote or consent of both a majority of the Board and seventy-five percent (75%) of the Continuing Trustees upon written notice to shareholders of the Fund.
The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the Bylaws, certain of which are required by the 1940 Act.
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objectives and policies. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders, including Common Shareholders.
The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration and the Bylaws, both of which are on file with the SEC.
Liability of Trustees
The Declaration provides that the obligations of the Fund are not binding upon the Trustees of the Fund individually, but only upon the assets and property of the Fund. The Declaration provides further that a Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer and, for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. No provision of the Declaration, however, shall limit or eliminate any duty under the federal securities laws (including any fiduciary duties of loyalty and care) that a trustee or officer owes to the Fund with respect to claims asserted under the federal securities laws.
Forum for Adjudication of Disputes
The Bylaws provide that unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Fund or one or more of the shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, other employee of the Fund, or the Fund’s investment adviser to the Fund or the Fund’s shareholders, (iii) any action asserting a breach of contract by the Fund, by any Trustee, officer or other employee of the Fund, or by the Fund’s investment adviser, (iv) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, Chapter 182 of the Massachusetts General Laws or the Declaration or the Bylaws, (v) any action to interpret, apply, enforce or determine the validity of the Declaration or the Bylaws or any agreement contemplated by any provision of the 1940 Act, the Declaration or the Bylaws, or (vi) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts (each, a “Covered Action”).
The Bylaws further provide that if any Covered Action is filed in a court other than in a federal or state court sitting within the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the federal and state courts within The Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the preceding sentence (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.
Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be (i) deemed to have notice of and consented to the foregoing paragraph and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in the foregoing paragraph.
This forum selection provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims and increase the costs for a shareholder to pursue such claims. If a court were to find the forum selection provision contained in the Bylaws to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions. This forum selection provision shall not apply to claims made under federal securities laws. The enforceability of exclusive forum provisions is questionable.
Derivative and Direct Claims of Shareholders
The Declaration contains provisions regarding derivative and direct claims of shareholders. As used in the Declaration, a “direct” shareholder claim refers to a claim based upon alleged violations of a shareholder’s individual rights independent of any harm to the Fund, including a shareholder’s voting rights under Article V of the Declaration or Article 10 of the Bylaws, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the shareholder and independent of any harm to the Fund. Any other claim asserted by a shareholder, including without limitation any claims purporting to be brought on behalf of the Fund or involving any alleged harm to the Fund, are considered a “derivative” claim.
A shareholder or group of shareholders may not bring or maintain any court action, proceeding or claim on behalf of the Fund or any series or class of shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such demand within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or a series or class of shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders shall be made by the Trustees in their business judgment and shall be binding upon the shareholders and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand. Any Trustee who is not an “interested person” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Fund shall be deemed to be independent and disinterested with respect to such demand, proceeding or claim.
A shareholder or a group of shareholders may not bring or maintain a direct action or claim for monetary damages against the Fund or the Trustees predicated upon an express or implied right of action under the Declaration nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of shareholders or shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such request within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.
Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be deemed to have notice of and consented to the foregoing provisions. These provisions may limit a shareholder’s ability to bring a claim against the Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims.
These provisions in the Declaration regarding derivative and direct claims of shareholders shall not apply to claims made under federal securities laws.
REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND
The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares. Instead, the Fund’s Common Shares trade in the open market at a price that will be a function of several factors, including dividend levels and stability (which will in turn be affected by dividend and interest payments by the Fund’s portfolio holdings, regulations affecting the timing and character of Fund’s distributions, Fund expenses and other factors), portfolio credit quality, liquidity, call protection, market supply and demand, and similar factors relating to the Fund’s portfolio holdings. Shares of a closed-end investment company may frequently trade at prices lower than net asset value. The Fund’s Board will regularly monitor the relationship between the market price and net asset value of the Common Shares. If the Common Shares were to trade at a substantial discount to net asset value for an extended period of time, the Board may consider the repurchase of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that the Board will decide to take or propose any of these actions, or that share repurchases or tender offers will actually reduce any market discount. The Fund has no present intention to repurchase its Common Shares (except pursuant to the Eligible Tender Offer described in the Prospectus) and would do so only in the circumstances described in this section.
Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act and the 1940 Act and the rules and regulations thereunder.
The Fund’s Board may also from time to time consider submitting to the holders of the shares of beneficial interest of the Fund a proposal to convert the Fund to an open-end investment company. In determining whether to exercise its sole discretion to submit this issue to shareholders, the Board would consider all factors then relevant, including the relationship of the market price of the Common Shares to net asset value and the extent to which the Fund’s capital structure is leveraged.
The Declaration requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of each class of the Fund’s shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Board and seventy-five percent (75%) of the Continuing Trustees (as defined above under “Anti-Takeover and Other Provisions in the Agreement and Declaration of Trust and Bylaws— Anti-Takeover Provisions”). This seventy-five percent (75%) shareholder approval requirement is higher than is required under the 1940 Act. In the event that a conversion is approved by the Trustees and the Continuing Trustees as described above, the minimum shareholder vote required under the 1940 Act would be necessary to authorize the conversion. Currently, the 1940 Act would require approval of the holders of a “majority of the outstanding” Common Shares and preferred shares (if issued) voting together as a single class, and the holders of a “majority of the outstanding” preferred shares (if issued), voting as a separate class, in order to authorize a conversion.
If the Fund were to convert to an open-end company, the Common Shares likely would no longer be listed on the NYSE. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less any redemption charge that is in effect at the time of redemption. In addition, if the Fund were to convert to an open-end company, it would likely have to significantly reduce any leverage it is then employing and would not be able to invest more than 15% of its net assets in illiquid investments, either or both of which may necessitate a substantial repositioning of the Fund’s investment portfolio, which may in turn generate substantial transaction costs, which would be borne by Common Shareholders, and may adversely affect Fund performance and Fund dividends. Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end companies typically engage in a continuous offering of their shares. Open-end companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.
The repurchase by the Fund of its shares at prices below net asset value will result in an increase in the net asset value of those shares that remain outstanding. However, there can be no assurance that share repurchases or tenders at or below net asset value will result in the Fund’s shares trading at a price equal to their net asset value. Nevertheless, the fact that the Fund’s shares may be the subject of repurchase or tender offers at net asset value from time to time, or that the Fund may be converted to an open-end company, may reduce any spread between market price and net asset value that might otherwise exist.
In addition, a purchase by the Fund of its Common Shares will decrease the Fund’s total assets. This would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Shares at a time when preferred shares, reverse repurchase agreements, credit default swaps or other forms of leverage are outstanding will increase the leverage applicable to the outstanding Common Shares then remaining. See the Prospectus under “Principal Risks of the Fund—Leverage Risk.”

Before deciding whether to take any action if the Fund’s Common Shares trade below net asset value, the Board would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its shareholders and market considerations. Based on these considerations, even if the Fund’s shares should trade at a discount, the Board may determine that, in the interest of the Fund and its shareholders, no action should be taken.
TAXATION
The following discussion of U.S. federal income tax consequences of investment in Common Shares of the Fund is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this Statement of Additional Information. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in Common Shares of the Fund. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to an investment in Common Shares of the Fund. There may be other tax considerations applicable to particular shareholders. For example, except as otherwise specifically noted herein, we have not described certain tax considerations that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the U.S. federal alternative minimum tax, insurance companies, tax-exempt organizations, pension plans and trusts, RICs, dealers in securities, shareholders holding Common Shares through tax-advantaged accounts (such as 401(k) plans or individual retirement accounts), financial institutions, shareholders holding Common Shares as part of a hedge, straddle, or conversion transaction, entities that are not organized under the laws of the United States or a political subdivision thereof, and persons who are neither citizens nor residents of the United States. This summary assumes that investors hold Common Shares as capital assets (within the meaning of the Code). Shareholders should consult their own tax advisors regarding their particular situation and the possible application of U.S. federal, state, local, non-U.S. or other tax laws, and any proposed tax law changes.
Taxation of the Fund
The Fund has elected and intends each year to qualify and be eligible to be treated as a RIC under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things: (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the value of the Fund’s total assets consists of cash and cash items (including receivables), U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.
In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.
The Fund may invest in one or more Subsidiaries that are treated as disregarded entities or grantor trusts for U.S. federal income tax purposes. In the case of a Subsidiary that is so treated, for U.S. federal income tax purposes, (i) the Fund is treated as owning the Subsidiary’s assets directly; (ii) any income, gain, loss, deduction or other tax items arising in respect of the Subsidiary’s assets will be treated as if they are realized or incurred, as applicable, directly by the Fund; and (iii) distributions, if any, the Fund receives from the Subsidiary will have no effect on the Fund’s U.S. federal income tax liability.
With respect to the distribution test in (c) above, the Fund must distribute at least 90% of its investment company taxable income to qualify as a RIC, and must distribute substantially all of its income in order to avoid a fund-level tax. In addition, if the Fund were to fail to distribute in a calendar year a sufficient amount of its income for such year, it would be subject to an excise tax.
If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income or gains distributed in a timely manner to Common Shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to meet the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a RIC accorded favorable tax treatment for such year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Common Shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, that the shareholder meets certain holding period and other requirements in respect of the Fund’s Common Shares (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a RIC that is accorded special tax treatment.
The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income including any net capital gain retained by the Fund will be subject to tax at the Fund level at regular corporate rates. In the case of net capital gain, the Fund is permitted to designate the retained amount as undistributed capital gain in a timely notice to its shareholders who would then, in turn, (i) be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of Common Shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.
As described under “Distributions” in the Prospectus, if at any time when preferred shares or other senior securities, as applicable, are outstanding the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions to Common Shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a RIC. The Fund may repurchase or otherwise retire preferred shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to RICs.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. If the Fund incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards against gains of the same character. The Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.
In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
If the Fund were to fail to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income recognized for the one-year period ending on October 31 of such year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), plus any such amounts retained from the prior year, the Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 (or November 30 of that year if the RIC is permitted to elect and so elects) generally are treated as arising on January 1 of the following calendar year; in the case of a RIC with a December 31 year end that makes the election described above, no such gains or losses will be so treated. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to or will do so.
Fund Distributions
The Fund intends to make monthly distributions. Unless a shareholder elects otherwise, all distributions will be automatically reinvested in additional Common Shares of the Fund pursuant to the Fund’s Dividend Reinvestment Plan (see “Dividend Reinvestment Plan” in the Prospectus). A shareholder whose distributions are reinvested in Common Shares under the Dividend Reinvestment Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to either (i) if newly issued Common Shares are issued under the Dividend Reinvestment Plan, generally the fair market value of the newly issued Common Shares issued to the shareholder or (ii) if reinvestment is made through open-market purchases under the Dividend Reinvestment Plan, the amount of cash allocated to the shareholder for the purchase of Common Shares on its behalf in the open market. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described below, whether a shareholder takes them in cash or they are reinvested pursuant to the Dividend Reinvestment Plan in additional shares of the Fund.
Fund distributions generally will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. However, a distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
Distributions received tax-exempt shareholders generally will not be subject to U.S. federal income tax to the extent permitted under applicable tax low.
For U.S. federal income tax purposes, distributions of investment income, other than exempt interest dividends (described below), are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated the gains, rather than how long a shareholder has owned his or her Common Shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss in respect of such investments. Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates relative to ordinary income. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code.
Distributions of investment income reported by the Fund as derived from “qualified dividend income”, including allocations of income from a partnership in which it invests that are eligible for qualified dividend treatment will be taxed in the hands of individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be derived from qualified dividend income.
In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations only to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year if certain holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be eligible for the dividends-received deduction.
Any distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.
The IRS currently requires a RIC that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, as applicable, the Fund intends each tax year to allocate Capital Gain Dividends for each tax year between and among its Common Shares and each series of its preferred shares, if any, in proportion to the total dividends paid to each class with respect to such tax year. Dividends qualifying for the dividends received deduction or as qualified dividend income will be allocated between and among Common Shares and each series of preferred shares, if any, separately from dividends that do not so qualify, in each case in proportion to the total dividends paid to each share class for the Fund’s tax year.
The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, exchange or other taxable disposition of Fund shares. Common Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
If, in and with respect to any taxable year, the Fund makes a distribution in excess of its current and accumulated “earnings and profits,” the excess distribution will be treated as a return of capital to the extent of a shareholder’s tax basis in his or her Common Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s basis in his or her shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of such shares. Where one or more such distributions occur in and with respect to any taxable year of the Fund, the available earnings and profits would be allocated first to the distributions made to the holders of preferred shares, if, and only thereafter to distributions made to holders of Common Shares. As a result, the holders of preferred shares, if any, would receive a disproportionate share of the distributions, if any, treated as dividends, and the holders of the Common Shares will receive a disproportionate share of the distributions, if any, treated as a return of capital.

As required by federal law, detailed federal tax information with respect to each calendar year will be furnished to shareholders early in the succeeding year.
Dividends and distributions on Common Shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of Common Shares purchased at a time when the Fund’s net asset value reflects unrealized gains or income or gains that are realized but not yet distributed. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.
If the Fund holds, directly or indirectly, one or more Build America Bonds issued before January 1, 2011, or other tax credit bonds issued on or before December 31, 2017, on one or more applicable dates during a taxable year, it is possible that the Fund will elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, a shareholder will be deemed to receive a distribution of money with respect to its Fund shares equal to the shareholder’s proportionate share of the amount of such credits and be allowed a credit against the shareholder’s U.S. federal income tax liability equal to the amount of such deemed distribution, subject to certain limitations imposed by the Code on the credits involved. Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.
Sales, Exchanges or Repurchases of Shares
The sale, exchange or repurchase of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, such gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held for six months or less (i) will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares and (ii) generally will be disallowed to the extent of any exempt-interest dividends received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In the event that the Fund repurchases a shareholder’s Common Shares (as described in the Prospectus), such repurchase generally will be treated as a sale or exchange of the shares by a shareholder provided that (i) the shareholder tenders, and the Fund repurchases, all of such shareholder’s shares (and such shareholder does not hold and is not deemed to hold any preferred shares), thereby reducing the shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the tender offer, or (iii) the tender offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.
If a tendering shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the tender offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the tender offer, and thereafter as capital gain. In the event a repurchase is treated as a Section 301 distribution, any Fund shares held by a shareholder thereafter will be subject to basis adjustments in accordance with the provisions of the Code.
Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling Common Shares pursuant to a particular tender offer, shareholders who do not sell shares pursuant to that tender offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the tender offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that tender offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the tender offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.
Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a RIC described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.
If the Fund were to repurchase Common Shares on the open market, such repurchase would similarly result in a percentage increase in the interests of remaining shareholders. In such a case, a selling shareholder would likely have no specific knowledge that he or she is selling his or her shares to the Fund. It is therefore less likely that shareholders whose percentage share interests in the Fund increase as a result of any such open-market sale will be treated as having received a taxable distribution from the Fund.
The foregoing discussion does not address the tax treatment of tendering shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the tender offer.
Issuer Deductibility of Interest
A portion of the interest paid or accrued on certain high-yield discount obligations owned by the Fund may not, and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not be deductible to the issuer. This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high-yield discount obligations is not deductible, that portion will be treated as a dividend paid by the issuer for purposes of the corporate dividends received deduction. In such cases, if the issuer of the high-yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such accrued interest.
Original Issue Discount, Payment-in-Kind Securities, Market Discount, Preferred Securities, and Commodity-Linked Notes
Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. Increases in the principal amount of an inflation-indexed bond will generally be treated as OID.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, (i) any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation, (ii) alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount on such debt obligations in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligations, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligations, and (iii) the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects. The Fund reserves the right to revoke such an election at any time pursuant to applicable IRS procedures. In the case of higher-risk securities, the amount of market discount may be unclear. See “Higher-Risk Securities.”
From time to time, a substantial portion of the Fund’s investments in loans and other debt obligations could be treated as having OID and/or market discount, which, in some cases could be significant. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold.
A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.
Some preferred securities may include provisions that permit the issuer, at its discretion, to defer the payment of distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring the payment of its distributions, the Fund may be required to report income for U.S. federal income tax purposes to the extent of any such deferred distributions even though the Fund has not yet actually received the cash distribution.
In addition, pay-in-kind obligations will, and commodity-linked notes may, give rise to income that is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the security during the year.
If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by disposition of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such dispositions, including short-term capital gains taxable as ordinary income. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they might otherwise receive in the absence of such transactions.
Higher-Risk Securities
The Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as whether or to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to federal income or excise tax.
Securities Purchased at a Premium
Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity (i.e., at a premium), the Fund may elect to amortize the premium over the remaining term of the bond which election would apply to all bonds (other than bonds the interest on which is excludible from gross income for U.S. federal income tax purposes) held by the Fund. In the case of a taxable bond, if the Fund makes such election, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require the Fund to reduce its tax basis by the amount of amortized premium. If the Fund does not elect to take a bond premium into account currently, it will recognize a capital loss when the bond matures.
Catastrophe Bonds
The proper tax treatment of income or loss realized by the retirement or sale of certain catastrophe bonds is unclear. The Fund will report such income or loss as capital or ordinary income or loss in a manner consistent with any IRS position on the subject following the publication of such a position.
Passive Foreign Investment Companies
Equity investments by the Fund in certain “passive foreign investment companies” (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the PFIC or on proceeds received from the disposition of shares in the PFIC. This tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. Under U.S. Treasury regulations, any such income or net capital gain of the PFIC that is required to be included in the Fund’s gross income is qualifying income to the extent derived with respect to the Fund’s business of investing in stock, securities or currencies. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to sell other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”
Municipal Bonds
The interest on municipal bonds is generally exempt from U.S. federal income tax. The Fund does not expect to invest 50% or more of its assets in municipal bonds on which the interest is exempt from U.S. federal income tax, or in interests in other RICs. As a result, it does not expect to be eligible to pay “exempt-interest dividends” to its shareholders under the applicable tax rules. As a result, interest on municipal bonds is taxable to shareholders of the Fund when received as a distribution from the Fund. In addition, gains realized by the Fund on the sale or exchange of municipal bonds are taxable to shareholders of the Fund when distributed to shareholders.
Investments in Real Estate
The Fund’s investments in real estate will potentially be limited by the Fund’s intention to qualify as a RIC, and will potentially limit the Fund’s ability to so qualify. Income and gains from direct investments in real estate do not constitute qualifying income to a RIC for purposes of the 90% gross income test described above. If the Fund were to treat income or gain from a particular investment as qualifying income and the income or gain were later determined not to constitute qualifying income, and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, or the Fund’s nonqualifying income in any taxable year otherwise exceeded 10% of its gross income, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.
Certain Investments in REITs
Any investment by the Fund in equity securities of REITs may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in REIT equity securities also may require the Fund to accrue and to distribute income not yet received. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income.
Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. Non-corporate shareholders are permitted a federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations. Currently, eligible non-corporate shareholders can claim the deduction for tax years beginning after December 31, 2017, and ending on or before December 31, 2025. Very generally, a “section 199A dividend” is any dividend or portion thereof that is attributable to certain dividends received by a RIC from REITs, to the extent such dividends are properly reported as such by the RIC in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying RIC shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.
Foreign Currency Transactions
The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses will generally reduce and potentially require the recharacterization of prior ordinary income distributions and may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.
Options, Futures, and Forward Contracts, Swap Agreements, and other Derivatives
In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g. through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will generally subtract the premium received for purposes of computing its cost basis in the stock purchased. Gain or loss arising in respect of a termination of the Fund’s obligation under an option other than through the exercise of the option will be short-term capital gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term capital gain equal to the premium received.
The Fund’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are “covered” by the Fund’s long position in the subject security. Very generally, where applicable, Section 1092 requires (i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends received deduction, as the case may be.
The tax treatment of certain positions entered into by the Fund, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.
Derivatives, Hedging, and Other Transactions
In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivatives instruments (e.g., forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions may be subject to one or more special tax rules (e.g., notional principal contract, constructive sale, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could, therefore, affect the amount, timing and/or character of distributions to shareholders.
Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a Fund-level tax.
Commodities and Commodity-Linked Instruments
The Fund’s investments in commodities and commodity-linked instruments, if any, will potentially be limited by the Fund’s intention to qualify as a RIC, and will potentially limit the Fund’s ability to so qualify. Income and gains from commodities and certain commodity-linked instruments do not constitute qualifying income to a RIC for purposes of the 90% gross income test described above. In addition, the tax treatment of some other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If the Fund were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income, and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.
Book-Tax Differences
Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net tax-exempt income (if any). If such a difference arises, and the Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Fund’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income (if any), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits, (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares and (iii) thereafter, as gain from the sale or exchange of a capital asset.

Short Sales
If the Fund participates in a short sale and, on the date of such short sale, the Fund either (i) does not hold securities substantially identical to those sold short or (ii) has held such substantially identical securities for one year or less, the character of gain or loss realized on such a short sale generally will be short-term. If the Fund participates in a short sale and, on the date of such short sale, the Fund has held substantially identical securities for more than one year, the character of gain realized on such short sale will be determined by reference to the Fund’s holding period in the property actually used to close the short sale; the character of loss realized on such short sale generally will be long term, regardless of the holding period of the securities actually used to close such short sale. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, the Fund’s short sale transactions can increase the percentage of the Fund’s gains that are taxable to shareholders as ordinary income.
Mortgage-Related Securities
The Fund may invest directly or indirectly in REMICs (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or equity interests in TMPs. Under a notice issued by the IRS in October 2006 and U.S. Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Fund’s income (including income allocated to the Fund from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP — referred to in the Code as an “excess inclusion”— will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that “excess inclusion income” of a RIC, such as the Fund, will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, the Fund may not be a suitable investment for charitable remainder trusts (“CRTs”), as noted below.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a U.S. federal income tax return, to file such a tax return and pay tax on such income and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.
Non-U.S. Taxation
Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.
If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the Code that will allow shareholders a deduction or credit for foreign taxes paid by the Fund. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of such foreign taxes is subject to certain limitations imposed by the Code, which may result in the shareholders not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s taxable income. Even if the Fund elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans) will not benefit from any such tax credit or deduction.

Tax-Exempt Shareholders
Income of a RIC that would be UBTI if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the RIC. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). A tax-exempt shareholder may also recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).
In addition, special tax consequences apply to CRTs that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, if a CRT, as defined in Section 664 of the Code, realizes any UBTI for a taxable year, a 100% excise tax is imposed on such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in a RIC that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a RIC that recognizes “excess inclusion income,” then the RIC will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt shareholders are urged to consult their tax advisors concerning the consequences of investing in the Fund.
Non-U.S. Shareholders
Distributions by the Fund to shareholders that are not “United States persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, or (3) interest-related dividends, each as defined and subject to certain conditions described below generally are not subject to withholding of U.S. federal income tax.
In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests as described below. If the Fund invests in a RIC that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a United States person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation.
The Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.

Foreign shareholders should contact their intermediaries regarding the application of withholding rules to their accounts.
Distributions by the Fund to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).
A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” (“USRPIs”) apply to the foreign shareholder’s sale of shares of the Fund (as described below).
Foreign shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.
Special rules would apply if the Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A RIC that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs, but these exceptions do not apply for purposes of determining whether the Fund is a QIE.
If an interest in the Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share repurchase by a greater-than-5% foreign shareholder or any foreign shareholder if shares of the Fund are not considered regularly traded on an established securities market, in which case such foreign shareholder generally would also be required to file a U.S. tax return and pay any additional taxes due in connection with the repurchase.
If the Fund were a QIE, under a special “look-through” rule, any distributions by the Fund to a foreign shareholder (including, in certain cases, distributions made by the Fund in repurchase of its shares) attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands, or (ii) gains realized by the Fund on the disposition of USRPIs would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders, and would be subject to U.S. withholding tax. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Fund.

The Fund generally does not expect that it will be a QIE. Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Fund.
Foreign shareholders also may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.
In order for a foreign shareholder to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisors in this regard.
Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisers about their particular situation.
A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.
A beneficial holder of shares who is a non-U.S. person may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal tax on income referred to above.
Backup Withholding
The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of taxable distributions and proceeds of share repurchases, if any, paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.
Tax Shelter Reporting Regulations
Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to Fund shares of at least $2 million in any single taxable year or $4 million in any combination of taxable years for an individual shareholder or $10 million in any single taxable year of $20 million or more in any combination of taxable years for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Other Reporting and Withholding Requirements
Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends. The IRS and the Department of the Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays. A payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., short-term capital gain dividends and interest-related dividends).

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s foreign financial accounts, if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR). Shareholders should consult a tax advisor, and persons investing in the Fund through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.
Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.
Shares Purchased Through Tax-Qualified Plans
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.
PERFORMANCE RELATED AND COMPARATIVE INFORMATION
The Fund may quote certain performance-related information and may compare certain aspects of its portfolio and structure to other substantially similar closed-end funds as categorized by Broadridge Financial Solutions, Inc. (“Broadridge”), Morningstar Inc. or other independent services. Comparison of the Fund to an alternative investment should be made with consideration of differences in features and expected performance. The Fund may obtain data from sources or reporting services, such as Bloomberg Financial and Broadridge, that the Fund believes to be generally accurate.
The Fund, in its advertisements, may refer to pending legislation from time to time and the possible effect of such legislation on investors, investment strategy and related matters. At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.
Past performance is not indicative of future results. At the time Common Shareholders sell their shares, they may be worth more or less than their original investment.
CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT
The custodian of the assets of the Fund is State Street Bank and Trust Company, 2323 Grand Boulevard, 5th Floor, Kansas City, MO 64108. The custodian performs custodial and fund accounting services as well as sub-administrative services on behalf of the Fund. State Street Bank and Trust Company also serves as custodian of assets held by the Fund’s Subsidiaries, as applicable.
Equiniti Trust Company, LLC, 48 Wall Street, Floor 23, New York, New York 10005, serves as the Fund's transfer agent, registrar and dividend disbursement agent and shareholder servicing agent, as well as agent for the Fund’s Dividend Reinvestment Plan.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP (“PwC”), 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106, serves as the independent registered public accounting firm for the Fund. PwC provides audit services, tax assistance and other audit related services to the Fund.
COUNSEL
Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, passes upon certain legal matters in connection with shares offered by the Fund, and also acts as counsel to the Fund.

REGISTRATION STATEMENT
A Registration Statement on Form N-2, including any amendments thereto (the “Registration Statement”), relating to the Common Shares of the Fund offered hereby, has been filed by the Fund with the SEC, Washington, D.C. The Prospectus and this Statement of Additional Information are parts of, but do not contain all of the information set forth in, the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Shares offered or to be offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Prospectus and this Statement of Additional Information as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

FINANCIAL STATEMENTS
The Fund’s financial statements appearing in the Fund’s annual shareholder report for the fiscal year ended June 30, 2025, are incorporated by reference in this Statement of Additional Information and have been so incorporated in reliance upon the reports of PwC, independent registered public accounting firm for the Fund, which report is included in such annual shareholder report.
The Fund’s shareholder reports are available upon request and without charge by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

INCORPORATION BY REFERENCE
As noted above, this Statement of Additional Information is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. In addition, all documents subsequently filed by the Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished rather than filed) prior to the termination of the offering shall be deemed to be incorporated by reference into the Prospectus and this Statement of Additional Information. The information incorporated by reference is an important part of this this Statement of Additional Information. Any statement in a document incorporated by reference into this Statement of Additional Information will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Statement of Additional Information or (2) any other subsequently filed document that is incorporated by reference into this Statement of Additional Information modifies or supersedes such statement. The documents incorporated by reference herein include:
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the Fund's prospectus, dated December 17, 2025, filed with this Statement of Additional Information;
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the Fund's Annual Report on Form N-CSR, filed on September 5, 2025;
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the Fund's definitive Proxy Statement, filed on March 12, 2025;
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the Fund's Description of Common Shares on Form 8-A, filed on January 8, 2021
You may obtain copies of any information incorporated by reference into this Statement of Additional Information, at no charge, by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund's periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as the Prospectus and this Statement of Additional Information, are available on the Fund's website http://www.pimco.com/prospectuses. In addition, the SEC maintains a website at www.sec.gov, free of charge that contains these reports, the Fund's proxy and information statements, and other information relating to the Fund.

APPENDIX A - PROCEDURES FOR SHAREHOLDERS TO SUBMIT NOMINEE CANDIDATES FOR THE PIMCO SPONSORED CLOSED-END FUNDS
A Fund shareholder must follow the following procedures in order to properly submit a nominee recommendation for the Committee’s consideration.
1.
The shareholder/stockholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to a Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund.
2.
The Shareholder Recommendation must be delivered to or mailed and received at the principal executive offices of a Fund not less than forty-five (45) calendar days nor more than seventy-five (75) calendar days prior to the date of the Board or shareholder meeting at which the nominee would be elected.
3.
The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”); (B) the class and number of all shares of the Fund owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Fund); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of Directors/Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Director/Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Fund’s books; (iv) the class and number of all shares of the Fund owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board.
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